                           IDS MANAGED FUTURES, L.P.

              $50,000,000 OF UNITS OF LIMITED PARTNERSHIP INTEREST

Minimum Purchase $1,000

    IDS Managed Futures, L.P. (the "Fund") is a Delaware limited partnership organized to engage in speculative trading of futures contracts, forward contracts, physical commodities, and related options thereon. The Fund began trading on June 16, 1987 with respect to its initial Units of limited partnership interest in the amount of $7,372,260. The Fund registered an additional $10,000,000 of Units effective March 29, 1993, and an additional $20,000,000 of Units effective January 31, 1994. The Fund registered an additional $50,000,000 worth of Units effective June 26, 1995, which together with the unsold amount remaining from the 1994 offering have been continuously offered by the Fund (the "Current Offering"). As of June 30, 1997, $42,867,212 remained unsold and are currently being offered by the Fund. The offering of Limited Partnership Interests shall continue until July 31, 1999, unless all of the Units registered are sold prior to that date or the General Partners determine to extend the Current Offering beyond such date. Any such determination will be made based upon the number of Units remaining unsold as of July 31, 1999. As of June 30, 1997, $16,397,909 worth of the Units have been sold of the Current Offering. The Net Asset Value per Initial Unit at the commencement of trading in 1987 was $225.43. As of June 30, 1997, the Net Asset Value per Unit was $318.96; the Net Asset Value per Unit net of interest income was $270.81; the Net Asset Value of the Fund was $43,172,357. At the close of business on February 28, 1995, each Unit was divided into three Units (the "3-for-1 split"), each of which had a Net Asset Value per Unit equal to the previous Net Asset Value per Unit divided by three. Accordingly, the total number of Units outstanding tripled as of that date. References in this Prospectus to Net Asset Value per Unit after that date, therefore, are to a Net Asset Value per Unit of a revalued Unit, approximately one-third the Net Asset Value per Unit prior to the 3-for-1 split, which was $690.75. Past performance is not necessarily indicative of future results. See "The Past Performance of the Fund" for a description of the Fund's performance.

    The Fund is administered by CIS Investments, Inc. (" CISI") and IDS Futures Corporation ("IDS Futures"). CISI and IDS Futures are collectively referred to herein as the "General Partners." Cargill Investor Services, Inc. (the "Clearing Broker"), an affiliate of CISI, acts as the Fund's clearing broker. American Express Financial Advisors Inc. acts as the Fund's introducing broker (the "Introducing Broker") and as the Fund's selling agent (the "Selling Agent"). American Express Financial Advisors Inc., an affiliate of IDS Futures, was named IDS Financial Services Inc. until December 31, 1994. See "Conflicts of Interest." The current trading advisors to the Fund are John W. Henry & Company, Inc., Welton Investment Corporation and Sabre Fund Management Limited. For recent developments regarding the Fund's trading advisors, see "The Trading Advisors."

    Additional units of limited partnership interest are being solicited until July 31, 1999, unless all of the Units registered are sold prior to that date or the General Partners determine to extend the Current Offering beyond that date (the "Offering Period"). Any such determination will be made based upon the number of Units remaining unsold as of July 31, 1999. The units of limited partnership interest offered by this Prospectus are collectively referred to herein as the "Units." The minimum subscription (including subscriptions of Individual Retirement Accounts, Keogh Plans and employee benefit pension plans) is $1,000 although certain states may require a higher minimum subscription (see Exhibit B); any greater subscription amount must be in increments of $100. Of an initial $1,000 investment, approximately $910 will be available for trading by the Fund, although this amount may be greater under certain circumstances. Purchasers are likely to receive fractional Units. Additionally, each subscriber to the Fund must represent that his or her net worth is at least $150,000 or, in the alternative, he or she has a minimum annual gross income of at least $45,000 plus a net worth of at least $45,000.

    THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS OR HER ENTIRE INVESTMENT. SEE "INTRODUCTORY STATEMENT--WHO SHOULD INVEST" AND "RISK FACTORS."

    An investment in the Fund involves significant risks, including the following:

    - The speculative and volatile nature of trading in commodity interests which could result in the loss of all or a substantial part of an investment.

    - Substantial charges to the Fund which will require trading profits in 1997 of approximately 14.626% of average Net Asset Value in order to break even.

    - Reliance on the Trading Advisors to achieve trading profits.

    - Conflicts of interest between the General Partners, the Trading Advisors, and the Fund's brokers and the Fund.

    - Restriction on redemption rights limiting liquidity.

    For a detailed description of the foregoing risks and other risk factors applicable to an investment in the Fund, see "Risk Factors" on page 25.

                                                   (CONTINUED ON FOLLOWING PAGE)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                                                                                 Proceeds to the
                Price to Public(1)    Selling Commissions(2) and Offering Expense Charge(3)         Fund(3)(4)
Per Unit Price  Net Asset Value per     Sales Charge and Offering Expense Charge of 9.9%,             (3)(4)
                       Unit             collectively, of Net Asset Value per Unit [minus
                                     reductions in Sales Charge for certain subscriptions].
Total Maximum       $42,867,212                            $4,243,854                         $    38,623,358

(Notes begin on the following page)

                    AMERICAN EXPRESS FINANCIAL ADVISORS INC.

                The date of this Prospectus is August 26, 1997.

(CONTINUED FROM COVER PAGE)

    Units are being offered at a price per Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Sales Charge and the Offering Expense Charge on a per Unit basis. See Notes 2 and 3 below for descriptions of the Sales Charge and the Offering Expense Charge, respectively, and how they are calculated. Representatives and employees of American Express Financial Advisors Inc. and certain of its corporate affiliates ("Affiliated Purchasers") who purchase Units will not be assessed a Sales Charge.

    All subscription documents from a potential investor must be received by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. The Selling Agent will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The investor will then have sixteen days from the date of the confirmation from the Selling Agent to determine whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify the Selling Agent by mail or telephone (pursuant to instructions in the notice from the Selling Agent) of his or her decision not to invest. No further action is required in response to the notification from the Selling Agent if the investor elects to subscribe. The investor's negative response must be received by the Selling Agent within the sixteen day period. Investors electing to withdraw their subscription pursuant to the above alternative will promptly receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during this review period. See the "Free Look Alternative."

    All subscriptions are subject to acceptance by the General Partners. In the event that offers to subscribe are rejected by the General Partners for any reason, then all or the rejected portion of the tendered consideration for such subscription shall be promptly returned to the purchaser.

    The anticipated remaining duration of the Fund is approximately nine years; the Fund's operations will cease on December 31, 2006. However, the Fund may terminate its operations at an earlier date upon the occurrence of special circumstances detailed in the Amended and Restated Limited Partnership Agreement attached to this Prospectus as Exhibit A.

    The Units are being offered by the Selling Agent on a best-efforts basis. Each subscriber will have a sixteen day "Free Look" period to determine whether he or she wishes to have the Fund retain his or her subscription. See "Free Look Alternative." Proceeds from subscriptions accepted during the Offering Period will be held in escrow at First Trust National Association, St. Paul, Minnesota (the "Escrow Agent"), prior to the time that the proceeds of such subscriptions are applied to the purchase of Units. Subscribers will be paid interest on funds deposited with the Escrow Agent within 30 days after the date on which they are admitted to the Fund as Limited Partners, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not to the subscriber. Subscription proceeds deposited with the Escrow Agent may not be withdrawn by subscribers. See "Plan of Distribution."

    TRANSFERABILITY OF THE UNITS IS RESTRICTED AND THERE IS AND WILL BE NO PUBLIC MARKET THEREFOR. UNITS ARE REDEEMABLE, SUBJECT TO CERTAIN CONDITIONS, ONLY ON THE LAST TRADING DAY OF A MONTH UPON TEN DAYS' WRITTEN NOTICE TO THE GENERAL PARTNERS. SEE "LIMITED PARTNERSHIP AGREEMENT" AND "REDEMPTIONS."

--------------------------

NOTES:

(1) Units having an aggregate offering price of $42,867,212 are offered by this Prospectus. Units will be offered to Affiliated Purchasers at a price equal to 103.1% of Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners to the Fund and to non-Affiliated Purchasers at a maximum price equal to 109.9% of Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners to the Fund. The price for non-Affiliated Purchasers may be less than the maximum stated depending on amount subscribed. (See "DESCRIPTION OF CHARGES TO THE FUND--Sales Charge".) In order to produce the maximum selling commission equivalent to 6% of the gross per Unit price (the "Sales Charge") and a charge for other offering expenses equivalent to 3% of the gross per Unit price (the "Offering Expense Charge"), a maximum Sales Charge and the Offering Expense Charge (collectively, 9.8901% of the Net Asset Value per Unit) will be assessed on subscriptions by non-Affiliated Purchasers. Affiliated Purchasers will purchase Units during the Offering Period, as described above, at a price equal to the Net Asset Value per Unit, plus the Offering Expense Charge. The Offering Expense Charge will be assessed on subscriptions by Affiliated Purchasers in order to defray offering expenses (not including a selling commission). In no event shall reimbursement for total offering (including selling commissions) expenses exceed an amount equal to 9% of the gross proceeds of the offering. Purchasers are likely to receive fractional Units. Subscriptions for Units which are received after the tenth calendar day of a month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscriber will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. Additional Limited Partners will be admitted to the Fund not more frequently than the end of each full calendar month. Additional Limited Partners will be admitted to the Fund as of the close of business on the last business day of each full calendar month, PROVIDED that such proceeds were received by the tenth calendar day of that month. The Units are being offered by the Fund through the Selling Agent on a best-efforts basis without any firm underwriting commitment. There can be no assurance that any or all of the Units being offered will be sold. The Fund and the General Partners will indemnify the Selling Agent and its controlling persons against certain liabilities. See "Plan of Distribution." As of the close of business February 28, 1995, the Net Asset Value per Unit changed to reflect the 3-for-1 split in Units occurring on that date. For purposes of comparison, purchasers should refer to the $690.75 Net Asset Value per Unit on that date.

(2) On the day a subscriber is admitted to the Fund, the Selling Agent will receive the Sales Charge from the proceeds of the offering with respect to Units sold to investors other than Affiliated Purchasers. See "Plan of Distribution." The maximum amount of such payments to the Selling Agent will be $2,572,033 if all Units offered hereby are sold to investors other than Affiliated Purchasers, and $42,867,212 in capital is raised in this offering and no one purchaser subscribes for an amount more than $50,000. No Sales Charge will be assessed with respect to Units purchased by Affiliated Purchasers. (Units are offered to Affiliated Purchasers at a lower price per Unit because no Sales Charge will be charged to such purchasers.) In addition, the Selling Agent, as the Fund's Introducing Broker for trades in commodity interests, receives a portion of the per trade commodity brokerage commissions paid by the Fund in return for certain ongoing services to be rendered to holders of Units, and such compensation could be deemed to be underwriting compensation (and, therefore, to be additional offering charges). See "Plan of Distribution" and "Charges to the Fund."

(3) The General Partners have agreed to advance the expenses of the Current Offering (other than selling commissions), estimated at $1,500,000, including legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses, and escrow charges. Such $1,500,000 estimate is based upon an assumption that $50,000,000 in capital will be raised in the complete offering which began on June 26, 1995 for purposes of calculating the variable elements of such expenses. In return for advancing such offering expenses, the General Partners will receive the Offering Expense Charge with respect to Units sold to all purchasers. The General Partners will not be reimbursed for the payment of such offering expenses from any other source. If the aggregate Units sold during the Offering Period do not produce sufficient funds for reimbursement of the funds advanced by the General Partners for such offering expenses, the General Partners will be responsible for the shortfall. If the aggregate Units sold during the Offering Period produce funds in excess of those advanced by the General Partners for such offering expenses, the General Partners will retain any excess. See "Plan of Distribution." Notwithstanding the foregoing, in no event will reimbursement for total offering expenses (including selling commissions) exceed an amount equal to 9% of the gross proceeds from the sale of Units, nor will any individual Limited Partner pay more than 9% of the gross amount of his or her subscription toward such reimbursement. This limitation on reimbursement of offering expenses is well within the 15% limitation on such expenses under rules adopted by the National Association of Securities Dealers, Inc.

(4) The Units offered by this Prospectus will be offered through July 31, 1999 (the "Offering Period"), unless all of such Units are previously sold or the General Partners determine to extend the Offering Period beyond such date. Proceeds of subscriptions will be deposited with the Fund's Clearing Broker on the first trading day of the month after the subscriber has been admitted to the Fund and the subscriber will receive Units in exchange. (See Note 1, above.) Proceeds from subscriptions accepted during the Offering Period will be held in escrow by First Trust National Association, St. Paul, Minnesota. Subscriptions for Units received after the tenth calendar day of a month will be held in the escrow account, if not rejected, until the subsequent admission of subscribers to the Fund after the end of such month, and will earn interest during that time. See "Plan of Distribution."

                           --------------------------

    The Fund will furnish all holders of Units annual and monthly reports complying with the regulations of the Commodity Futures Trading Commission. The annual certified reports will contain audited, and the monthly reports unaudited, financial information.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

    YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

    FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 14 AND 54 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 9.

    THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 25.

    YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                             FREE LOOK ALTERNATIVE

    COMMODITY FUTURES TRADING COMMISSION RULE 4.26(b) PROVIDES THAT IN CONNECTION WITH SOLICITING PROSPECTIVE PARTICIPANTS FOR A COMMODITY POOL, THE COMMODITY POOL OPERATOR MUST ATTACH TO THE DISCLOSURE DOCUMENT FOR THE POOL COPIES OF THE POOL'S MOST CURRENT ACCOUNT STATEMENT. THE POOL OPERATORS FOR THIS FUND HAVE REQUESTED, AND HAVE BEEN GRANTED, AN EXEMPTION FROM THIS RULE BY THE COMMODITY FUTURES TRADING COMMISSION PURSUANT TO THE FUND'S "FREE LOOK ALTERNATIVE."

    UNDER THE FREE LOOK ALTERNATIVE, PROSPECTIVE PARTICIPANTS WILL SIGN AND FORWARD, ALONG WITH THEIR INVESTMENT CHECK, THE APPROPRIATE SUBSCRIPTION DOCUMENTS ATTACHED TO THIS DISCLOSURE DOCUMENT TO THE HOME OFFICE OF AMERICAN EXPRESS FINANCIAL ADVISORS INC. AMERICAN EXPRESS FINANCIAL ADVISORS INC. WILL THEN SEND A CONFIRMATION OF THE INVESTMENT AND A COPY OF THE FUND'S MOST RECENT ACCOUNT STATEMENT TO THE PROSPECTIVE PARTICIPANT ON THE NEXT BUSINESS DAY. THE MAILING OF THE CONFIRMATION AND ACCOUNT STATEMENT BY AMERICAN EXPRESS FINANCIAL ADVISORS INC. MARKS THE BEGINNING OF THE "FREE LOOK" PERIOD.

    THE FREE LOOK PERIOD IS 16 DAYS. DURING THIS TIME, PROSPECTIVE PARTICIPANTS WILL HAVE THE OPPORTUNITY TO DETERMINE WHETHER THEY WISH THEIR SUBSCRIPTION AMOUNT TO BE RETAINED BY THE FUND. PROSPECTIVE PARTICIPANTS MAY RESCIND THEIR SUBSCRIPTIONS DURING THE FREE LOOK PERIOD FOR ANY REASON.

    PROSPECTIVE PARTICIPANTS MAY NOTIFY AMERICAN EXPRESS FINANCIAL ADVISORS INC. OF THEIR DECISION TO WITHDRAW THEIR SUBSCRIPTIONS EITHER BY MAIL OR BY TELEPHONIC COMMUNICATION PURSUANT TO INSTRUCTIONS RECEIVED FROM AMERICAN EXPRESS FINANCIAL ADVISORS INC. IN THE CONFIRMATION.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
CERTAIN TERMS AND DEFINITIONS..............................................................................           7
INVESTMENT REQUIREMENTS....................................................................................           7
SUMMARY OF THE PROSPECTUS..................................................................................           8
  The Fund.................................................................................................           8
  General Partners.........................................................................................           8
  This Prospectus..........................................................................................           9
  Estimate of the Fund's "Break-even" Point................................................................           9
  Break-even Point of the Fund.............................................................................          10
  Investment Objective.....................................................................................          11
  The Current Offering.....................................................................................          11
  Business and Use of Proceeds.............................................................................          13
  Management...............................................................................................          13
  Trading Advisors.........................................................................................          13
  Charges to the Fund......................................................................................          14
  Summary of Charges to the Fund...........................................................................          15
  Sales Charge and Offering Expense Charge.................................................................          17
  Risks and Conflicts of Interest..........................................................................          17
  Termination of Partnership...............................................................................          18
  Financial Information....................................................................................          18
  Redemption of Units......................................................................................          18
  Distributions............................................................................................          18
  Transfers or Assignments of Units........................................................................          19
  Income Tax Aspects.......................................................................................          19
THE OFFERING...............................................................................................          20
  The Offering Period......................................................................................          20
  Free Look Alternative....................................................................................          21
  Potential Advantages.....................................................................................          21
  Plan of Distribution.....................................................................................          22
  Use of Proceeds and Interest Payable.....................................................................          22
  Suitability Standards....................................................................................          22
INTRODUCTORY STATEMENT.....................................................................................          23
  Who Should Invest........................................................................................          23
RISK FACTORS...............................................................................................          25
  The Commodity Futures Markets............................................................................          25
  Charges..................................................................................................          28
    Management and Incentive Fees..........................................................................          28
    Brokerage Fees.........................................................................................          28
    Administrative Fee.....................................................................................          28
    Break-even Point.......................................................................................          28
  Trading Advisors.........................................................................................          29
  Limited Partners and the Fund............................................................................          34
  Conflicts................................................................................................          36
  Taxation.................................................................................................          36
  Regulation...............................................................................................          38
  Credit Risks.............................................................................................          38
POTENTIAL ADVANTAGES OF THE FUND...........................................................................          39
CONFLICTS OF INTEREST......................................................................................          40

PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS..................................................          44
USE OF PROCEEDS............................................................................................          46
SELECTED FINANCIAL DATA....................................................................................          48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS......................................................................          49
  Liquidity and Capital Resources..........................................................................          49
  Results of Operations....................................................................................          49
  Inflation................................................................................................          54
CHARGES TO THE FUND........................................................................................          54
  Description of Charges to the Fund.......................................................................          55
  Certain Definitions......................................................................................          59
CAPITALIZATION.............................................................................................          61
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS...........................................................          61
THE GENERAL PARTNERS.......................................................................................          63
  CISI.....................................................................................................          63
  IDS Futures..............................................................................................          65
PAST PERFORMANCE OF THE FUND...............................................................................          67
BROKERAGE ARRANGEMENTS.....................................................................................          76
  The Clearing Broker......................................................................................          76
  The Introducing Broker...................................................................................          77
  The Foreign Currency Broker..............................................................................          77
GLOSSARY...................................................................................................          79
DESCRIPTION OF COMMODITY TRADING...........................................................................          83
  Commodity Markets........................................................................................          83
  Hedgers and Speculators..................................................................................          84
  Commodity Prices.........................................................................................          84
  Competition..............................................................................................          85
  Regulation...............................................................................................          85
  Margins..................................................................................................          89
TRADING POLICIES...........................................................................................          90
THE TRADING ADVISORS.......................................................................................          92
  The Advisory Contracts...................................................................................          93
  Commodity Trading Methods in General.....................................................................          94
  John W. Henry & Company, Inc. ...........................................................................          95
  The JWH Investment Philosophy............................................................................          95
  Principals of JWH........................................................................................          96
  Legal and Ethical Concerns...............................................................................          99
  The Operating Committee..................................................................................          99
  The Investment Policy Committee..........................................................................          99
  The JWH Trading Method...................................................................................         100
  JWH Trading Policies.....................................................................................         100
    A Disciplined Investment Process.......................................................................         100
    Program Modifications..................................................................................         101
    Physical and Cash Commodities..........................................................................         101
    Leverage...............................................................................................         101
    Additions, Redemptions and Reallocation of Capital for Commodity Pool Accounts.........................         102
  Other JWH Programs.......................................................................................         102
  Welton Investment Corporation............................................................................         102
  Welton Investment Philosophy and Technology..............................................................         103

  Welton Investment Portfolios and Programs................................................................         103
  Diversified Portfolio....................................................................................         104
  Principals of Welton.....................................................................................         104
  Legal Concerns and Conflicts of Interest.................................................................         105
  Other Welton Programs....................................................................................         105
  Sabre Fund Management Ltd................................................................................         105
  The Sabre Trading Method.................................................................................         105
  Past Performance of JWH and Welton.......................................................................         105
DESCRIPTION OF UNITS.......................................................................................         111
PLAN OF DISTRIBUTION.......................................................................................         112
  The Offering Period......................................................................................         113
  Free Look Alternative....................................................................................         113
  The Representation Agreements............................................................................         114
  Offering Expense Charge..................................................................................         115
SUBSCRIPTION PROCEDURE.....................................................................................         116
REDEMPTIONS................................................................................................         117
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.........................................................         118
  Nature of the Fund.......................................................................................         118
  Management of the Fund...................................................................................         118
  Distributions by the Fund................................................................................         119
  Redemptions..............................................................................................         120
  Additional Partners......................................................................................         120
  Transfers of Units.......................................................................................         120
  Indemnification..........................................................................................         120
  Election, Removal and Withdrawal of General Partners.....................................................         121
  Termination of the Fund..................................................................................         121
  Amendments and Meetings..................................................................................         121
  Fiscal Year..............................................................................................         122
  Reports and Accounting...................................................................................         122
FEDERAL INCOME TAX CONSIDERATIONS..........................................................................         123
  Partnership Status.......................................................................................         123
  Partnership Taxation.....................................................................................         124
  Recognition of Gain on Redemptions and Distributions.....................................................         125
  Gains, Losses and Deductions.............................................................................         125
  Straddles................................................................................................         126
  Other Information........................................................................................         129
  Fund Tax Audits..........................................................................................         129
  Foreign Investors........................................................................................         130
  State and Local Taxes....................................................................................         130
LEGAL MATTERS..............................................................................................         131
EXPERTS....................................................................................................         131
ADDITIONAL INFORMATION.....................................................................................         131
ADDITIONAL DEFINITIONS.....................................................................................         132
FINANCIAL STATEMENTS.......................................................................................         132

Exhibit A--Amended and Restated Limited Partnership Agreement
Exhibit B--Subscription Requirements
Exhibit C--Subscription Agreement and Power of Attorney
Exhibit D--Request for Redemption

                           IDS MANAGED FUTURES, L.P.

c/o CIS Investments, Inc.
                               233 South Wacker Drive
                               Suite 2300
                               Chicago, Illinois 60606
                               (312) 460-4000

                            ------------------------

                                GENERAL PARTNERS

CIS Investments, Inc.                            IDS Futures Corporation
233 South Wacker Drive                           IDS Tower 10
                                                 Minneapolis, Minnesota
Suite 2300                                       55440
Chicago, Illinois 60606                          (612) 671-3131
(312) 460-4000

                         CERTAIN TERMS AND DEFINITIONS

    Knowledge of various terms and concepts relating to the trading and the regulation of commodities and commodity trading is necessary for a prospective investor to determine whether to participate in the Fund. Reference is made to the "GLOSSARY" in this Prospectus. The Glossary is designed to assist the prospective investor in understanding the terms and concepts used in this Prospectus.

                            INVESTMENT REQUIREMENTS

    The minimum investment in the Fund is $1,000; any greater subscription amount must be in increments of $100. In the Subscription Agreement and Power of Attorney, a copy of which is attached hereto as Exhibit C, each investor must represent that he or she has had an opportunity to review the Prospectus and is satisfied that he or she has had an opportunity to ask questions relating to, but not limited to, the risk of losing his or her entire investment, and that he or she has (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (2) a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and a minimum annual gross income in the most recent tax year of at least $45,000. The administrators of the securities laws of certain states have imposed additional suitability requirements and higher minimum investment amounts for residents of such states. The Subscription Requirements (Exhibit B) list such additional suitability and investment requirements. The General Partners may reject any subscription. All subscriptions are irrevocable. The General Partners and the Selling Agent are responsible for making every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each investor, based on information provided by the investor regarding his or her financial situation and investment objectives.

    KEOGH AND SELF-DIRECTED IRA PLANS. The minimum initial investment for Keogh or H.R. 10 Plans ("Keoghs") and self-directed individual retirement accounts ("IRAs") is $1,000. See Exhibit B--Subscription Requirements.

    EMPLOYEE BENEFIT PLANS. A trustee of any trust related to any "employee pension benefit plan" or "pension plan" as such terms are defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") ("Employee Benefit Plan") must make the representations and warranties summarized above as such representations and warranties are applied, respectively, to the "employer" or "employee organization," as such terms are defined in, respectively, Section 3(5) and 3(4) of ERISA, sponsoring any such pension plan. Other representations are set forth in Exhibit C--Subscription Agreement and Power of Attorney. In determining whether an investment in the Fund is suitable for a particular plan, the prospective subscriber should be aware that investment activities of Employee Benefit Plans are subject to numerous restrictions under the provisions of the Internal Revenue Code, ERISA, and, possibly, state laws. The minimum investment for Employee Benefit Plans is $1,000. See "RISK FACTORS" and "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS."

                           SUMMARY OF THE PROSPECTUS

     This summary is intended to highlight certain information contained in the body of this Prospectus. This summary is qualified in its entirety by the information appearing more fully elsewhere in the Prospectus and the description of any document is qualified in its entirety by the information appearing elsewhere in the Prospectus and the Amended and Restated Agreement to Limited Partnership attached hereto as Exhibit A.

THE FUND                   IDS Managed Futures, L.P. is a limited partnership organized on December
                           16, 1986 under the Delaware Revised Uniform Limited Partnership Act. See
                           Amended and Restated Limited Partnership Agreement, attached as Exhibit A.
                           The principal offices of the Fund are located at 233 South Wacker Drive,
                           Suite 2300, Chicago, Illinois 60606 and the telephone number for the Fund is (312) 460-4000. The books and records of the Fund will also be kept there. The date of this Prospectus is August 26, 1997. The Fund began trading on June 16, 1987 with respect to its initial units of limited partnership units (the "Initial Units"). The Fund's initial capitalization was $7,372,260. The Net Asset Value per Unit at the commencement of trading on June 16, 1987, was $225.43. A registration statement offering
                           $10,000,000 in aggregate Units became effective on March 29, 1993 and
                           $9,022,985 of Limited Partnership Interests were sold through January 31,
                           1994, leaving $977,015 of Units to be sold. Another registration statement offering $20,000,000 plus the unsold $977,015 in aggregate Units became effective on January 31, 1994. As of April 30, 1995, $20,734,879 of Units
                           had been sold since March 29, 1993, in the continuous offering, leaving
                           9,265,121 of Units unsold from the 1994 offering. A registration statement offering $50,000,000 in aggregate units plus the amount unsold from the
                           1994 offering became effective on June 26, 1995 (the "Current Offering").
                           The Current Offering will continue until July 31, 1999, unless all of the units are sold prior to that date or the General Partners determine to extend the Current Offering beyond such date. Any such determination will be made based upon the number of Units remaining unsold as of July 31,
                           1999. The continuous offerings have resulted in $37,132,788 worth of
                           Limited Partnership Interests sold as of June 30, 1997. As of June 30,
                           1997, the Net Asset Value per Unit was $318.96 and net capital contributions were $36,845,292. See "PAST PERFORMANCE OF THE FUND," on page
                           67.

GENERAL PARTNERS           The General Partners of the Fund are IDS Futures Corporation ("IDS
                           Futures"), a wholly-owned subsidiary of IDS Management Corporation, which is itself a wholly-owned subsidiary of American Express Financial
                           Corporation, the corporate parent of the Fund's Selling Agent/Introducing
                           Broker, and CIS Investments, Inc. ("CISI"), a wholly-owned subsidiary of the Fund's Clearing Broker. They are responsible for administering the
                           Fund's affairs. The General Partners are registered under the Commodity
                           Exchange Act, as amended, as commodity pool operators (and are currently acting as the Fund's commodity pool operators) and are members of the
                           National Futures Association ("NFA"). CISI is registered with the NFA as a commodity pool operator effective December 13, 1985 and IDS Futures is registered as a commodity pool operator effective February 4, 1987. The principal offices of CISI are located at 233 S. Wacker Drive, Suite 2300,
                           Chicago, Illinois 60606. The records of the Fund are kept at CISI's principal offices in Chicago. The principal offices of IDS Futures are located at IDS Tower 10, Minneapolis, Minnesota 55440.

THIS PROSPECTUS            The General Partners first intend to use the Prospectus on August 26, 1997.

ESTIMATE OF THE FUND'S
"BREAK-EVEN" POINT         During the first twelve months of an investment by a new Limited Partner who is not an Affiliated Purchaser, the initial investment will be subject to expenses of approximately 14.626% taking into account the 6% Sales
                           Charge and the 3% Offering Expense Charge. Thereafter, the estimated break-even calculation for the Fund will be reduced by the one time 6%
                           Sales Charge and the 3% Offering Expense Charge to 5.626% per annum. If the
                           Fund were unable to achieve such profits, its assets are likely to be depleted by expenses during the year. There is no assurance that these anticipated percentages of expenses will in fact be incurred by the Fund.
                           These estimates should not be interpreted as representations by the Fund of the actual amounts of operating expenses of the Fund. In addition, there can be no assurance that the expenses to be incurred by the Fund will not exceed the amounts as estimated or that there will not be any other expense.

                          BREAK-EVEN POINT OF THE FUND
                           IDS MANAGED FUTURES, L.P.
                       ESTIMATED "BREAK-EVEN" CALCULATION
                     FOR THE FUND'S 1997 YEAR OF OPERATION

                                                                          DOLLARS                 PERCENTAGE
                                                                        -----------             ---------------
Minimum Investment Amount(1)                                             $1,000.00
Sales Charge(1)                                                              60.00                     6.00%
Offering Expense Charge(1)                                                   30.00                     3.00%
Administrative Fees(2)                                                       13.75                    1.375%
Advisory Management Fees(3)                                                  36.20                     3.62%
Advisory Incentive Fees(4)                                                   11.31                    1.131%
Brokerage Commission and Trading Fees(5)                                     30.00                     3.00%
  Portion to Introducing Broker                                  17.14                  1.714%
  Portion to Clearing Broker                                     12.86                  1.286%
Periodic Operating Expenses(6)                                               10.00                     1.00%
Less Interest Income(7)                                                      45.00                     4.50%
  Interest Income at 90 Day T-Bill Rate                          50.00                   5.00%
  Less Portion retained by Clearing Broker                        5.00                    .50%
BREAK-EVEN POINT:*                                                       $  146.26                   14.626%
                                                                        -----------             ---------------
                                                                        -----------             ---------------

------------------------

 * Amount of Trading Income required for the Fund's Net Asset Value per Unit (Redemption Value) at the end of one year to equal the Selling Price per Unit/Percentage of Minimum Investment Amount.

 (1) Units will be purchased at the Fund's month-end Net Asset Value per Unit. A 6% Sales Charge and a 3% Offering Expense Charge will be deducted from the gross investment amount before the net investment units are calculated.

 (2) The Administrative Fees payable to the General Partners will total 1.375% of the Fund's Net Asset Value on the first day of its fiscal year.

 (3) As of the date of this Prospectus, John W. Henry & Company, Inc. is managing approximately 65% of the assets of the Fund at a management fee of 4% per annum, Welton Investment Corporation is managing approximately 30% of the assets of the Fund at a management fee of 3% per annum and Sabre Fund Management Limited is managing approximately 5% of the assets of the Fund at a management fee of 3% per annum. The weighted average equals a current combined management fee of 3.62% per annum.

 (4) John W. Henry & Company, Inc. receives an incentive fee of 15% of new net trading profits, Welton Investment Corporation receives an incentive fee of 18% of new trading profits and Sabre Fund Management Limited receives an incentive fee of 18% of new trading profits, in each case exclusive of interest income. The incentive fees of $11.31 shown above are equal to 16.14% (see weighted average in Note 3 above) of total trading income of $146.48 minus $30.00 of brokerage commissions and trading fees, $36.20 of management fees and $10.00 of periodic operating expenses.

 (5) Brokerage Commissions payable by the Fund with respect to the trading directed by its trading advisors have ranged from approximately 2.46% - 6.2% of the Fund's average annual Net Asset Value over the past ten years of trading. An estimate of 3.0% of the Net Asset Value, however, is used in this table to reflect the current brokerage rate in effect that was reduced by 30% on September 1, 1995. The actual brokerage commissions paid for calendar year 1996 was 2.49%.

 (6) Periodic Operating Expenses are estimated at 1% of the Fund's average annual Net Asset Value.

 (7) The Fund will earn interest income on its assets deposited at the Clearing Broker. Based on the assumption that interest rates will be unchanged in 1997, an investment in 90 day T-Bills is estimated to earn income of 5.00%. The Fund is paid 90% of the 90 day T-Bill rate by the Clearing Broker. Interest income to the Fund in 1997 therefore is estimated to be 4.50% of the Net Asset Value. Net interest income earnings for the Fund in 1996 were approximately 4.50% of the Net Asset Value.

INVESTMENT OBJECTIVE       The Fund has been developed with the objective of achieving substantial capital appreciation over the long term through professionally managed speculative trading in futures contracts, forward currency contracts, physical commodities and related options thereon on exchanges and markets located in the United States and abroad.

THE CURRENT OFFERING       The initial closing for the Current Offering was held on August 31, 1995, and the amounts of subscriptions then received and accepted by the General
                           Partners were contributed to the capital of the Fund. At the initial closing, the Fund sold 4,971.9361 Units for an aggregate purchase price of
                           $1,403,011. The Selling Agent was paid $78,012 in commissions in connection with the initial closing.

                           On September 29, 1995, the second closing of the Current Offering of the
                           Fund was held. On that date, 5,239.90322 Units were sold for an aggregate purchase price of $1,463,490. The Selling Agent received $82,886 in commissions.

                           On October 31, 1995, the third closing of the Current Offering of the Fund was held. On that date, 3,626.91790 Units were sold for an aggregate purchase price of $1,007,100. The Selling Agent received $54,054 in commissions.

                           On November 30, 1995, the fourth closing of the Current Offering of the
                           Fund was held. On that date, 2,310.75812 Units were sold for an aggregate purchase price of $658,600. The Selling Agent received $36,566 in commissions.

                           On December 29, 1995, the fifth closing of the Current Offering of the Fund was held. On that date, 2,033.75749 Units were sold for an aggregate purchase price of $600,900. The Selling Agent received $34,694 in commissions.

                           On January 31, 1996, the sixth closing of the Current Offering of the Fund was held. On that date, 2574.69436 Units were sold for an aggregate purchase price of $792,900. The Selling Agent received $46,834 in commissions.

                           On February 29, 1996, the seventh closing of the Current Offering of the
                           Fund was held. On that date, 745.08625 Units were sold for an aggregate purchase price of $221,700. The Selling Agent received $13,302 in commissions.

                           On March 29, 1996, the eighth closing of the Current Offering of the Fund was held. On that date, 1,342.41333 Units were sold for an aggregate price of $398,800. The Selling Agent received $23,928 in commissions.

                           On April 30, 1996, the ninth closing of the Current Offering of the Fund was held. On that date, 1044.5715 Units were sold for an aggregate price of
                           $321,200. The Selling Agent received $19,272 in commissions.

                           On May 31, 1996, the tenth closing of the Current Offering of the Fund was held. On that date, 948.69410 Units were sold for an aggregate price of
                           $284,400.00. The Selling Agent received $16,884 in commissions.

                           On June 28, 1996, the eleventh closing of the Current Offering of the Fund was held. On that date, 1873.56174 Units were sold for an aggregate price of $564,600.00. The Selling Agent received $33,576 in commissions.

                           On July 31, 1996, the twelfth closing of the Current Offering of the Fund was held. On that date, 2,741.08454 Units were sold for an aggregate price of $808,100.00. The Selling Agent received $39,926 in commissions.

                           On August 30, 1996, the thirteenth closing of the Current Offering of the
                           Fund was held. On that date, 1,158.14663 Units were sold for an aggregate price of $346,500.00. The Selling Agent received $20,290 in commissions.

                           On September 30, 1996, the fourteenth closing of the Current Offering of the Fund was held. On that date, 1582.16 Units were sold for an aggregate price of $488,700.00. The Selling Agent received $28,202 in commissions.

                           On October 31, 1996, the fifteenth closing of the Current Offering of the
                           Fund was held. On that date, 881.74 Units were sold for an aggregate price of $298,100. The Selling Agent received $17,686 in commissions.

                           On November 29, 1996, the sixteenth closing of the Current Offering of the
                           Fund was held. On that date, 1088.60 Units were sold for an aggregate price of $392,900. The Selling Agent received $23,474 in commissions.

                           On December 31, 1996, the seventeenth closing of the Current Offering of the Fund was held. On that date, 1831.44066 Units were sold for an aggregate price of $650,100. The Selling Agent received $37,806 in commissions.

                           On January 31, 1997, the eighteenth closing of the Current Offering of the
                           Fund was held. On that date, 2,459.93 Units were sold for an aggregate price of $907,200. The Selling Agent received $54,432 in commissions.

                           On February 28, 1997, the nineteenth closing of the Current Offering of the
                           Fund was held. On that date, 2870.22 Units were sold for an aggregate price of $1,059,200. The Selling Agent received $63,402 in commissions.

                           On March 31, 1997, the twentieth closing of the Current Offering was held.
                           On that date, 3,834.12 Units were sold for an aggregate price of
                           $1,404,800. The Selling Agent received $77,188 in commissions.

                           On April 30, 1997, the twenty-first closing of the Current Offering was held. On that date 3,653.19 Units were sold for an aggregate price of
                           $1,313,000. The Selling Agent received $73,280 in commissions.

                           On May 30, 1997, the twenty-second closing of the Current Offering was held. On that date, 2,983.23 Units were sold for an aggregate price of
                           $1,012,600. The Selling Agent received $56,016 in commissions.

                           The proceeds received at each of these closings were deposited in the
                           Fund's trading account maintained by the Clearing Broker.

                           The Fund suspended the sales of the Units temporarily from April 30, 1997 through the date of this Prospectus. Therefore there were no monthly closings in June, July or August of 1997.

BUSINESS AND USE OF        The Fund trades speculatively commodity interests, including futures
PROCEEDS                   contracts, forward contracts, physical commodities, and related options thereon pursuant to the trading instructions of independent trading advisors. See "THE TRADING ADVISORS." All assets of the Fund are and will be deposited in the Fund's accounts with Cargill Investor Services, Inc., the Fund's clearing broker (the "Clearing Broker"). The Clearing Broker credits the Fund at month's end with interest income on 100% of the Fund's average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the

                           average yield on the 90-day U.S. Treasury bills issued during that month
                           (the "Clearing Broker Rate"). The Clearing Broker will benefit from interest earned on such funds in excess of the amounts paid to the Fund.
                           See "CHARGES TO THE FUND." Approximately 20% to 60% of the Fund's assets have historically been committed as initial margin for trading and the
                           General Partners expect that approximately 20% to 60% of the Fund's assets will continue to be committed as initial margin for trading. However, from time to time the percentage of assets committed as margin may be more or less than such historical range. See "USE OF PROCEEDS."

MANAGEMENT                 The Fund's General Partners are responsible for the management of the Fund, including the hiring of trading advisors and brokers. See "THE GENERAL
                           PARTNERS." American Express Financial Advisors Inc. and Cargill Investor
                           Services, Inc., affiliates of the General Partners, act as the introducing and clearing brokers, respectively, for the Fund. See "CONFLICTS OF
                           INTEREST" and "BROKERAGE ARRANGEMENTS." Except in extraordinary circumstances, Limited Partners will have no right to vote concerning questions of management, and it is not expected that meetings of Limited
                           Partners will be held.

TRADING ADVISORS           Currently, John W. Henry & Company, Inc. ("JWH-Registered Trademark-")
                           manages approximately 65% of the Fund's assets, Welton Investment
                           Corporation ("Welton") manages approximately 30% of the Fund's assets and
                           Sabre Fund Management Limited ("Sabre") manages approximately 5% of the
                           Fund's assets. (JWH, Welton and Sabre are sometimes hereinafter referred to individually as a "Trading Advisor" and collectively as the "Trading
                           Advisors"). The Trading Advisors are not affiliated with each other, the
                           Fund's General Partners, the Clearing Broker, the Introducing Broker, or
                           the Selling Agent. JWH and Sabre acted as the trading advisors to the Fund since its inception (each an "Original Trading Advisor" or together the
                           "Original Trading Advisors"). On July 8, 1997, Welton became a Trading
                           Advisor. See "THE TRADING ADVISORS." Pursuant to an advisory contract, the
                           Original Trading Advisors independently directed trading for the Fund's assets. Each Original Trading Advisor was initially allocated an equal portion of the Fund's assets to manage. On February 7, 1991, the Fund's assets were reallocated in order to adjust the then-current allocation so that each Original Trading Advisor had an equal portion of the Fund's assets to manage. Effective July 8, 1997, 65% of the proceeds solicited during the Current Offering will be allocated to JWH to be traded in accordance with the Financial and Metals Portfolio, 30% of such proceeds will be allocated to Welton to be traded in accordance with the Welton
                           Diversified Portfolio and 5% will be allocated to Sabre to be traded in accordance with the Sabre Pattern Recognition Program for Diversified
                           Accounts. The Fund's current advisory contract with JWH and with Sabre, as amended, will terminate on December 31, 1997, subject to the right of the
                           Fund to renew such contract for either or both of JWH and Sabre for two additional one year terms. The Fund's advisory contract with Welton will terminate on December 31, 1998, subject to the right of the Fund to renew such contract for three additional one year terms. Subject only to certain trading policies of the Fund and to the right of the General Partners to terminate the advisory contracts under certain circumstances and the right of JWH to terminate its contract on 60 days' notice, the Trading Advisors will continue to independently make trading decisions regarding the Fund's assets allocated to them. The General Partners will not generally be in a position to intervene concerning the frequency of trades, the percentage of the Fund's assets committed as margin for futures contracts or the amount of brokerage commissions.

CHARGES TO THE FUND        SUMMARY.  The Fund pays substantial management, administrative, and incentive fees to the General Partners and trading advisors, as well as brokerage commissions to the Introducing Broker and the Clearing Broker.
                           The General Partners each receive an annual administrative fee on the first business day of each fiscal year of the Fund. These fees and expenses are summarized below and are described in detail under "CHARGES TO THE FUND."

                         SUMMARY OF CHARGES TO THE FUND

     The Fund is subject to the following charges, which are described in greater detail on page 54. These charges disclose the compensation that the General Partners and their affiliates and the Trading Advisors may receive from the Fund either directly or indirectly.

             ENTITY                      FORM OF COMPENSATION              AMOUNT OF COMPENSATION
---------------------------------  ---------------------------------  ---------------------------------
John W. Henry & Company, Inc.      Quarterly incentive fee, based on  15% of Trading Profits, if any,
(One of the Trading Advisors)      Trading Profits.                   in each quarter attributable to
                                                                      trading directed by it.

                                   Monthly management fee based on    1/3 of 1% of month-end Net Asset
                                   Net Asset Value of the Fund.       Value of Fund assets subject to
                                                                      its management (a 4% annual
                                                                      rate).

Welton Investment Corporation      Quarterly Incentive Fee based on   18% of Trading Profits, if any,
(One of the Trading Advisors)      Trading Profits.                   in each quarter attributable to
                                                                      trading directed by it.

                                   Monthly management fee based on    1/4 of 1% of month-end Net Asset
                                   Net Asset Value of the Fund.       Value of Fund subject to its
                                                                      management (a 3% annual rate)

Sabre Fund Management Limited      Quarterly incentive fee, based on  18% of Trading Profits, if any,
(One of the Trading Advisors)      Trading Profits.                   in each quarter attributable to
                                                                      trading directed by it.

                                   Monthly management fee based on    1/4 of 1% of month-end Net Asset
                                   Net Asset Value of the Fund.       Value of Fund assets subject to
                                                                      its management (a 3% annual
                                                                      rate).

American Express Financial         Portion of commodity brokerage     $20 per round turn trade.
Advisors Inc. (The Selling Agent   commissions and currency
and the Introducing Broker)        brokerage commissions.

                                   Sales Charge.                      6% of the first $50,000
                                                                      subscribed, 4% of the second
                                                                      $50,000, 2% of the subsequent
                                                                      $400,000, and 1% of any amount of
                                                                      the subscription exceeding
                                                                      $500,000.

IDS Futures Corporation (One of    Annual administrative fee.         1.125% of Net Asset Value on
the General Partners)                                                 first day of Fund's fiscal year.

CIS Investments, Inc. (One of the  Annual administrative fee.         0.25% of Net Asset Value on first
General Partners)                                                     day of Fund's fiscal year.

Cargill Investor Services, Inc.    Portion of commodity brokerage     $15 per round turn trade of the
(The Clearing Broker)              commissions.                       total $35 per round turn trade
                                                                      commission.

                                   Reimbursement of delivery,         Actual payments to third parties
                                   insurance, storage, NFA,           in connection with the Fund's
                                   clearing, give-up, electronic      trading.
                                   trading, EFP and exchange
                                   transaction fees, and any other
                                   charges paid to third parties.

             ENTITY                      FORM OF COMPENSATION              AMOUNT OF COMPENSATION
---------------------------------  ---------------------------------  ---------------------------------
                                   Financial benefit from interest    Interest earned on Fund assets in
                                   income.                            excess of the amount of interest
                                                                      paid to the Fund. From 1987 to
                                                                      1996 this amount ranged between
                                                                      .41% to 1.66% of the Fund's Net
                                                                      Asset Value. The General Partners
                                                                      anticipate future percentages to
                                                                      remain at the lower end of this
                                                                      range due to an increase in the
                                                                      interest rate credited to the
                                                                      Fund by the Clearing Broker in
                                                                      July of 1993.

CIS Financial Services, Inc. (The  Portion of currency brokerage      A maximum of $15 per round turn
Currency Broker)                   commissions.                       trade of the total $35 per round
                                                                      turn trade commission.

Unrelated entities that are        Periodic legal, accounting,        Actual expenses incurred,
unaffiliated with the General      auditing, printing, recording and  estimated at approximately 1% of
Partners                           filing fees, and postage charges.  the Fund's Net Asset Value annually.

                                   Extraordinary expenses.            Not subject to estimate.

The General Partners               Offering Expense Charge.           3% of the subscription proceeds
                                                                      to cover legal, auditing,
                                                                      accounting, marketing and other
                                                                      offering expenses. The General
                                                                      Partners will pay any expenses in
                                                                      excess of this percentage. If the
                                                                      total Offering Charge received
                                                                      exceeds actual expenses, the
                                                                      difference shall be retained by
                                                                      the General Partners. The Sales
                                                                      Charge and the Offering Charge
                                                                      together will not in any event
                                                                      exceed an amount equal to 9% of
                                                                      the gross proceeds from the sale
                                                                      of Units, and no Limited Partner
                                                                      will pay more than 9% of the
                                                                      gross proceeds of his or her
                                                                      subscription toward such
                                                                      reimbursement.

     THE SUMMATION OF THE ADMINISTRATIVE FEES, PERIODIC OPERATING EXPENSES, ANY BROKERAGE COMMISSIONS AND TRANSACTION FEES AND COSTS TO BE PAID BY THE FUND, ANY ADVISORY FEES (EXCLUDING INCENTIVE FEES), AND ANY FINANCIAL BENEFIT FROM INTEREST INCOME EARNED ON FUND ASSETS IN EXCESS OF THE INTEREST PAID TO THE FUND SHALL TOTAL NO MORE THAN 12% OF THE FUND'S NET ASSET VALUE AVAILABLE FOR TRADING ON A FISCAL YEAR BASIS, AND THE NET ASSET VALUE AVAILABLE FOR TRADING SHALL NOT EXCEED 100% OF THE FUND'S NET ASSET VALUE. THE GENERAL PARTNERS WILL ANNUALLY REVIEW THE TOTAL OF THESE EXPENSES PAID BY THE FUND TO ENSURE THAT THEY DO NOT EXCEED 12% OF THE NET ASSET VALUE AVAILABLE FOR TRADING. SHOULD THESE EXPENSES TOTAL MORE THAN 12% OF THE NET ASSET VALUE AVAILABLE FOR TRADING, THE GENERAL PARTNERS WILL PAY AND WILL NOT BE REIMBURSED BY THE FUND FOR SUCH EXCESS.

     IN ADDITION, IF THESE SPECIFIED OPERATING CHARGES EXCEED 10.5% OF THE FUND'S AVERAGE NET ASSET VALUE BASED ON NET ASSET VALUE ON THE FIRST DAY OF EACH MONTH DURING ANY FISCAL YEAR OF THE FUND, THE GENERAL PARTNERS WILL NOTIFY ALL LIMITED PARTNERS OF SUCH EVENT IN WRITING. (THIS LIMITATION DOES NOT APPLY TO THE SALES CHARGE OR OFFERING EXPENSE CHARGE, WHICH ARE PAID DIRECTLY OUT OF THE PROCEEDS OF THE OFFERING.)

     ALSO, ALL LIMITED PARTNERS WILL BE NOTIFIED IN WRITING BY THE GENERAL PARTNERS PRIOR TO ANY ACTION BY THE GENERAL PARTNERS TO INCREASE ANY FEE RATES, AND ANY SUCH PROPOSED RATE INCREASES WILL NOT BE IMPLEMENTED UNTIL AFTER LIMITED PARTNERS HAVE RECEIVED SUCH WRITTEN NOTICE AND HAVE HAD AN OPPORTUNITY TO REDEEM UNITS.

     FOR A DETAILED DESCRIPTION OF THE CHARGES TO THE FUND, SEE "DESCRIPTION OF CHARGES TO THE FUND" ON PAGE 54.

SALES CHARGE AND OFFERING
EXPENSE CHARGE             SALES CHARGE. The Selling Agent will receive from the proceeds of the offering the Sales Charge for each Unit sold to an investor other than an
                           Affiliated Purchaser. The Sales Charge is equivalent to 6% of the gross per
                           Unit price for the first $50,000 of a subscription, 4% for the next
                           $50,000, 2% of the next $400,000, and 1% of any amount of an investor's total subscription that exceeds $500,000.

                           REIMBURSEMENT OF OFFERING EXPENSES. The General Partners will receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to an investor. The Offering Expense Charge is 3% of the gross per Unit price. Offering expenses include legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses and escrow charges. If the total Offering Expense Charge received by the General
                           Partners exceeds the actual offering expenses incurred, the excess shall be retained by the General Partners.

RISKS AND CONFLICTS OF
INTEREST                   An investment in the Fund is speculative, involves substantial risks and a
                           Limited Partner may lose his or her entire investment. The risks of an investment in the Fund include, but are not limited to, the speculative nature of trading in commodity interests, including futures contracts traded on both U.S. exchanges and non-U.S. exchanges and forward contracts, and the substantial charges which the Fund will pay for brokerage, administrative and advisory services, regardless of whether any profits are achieved. Risks inherent in investing in the Fund are discussed under "RISK
                           FACTORS." Reference is also made to conflicts of interest resulting from the relationships among the Introducing Broker, the Clearing Broker, and the General Partners, and certain other relationships. See "CONFLICTS OF
                           INTEREST."

TERMINATION OF
PARTNERSHIP                Under the Amended and Restated Limited Partnership Agreement, the Fund will terminate on the first to occur of the following: (1) December 31, 2006;
                           (2) receipt by the General Partners of a notice to dissolve the Fund at a specified time by Limited Partners owning more than 50% of the outstanding
                           Units of Limited Partnership Interest (including Units held by Affiliated
                           Purchasers but not including Units held by the General Partners or their corporate affiliates), which notice is sent by registered mail to the
                           General Partners not less than ninety days prior to the effective date of such dissolution; (3) withdrawal, removal, insolvency, bankruptcy, legal disability, or dissolution of the General Partners (unless the Fund is continued as provided in the Amended and Restated Limited Partnership
                           Agreement); (4) the insolvency or bankruptcy of the Fund; or (5) any event which makes unlawful the continued existence

                           of the Fund. In addition, if the Net Asset Value per Unit decreases below
                           $125 at the close of business on any trading day (after adding back any distributions from the Fund to the Limited Partners), the Fund will close out all open positions as expeditiously as possible and suspend trading. No assurance can be given that the Fund will be able to close out all open positions without incurring substantial additional losses. Unless the
                           General Partners then elect to withdraw, a special redemption date will be declared. Limited Partners who elect to redeem their Units on such a special redemption date will receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value per Unit determined at the close of business on the special redemption date. If after a special redemption date the Fund's Net Asset Value is at least $500,000, the Fund will resume trading unless the General Partners then elect to withdraw. Notwithstanding the foregoing, the Fund will terminate if its Net Asset Value has declined to below $500,000 as of the close of business on any trading day. See
                           "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT."

FINANCIAL INFORMATION      Financial Statements with respect to financial information concerning the
                           Fund and the General Partners appear at the end of this Prospectus.

REDEMPTION OF UNITS        No redemptions are permitted by a subscriber during the first six months after an investor has been first admitted to the Fund. Thereafter, subject to certain conditions, a Limited Partner may require the Fund to redeem some or all of his or her Units as of the close of trading on the last trading day of a month upon ten days written notice to the Fund, with redemption at the Net Asset Value thereof as of such close of trading. The right of redemption may be temporarily suspended upon the occurrence of certain events. Under certain circumstances, a Limited Partner might be required to repay to the Fund for a period of three years after redemption of Units the amount of the redemption if the Limited Partner knowingly received such distribution in violation of applicable law. See
                           "REDEMPTIONS." In the event of any suspension, Units will thereafter be redeemed at the Net Asset Value thereof as of the close of trading of the trading day on which they are redeemed. A special redemption date shall be declared by the General Partners in the event of a decrease in the Net
                           Asset Value per Unit below $125 (after adding back any distributions) at the close of business on any trading day, unless the General Partners elect to withdraw.

DISTRIBUTIONS              Distributions of profits, if any, will be made at the discretion of the
                           General Partners. There is no assurance that such distributions will be made, and tax liabilities incurred by a Limited Partner as a result of profitable trading by the Fund may exceed any distributions which he or she receives from the Fund. The General Partners have not made any distributions and do not currently intend to make regular distributions.
                           See "RISK FACTORS."

TRANSFERS OR
ASSIGNMENTS OF UNITS       The Amended and Restated Limited Partnership Agreement provides for the limited transfer or assignment of Units. No transfer or other assignment of
                           Units may be made without written notice to the General Partners and no assignee of a Limited Partner may become a substituted Limited Partner except with the consent of the General Partners. A substituted Limited
                           Partner will be subject to all of the restrictions and liabilities of his or her predecessor in interest. See "AMENDED AND RESTATED LIMITED
                           PARTNERSHIP AGREEMENT" and Exhibit A--Amended and Restated Limited
                           Partnership Agreement.

INCOME TAX ASPECTS         A Limited Partner's share of the Fund's income and loss will be derived primarily from the Fund's trading activities and interest income. It is expected that a substantial portion of this income or loss will be derived from trading "Section 1256 Contracts" (e.g., futures contracts traded on a domestic exchange, on a world exchange or certain foreign currency contracts). Limited Partners are expected to be allocated a substantial portion of the Fund's interest income attributable to Units for federal income tax purposes. Such interest income will be taxed as ordinary income.
                           See "FEDERAL INCOME TAX CONSIDERATIONS."

                                  THE OFFERING

THE OFFERING PERIOD        A registration statement and prospectus became effective on June 26, 1995 for the offer and sale of $50,000,000 worth of Units. Post-Effective
                           Amendment No. 1 and related prospectus became effective on July 31, 1996 and contained updated financial and certain other information.
                           Post-Effective Amendment No. 3 and related prospectus became effective on
                           August 15, 1997, extending the offering period of the Units and updating financial and certain other information. The offering period for Units (the
                           "Offering Period") will extend to July 31, 1999, or such earlier date when the total amount of Units registered are sold. The General Partners may determine to extend the Offering Period beyond July 31, 1999 based upon the number of Units remaining unsold as of such date.

                           Units are being offered hereby during the Offering Period through the
                           Selling Agent on a best-efforts basis without any firm underwriting commitment. Units are offered to Affiliated Purchasers at a price per Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Offering Expense Charge on a per Unit basis, and to non-Affiliated
                           Purchasers at a price per Unit equal to the Net Asset Value per Unit as of the last business day of the month in which the General Partners accept such subscriptions, plus the amount of the Sales Charge and the Offering
                           Expense Charge on a per Unit basis. Limited Partners are likely to receive fractional Units. Due to a 3-for-1 split in Units that occurred at the close of business on February 28, 1995, the Net Asset Value per Unit thereafter was altered to one-third of the Net Asset Value per Unit prior to that date. Subscriptions for Units which are received after the tenth calendar day of a month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscriber will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. If the subscription is rejected, in whole or in part for any reason (which is in the sole discretion of the General Partners), the subscription funds or the rejected portion thereof will be promptly returned to the subscriber without interest. Additional Limited Partners will be admitted to the Fund not more frequently than the end of each full calendar month. Additional Limited
                           Partners will be admitted to the Fund as of the close of business on the last business day of each full calendar month, provided that such proceeds were received by the tenth calendar day of that month. See "FREE LOOK
                           ALTERNATIVE."

                           The minimum subscription (including the minimum subscription for Individual
                           Retirement Accounts, Keogh Plans and Employee Benefit Plans) is $1,000; any
                           greater subscription amount must be in increments of $100. Checks should be made out to First Trust National Association, St. Paul, Minnesota as escrow agent for the Fund (the "Escrow Agent"). All money or other consideration received or accepted in connection with this offering will be promptly forwarded through American Express Financial Advisors Inc. to the Escrow
                           Agent. Subscriptions for Units received after the tenth calendar day of a month will be held in the escrow account at the Escrow Agent, if not rejected, until the subsequent admission of subscribers to the Fund after the end of such month, and will earn interest during that time. The interest earned will be paid to subscribers within 30 days after the date on which they are admitted as Limited Partners, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not to the subscriber. All subscriptions for Units are irrevocable by subscribers, and subscriptions may be rejected in the sole discretion of

                           the General Partners. The Fund shall pay to the Selling Agent from the proceeds of the offering a selling commission in an amount equal to the
                           Sales Charge for each Unit sold to an investor other than an Affiliated
                           Purchaser. In return for advancing offering expenses (other than selling commissions) the General Partners will receive the Offering Expense Charge for each Unit sold to an investor. See "PLAN OF DISTRIBUTION."

FREE LOOK ALTERNATIVE      All subscription documents from a potential investor must be received by the Selling Agent by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. The Selling Agent will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The investor will then have sixteen days from the date of the confirmation from the Selling Agent to determine whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify the Selling Agent by mail or telephone (pursuant to instructions in the notice from the Selling Agent) of his or her decision not to invest. No further action is required in response to the notification from the Selling
                           Agent if the investor elects to subscribe. The investor's negative response must be received by the Selling Agent not later than sixteen days from the date of the confirmation from the Selling Agent. Investors electing to withdraw their subscription pursuant to the above alternative will promptly receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during this review period. All subscriptions are subject to acceptance by the General
                           Partner. See "PLAN OF DISTRIBUTION--FREE LOOK ALTERNATIVE."

POTENTIAL ADVANTAGES       The Fund, utilizing the combined purchasing power of its Limited Partners'
                           funds, provides investors with the opportunity to obtain certain advantages which might otherwise be unavailable to them if they were to engage individually in trading commodity interests. Such potential advantages include diversification, limited liability, professional trading management, administrative convenience, interest income and reduction in brokerage commissions. See "INTRODUCTORY STATEMENT-- POTENTIAL ADVANTAGES
                           OF THE FUND."

PLAN OF DISTRIBUTION       The Units are being offered through the Selling Agent on a best-efforts basis without any firm underwriting commitment. All subscriptions received during the Offering Period will be held in escrow by the Escrow Agent, if not rejected, until the subsequent admission of subscribers to the Fund, and will earn interest during that time. Any subscription may be rejected in whole or in part by the General Partners in their discretion, but no subscription may be revoked by the subscriber. Other than the Units of
                           General Partnership Interest and one Unit of Limited Partnership Interest
                           purchased by a principal of IDS Futures to permit organization of the Fund as a Delaware limited partnership, none of the General Partners, the
                           Trading Advisors, the Introducing Broker, the Clearing Broker or their principals have any beneficial interest in the Fund, although any of such persons or entities may subscribe for Units for investment purposes. See
                           "PLAN OF DISTRIBUTION" and "SUBSCRIPTION PROCEDURE."

USE OF PROCEEDS AND
INTEREST PAYABLE           The proceeds of the offering will be deposited in the Fund's commodity trading accounts with the Clearing Broker. 100% of such proceeds will be used to trade speculatively commodity futures contracts, forward contracts and other commodity interests (including options thereon), pursuant to the independent direction of JWH,

                           Welton and Sabre with respect to that portion of the Fund's assets allocated to each of them. The Fund receives in each month interest earned on 100% of its average monthly net assets on deposit at the Clearing Broker at the Clearing Broker Rate which is 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. Approximately 20% to
                           60% of the assets of the Fund have historically been committed as initial margin or premiums for trading in commodity interests. The General Partners believe that approximately 20% to 60% of the assets of the Fund will continue to be committed as initial margin or premiums for trading in commodity interests, but from time to time the percentage of assets committed as margin may be more or less than that historical range. See
                           "USE OF PROCEEDS."

SUITABILITY STANDARDS      Each investor must represent in the Subscription Agreement and Power of
                           Attorney attached hereto as Exhibit C that he or she is able to assume the risk inherent in an investment in the Fund and that his or her net worth or net worth and minimum annual gross income in combination satisfy certain requirements. See "INVESTMENT REQUIREMENTS."

                             INTRODUCTORY STATEMENT

    IDS Managed Futures, L.P. was organized on December 16, 1986, as a limited partnership under the laws of the State of Delaware and will terminate not later than December 31, 2006. It is administered by its General Partners, IDS Futures Corporation ("IDS FUTURES"), a Minnesota corporation, and CIS Investments, Inc. ("CISI"), a Delaware corporation. The Fund engages in speculative trading of futures contracts, forward contracts, physical commodities and related options thereon. Its Amended and Restated Limited Partnership Agreement is appended to this Prospectus as Exhibit A.

    The Fund is seeking to sell additional units of limited partnership interest ("UNITS") because the Fund has been successful in achieving substantial capital appreciation for its investors. Further, at this time, the General Partners believe that there is a lack of similar investment products for investors in the market place. Lastly, a larger fund has benefits to current and prospective investors because it permits greater diversification of positions, and therefore, potentially less volatility.

    The General Partners reopened the Fund on March 29, 1993 when a registration statement filed with the Securities and Exchange Commission (File No. 33-45375) for the sale of $10,000,000 of Units of Limited Partnership Interest was declared effective by the SEC. This offering continued until January 31, 1994. The Fund registered an additional $20,000,000 of Units effective January 31, 1994 (File No. 33-72240). The Fund registered an additional $50,000,000 of Units effective June 26, 1995 (File No. 33-86894). As of June 30, 1997, the three offerings have sold $37,132,788 worth of Units, leaving $42,867,212 available for sale. As of June 30, 1997, the total net capital contributions to the Fund were $36,845,292. This offering of Limited Partnership Interests shall continue until July 31, 1999, unless all of the remaining Units are sold prior to that date or the General Partners determine to extend the Current Offering beyond such date.

    Trades are executed and cleared through Cargill Investor Services, Inc., an affiliate of CISI, one of the Fund's General Partners. The Fund's introducing broker is American Express Financial Advisors Inc., an affiliate of IDS Futures, one of the Fund's General Partners. JWH, Welton and Sabre currently act as the trading advisors for the Fund (the "TRADING ADVISORS"). JWH along with Sabre acted as the Fund's trading advisors since the Fund's inception on June 16, 1987. On July 8, 1997, Welton became a Trading Advisor. The Fund currently has an advisory contract with JWH and Sabre which will continue until December 31, 1997, which may be renewed by the Fund for two additional one-year periods and is subject to termination by JWH on 60 days notice. The Fund's advisory contract with Welton will continue until December 31, 1998 and may be renewed by the Fund for three additional one-year periods. The Fund currently pays to the Trading Advisors a quarterly incentive fee based on Trading Profits attributable to trading directed by the respective Trading Advisors and a monthly management fee based on that portion of the Fund's Net Asset Value subject to the respective Trading Advisor's management at month's end. See "CHARGES TO THE FUND."

WHO SHOULD INVEST

    PURCHASE OF THE UNITS OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE GENERAL PARTNERS RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE FUND WILL INCUR SIGNIFICANT EXPENSES, SUCH AS BROKERAGE COMMISSIONS AND ADMINISTRATIVE AND MANAGEMENT FEES AND EXPENSES, WHICH MUST BE RECOUPED BEFORE ANY PROFIT CAN BE GENERATED FOR THE FUND AND ITS LIMITED PARTNERS.

    Each subscriber will be required to make certain representations as to his or her net worth and income. See "INVESTMENT REQUIREMENTS" and the Subscription Agreement and Power of Attorney attached as Exhibit C. The Units are subject to restrictive redemption provisions; Units may not be redeemed during the first six months after purchase by an investor. See "REDEMPTIONS." THE

GENERAL PARTNERS BELIEVE THAT PROSPECTIVE INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM INVESTMENT IN ORDER TO PERMIT THE TRADING TECHNIQUES OF THE TRADING ADVISORS TO FUNCTION OVER A SIGNIFICANT TIME PERIOD. THERE IS NO PUBLIC MARKET FOR THESE UNITS AND NONE IS LIKELY TO DEVELOP.

    Prospective investors should not enter this program with expectations of sheltering income or receiving cash distributions. See "RISK FACTORS--LIMITED PARTNERS WILL BE TAXED ON INCOME AND PROFITS WHETHER OR NOT DISTRIBUTED." If losses accrue to the Fund, a Limited Partner's distributive share will likely be treated as a capital loss and may be available for offsetting capital gains from other sources. However, to the extent the Limited Partner has no net capital gains from other sources, such loss may be used only to a limited extent, under current United States tax law, as a deduction from ordinary income. Due to such limitations, the Fund is not a "tax shelter" in that Fund losses will not materially reduce a Limited Partner's federal income tax arising from his or her ordinary income. See "FEDERAL INCOME TAX CONSIDERATIONS." POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS ON ALL MATTERS INVOLVING THEIR PERSONAL INCOME TAX SITUATIONS.

                                  RISK FACTORS

    Prospective investors should carefully read the entire Prospectus (including the Commodity Futures Trading Commission Risk Disclosure Statement on page 1) and carefully consider the following risks before subscribing for Units. Since the commodity markets involve substantial risks, an investment in the Units should be made only after consulting with independent qualified sources of investment and tax advice. Among the risks involved are the following:

THE COMMODITY FUTURES MARKETS

    (1) COMMODITY INTEREST TRADING IS VOLATILE. A principal risk in commodity futures trading is the volatility (price fluctuation) in the market prices of commodities. The prices of commodities fluctuate rapidly and over wide ranges. The profitability of the Fund will depend on identifying trends in fluctuations in market prices. Prices of commodity futures contracts are affected by a wide variety of complex and hard to predict factors, such as supply and demand of a particular commodity, weather and climate conditions, governmental activities and regulations, political and economic events and prevailing psychological characteristics of the marketplace. See "DESCRIPTION OF COMMODITY TRADING--COMMODITY PRICES" and "THE TRADING ADVISORS."

    (2) COMMODITY FUTURES TRADING IS HIGHLY LEVERAGED. Commodity futures contracts are traded on margins which typically range from 1% to 20% of the value of the contract. The average margin is less than 10% of the value of the contract. The low margin deposits normally required in commodity futures trading permit an extremely high degree of leverage. A relatively small price movement in a commodity futures contract may result in immediate and substantial loss to the investor. Like other leveraged investments, a commodity futures transaction may result in losses in excess of the amount invested. If the Fund invests a substantial amount of its assets in a losing commodity futures trade, a substantial reduction in the value of a Unit would result. Although the Fund may lose more than its initial margin on a trade, the Fund, and not the Limited Partners personally, will be subject to margin calls. See "DESCRIPTION OF COMMODITY TRADING--MARGINS."

    (3) COMMODITY FUTURES MARKETS MAY BE ILLIQUID. It is not always possible to execute a buy or sell order at the desired price, or to close out an open position, due to market conditions, limits on open positions and/or daily price fluctuation limits (see "GLOSSARY") imposed by both U.S. and non-U.S. exchanges and approved by the Commodity Futures Trading Commission ("CFTC"). Daily price fluctuation limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the market price of a commodity futures contract reaches its daily price fluctuation limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Because these limits only govern price movements for a particular trading day, they do not limit losses. In certain commodities, the daily price fluctuation limits may apply throughout the life of a contract, so that the holder of a contract who cannot liquidate his or her position by the end of trading on the last trading day for that contract may be required to make or take delivery of the commodity.

    Another instance of difficult or impossible execution occurs in markets which lack sufficient trading liquidity. It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract, or direct that trading in a particular contract be conducted for liquidation only. For example, during periods in October 1987 trading in certain stock index futures was too illiquid for markets to function properly and was at one point suspended. Although it is intended that the Fund's Trading Advisors purchase and sell actively traded commodities, no assurance can be given that such markets will be or remain liquid, or that Fund orders will be executed at or near the desired prices. See "TRADING POLICIES."

    (4) PERIOD OF UNPROFITABLE TRADING. Losses were posted to the Fund in 1994 (6.93%) and 1992 (3.47%). Total return for the calendar years 1994, 1995 and 1996 was 37.5% and total return for the years

1992 through 1996 was 83.7%. A hypothetical $1,000 Net Asset Value per Unit of the Fund, available at the beginning of each of those five years would have lost $34.30 in 1992, gained $383.20 in 1993, lost $69.30 in 1994, gained $230.30 in
1995, and gained $200.80 in 1996.

    (5) SPECIFIC RISKS OF TRADING IN OPTIONS ON COMMODITY FUTURES. The Fund engages in trading options on commodity futures. No specific limitation on the percentage or amount of such contracts, if any, engaged in by the Fund has been imposed. The Trading Advisors have significantly less experience in trading options on futures than they have in trading futures contracts. See "THE TRADING ADVISORS." Although successful trading in options on futures contracts requires many of the same skills required for successful futures trading, the risks involved are somewhat different. Options trading may be restricted in the event that trading in the underlying futures contract becomes restricted, and options trading may itself be illiquid at times, irrespective of the condition of the market in the underlying futures contract, making it difficult to offset option positions. As of the date of this Prospectus trading in foreign options is subject to approval of foreign options by the CFTC on a case-by-case basis. The Fund will trade only in options, including foreign options, to purchase or sell commodity futures contracts or physical commodities, if such options have been approved for trading on a designated contract market by the CFTC.

    (6) FORWARD CONTRACTS ON FOREIGN CURRENCIES ARE NOT TRADED ON EXCHANGES AND LACK REGULATORY PROTECTIONS OF EXCHANGES. The Fund may engage in the trading of forward contracts on foreign currencies pursuant to the direction of the Trading Advisors for customer accounts. No specific limitation on the percentage or amount of such contracts, if any, engaged in by the Fund has been imposed. See "DESCRIPTION OF COMMODITY TRADING--COMMODITY MARKETS." A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency. There are no limitations on daily price moves in forward contracts. In addition, speculative position limits are not applicable to forward contract trading, although the principals with which the Fund may deal in the forward markets may limit the positions available to the Fund as a consequence of credit considerations. The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell. In addition, the imposition of exchange and credit controls or the fixing of currency exchange rates by governmental authorities might limit forward trading to less than that which a Trading Advisor would otherwise direct for the Fund. Not only are the forward markets substantially unregulated, but it is also possible that the CFTC or certain other governmental agencies may in the future attempt to prevent the Fund from trading in the forward markets.

    CIS Financial Services, Inc. ("CISFS"), will act as the forward contract broker for the Fund and will arrange for the Fund to contract with one or more banks as a direct counterparty of the Fund in order to make or take future delivery of a specified lot of a particular currency. CISFS will guarantee the obligations of the Fund for which it acts as Broker through lines of credit it has established with the counterparty bank(s). The Fund initially expects to engage in transactions in foreign exchange contracts with only one bank. However, more banks may be added as counterparties in the future. Forward contracts will be transacted only with banks having in excess of $100,000,000 of capitalization. Since the Fund's inception, the Fund has not yet engaged in trading forward contracts on foreign currencies. See "TRADING POLICIES," "RISK FACTORS--FAILURE OF BROKERAGE FIRMS," "CHARGES TO THE FUND," and "BROKERAGE ARRANGEMENTS."

    Because performance of forward contracts on currencies and other commodities are not guaranteed by any exchange or clearinghouse, the Fund will be subject to the risk of the inability or refusal on the part of the bank to perform with respect to such contracts on the part of the principals or agents with or through which the Fund trades. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Fund to substantial losses. The Fund will not be excused from the performance of any forward contracts into which it has entered due to the default of third parties or CISFS in respect of other forward trades which in a Trading Advisor's trading strategy were to have substantially offset such contracts. However, the Fund will only transact foreign exchange contracts with well-capitalized banks as discussed above.

    (7) CONTRACTS OFFERED ON FOREIGN EXCHANGES SUBJECT TO DIFFERENT REGULATIONS AND TRADING PRACTICES. The Fund engages in the trading of contracts on foreign exchanges. Futures exchanges are being established in many countries, particularly throughout Europe and Asia, and trading on those markets constitutes a steadily increasing share of total worldwide volume in futures trading. In some cases, the types of contracts traded on these exchanges resemble those traded on U.S. futures exchanges, but in many other instances there are no comparable U.S. contracts. Foreign exchanges are not regulated by the CFTC or any other United States governmental agency. Therefore, options and futures trading on any such exchange may be subject to more risks than trading options and futures contracts on exchanges in the United States. For example, some foreign markets, in contrast to United States exchanges, are "principals' markets" similar to the forward markets in which performance is the responsibility only of the individual member with whom the trader has entered into a contract and not of any exchange or clearing corporation. Due to the absence of a clearing house system on certain foreign markets, such markets are significantly more susceptible to disruptions than are United States exchanges. Moreover, the Fund is subject to whatever regulatory provisions are applicable to transactions effected outside the United States, whether on foreign exchanges or otherwise. Trading on foreign exchanges involves the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums, exchange and investment controls or political or diplomatic events which might adversely affect the Fund's trading activities. In addition, the rights and responsibilities of the Fund in the event of an exchange or clearing house default or bankruptcy are likely to differ from those existing on U.S. exchanges. The General Partners are responsible for evaluating the risks of the trading on non-U.S. exchanges. In trading on these exchanges, the Fund will also be subject to the risk of changes in the exchange rates between the U.S. Dollar and the currencies in which foreign contracts are margined and settled.

    Although the CFTC is prohibited by statute from promulgating rules which govern in any respect any rule, contract term or action of any foreign commodity exchange, the CFTC has adopted rules to regulate the sale of foreign futures contracts and foreign options within the United States. These regulations may restrict the Fund's access to foreign markets by limiting the activities of certain participants in such markets with whom the Fund could otherwise have traded. See "CFTC RISK DISCLOSURE STATEMENT."

    (8) EXCHANGE FOR PHYSICALS. The Fund may engage in exchanges for physicals. See "GLOSSARY." The CFTC and/or futures exchanges could alter their regulations of transactions involving exchanges for physicals. If the Trading Advisors were to be prevented from making use of this trading technique for the Fund, the trading performance of the Fund's account could be adversely affected.

    (9) SPOT COMMODITY TRANSACTIONS. In spot commodity transactions (transactions in physical commodities such as gold bullion), such spot transactions are not regulated by the CFTC. Some of such transactions may be entered into in conjunction with exchanges for physicals. The trading programs employed by one or more of the Trading Advisors for the Fund may employ exchanges for physical transactions. In any principal transactions entered into by the Fund, the Fund is subject to the risk of the inability of, or refusal by, a counterparty to perform with respect to the underlying contract.

CHARGES

    (10) THE FUND PAYS SUBSTANTIAL FEES, COMMISSIONS AND EXPENSES WHICH COULD DEPLETE ITS ASSETS. See "CONFLICTS OF INTEREST--RELATIONSHIP OF THE GENERAL PARTNERS, THE INTRODUCING BROKER, THE CLEARING BROKER, AND THE FOREIGN CURRENCY BROKER," on page 40.

    MANAGEMENT AND INCENTIVE FEES. JWH receives a quarterly incentive fee of 15%, Welton receives a quarterly incentive fee of 18% and Sabre receives a quarterly incentive fee of 18%, in each case, of the Fund's Trading Profits attributable to trading directed by it. In addition, JWH receives a monthly management fee of 1/3 of 1%, Welton receives a monthly management fee of 1/4 of 1% and Sabre receives a monthly management fee of 1/4 of 1%, in each case of the Fund's Net Asset Value subject to its management at month's end.

    BROKERAGE FEES. As of September 1, 1995, the Fund pays brokerage commissions of $35 per round turn trade (plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable, to the Clearing Broker), of which $15 is kept by the Clearing Broker and $20 is paid to the Fund's Introducing Broker. Prior to that time, the Fund paid commissions of $50 per round turn trade, plus the fees mentioned above. There is no method to predict accurately the amount of brokerage commissions which the Fund may pay because those commissions will be entirely dependent on the volume of trading by the Fund and the commission rates charged to the Fund from time to time. The Fund has paid brokerage commissions, on an annual basis, of approximately 2.5% - 6.2% of the Fund's Net Asset Value. Based on currently anticipated commission rates, the General Partners estimate that brokerage commissions, on an annual basis, will approximate an amount in the lower end of the historical range. Actual charges may differ substantially from the historical range and this estimate, and will be determined by trading opportunities perceived by the Trading Advisors.

    ADMINISTRATIVE FEE. Each of the General Partners receives from the Fund an annual administrative fee based on the Fund's Net Asset Value on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year.

    BREAK-EVEN POINT. The Fund is obligated to pay brokerage commissions and certain charges incidental to trading, as well as the General Partners' administrative fees, the Trading Advisors' management fees, and legal, accounting, auditing, printing, recording and filing fees, postage charges, and any extraordinary expenses regardless of whether the Fund realizes profits. These payments may cause the Fund to terminate. The Fund will be required to make trading profits of a very substantial magnitude to avoid depletion or exhaustion of its assets from the aggregate of these charges. See "SUMMARY OF THE PROSPECTUS--Estimate of the Fund's Break-even Point on page 9." For example, if the Fund's Net Asset Value (as defined under "CHARGES TO THE FUND--CERTAIN DEFINITIONS") declines to less than $500,000 as of the close of business on any trading day, the Fund will terminate. See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--TERMINATION OF FUND" and Exhibit A attached hereto. Quarterly incentive fees payable to the Trading Advisors are based upon, among other things, unrealized appreciation on open commodity positions, and any such fees paid to the Trading Advisors will be retained by them even if the Fund subsequently experiences losses. Such appreciation may never be realized by the Fund. In addition, because the incentive fee is determined on a quarterly rather than an annual basis, the Fund may pay substantial incentive fees to the Trading Advisors during portions of the Fund's fiscal year even though subsequent losses result in a yearly net loss for the Fund. Moreover, because incentive fees payable to each Trading Advisor are calculated separately, it is possible that one Trading Advisor may receive incentive fees in respect of Trading Profits achieved on the assets managed by it during a quarter in which the other Trading Advisor experiences losses on the assets that it manages which are greater than the profits earned by the funds under management by the Trading

Advisor receiving fees. Thus, it is possible that incentive fees could be payable during a quarter in which the Net Asset Value per Unit actually has declined. The Clearing Broker receives a significant benefit from a portion of the interest generated by the Fund's assets. See "USE OF PROCEEDS."

    (11) INCENTIVE FEE PAYMENTS PER UNIT WILL NOT MATCH PERFORMANCE PER UNIT EXACTLY. The incentive fees payable to the Trading Advisors accrue monthly and are payable quarterly, based on the increase in Net Asset Value of the funds under management of the respective Trading Advisor, subject to certain adjustments related to interest realized on those funds, distributions or redemptions, and allocations or reallocations. See "CHARGES TO THE FUND--DESCRIPTION OF CHARGES TO THE FUND" and "CHARGES TO THE FUND-- CERTAIN DEFINITIONS." Whenever an incentive fee is payable to one or more of the Trading Advisors, each outstanding Unit owned by a Limited Partner will pay a proportionate amount of such incentive fee. This method of calculating and paying incentive fees, while requiring each outstanding Unit to contribute equally to payment of such fees, nonetheless creates a distortion in that not every outstanding Unit is likely to have participated equally in the gains which give rise to an incentive fee payment to a Trading Advisor. This is because Units will be sold to Limited Partners at prices per Unit which are likely to vary depending upon the time when particular Limited Partners purchase their Units and are admitted to the Fund and the trading experience of the Fund. See the Notes to the cover page of this Prospectus. The Fund as a whole may be required to pay incentive fees to one or more Trading Advisors even though the value of particular Units has remained the same or even declined since they were purchased. On the other hand, a Limited Partner could purchase Units which experience an increase in value although the Fund as a whole has not experienced any Trading Profits during that period of time and consequently pays no incentive fee. The extent of such distortions will depend on a variety of factors including, but not limited to, the time at which particular Limited Partners are admitted to the Fund, the prices at which Units are sold at such times, the timing of the Fund's trading profits and losses, and the magnitude of such admissions, profits and losses and the profitability of trading directed by each Trading Advisor. Therefore, the amounts paid in incentive fees attributable to certain Units may, from time to time, vary from the specific trading performance (participation in profit or loss) experienced by those Units. If an alternative method of calculating incentive fees were to be employed by the Fund that matched the trading experience of Units to the incentive fee contribution of Units, the amounts payable by Limited Partners in incentive fees with respect to their Units would vary from those payable under the method that the Fund will employ. In addition, if Units are purchased at a Net Asset Value per Unit which reflects an accrued but unpaid incentive fee on unrealized Trading Profits recognized as of such date, and such accrual is subsequently reversed in whole or in part due to trading losses by the end of the current calendar quarter, the reversal of the accrued incentive fee will be credited to all Units equally, including the Units purchased at a Net Asset Value per Unit which already fully reflected such accrual. This will result in the Net Asset Value per Unit of previously outstanding Units being lower than it would have been had no new Units been purchased at a price reflecting an accrued incentive fee, because the "unaccrual" of the incentive fee resulting from the losses subsequent to the date of such purchase would otherwise have accrued to the exclusive benefit of the previously outstanding Units, not such Units plus the Units more recently purchased.

TRADING ADVISORS

    (12)  RELIANCE ON TRADING ADVISORS FOR PROFITABLE PERFORMANCE.

    TRADING METHODS. The Fund has an advisory contract with JWH and Sabre which will continue until December 31, 1997, and an advisory contract with Welton which will continue until December 31, 1998. The advisory contract with each of JWH and Sabre is subject to extension by the Fund for two additional one-year terms, and, as to JWH, is subject to termination by JWH upon 60 days' notice. The advisory contract with Welton is subject to extension by the Fund for three additional one-year terms. Each Trading Advisor will direct trading for the Fund completely independently of the other Trading Advisors, and will have no knowledge of trading decisions being made by the other Trading Advisors. No assurance can be given that the trading techniques and strategies of any Trading Advisor will be profitable in the future, or that the services of any Trading Advisor will continue to be available to the Fund. The specific details of the Trading Advisors' respective trading methods are proprietary; consequently, the Limited Partners will not be able to determine the full details of those methods or whether those methods as are described herein are being followed. See "THE TRADING ADVISORS." Subject to the Fund's trading policies, each Trading Advisor may alter its trading methods if it determines that such a change is in the best interest of the Fund. Each Trading Advisor has agreed to notify the General Partners of any such changes which it considers to be material. See "THE TRADING ADVISORS." If the General Partners are so notified of a material change in an advisor's trading methods, they will so notify the Limited Partners in the monthly report to the Limited Partners.

    CONFLICTS OF INTEREST. From time to time, the Trading Advisors (or their affiliates) will manage additional accounts, and these accounts (see "CONFLICTS OF INTEREST--OTHER COMMODITY POOLS AND ACCOUNTS"), together with that of the Fund, will increase the level of competition for the same trades desired by the Fund, including the priorities of order entry. There is no specific limit imposed by the Fund on the Trading Advisors as to the number of accounts they (or their affiliates) may manage. In addition, the positions of all of the accounts owned or controlled by each of the Trading Advisors or their affiliates are aggregated for the purposes of applying speculative position limits (see "GLOSSARY" and "RISK FACTORS--EFFECTS OF SPECULATIVE POSITION LIMITS"), and such aggregation might limit the number of contracts which can be traded or held by the Fund pursuant to the direction of a Trading Advisor whose trading approaches such limits. In fulfilling their responsibilities to the Fund, the General Partners have required that the advisory contracts with the Trading Advisors provide for notice to the General Partners by a Trading Advisor when the Fund's positions are first included in an aggregate amount which equals ninety percent (90%) with respect to JWH and Sabre and one hundred percent (100%) with respect to Welton, of the applicable speculative limit and will promptly respond thereafter to requests from the General Partners with respect to the percentage of the applicable speculative limit reflected by the aggregate positions owned or controlled by any Trading Advisor or any of its principals, employees or agents. The advisory contracts have also provided for the right of the General Partners to inspect each of the Trading Advisor's trading records for the purpose of confirming that the Fund is being treated equitably by that Trading Advisor with respect to modifications of trading strategy resulting from such limits, as well as with respect to the assignment of priorities of order entry to that Trading Advisor's accounts. Each Trading Advisor may, in directing trading for other accounts, employ trading programs different from those employed in connection with the Fund's trading. The performance of such other trading programs may be more successful than the performance of programs employed in connection with the Fund's trading. See also "RISK FACTORS--MULTIPLE TRADING ADVISORS."

    LIMITATION OF LIABILITY AND INDEMNIFICATION FOR TRADING ADVISORS. Each Trading Advisor, its principals and employees will not be liable to the Fund, the Limited Partners, any of their successors or assigns or the General Partners except by reason of acts or omissions in contravention of the express terms of its advisory contract or due to misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund.

    The Fund will indemnify each Trading Advisor, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions related to the Trading Advisor's management of Fund assets, PROVIDED that there has been no judicial determination that such liability was the result of negligence, misconduct or breach of the advisory contract nor any judicial determination that the conduct which was the basis for such liability was not done in a good faith belief that it was in, or not opposed to, the best interests of the Fund. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Fund only upon the opinion of mutually acceptable independent legal counsel that the Trading Advisor has met the applicable standard of conduct described above.

    CHANGE IN PRINCIPALS AND ADVISORS. Each Trading Advisor is dependent on the services of its respective principals. If the services of such principals were not available to a Trading Advisor, or were interrupted, the continued ability of that Trading Advisor to render services to clients would be subject to substantial uncertainty, and such services of the Trading Advisor could be terminated completely.

    If an advisory contract is terminated with respect to one or more Trading Advisors, the General Partner would be required to make other arrangements for providing advisory services if the Fund intends to continue trading. No assurance can be given that the Trading Advisors' services will be available to the Fund following the expiration of their advisory contracts or that the Trading Advisors' services may not be earlier terminated. See "THE TRADING ADVISORS--THE ADVISORY CONTRACTS." Upon termination of a Trading Advisor, the General Partners may direct liquidation of all positions established by the terminated Trading Advisor prior to commencement of trading directed by another trading advisor with respect to those assets. With respect to any new trading advisors retained by the Fund, fee arrangements which differ substantially from those established with the Trading Advisors may be implemented.

    (13) TRADING DECISIONS BASED ON TECHNICAL ANALYSIS DO NOT CONSIDER FUNDAMENTAL TYPES OF DATA AND REQUIRE PRICE TRENDS TO BE PROFITABLE. In general, the Trading Advisors use, and any additional advisors which the Fund may select in the future may use, trend-following systems based on mathematical analysis of certain technical data regarding past market performance. See "THE TRADING ADVISORS." These trend-following systems do not generally take into account fundamental external factors, except insofar as such factors may influence the technical data constituting input information for the trading system. Fundamental factors include, among others, factors that affect the supply and demand of the underlying commodity, interest rates, government intervention, exchange controls and political stability. Technical systems may be unable to respond to fundamental causative events until after their impact has ceased to influence the market. Causative factors include, among others, the daily, weekly and monthly price fluctuations, volume variations and changes in open interest.

    The profitability of any diversified technical trading system depends upon major price moves or trends in some commodities which can be interpreted by the system as price trends sufficient to dictate an entry or exit decision. In the past there have been periods when no commodity has experienced any major price movements or when price movements have been erratic or ill-defined, and such periods are likely to recur in the future. The best technical trading system will not be profitable if there are no trends of the kind it seeks to follow. Any factor which would make it more difficult to execute trades at a system's signal prices, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. Trend-following technical systems may produce profitable results for a period of time, after which further application of such systems to the technical input data fails to detect correctly any future price movements. For this reason, commodity trading advisors utilizing such systems may modify and alter their systems on a periodic basis. Such systems (including the Trading Advisors') may also be modified and altered for application to accounts of different sizes. Furthermore, government control of or intervention in the markets traded may lessen the prospect of sustained price moves. A number of markets traded by the Fund may be targets for governmental intervention.

    The use of technical trading systems by professional advisors has been increasing as a proportion of overall volume of the markets as a whole, and for certain commodities in particular. This could result in several advisors attempting simultaneously (because of the availability of the same current market information) to initiate or liquidate substantial positions in any market at or about the same time as either or both of the Trading Advisors, or otherwise cause an alteration of historical trading patterns or affect the execution of trades to the significant detriment of the Fund.

    (14) PERIODS WITHOUT DISCERNIBLE PRICE TRENDS MAKE PROFITABLE TRADING DIFFICULT. There can be no assurance that any trading strategies will produce profitable results. The past performance of an advisor's trading strategies is not necessarily indicative of future profitability, and the best trading strategies, whether based on technical or fundamental analysis, will not be profitable if there are no trends of the kind they seek to follow. The profitability of any technical or fundamental trading strategy depends upon significant price moves or trends in at least some commodities. In the past there have been periods without discernible trends and presumably similar periods will occur in the future. Any factor which reduces the occurrence of major trends may reduce the prospect that any trading strategy will be profitable. For this reason, commodity trading advisors may modify or alter their trading methods on a periodic basis. Subject to the trading limitations described under "TRADING POLICIES," a Trading Advisor may alter its trading methods, upon written notice to the General Partners of any material change in such trading methods, if a Trading Advisor determines that such change is in the best interests of the Fund. Changes in commodity interests traded shall not be deemed material changes in trading methods. The trading methods to be utilized by the Trading Advisors are generally proprietary and confidential, and Limited Partners will not be notified of changes in commodity interests traded or modifications, additions or deletions to the Trading Advisors' trading methods. See "THE TRADING ADVISORS and "PAST PERFORMANCE OF JWH AND WELTON."

    (15) OTHER CLIENTS OF THE TRADING ADVISORS MAY COMPETE FOR SAME TRADES AND POSITIONS. Each Trading Advisor may manage other accounts, including other publicly offered pools and accounts in which the Trading Advisor or its principals may have an interest, which could increase the level of competition for the same trades the Fund might otherwise make, including order execution and availability of speculative position limits. Each Trading Advisor has represented that it will not knowingly or deliberately employ a trading strategy on behalf of the Fund which is inferior to any strategy which it employs for other accounts, or otherwise favor on an overall basis any other account managed by them over the Fund. Each Trading Advisor and its principals, however, may employ trading methods, policies and strategies which differ from those employed on behalf of the Fund in circumstances which differ from those under which the Fund operates. Further, each Trading Advisor may be restricted in the positions it can take on behalf of the Fund due to positions taken for such Trading Advisor's own account or its customer. Therefore, the results of the Fund's trading may differ from those of the other accounts concurrently managed by the Trading Advisors. See "THE TRADING ADVISORS."

    (16) MULTIPLE TRADING ADVISORS MAY NOT INCREASE PROTECTION AGAINST LOSSES OR PRODUCE MORE PROFITABLE TRADING. The Fund has retained the Trading Advisors to act as independent trading advisors to attempt to achieve substantial protection against major losses without sacrificing the ability to capitalize on profitable trends through diversification. In addition, the Fund may in the future retain the services of one or more additional trading advisors. In fact, the diversification of trading approaches among the Trading Advisors may have the opposite result. There is no assurance that the use of multiple trading approaches will not effectively result in losses by one Trading Advisor which offset or exceed any profits achieved by another Trading Advisor. Accordingly, there is no assurance that the use of two or more Trading Advisors will be any more successful than the retention of one Trading Advisor. Because the Trading Advisors will trade independently of each other, the Fund could hold opposite positions pursuant to the directions of each Trading Advisor, and could simultaneously buy and sell the same futures contract, thereby incurring commission and transaction fee costs with no net change in its holdings. Conversely, the Trading Advisors could at times enter identical orders and therefore compete for the same positions. This competition could prevent the orders from being executed at the desired price or prevent execution altogether. In addition, although margin requirements applicable to trading directed by a Trading Advisor will ordinarily be met from the Fund assets allocated to it, a Trading Advisor could incur losses that would make it unable to meet margin calls from those assets. In this event, the General Partners may require contributions and liquidations from the assets allocated to another Trading Advisor. This could adversely affect the trading strategy of that other Trading Advisor.

    Moreover, because incentive fees, if any, payable to each Trading Advisor would be calculated separately, it is possible that one Trading Advisor could receive incentive fees in respect of Trading Profits achieved on the assets managed by it during a period in which another Trading Advisor experiences losses on the assets that it manages which are greater than the profits earned by the funds under management by the Trading Advisor receiving fees. Thus, it is possible that incentive fees could be payable during a period in which the Net Asset Value per Unit actually has declined. The effect might be to deplete the Fund assets by the amount of incentive fees paid during periods when the loss incurred by one or more Trading Advisors outweighs the profits recognized by other Trading Advisors.

    (17) SPECULATIVE POSITION LIMITS MAY LIMIT POSITIONS TAKEN BY FUND. The CFTC and domestic exchanges have established speculative position limits ("position limits") on the maximum net long or short futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures traded on U.S. commodity exchanges. The CFTC has adopted a rule which requires commodity exchanges to impose speculative position limits on all commodities traded on the exchange (with the exception of certain commodities subject to speculative position limits established by the
CFTC). All commodity accounts owned or controlled by each Trading Advisor and its affiliates are combined for position limit purposes. With respect to futures trading in commodities subject to such limits, a Trading Advisor may thus be required to reduce the size of the futures positions which would otherwise be taken for the Fund in such commodities and not trade futures in certain of such commodities in order to avoid exceeding such limits. Such modification of trades of the Fund, if required, could adversely affect the operations and profitability of the Fund. See "DESCRIPTION OF COMMODITY TRADING--REGULATION." If such limits are exceeded, a Trading Advisor will be compelled to liquidate positions in each of its clients' trading accounts, including the Fund's, on a PRO RATA basis in accordance with the amount of equity in each such account. While the Trading Advisors believe that the speculative position limits will not adversely affect the trading directed by it, it is possible that from time to time the trading approach or instructions of an advisor may have to be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Fund. In addition, the speculative position limits will apply on an aggregate basis to all positions held by the Fund.

    (18) NEW ADVISORS MAY BE RETAINED WITHOUT NOTICE TO, OR APPROVAL BY, LIMITED PARTNERS. Upon termination of a Trading Advisor, the General Partners may direct liquidation of all positions established by such Trading Advisor prior to commencement of trading directed by another trading advisor with respect to those assets. Any additional and replacement trading advisors would be selected by the General Partners without prior notice to, or approval from, Limited Partners who would not have the opportunity to review their performance records and the terms of their agreements with the Fund prior to their selection. Pursuant to the Amended and Restated Limited Partnership Agreement, the General Partners are authorized to enter into advisory contracts with new advisors on terms and conditions as they, in their sole discretion, deem to be in the best interests of the Fund. If an advisor were to be designated following a decline in the Fund's assets, that advisor might (depending upon the compensation arrangements negotiated with the General Partners) receive an incentive fee based on any subsequent trading profits despite the fact that those trading profits do not exceed trading losses incurred by previous or existing advisors or by the Fund as a whole.

    (19) EXCHANGE FOR PHYSICALS MAY NOT ALWAYS BE PERMITTED. The Trading Advisors may engage in exchange for physicals for the Fund's accounts. See "GLOSSARY." If the Trading Advisors were to be prevented from making use of this trading technique for the Fund, due to changes in applicable regulations, the trading performance of the Fund could be adversely affected.

    (20) INCREASING THE ASSETS TRADED BY THE TRADING ADVISORS MAY HAVE POSSIBLE ADVERSE EFFECTS. Commodity trading advisors are limited in the amount of assets that they can successfully manage, both by the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management and by the restrictive effect of speculative position limits. Increased equity generally results in a larger demand for the same commodity interest contract positions among the accounts managed by a commodity trading advisor. Furthermore, a number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases. The Trading Advisors have not agreed to limit the amount of additional equity that they may manage, and the assets under management of JWH have increased substantially since the beginning of the Fund's trading and the assets under management of all Trading Advisors may increase further. There can be no assurance that the Trading Advisors' respective trading systems will not be adversely affected by additional equity, including any additional assets of the Fund.

LIMITED PARTNERS AND THE FUND

    (21) FUND OPERATING HISTORY NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. The Fund began trading on June 16, 1987. The Fund's initial capitalization was $7,372,260. The Net Asset Value per Unit at the commencement of trading on June 16, 1987 was $225.43 and the Net Asset Value per Unit as of June 30, 1997 was $318.96 (which would have been equivalent to $956.88 before the February 28, 1995 3-for-1 split). The average annual rate of return from an investment in the Fund through June 30, 1997 is 14.4%, based on the initial Net Asset Value. Due to the uncertainty of the commodity markets the past performance of the Fund specifically cannot be regarded as an indicator of the Fund's future performance. See "PAST PERFORMANCE OF THE FUND."

    (22) GENERAL PARTNERS LIMITED EXPERIENCE AS POOL OPERATORS. CISI and IDS Futures have limited prior experience in operating commodity pools. In addition to operating the Fund since June 16, 1987, CISI currently operates another public commodity pool jointly with IDS Futures. See "THE GENERAL PARTNERS."

    (23) AUTOMATIC TERMINATION FEATURES COULD TERMINATE FUND. The Units are designed for investors who desire longer term investments. The Fund will terminate on December 31, 2006, and will terminate automatically if the Fund's Net Asset Value decreases below $500,000 at the close of business on any trading day. In addition, the Fund will suspend trading and may terminate if the Net Asset Value per Unit (after adding back any previous distributions from the Fund to the Limited Partners) decreases below $125. See "TRADING POLICIES" and "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--TERMINATION OF FUND" and "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--REDEMPTION." However, no assurance can be given that the investor will receive $125 per Unit, or any other specified amount since the impossibility of executing trades under certain conditions, together with the expenses of liquidation, may deplete the Fund's assets below this amount. See "COMMODITY FUTURES MARKETS MAY BE ILLIQUID" above.

    (24) INVESTORS HAVE LIMITED MANAGEMENT RIGHTS. Purchasers of the Units will become Limited Partners in the Fund and, as such, they will be unable to exercise any management functions with respect to its operations. The rights and obligations of the Limited Partners are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Amended and Restated Limited Partnership Agreement, which provides, in part, that amendments thereto may be proposed by the General Partners or by Limited Partners owning at least 10% of the outstanding Units and will be adopted if approved by the holders of a majority of such Units (not including any Units held by the General Partners or their corporate affiliates, but including any Units held by representatives and employees of the Selling Agent and of its corporate affiliates). See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--MANAGEMENT OF THE FUND" and the Amended and Restated Limited Partnership Agreement attached as Exhibit A.

    (25)  RISK OF SUBSTANTIAL LOSSES AFTER ADMISSION OF NEW LIMITED
PARTNERS. The Fund could incur substantial losses shortly after the admission of new Limited Partners. The General Partners could subsequently decide to deleverage trading, alter allocations of assets among the Trading Advisors, or terminate a Trading Advisor, any of which may impair the potential for profit for those Limited Partners. The fixed rate charges to the Fund, paid irrespective of the Fund's profitability, could further exacerbate such losses.

    (26) LIMITED ABILITY TO LIQUIDATE INVESTMENT IN UNITS. Although a Limited Partner may transfer his or her Units, no market exists for the Units and none is likely to develop. In addition, a transferee of a

Unit can only become a substituted Limited Partner with the General Partners' consent. See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--TRANSFERS OF UNITS." Restrictive redemption privileges are provided in the Amended and Restated Limited Partnership Agreement. See "REDEMPTIONS." No redemptions are permitted by a subscriber during the first six months after he or she has been first admitted to the Fund. Thereafter, under certain conditions, a Limited Partner may require the Fund to redeem any or all of his or her Units (with the redemption amount designated either in terms of Units or dollars) based on the Net Asset Value per Unit as of the last day of any month on ten (10) days written notice to the General Partners. Accordingly, the Net Asset Value per Unit on the date such notice is given may vary considerably from that on the redemption date. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his or her entire interest in the Fund. The Units are generally noncallable by the General Partners, but the General Partners have authority under the Fund's Amended and Restated Limited Partnership Agreement to require Limited Partners that are employee benefit plans to withdraw from the Fund under certain conditions. See "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS."

    (27) SUBSTANTIAL REDEMPTIONS COULD AFFECT FUND'S TRADING. Substantial redemptions of Units by the Limited Partners within a limited period of time could require the Fund to liquidate positions more rapidly than would otherwise be desirable, which could adversely affect the value of both the Units being redeemed and the outstanding Units. In addition, regardless of the period of time in which redemptions occur, the resulting reduction in the Fund's Net Asset Value could make it more difficult for the Fund to generate Trading Profits or recoup losses due to a reduced equity base.

    (28) CLAIMS AGAINST LIMITED PARTNERS COULD BE MADE BY FUND. Under certain circumstances, (see "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--NATURE OF THE PARTNERSHIP" and Exhibit A--Amended and Restated Limited Partnership Agreement), a Limited Partner might be required to repay to the Fund a distribution for a period of three years after the distribution was received with the knowledge that the distribution violated Delaware partnership law.

    (29) EXPIRATION OF THE FUND'S CONTRACTS WITH THE CLEARING BROKER AND TRADING ADVISORS COULD LEAD TO CHANGES IN FUND'S OPERATIONS. The advisory contracts, as amended, between the Fund and JWH and Sabre, and between the Fund and Welton, will continue until December 31, 1997 and December 31, 1998, respectively, are subject to extension by the Fund for two additional one-year terms with respect to JWH and Sabre and three additional one-year terms with respect to Welton. The advisory contracts are terminable by the Fund upon the occurrence of certain events and, as to JWH, is terminable by JWH on 60 days' notice. Upon termination or expiration of the advisory contracts with the Trading Advisors, the General Partners will be required to re-negotiate such contracts or make other arrangements for providing such services if the Fund intends to continue trading. No assurance can be given that upon termination or expiration of the advisory contracts with the Trading Advisors, the General Partners will be able to retain the existing trading advisors or new trading advisors on the same terms or fee structure as the advisory contracts with the Trading Advisors. In addition, no assurance can be given that the services of the Introducing Broker and Clearing Broker will be available after the expiration or termination of the Clearing Brokerage Agreement. If the Fund were to employ new brokers, the brokerage commissions charged might be higher or lower than those currently paid by the Fund. See "THE TRADING ADVISORS--THE ADVISORY CONTRACTS" and "BROKERAGE ARRANGEMENTS."

    (30) LIMITED NET WORTH OF GENERAL PARTNERS. The General Partners will maintain a minimum net worth as described under the caption "THE GENERAL PARTNERS--MINIMUM INVESTMENT AND NET WORTH" and Exhibit A--Amended and Restated Limited Partnership Agreement for as long as they continue as general partners of the Fund. However, investors should recognize that affiliates of the General Partners, including Cargill Investor Services, Inc. and American Express Financial Advisors Inc., have no similar obligations to maintain a minimum net worth in connection with the Fund's operation and that the assets of such affiliates will not be available to discharge obligations of the Fund.

    (31) POTENTIAL INDEMNIFICATION OBLIGATIONS OF FUND COULD REDUCE ITS NET ASSET VALUE. Under certain circumstances, the Fund might be subject to indemnification obligations with respect to the General Partners, the Trading Advisors, the Clearing Broker, the Selling Agent, the Escrow Agent and related parties. The Fund will not carry any insurance to cover any obligations and none of the foregoing parties will be insured for losses for which the Fund has agreed to indemnify them. Any indemnification paid by the Fund would reduce the Fund's Net Asset Value.

    (32) MONTHLY ACCOUNT STATEMENT PROVIDED AFTER SUBSCRIPTION. CFTC Regulation 4.26(b) requires that a copy of the Fund's latest monthly account statement be attached to this disclosure document when used to solicit prospective investors. However, due to the unnecessary administrative burden that exact compliance with Regulation 4.26(b) would create, the Fund has proposed, and the CFTC has accepted, an alternative solution. Prospective investors will be furnished the Fund's latest monthly account statement immediately following receipt of their subscriptions by the Selling Agent. In addition to receiving the latest monthly account statement, each prospective investor will be provided with an address and phone number to contact within 16 days from the date of the mailing of the account statement and confirmation by the Selling Agent if the investor wishes to rescind his/her subscription.

CONFLICTS

    (33) CONFLICTS OF INTEREST EXIST FROM RELATIONSHIPS AMONG FUND'S SERVICE PROVIDERS. There exist inherent and potential conflicts of interest in the operation of the Fund's business. See "CONFLICTS OF INTEREST." These include (i) the conflict between the duty of the General Partners to monitor the Trading Advisors' trading volume and the financial advantage to the Introducing Broker, an affiliate of IDS Futures, and to the Clearing Broker, an affiliate of CISI, in the event of substantial trading by the Trading Advisors and (ii) the competition with the Fund by affiliates of the General Partners and the Fund's Introducing Broker and Clearing Broker, by the Trading Advisors, and by customers (including other commodity pools) of the foregoing entities in connection with the execution of similar commodity transactions.

    (34) LACK OF INDEPENDENT INVESTIGATION OF FUND'S STRUCTURE BY SELLING AGENT. American Express Financial Advisors Inc., the Selling Agent for the Fund, is an affiliate of IDS Futures, one of the Fund's General Partners. Accordingly, no independent investigation of the Fund's structure and operations has been undertaken by the Selling Agent.

TAXATION

    (35) TAX LAWS SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Fund will be modified by legislative, administrative or judicial action in the future. The nature of future changes in federal income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Fund. In addition, regulations are expected to be promulgated that will implement or clarify provisions of recent tax law changes. Any such change may or may not be retroactive. Potential Limited Partners must consult their own tax advisors with respect to the possible impact on their investments of federal and state tax law and any future or proposed tax legislation or administrative or judicial action. See "FEDERAL INCOME TAX CONSIDERATIONS."

    (36) DEDUCTIBILITY OF PARTNERSHIP EXPENSES MAY BE LIMITED. The Tax Reform Act of 1986 imposes limitations on the deductibility of certain miscellaneous itemized deductions. Such deductions, including, for example, investment advisory fees, are only deductible to the extent they exceed two (2) percent of the taxpayer's adjusted gross income. This limitation would not apply to the Fund or to a partner's share of Fund expenses if the Fund were determined to be engaged in the trade or business of trading commodities and its expenses were directly related to its trade or business activities. If, however, the Fund is not engaged in the trade or business of trading commodities or its expenses are not related to its trade or business activities, then such expenses would instead "flow through" to Fund partners and each partner would only be able to deduct his or her share of these expenses to the extent they, together with other miscellaneous itemized deductions of the partner, exceed the two (2) percent floor. See "FEDERAL INCOME TAX CONSIDERATIONS."

    (37) POSSIBILITY OF TAXATION AS A CORPORATION WOULD PREVENT PASS-THROUGH OF PROFIT OR LOSS TO INVESTORS. The General Partners have been advised by their counsel, Chapman and Cutler, that, in its opinion, under current federal income tax law and regulations, the Fund will be classified as a partnership and not as an association taxable as a corporation. This status has not been confirmed by a ruling from, and such opinion is not binding upon, the Internal Revenue Service (the "SERVICE"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in its opinion may change in the future. If the Fund should be taxed as a corporation for federal income tax purposes in any taxable year, then income or loss of the Fund would not be passed through to the partners, and the Fund would be subject to tax on its income at the tax rate applicable to corporations. In addition, all or a portion of distributions made to partners could be taxable to the partners as dividend income, and the amount of such distributions would not be deductible by the Fund in computing its taxable income. See "FEDERAL INCOME TAX CONSIDERATIONS--PARTNERSHIP TAXATION."

    (38) LIMITED PARTNERS WILL BE TAXED ON INCOME AND PROFITS WHETHER OR NOT DISTRIBUTED. If the Fund has taxable income for a fiscal year, then such income will be taxable to the Limited Partners in accordance with their distributive shares of the Fund's income, whether or not such income is distributed to the Limited Partners. The Amended and Restated Limited Partnership Agreement provides that the General Partners will determine whether and in what amount the Fund will distribute its profits or capital. It is possible that no distributions will be made in some years in which profits are achieved. Accordingly, if there are profits (including unrealized profits), the Limited Partners will incur tax liabilities but may not receive distributions of cash adequate to pay those liabilities. Prospective investors should note that the Fund might sustain losses after the end of the fiscal year offsetting such realized or unrealized profits and, accordingly, the Limited Partners might never receive the profits on which they are taxed. However, Limited Partners may, subject to the conditions described under "REDEMPTIONS," redeem Units to provide funds for the payment of taxes.

    (39) BROKERAGE COMMISSIONS TO AMERICAN EXPRESS FINANCIAL ADVISORS INC. MIGHT BE CHARACTERIZED AS NON-DEDUCTIBLE EXPENSE. A portion of the commodity brokerage commissions payable by the Fund to American Express Financial Advisors Inc. as Introducing Broker might be characterized by the Internal Revenue Service as a syndication expense. If so the Fund (and indirectly the Limited Partners) would be required to treat that portion of the commodity brokerage commissions as a non-deductible syndication expense. Over a period of years this amount could be substantial.

    (40) TAX CONSEQUENCES OF COMMODITY FUTURES AND OPTIONS TRADING DIFFER FROM THOSE FOR OTHER INVESTMENTS. The federal income tax treatment of trading in commodity interests varies significantly from the federal income tax treatment accorded other types of investments. Additionally, the tax consequences of certain transactions that the Fund may enter into are not addressed in the Code or regulations and are uncertain at this time. There is no assurance that the Service will agree with the Fund's tax treatment of such transactions. See "FEDERAL INCOME TAX CONSIDERATIONS."

    (41) PARTNERSHIP ALLOCATIONS COULD BE CHALLENGED BY IRS. There can be no assurance that the partnership allocations contained in the Amended and Restated Limited Partnership Agreement will not be challenged by the Service. While it is intended that such allocation provisions comply with applicable U.S. Treasury regulations, the liability of the Limited Partners could be substantially increased if the allocations were successfully challenged. See "FEDERAL INCOME TAX CONSIDERATIONS--ALLOCATIONS OF FUND PROFITS AND LOSSES."

REGULATION

    (42) ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. The Fund has not registered as a securities investment company, or "Mutual Fund," subject to the extensive regulation by the Securities and Exchange Commission (the "SEC") imposed upon such entities under the Investment Company Act of 1940. In addition, the Trading Advisors are not registered under the Investment Advisers Act of 1940 (or any similar state law). Investors are, therefore, not afforded the protections provided by those Acts. However, under the Commodity Exchange Act, as amended, the Trading Advisors are each registered as a commodity trading advisor, the General Partners are each registered as a commodity pool operator, the Clearing Broker is registered as a futures commission merchant, the Introducing Broker is registered as an introducing broker, and the Fund is subject to regulation by the CFTC and the NFA. See "DESCRIPTION OF COMMODITY TRADING--REGULATION."

    (43) FUTURE REGULATORY CHANGES COULD OCCUR. The futures market, particularly the stock index futures and options markets, could be subject to significant additional regulations as a result of regulatory and Congressional responses to market turbulence in recent years. It is unknown to what extent statutory modifications and/or administrative regulations will be promulgated. In addition, the various exchanges and regulatory bodies are also considering implementing changes in self-imposed regulations.

    The regulation of commodities and securities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by government action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse. See "DESCRIPTION OF COMMODITY TRADING-- REGULATION."

    Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, "commodity pools" such as the Fund. For example, proposals have been made to consider and evaluate the disruptive effects of pools of speculative capital trading in the currency markets on central banks' attempts to influence exchange rates, and perhaps to restrict such trading as a result of such evaluation. In the current environment, perhaps more than in prior periods, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Fund.

CREDIT RISKS

    (44) FAILURE OF BROKERAGE FIRMS MIGHT JEOPARDIZE FUND'S ASSETS. The Commodity Exchange Act requires a clearing broker to segregate all funds received from such broker's customers in respect of regulated futures (but not forward) transactions from such broker's proprietary funds. If the Clearing Broker were not to do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Clearing Broker. Furthermore, in the event of the Clearing Broker's bankruptcy, the Fund would be limited to recovering only a PRO RATA share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to the Fund was held by the Clearing Broker. Commodity brokers other than the Clearing Broker, including commodity brokers located outside the U.S., may hold assets of the Fund. There may be less protection to the Fund's assets if such a foreign broker were to become insolvent. The bankruptcy or inability to perform of the parties with which the Fund trades in the forward markets could also result in substantial losses both due to defaulted contracts (which on United States exchanges would effectively be guaranteed by the clearing house system) and to such parties generally not being obligated to segregate customer funds as are CFTC regulated futures commission merchants.

    CISFS is not subjected to regulation under any U.S. regulatory framework or to supervision by any regulatory agency. Further, there are no minimum capital requirements that apply to its operations, and, unlike the Clearing Broker, CISFS is not required to segregate customer funds held by it. While CISFS does not trade directly for its own account, it does enter into forward contract transactions as a counterparty on behalf of its customers with other participants in the interbank market. Since the interbank market does not operate through a clearing house, CISFS (like the Fund, as described above) is directly exposed to the risk of insolvency on the part of one of its counterparties. In the event of CISFS's insolvency or termination of the lines of credit made available to the Fund through CISFS, the Fund might be unable to consummate its forward contract transactions with its counterparties, and therefore incur substantial losses. Since the Fund may enter forward contract transactions directly with counterparty banks, the insolvency of CISFS will not excuse it from performing any of those contracts.

    THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE FUND.

                        POTENTIAL ADVANTAGES OF THE FUND

    Investment in the Units is speculative and involves a high degree of risk. See "RISK FACTORS." However, an investment in the Fund offers the following potential advantages which might otherwise be unavailable to a Limited Partner if he or she were to engage individually in commodity futures transactions:

    INVESTMENT DIVERSIFICATION. An investor who is not prepared to spend substantial time trading commodity interests may nevertheless participate in these markets through the Fund, thereby obtaining diversification from other investments such as stocks, bonds and real estate. The General Partners believe that the profitability of trading in commodity interests, and, therefore, the profit potential of the Fund, does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, the Fund may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

    The possibility of significant fluctuations in the value of the U.S. Dollar and the cost of energy, of wide swings in domestic and foreign stock markets and interest rates, and of fragility in world banking and credit mechanisms (among other factors) may make a diversification into an investment vehicle such as the Fund particularly timely. The Fund's flexibility to take either long or short positions--whereas traditional portfolios are typically heavily weighted towards the former--can be an important advantage in times of economic uncertainty.

    COMMODITY DIVERSIFICATION. The Trading Advisors may trade over 50 commodity interests, but the actual number of commodity interests traded will vary from time to time. Positions in all of the commodities that the Trading Advisors trade probably would not be held by the Fund at any given time. In order to limit the risk involved in adverse market activity in any one commodity, the trading policies of the Fund restrict the amount of Fund assets which may be invested in any one commodity. The Fund will not allow any commodity trading advisor to acquire, on behalf of the Fund, additional positions in a commodity if such additional positions, when added to the existing open positions initiated by the commodity trading advisor, would result in a net long or short position for any commodity requiring as margin or premiums more than 15% of the Fund's Net Asset Value allocated to that commodity trading advisor's management at the time. See "TRADING POLICIES." Each Limited Partner will thus obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $1,000 minimum investment in the Fund were committed to the commodity markets.

    LIMITED LIABILITY. Unlike an individual who trades directly in commodity futures contracts, an investor in the Fund cannot be individually subjected to margin calls and cannot lose more than the amount of his or her original investment and any profits earned thereon (including distributions, payments upon redemption of Units and interest thereon). See "DESCRIPTION OF COMMODITY TRADING-- MARGINS" and "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT-- NATURE OF THE PARTNERSHIP."

    PROFESSIONAL TRADING MANAGEMENT. Subject to certain extension and termination rights, all commodity transaction decisions will be made by the Trading Advisors, whose advisory and management services are not generally available to small investors.

    ADMINISTRATIVE CONVENIENCE. The Fund provides the Limited Partners with many services designed to reduce the administrative details involved in engaging in commodity transactions. The General Partners, the Trading Advisors and the Fund's commodity brokers perform services for the Fund, including entering orders for commodity transactions, segregating the Fund's assets in a separate account or accounts, keeping books and records, distributing monthly account statements to the Limited Partners, and responding to inquiries from Limited Partners.

    INTEREST INCOME. The Fund receives monthly interest income on 100% of the Fund's average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average yield on the 90-day U.S. Treasury bills issued during that month. An individual trader often would not receive any interest on the funds in his or her commodity account unless he or she committed substantially more than the amount of the minimum investment in the Fund.

    REDUCTION IN BROKERAGE COMMISSIONS. The Fund pays brokerage commissions at rates equal to $35 per round turn trade, plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable. The brokerage commission rate payable by the Fund was reduced from $50 to $35 per round turn trade effective September 1, 1995. Thus, the proceeds from all investments made pursuant to this offering will benefit from the lower rate from the date such proceeds are committed to trading. The Clearing Broker and the Introducing Broker will not receive any amounts in excess of $15 and $20, respectively, for each round turn trade. The Fund may be required to pay a brokerage commission in excess of $35 for each round turn trade on certain non-U.S. exchanges. Any such excess amounts paid by the Fund will be direct costs associated with the execution of trades on such exchanges. See "CHARGES TO THE FUND." To the extent an investor would be charged higher commissions were he or she to trade directly, he or she will be benefited by such lower rates. Reference is made to "CHARGES TO THE FUND," "CONFLICTS OF INTEREST," and "BROKERAGE ARRANGEMENTS" concerning the nature and amount of brokerage commissions and for a discussion of the fact that the Fund is not charged the lowest available brokerage rates.

    CAPITAL RESERVE. Because it is unlikely that all of the Fund's trading capital will be committed to trading at any given time, the Fund expects to maintain a reserve that may provide greater ability to continue trading operations in adverse markets than that available to traders who trade with the equivalent of the minimum investment in the Fund.

                             CONFLICTS OF INTEREST

    The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

        1. RELATIONSHIP OF THE GENERAL PARTNERS, THE INTRODUCING BROKER, THE CLEARING BROKER, AND THE FOREIGN CURRENCY BROKER. CISI, one of the General Partners, is an affiliate of Cargill Investor Services, Inc., the Clearing Broker. IDS Futures, the Fund's other General Partner, is an affiliate of American Express Financial Advisors Inc., the Introducing Broker. The responsibilities of the General Partners include selecting brokers to act on behalf of the Fund, obtaining appropriate commission rates for the Fund, and ensuring that the Trading Advisors do not engage in excessive trading. Cargill Investor Services, Inc. is currently acting as the clearing broker for the Fund and American Express Financial Advisors Inc. is currently acting as the introducing broker for the Fund. In such capacities, they receive brokerage commissions for commodity transactions effected by the Fund. Although the Fund will trade only at the direction of independent commodity trading advisors, CISI and IDS Futures have a conflict of interest between their duty to the Limited Partners to limit or reduce the cost of brokerage commissions and their interest in the generation of brokerage commissions which would benefit Cargill Investor Services, Inc., an affiliate of CISI, and American Express Financial Advisors Inc., an affiliate of IDS Futures. The General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Fund so long as the brokerage agreements with Cargill Investor Services, Inc. and American Express Financial Advisors Inc. are in effect.

        Because decisions determining the volume and frequency of trading by the Fund will be made by independent commodity trading advisors, the General Partners believe that the effects of this conflict of interest will be mitigated. The General Partners do not have authority to influence the trading decisions of the Trading Advisors regarding the volume or frequency of trades, except that the General Partners are required to monitor compliance with the Fund's trading policies, and may from time to time direct the Trading Advisors to liquidate positions held by the Fund in order to meet redemption requests. The Clearing Broker and Introducing Broker may charge other customers, including other commodity pool accounts, brokerage commissions at rates which are higher or lower than those to be paid by the Fund. Taking into consideration the services to be provided to the Fund by the Clearing Broker and Introducing Broker, and the reduction of the brokerage commission rate from $50 to $35 per round turn rate, the General Partners believe that the brokerage commission arrangements are fair to the Fund. Accordingly, the General Partners do not intend to seek lower commission rates for the Fund. The General Partners will seek to assure that brokerage charges for the Fund are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services to be rendered.

        The General Partners each receive an annual administrative fee based on the Fund's Net Asset Value on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of the Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year. The amounts of these fees were determined by the General Partners without any negotiation between them and the Fund.

        The Clearing Broker and the Introducing Broker may receive more brokerage commission revenue from the Fund's trading if no distributions are made to the Limited Partners. The General Partners' annual administrative fees will also be larger if no distributions are made to Limited Partners, since those fees are based on the Fund's Net Asset Value. All decisions as to distributions will be made by the General Partners; the General Partners have not made and have no current intentions to declare distributions to Limited Partners. The General Partners may therefore have a conflict of interest between their interest in making decisions about distributions in the best interests of the Fund and its Limited Partners and their interest in maximizing the assets of the Fund which are available for trading and for the generation of brokerage commissions, and as the basis for the annual administrative fees payable to them.

        The Fund receives interest on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate of interest equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increments of interest earned on the assets of the Fund in excess of the interest paid to the Fund. Since the Clearing Broker is affiliated with CISI, CISI's conflict of interest (described immediately above) between making decisions related to distributions in the best interests of the Fund and its Limited Partners, while also having an interest of its own in maximizing the assets of the Fund, extends to its interest in maintaining the Fund's assets at higher levels and minimizing the amounts of distributions in order also to maximize the amount of interest income generated by assets of the Fund and payable to the Clearing Broker.

        Effective September 1, 1995, the Fund pays brokerage commissions of $35 per round turn trade to the Clearing Broker, plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable, of which $15 per round turn trade is retained by the Clearing Broker. The remaining $20 per round turn trade is paid to the Introducing Broker.

        CISI is also affiliated with CIS Financial Services, Inc. ("CISFS"). CISFS acts as the agent for the Fund with respect to forward contract transactions in foreign currencies and contracts on behalf of the Fund with large banks (capitalization in excess of $100,000,000) in order to make or take future delivery of specified lots of foreign currencies for the Fund. In such capacity, CISFS will receive brokerage commissions for the foreign currency forward contracts it effects for the Fund's account. Although the Fund will trade only at the discretion of independent commodity trading advisors, CISI has a conflict of interest between its duty to the Limited Partners to limit or reduce the cost of brokerage commissions and its interest in the generation of such commissions for CISFS. The General Partners do not intend to negotiate with any other firms to provide forward contract brokerage services as long as the agreement with CISFS is in effect. The General Partners believe that the consequences of this conflict of interest will be mitigated by the fact that all trading decisions will be made by independent commodity trading advisors. The brokerage commissions payable to CISFS of $15 per transaction are comparable, on a comparable currency unit basis, to those charged to the Fund by the Clearing Broker. The conflicts of interest described above related to distributions to the Limited Partners and the generation of brokerage commissions, and a conflict of interest related to the inclination of CISI to favor the retention of CISFS as the Fund's forward contract broker even when circumstances may indicate the desirability of replacing CISFS in that capacity, also apply to the selection of CISFS as the Fund's forward contract broker.

        2. OTHER COMMODITY POOLS AND ACCOUNTS. The Clearing Broker currently acts as commodity broker for commodity pools other than the Fund, including one other public commodity pool of which the General Partners are CISI and IDS Futures, and may act as commodity broker for other commodity pools of which CISI or IDS Futures will be the general partner. The General Partners may in the future establish and operate additional commodity pools, which may vary in structure and in compensation arrangements from the Fund. The parent of the Introducing Broker/Selling Agent is registered as a commodity trading advisor and in that capacity renders hedging advice to mutual funds advised by it as an investment adviser. The Clearing Broker offers to its customers a Managed Account Program ("MAP") through which customers may select an independent commodity trading advisor to direct trading for their individual accounts. The Clearing Broker, the Introducing Broker, and the General Partners will not knowingly or deliberately favor any such commodity pool or account over the Fund with respect to the execution of commodity trades. In addition, the Trading Advisors or their affiliates may operate commodity pools and will manage accounts other than the Fund's, including commodity pools and proprietary accounts. The Trading Advisors have represented to the Fund that they will treat the Fund equitably and will not deliberately favor on an overall basis any other client over the Fund with respect to advice relating to commodity interest transactions.

        3. COMMODITY TRANSACTIONS OF AFFILIATES AND CUSTOMERS OF THE CLEARING BROKER AND THE INTRODUCING BROKER. Corporate affiliates of the Clearing Broker and the Introducing Broker, including Cargill, Inc., the parent company of the Clearing Broker, and their affiliates, trade in commodity interests from time to time for their own accounts. In addition, the Clearing Broker is a substantial futures commission merchant handling transactions in commodities and commodity futures contracts for a large number of customers, including commodity pools, other than the Fund. The Clearing Broker may effect transactions for the accounts of the Fund in which other parties to the transaction may be affiliates of or other commodity pools operated by affiliates of the Clearing Broker or Introducing Broker. In addition, it is likely that the volume of trading by such other parties will result in the Fund competing with such other parties from time to time in bidding on similar purchases or sales of commodities and commodity futures contracts. Transactions for such other parties might be effected when similar trades for the Fund are not executed or are executed at less favorable prices. The operating policies of the Clearing Broker require that orders be transmitted to the trading floors of the commodity exchanges in the sequence received, regardless of customer size or identity. Limited Partners will not be permitted to inspect the trading records of the Clearing Broker or Introducing Broker in light of the proprietary and confidential nature of such trading records.

        4. OTHER ACTIVITIES OF THE CLEARING BROKER, INTRODUCING BROKER, GENERAL PARTNERS AND TRADING ADVISORS, AND THEIR OFFICERS AND EMPLOYEES. As part of their commodity brokerage services, certain account executives of the Clearing Broker offer and service discretionary and non-discretionary commodity account programs for customers meeting certain investment requirements. The selection of commodity trades for such accounts is made by the particular account executive handling the accounts or by a commodity trading advisor engaged for such purpose. In addition, the Clearing Broker provides, on a daily basis, both fundamental and technical information available to its account executives and certain customers. It should be noted, however, that the Clearing Broker, its employees and its affiliates will perform no advisory services for the Fund. Since the Fund will be advised by the Trading Advisors which are not affiliated with the Clearing Broker, the Fund may take positions similar to or opposite to those taken by managed account programs offered by the Clearing Broker's account executives or by the commodity research of the Clearing Broker. Certain of the officers and employees of the Clearing Broker may be members of various exchanges and may from time to time serve on the governing bodies and standing committees of such exchanges and their clearing houses. In addition, certain of the officers and employees of the Trading Advisors, the Clearing Broker, the Introducing Broker and the General Partners may also be members of committees of the NFA. In such capacities these individuals have a fiduciary duty to the exchanges or organizations on which they serve and they are required to act in the best interests of such exchanges or organizations, even if such actions were to be adverse to the interest of the Fund. In addition, principals of such firms may devote portions of their time to other business activities unrelated to the business of those firms.

        5. COMPENSATION TO THE GENERAL PARTNERS, THE CLEARING BROKER AND THE INTRODUCING BROKER. Receipt by the General Partners, the Clearing Broker, and the Introducing Broker of compensation on an ongoing basis in the form of administrative fees and brokerage commissions paid by the Fund creates a conflict of interest between their duty to perform certain services for the Limited Partners in the Fund in the best interests of such Limited Partners and their interest in continuing to receive ongoing compensation related to administrative fees and brokerage commissions paid by the Fund, which is dependent on continued participation by such Limited Partners in the Fund. See "THE GENERAL PARTNERS" and "BROKERAGE ARRANGEMENTS."

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

    Subject to the following discussion, the purchase of the Units might be a suitable investment for an employee benefit plan. The term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals, including partners, and Individual Retirement Accounts for persons (including employees and self-employed persons) who receive compensation income. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the employee benefit plan, and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio. AMONG OTHER FACTORS, SUCH A DETERMINATION IS LIKELY TO REQUIRE CONSIDERATION OF (I) WHETHER THE INVESTMENT IS PRUDENT, CONSIDERING THE NATURE OF THE FUND, (II) WHETHER THE INVESTMENT SATISFIES THE DIVERSIFICATION REQUIREMENTS OF SECTION 404 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA"), (III) THE DEFINITION OF "PLAN ASSETS" UNDER ERISA AND REGULATIONS ISSUED BY THE DEPARTMENT OF LABOR REGARDING THE DEFINITION OF PLAN ASSETS, (IV) WHETHER SUCH INVESTMENT MAY RESULT IN THE CREATION OF UNRELATED BUSINESS TAXABLE INCOME, WHICH IS NOT EXEMPT FROM TAXATION UNDER THE INTERNAL REVENUE CODE, AND (V) THAT, ALTHOUGH UNITS WILL BE PERIODICALLY REDEEMED BY THE FUND, THERE MAY BE NO MARKET IN WHICH SUCH FIDUCIARY CAN SELL OR OTHERWISE DISPOSE OF THE UNITS. WITH RESPECT TO SELF-DIRECTED IRAS, THE INDIVIDUAL ESTABLISHING SUCH ACCOUNT SHOULD CONSIDER, AMONG OTHER THINGS, (IV) AND (V) ABOVE.

    A minimum purchase requirement of $1,000 has been set for Individual Retirement Accounts, Keogh Plans and Employee Benefit Plans. See "INVESTMENT REQUIREMENTS." Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the Subscription Requirements (Exhibit B) to determine the applicable investment requirements. The form of Subscription Agreement and Power of Attorney (Exhibit
C) for individuals and joint owners, corporations, partnerships, and trusts may be used in conjunction with the purchase of Units on behalf of Employee Benefit Plans.

    Those considering the purchase of Units on behalf of Individual Retirement Accounts or employee benefit plans should be aware that, if the assets of an investing plan were to be treated for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, (the "CODE"), as including the underlying assets of the Fund, such treatment would make the units an inappropriate investment for individual retirement accounts or employee benefit plans. If Fund assets were deemed to be plan assets, the fiduciary standards of Title I of ERISA, which generally apply to trustees and other fiduciaries of employee benefit plans, would also extend to the General Partners and the Trading Advisors, and such standards could limit the transactions the Fund could enter. In addition, treatment of Fund assets as plan assets might give rise to "prohibited" transactions under ERISA and the Code.

    PLAN ASSETS. On November 13, 1986, the Department of Labor issued a final regulation Section2510.3-101 (the "REGULATION") under ERISA, effective March 13, 1987, which provides certain conditions under which the assets of a limited partnership will not be "plan assets" of an employee benefit plan which purchases an equity security of such entity. One way for the assets of a limited partnership to not be deemed "plan assets" is if less than twenty-five (25) percent (by value) of the interests in the partnership are "benefit plan investors." For this purpose, the term "benefit plan investors" includes both plans covered by ERISA and other investors with similar investment objectives, such as governmental pension plans, individual retirement accounts and welfare benefit plans. No assurance can be offered by the General Partners as to the value of the participation in the Fund which may be held by benefit plan investors.

    Another way for the assets of a limited partnership to not be deemed "plan assets" is if Units are "publicly offered securities" as defined in the Regulation. For purposes of the Regulation, a publicly offered security is a security that is "freely transferable," part of a class of securities that is "widely held" and which is either (a) part of a class of securities that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan investor as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, if the class of such securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the issuer's fiscal year during which the offering of the securities occurred. The Regulation provides that a class of securities is "widely held" if owned by 100 or more persons who are independent of the issuer and of each other. The determination of whether a security is "freely transferable" depends on the facts and circumstances of the particular case. It is expected that the Units in the Fund will continue to meet the criteria of the publicly offered securities test contained in the Regulation.

    ERISA AND IRS RULES. The fiduciary who makes the investment decision for a plan should carefully consider the restrictions on plan investments imposed by Section404 and Section406 of ERISA, and by Internal Revenue Code Section4975.

    In general, Section404 of ERISA imposes a duty on trustees or other fiduciaries responsible for plan investments to exercise prudence in the selection of investments, and to diversify such investments to minimize the risk of losses to the plan. An investment in the Fund constitutes a highly speculative and relatively illiquid investment and, although ERISA does not prohibit plans from engaging in such investments per se, each plan fiduciary must carefully consider whether, in light of the plan's overall investment portfolio, the risks inherent in an investment in the Fund are consistent with the standards of Section404 of ERISA. The FUND HAS NO RESPONSIBILITY FOR DETERMINING WHETHER A PURCHASE OF UNITS IS A PRUDENT INVESTMENT FOR ANY PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

    The General Partners expect that the Fund will not acquire or possess stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of a trade or business. On this basis and assuming (i) the Fund will only engage in the activities described herein and (ii) no money has been borrowed to invest in the Fund, income of the Fund should not be "unrelated trade or business income" under
Section 512 of the Code to any employee benefit plan or individual retirement account. Although the General Partners do not expect that the Fund will borrow money, if it were to do so (see "TRADING POLICIES") a portion of the tax exempt partner's share of Fund income may be UBTI. The person with investment discretion on behalf of an employee benefit plan should consult his or her attorney or other tax adviser with regard to whether the purchase of Units might give rise to UBTI. If a tax-exempt investor's share of Fund income is UBTI, the tax-exempt investor will generally be subject to the same provisions as taxable investors, such as the requirements to file tax returns to report the income and to pay tax (including estimated tax) on the income. Each tax-exempt investor is entitled to a $1,000 exemption to offset UBTI, but if the tax-exempt investor has UBTI from other sources, only a portion of the exemption would be available to offset UBTI of the Fund, if any.

    Units may not be purchased with the assets of an employee benefit plan if a General Partner, the Selling Agent, a Trading Advisor or any of their affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to regularly give investment advice with respect to such plan, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; (c) has discretionary authority or discretionary responsibility for administration of a plan; or (d) are employers maintaining or contributing to such plan. Each fiduciary who authorizes a purchase of Units by a plan must determine for himself whether such purchase would constitute a prohibited transaction and should consult with his or her or its advisor on tax and ERISA issues concerning these matters.

    Subscribing for Units in the Fund does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other Employee Benefit Plan must first assure themselves that the plan has been properly established and funded. Then after the considerations discussed above have been taken into account, the trustee or custodian of a Plan who decides or who is instructed to do so may subscribe for Units in the Fund, subject to the applicable minimum subscription.

    THE FUND'S AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT PROVIDES THAT IF AT ANY TIME THE GENERAL PARTNERS, IN THEIR SOLE DISCRETION, DETERMINE THAT THE CONTINUED PARTICIPATION BY AN EMPLOYEE BENEFIT PLAN IN THE FUND WOULD CAUSE ANY TRANSACTION BY THE FUND TO BE A VIOLATION OF ANY OF THE PROVISIONS OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, THE GENERAL PARTNERS MAY REQUIRE SUCH A PLAN TO WITHDRAW IN WHOLE OR PART FROM THE FUND TO SATISFY CODE REQUIREMENTS.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNERS OR THE INTRODUCING BROKER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE GENERAL PARTNERS RESERVE THE RIGHT TO REJECT THE SUBSCRIPTIONS OF ANY EMPLOYEE BENEFIT PLAN, IN THEIR DISCRETION, IF THEY BELIEVE THAT THE ACCEPTANCE OF ADDITIONAL EMPLOYEE BENEFIT PLAN SUBSCRIPTIONS MAY JEOPARDIZE THE STANDING OF THE FUND UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY EMPLOYEE BENEFIT PLANS. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

    The fiduciary provisions of ERISA are highly complex, and the foregoing is merely a brief summary of some of its provisions. Each employee benefit plan should consult with its own counsel as to the applicability of ERISA prior to investing in the Fund.

                                USE OF PROCEEDS

    One hundred percent (100%) of the net proceeds to the Fund of this offering will be credited to the Fund's commodity accounts with the Clearing Broker. Such proceeds will be used by the Fund to engage in speculative trading in commodity futures contracts, options on futures contracts, foreign futures and other futures related interests and in the cash foreign exchange market and cash bullion market, pursuant to the Trading Advisors' instructions as described under "THE TRADING ADVISORS." Of the net proceeds to the Fund from the Current Offering, 65% of such proceeds will be allocated to JWH, to trade in accordance with the Financial and Metals Portfolio trading program, 30% of such proceeds will be allocated to Welton to trade in accordance with its Diversified Portfolio trading program and 5% of such proceeds will be allocated to Sabre to trade in accordance with its Pattern Recognition System for Diversified Accounts trading program. The domestic commodity interests traded by the Fund on domestic exchanges pursuant to the Trading Advisors' trading programs are regulated by the CFTC and the NFA. However, transactions in spot or forward contracts or on foreign exchanges may not be subject to regulation by the CFTC or NFA and may not be subject to foreign regulatory bodies. See the discussion under "Description of Commodity Trading--Regulation" and "Risk Factors."

    In the past, approximately 20% to 60% of the Fund's assets have been committed as initial margin for commodity futures contracts. The General Partners believe that approximately 20% to 60% of the Fund's assets will continue to normally be committed as initial margin for commodity futures contracts, but from time to time the percentage of assets committed as margin may be more or less than such historical range. Currently, and since the inception of trading, the Fund has not engaged in trading of forward contracts on foreign currencies or in trading in the cash bullion market, and therefore has not committed assets as margin or otherwise with CISFS, its foreign currency broker. At such time as the General Partners deem it is appropriate for the Fund to engage in trading forward contracts, the requisite assets will be transferred from the Fund's commodity accounts with the Clearing Broker to CISFS. Such assets will earn the same interest as if deposited with the Clearing Broker. See "RISK FACTORS--Forward Contracts on Foreign Currencies Are Not Traded on Exchanges and Lack Regulatory Protections of Exchanges."

    The Clearing Broker may increase margins applicable to the Fund at any time. See "DESCRIPTION OF COMMODITY TRADING--MARGINS." The Fund will not acquire additional positions in commodity interests, including commodity futures contracts, options on commodity interests, and forward contracts, if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin or premium more than two-thirds of the Fund's assets. The balance of the Fund's assets will be retained to apply, if needed, as additional margin. See "TRADING POLICIES."

    Pursuant to current regulations promulgated under the Commodity Exchange Act, as amended, the Fund's accounts will be classified as customer accounts of the Clearing Broker so long as the Clearing Broker, CISI, and certain related persons of the foregoing own less than a 10% interest in the Fund. Interest earned on the Fund's assets held by the Clearing Broker will be generated and applied as described in the following paragraphs. Margin applicable to the Fund's trading will be met from Fund assets held by the Clearing Broker.

    The General Partners will be reimbursed by the Fund for organization and offering expenses of the Fund initially paid by them. The General Partners have agreed to pay all expenses of the offering regardless of total cost. The Offering Expense Charge will be 3% of the gross per Unit price, and is intended to reimburse the General Partners for offering costs. However, the General Partners bear the risk that the Offering Expense Charge, when applied to the total capital raised in connection with this offering, will not be sufficient to fully reimburse the General Partners for the organization and offering expenses. The General Partners will absorb any costs exceeding 3%. If, at the end of the offering, the total Offering Expense Charge exceeds the actual offering expenses incurred, the General Partners will retain any excess. As used in this Prospectus, organization and offering expenses include legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses, and escrow charges. See "CHARGES TO THE FUND." However, such reimbursement (the "OFFERING EXPENSE CHARGE"), when added to the Sales Charge, shall not exceed 9% of the gross proceeds of the offering.

    The Fund will receive in each month interest earned on 100% of its average monthly net assets on deposit at the Clearing Broker at 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker benefits from interest earned on Fund assets in excess of the amount paid to the Fund. Assets of the Fund will be deposited as margin with the Clearing Broker in accordance with provisions of the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

                            SELECTED FINANCIAL DATA
                           IDS MANAGED FUTURES, L.P.
                            SELECTED FINANCIAL DATA

                                                                    FOR THE YEAR ENDED DECEMBER 31
                                               ------------------------------------------------------------------------
                                                   1992          1993           1994           1995           1996
                                               ------------  -------------  -------------  -------------  -------------
OPERATING REVENUES...........................  $    258,208  $   3,443,879  $     278,901  $   8,419,239  $  10,189,635
INCOME (LOSS) FROM CONTINUING OPERATIONS.....      (284,307)     2,361,949     (1,530,228)     5,755,268  $   6,701,475
INCOME (LOSS) PER UNIT*......................         (6.04)         65.22         (16.30)         50.46  $       54.14
TOTAL ASSETS.................................     5,980,134     15,134,816     24,184,896     33,275,874  $  41,669,309
LONG TERM OBLIGATIONS........................             0              0              0              0              0
CASH DIVIDEND PER UNIT.......................             0              0              0              0              0

------------------------

*   Figures adjusted for 3-for-1 split for comparative purposes.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    Most United States commodity exchanges limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days.

    It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract, or direct that trading in a particular contract be for liquidation only.

    The Fund's net assets are held in a brokerage account with the Clearing Broker, and the Fund earns interest at a rate of 90% of the average yield on the 90-day U.S. Treasury Bills issued during that month. For the calendar year ended December 31, 1996, the Clearing Broker had paid or accrued to pay interest of $1,575,843 to the Fund. Similarly, for the calendar year ended December 31, 1995, the Clearing Broker had paid or accrued to pay interest of $1,389,521 to the Fund.

RESULTS OF OPERATIONS

    (1)  FISCAL QUARTER ENDED JUNE 30, 1997.

    The Fund recorded a loss of $2,147,031 or $16.31 per Unit for the second quarter of 1997. This compares to a gain of $492,773 or $4.05 per Unit for the second quarter of 1996.

    During the first two months of the quarter the Fund experienced losses primarily as a result of losses in precious metals and foreign exchange. The third month experienced gains due to profitable positions in metals, interest rates and stock indices. Overall, the second quarter of fiscal 1997 ended negatively for the Fund's accounts managed by John W. Henry & Company, Inc. and only slightly positive for Sabre Fund Management Limited. At June 30, 1997, John
W. Henry & Company, Inc. was managing 61.8% of the Fund's assets and Sabre Fund Management Limited was managing 38.2% of the Fund's assets.

    In April, yields on the U.S. Treasury 30-year bond soared to a nine-month high, only to fall by month end resulting in losses in interest rates. The U.S. dollar continued its rise in the weeks leading up to the meeting of the G-7 finance ministers, reaching new highs against the Japanese yen and the German mark. Gains were realized in coffee as prices soared amid increasing concerns about adequate supply. In precious metals, both gold and silver prices declined as investors' concerns over U.S. inflation subsided. However, the Fund recorded a loss of $876,680.83 or $6.70 per Unit in April.

    Worldwide political events upset currency markets in May. The British pound rallied sharply, but briefly, hitting its highest intraday level since August 1992 after a surprise decision by Britain's newly elected Labour Government to give the Bank of England more autonomy in setting interest rates. In Japan, official warnings of intervention to cap the U.S. dollar's rise against the Japanese yen and a report that the Bank of Japan might raise a key interest rate pushed the dollar to a 4 1/2 month low against the Japanese currency. Surprising strength in the polls by French socialists and sharp disagreement in Germany over the use of gold reserves to meet criteria for European union membership threw the future of that monetary union in doubt. Trading in stock indices and agricultural commodities generated gains, while trading in metals was mixed. The Fund recorded a loss of $2,425,881.10 or $18.10 per Unit in May.

    In June, gold prices fell to a four-year low as the U.S. dollar strengthened and inflation indicators remained favorable. Positions in both gold and silver were profitable. Continued uncertainty surrounding the European currency union benefited bond markets outside the EMU circle of nations. In the currency markets, the Swiss monetary authority's determination to keep the franc from appreciating against major currencies succeeded in pushing the price of that currency down. After reaching a 20-year high in May, coffee prices fell steadily in June on news of higher world exports and concerns about the impact of high prices on demand. The Fund recorded a gain of $1,155,530.98 or $8.49 per Unit in June.

    During the quarter there were 6,636.42 additional Units sold, including
303.82 Units sold to the General Partners. Additional Units sold during the quarter represented a total of $2,325,600 before the reduction of selling commissions and organizational costs of $199,064. Investors redeemed a total of 2,037.70 Units during the quarter. At the end of the quarter there were 135,351.77 Units outstanding (including 2,619.16 Units owned by the General Partners).

    During the fiscal quarter ended June 30, 1997, the Fund had no material credit exposure to a counterparty which is a foreign commodities exchange.

    The Fund currently only trades on recognized global futures exchanges. In the event the Fund begins trading over the counter contracts, any credit exposure to a counterparty which exceeds 10% of the Fund's total assets will be disclosed.

    (2)  FISCAL QUARTER ENDED JUNE 30, 1996.

    The Fund recorded a gain of $492,773 or $4.05 per Unit for the second quarter of 1996. This compares to a profit of $1,014,167 or $9.02 per Unit for the second quarter of 1995. During the first quarter of 1996, the Fund posted a gain of $84,570 or $0.80 per Unit, which compares to a profit of $3,279,154 or $29.36 per Unit for the first quarter of 1995.

    Favorable positions in global currency and physical commodity markets generated profits in the first and third months of the quarter. The second month of the quarter saw losses in metals and global interest rates. Overall, the second quarter ended positively for the Fund's accounts managed by John W. Henry & Co., Inc. and Sabre Fund Management Limited. At June 30, 1996, John W. Henry & Co., Inc. was managing 61.5% of the Fund's assets and Sabre Fund Management Limited was managing 38.5% of the Fund's assets.

    In April, crude oil prices continued to surge upwards as refiners pushed to replenish record-low inventory levels. In the agricultural sector, prices of wheat, corn and soybeans soared as export demand remained strong. The currency markets saw relatively high U.S. bond yields which attracted investors to the U.S. dollar, thus strengthening the dollar against the German mark and Swiss franc. The Fund recorded a profit of $1,161,096 or $9.48 per Unit in April.

    In May, the grain and oilseed markets were volatile as concerns over winter crops were replaced by reports of poor planting conditions for spring crops. Crude oil prices succumbed to political pressures and the expected impact on world oil supplies of the long-anticipated U.N./Iraq oil agreement. In the currency markets, the British pound declined to a two-year low against the U.S. dollar early in the month, but rallied back by the end of the month well ahead of the dollar as well as the German mark. The Fund recorded a loss of $840,378 or $6.83 per Unit in May.

    In June, the metals markets were impacted by repercussions from the Sumitomo copper trading losses and by an increase in the world supply of gold; the result of selling by central banks. Crude oil prices reflected continued inventory shortages and the renewal of tension in the Middle East. The U.S. dollar reached a 28-month high against the Japanese yen early in the month, but ended lower at month's end as investors turned to higher yielding European currencies. The Fund recorded a profit of $172,055 or $1.40 per Unit in June.

    During the quarter, additional Units sold consisted of 3,866.82 limited partnership units; there were no general partner units sold. Additional Units sold during the quarter represented a total of $1,170,200 before the reduction of selling commissions and organizational costs of $104,838. Investors redeemed a total of 2, 775 Units during the quarter. At the end of the quarter there were 123,646.08 Units outstanding (including 2,315.34 Units owned by the General Partners).

    During the fiscal quarter ended June 30, 1996, the Fund had no credit exposure to a counterparty which is a foreign commodities exchange which was material.

    (3)  FISCAL QUARTER ENDED MARCH 31, 1997.

    The Fund recorded a gain of $1,442,108 or $11.59 per Unit for the first quarter of 1997. This compares to gain of $84,570 or $0.80 per Unit for the first quarter of 1996.

    During the first two months, the Fund experienced gains primarily as a result of profits in foreign exchange rates, while during the third month losses were recorded due in part to the direction of U.S. interest rates. Overall, the first quarter of fiscal 1997 ended positively for the Fund's accounts managed by JWH and Sabre. At March 31, 1997, JWH was managing 65% of the Fund's assets and Sabre JWH was managing 35% of the Fund's assets.

    In January, the U.S. dollar continued to dominate world currencies, reflecting both sound economic fundamentals and a policy, shared by both the U.S. central bank and Treasury administration officials, in support of a strong dollar. The Japanese yen suffered from problems in the Japanese banking sector. Rising employment and weak economic numbers in Germany once again drove the German mark down against the U.S. dollar. Trading in the British pound grew increasingly volatile as prospects for an interest rate increase in Britain weakened. Gold prices reached a three year low at mid-month. Therefore, the Fund recorded a profit of $1,484,691 or $11.92 per Unit in January.

    In February, the U.S. dollar reached new highs against the German mark, Japanese yen and Swiss franc. The Federal Reserve chairman hinted of a possible hike in U.S. interest rates which sent the dollar soaring. Volatility in global interest rate markets continued to be fueled by speculation on the direction of global interest rates. Early in the month, central banks in Germany, England and the U.S. announced their decisions to keep rates stable. In commodity markets, gold prices rose as demand was rekindled by the lowest spot prices since 1993. In agricultural markets, a two-month bull trend in coffee prices continued as unfavorable weather and labor strife in South America threatened supply. The Fund recorded a gain of $33,813 or $.27 per Unit in February.

    In March, speculation over the direction of U.S. interest rates unsettled financial markets around the world. Rising U.S. interest rates, unease over first quarter corporate earnings and lofty stock evaluations resulted in turmoil in U.S. equity markets. In Europe, renewed speculation about a delay in the European Union's plans for economic and monetary union pushed the German mark higher against the U.S. dollar. Agricultural markets recorded profits resulting from persistent supply concerns. Due to overall market turbulence, the Fund recorded a loss of $76,396 or $.60 per Unit in March.

    During the quarter, additional Units sold consisted of 9,164.28 limited partnership Units; no general partner Units were sold. Additional Units sold during the quarter represented a total of $3,371,200 before the reduction of selling commissions and organizational costs of $296,158. Investors redeemed a total of 2,902.34 Units during the quarter. At the end of the quarter there were 130,753.07 Units outstanding (including 2,315.34 Units owned by the General Partners).

    During the fiscal quarter ended March 31, 1997, the Fund had no material credit exposure to a counterparty which is a foreign commodities exchange.

    The Fund currently only trades on recognized global futures exchanges. In the event the Fund begins trading over the county contracts, any credit exposure to a counterparty which exceeds 10% of the Fund's total assets will be disclosed.

    (4)  FISCAL QUARTER ENDED MARCH 31, 1996.

    The Fund recorded a gain of $84,570 or $0.80 per Unit for the first quarter of 1996. During the first month of the quarter, the Fund experienced gains primarily as a result of profits in foreign exchange rates. The Fund then recorded a loss in the following two months due primarily to unprofitable currency positions and losses in trading stock indices and metals. The first quarter of fiscal 1996 ended positively for the Fund's accounts managed by JWH and Sabre. At March 31, 1996, JWH was managing 60.8% of the Fund's assets and Sabre was managing 39.2% of the Fund's assets.

    In January, the primary influence on markets was the U.S. dollar, which rose against most currencies and hit its highest level in two years against the Japanese yen. Trading in foreign exchange generated the majority of profits. Trading in stock indices was slightly profitable. The Fund recorded a profit of $1,324,808 or $10.98 per Unit in January.

    In February, the U.S. dollar lost ground against the Japanese yen, British pound, Swiss franc and German mark, resulting in the Fund giving back some of the profits earned in January. The largest decline occurred in Japanese yen positions. In the metals markets, subsiding inflation fears and weakening demand pushed gold prices beneath the $400 threshold reached only a month before. Trading in interest rates and stock indices was also unprofitable. The Fund recorded a loss of $1,188,721 or $9.76 per Unit in March.

    In March, trading was volatile, reflecting investors' confusion over the direction of the U.S. economy. In addition, political tensions between China and Taiwan and "Mad Cow" disease outbreak in Britain further added to economic uncertainties. Elections in Australia, which resulted in the end of 13 years of Labor Party rule, strengthened the Australian dollar to levels not recorded in at least 10 months. Trading in stock indices and metals was unprofitable. As a result, the Fund recorded a lost of $51,517 or $.42 per Unit in March.

    During the quarter, additional Units sold consisted of 4,662.19 limited partnership Units; no general partner Units were sold. Additional Units sold during the quarter represented a total of $1,413,400 before the reduction of selling commissions and organizational costs of $126,466. Investors redeemed a total of 2,733.64 Units during the quarter. At the end of the quarter there were 122,554.27 Units outstanding (including 2,315.34 Units owned by the General Partners).

    (5)  FISCAL YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1996.

    For the fiscal year ended December 31, 1996, the Limited Partners redeemed a total of 13,946.78 Units for $4,000,267. For the fiscal year ended December 31, 1995, the Limited Partners redeemed a total of 9,012.50 Units for $2,332,058.

    During 1996, investors purchased 17,812.20 Units for $5,568,008. The General Partners did not purchase any Units in 1996.

    On December 31, 1996, the Fund had unrealized profits of $868,069 and cash on deposit of $39,998,782. These positions required margin deposits at the Clearing Broker of $2,645,728. The total balance of the Fund's account at the Clearing Broker was $41,516,951. These figures compare to unrealized profits of $1,705,569, cash on deposit of $31,440,196, margin requirements of $3,655,729 and total balance of the Fund's account of $33,145,765 as of December 31, 1995. On December 31, 1994, the Fund had unrealized profits of $1,340,020 and cash on deposit at the Clearing Broker of $22,041,930. These positions required margin deposits at the Clearing Broker of $2,923,318. The total balance of the Fund's account was $23,381,950.

    During the fiscal year ended December 31, 1996, the Fund had no credit exposure to a counterparty which is a foreign commodities exchange which was material.

    The Fund currently only trades on recognized global futures exchanges. In the event the Fund begins trading over the counter contracts, any credit exposure to a counterparty which exceeds 10% of the Fund's total assets will be disclosed.

    See Footnote 5 of the Fund's Financial Statements included in this Prospectus for procedures established by the General Partners to monitor and minimize market and credit risks for the Fund. In addition to the procedures set out in such Footnote 5, the General Partners review on a daily basis reports of the Fund's performance, including monitoring of the daily net asset value of the Fund. The General Partners also review the financial situation of the Fund's Clearing Broker on a monthly basis. The General Partners rely on the policies of the Clearing Broker to monitor specific credit risks. The Clearing Broker does not engage in proprietary trading and thus has no direct market exposure which provides the General Partners assurance that the Fund will not suffer trading losses through the Clearing Broker.

    The Fund posted positive returns for 1996 and 1995 but suffered modest losses for its Limited Partners in 1994.

    In 1996, there were numerous opportunities in the global futures markets and the Original Trading Advisors were well-positioned to profit from many of them. The Fund produced a net gain of 20.01% for the calendar year. The profits for the Fund were made in the latter part of the year in currencies, global interest rates, energies and precious metals. The U.S. dollar reached a ten-week high against the Japanese yen, the German mark and the Swiss franc in September as sound economic fundamentals kept the U.S. dollar strong against most of the major currencies. The British pound was even stronger than the U.S. dollar as Europe debated European Monetary Union issues and viewed the pound as a safe haven. These factors led to excellent trends in the currency markets and profitable trading. Signs of a slowing U.S. economy drove the 30-year Treasury bond to its highest level in six and one-half years. Foreign central banks were heavy buyers of U.S. bonds, producing a nice profit for the Fund. In Asia, investors flocked to the higher-yielding Australian bond as the yield on the Japanese Government bond was at its lowest level in the nation's history. The Fund benefited handsomely from opposite positions in both the Australian and Japanese bonds. The Fund ended the year with a profit of $6,701,475.

    In 1995, the Original Trading Advisors were well-positioned to capitalize on many trading opportunities, especially in the financial sector, which produced a net gain of 23.03% for the year. The first quarter of the year was the most profitable for the Fund. The February collapse of Barings PLC created opportunities, especially in the Far Eastern markets. The Barings demise had a global effect, sending stock prices falling around the world and driving investors toward the safety of German marks and U.S. Treasury bonds. The German mark benefited substantially from the uncertain state of many world economies and gained steadily versus the U.S. and other European currencies. Long positions in foreign exchange generated sizable gains, with positions in the Japanese yen, yen bond and the Nikkei 225 being the most favorable. The balance of the year was much quieter in terms of market opportunities, trends and profits. The Fund ended the year with a profit of $5,755,268.

    The year 1994 was a challenging year for the Fund, which posted a loss of 6.9%. Economic and political instability worldwide created disruptions in the financial markets. The U.S. Administration was under fire, there was major trade tension between the U.S. and Japan, instability in Russia, an assassination in Mexico and conflict in Korea, all resulting in a sharp decline in global stock and bond prices. The Yen/U.S. Dollar relationship fluctuated sharply due to the concerns of trade barriers or a potential trade war with Japan. The U.S. Dollar declined relative to the European currencies and even reached the lowest post World War II levels versus the Japanese Yen. Physical commodities offered a few opportunities. Coffee had a major rally after a severe freeze devastated the growing area in Brazil, sugar prices rose to a three year high in October and there were modest gains in precious metals. The Fund ended the year with a loss of $1,530,228.

    The primary sources of growth for the Fund over the last three years have been additional sales (net sales of $14.6 million) and trading gains (over $10.9 million). In particular, both sources caused the increase in "Cash on deposit with the Clearing Broker" and "Total partners' capital" on the Statement of Financial Condition. Since the total capital increased significantly, the interest earned on those assets increased, showing over $12,000 more "Interest receivable" at the end of 1996 over 1995.

    Trading gains were significantly greater in the last quarter of 1996 compared to the last quarter of 1995. This results in the increase of over $800,000 in "Accrued incentive fees" recorded as of the end of the year from 1995 to 1996 in the Statement of Financial Condition. During times of increased trading gains, investors tend to redeem fewer units of the Fund. This is evident in the reduction of $138,000 in "Redemptions payable" from 1995 to 1996. Although the total trading gains for 1996 were greater than for 1995, more of the gains had been realized as of the last day of the year in 1996 than 1995, and "Unrealized gain on open futures contracts" shows a decrease of $837,500.

    From 1995 to 1996 there was an increase of over $650,000 in "Receivable for units sold". This variance is caused by the delay of a wire transfer from the escrow agent for the Fund to the Clearing Broker on the last day of the year for the new Fund subscribers in December. In 1995, the wire had already been received by the Clearing Broker on the last day of the year, so no receivable was recorded. Since this year-end wire was not received at the Clearing Broker until January 2, 1997, the investment from the December 1996 month-end subscribers to the Fund are recorded as a receivable.

    The Fund recognized an increase in excess of $7 million in trading gains from 1994 to 1995, and another increase of almost $2 million from 1995 to 1996. Although the unrealized gain balance was lower at the end of 1996 versus 1995, more profits had been realized during the year, so the Fund realized a net trading gain increase. These increases in trading gains showed their most direct impact in the increase in "Incentive fees" over the periods, showing an increase of $263,000 from 1994 to 1995 and another $528,000 in 1995 to 1996. Trading losses from 1994 that had to be recouped prior to additional incentive fees being earned by the traders caused the variance between the increase in trading profits versus the increase in incentive fees.

    These increases in trading income, as well as the increased sales of the Fund resulted in increases in "Interest income" ($600,000 in 1994 to 1995 and $186,000 in 1995 to 1996), "Management fees " ($300,000 and $60,000) and
"General partner fee to IDSFC and CISI" ($124,000 and $120,000). The increase in total capital of the Fund allowed the traders to increase the size of their trades over the periods. These larger number of contracts traded caused the increase in both "Commissions paid to AXP Advisors and CIS" ($62,000 for 1994 to 1995 and $150,000 for 1995 to 1996) as well as "Exchange, clearing and NFA fees" ($3,000 and $12,000).

    The trading gains for 1995 and the Illinois Personal Property Replacement Tax accrued from them caused the increase of $79,000 in "Operating expenses" from 1994. The actual tax due was less than the amount accrued. The reversal of the overaccrual caused the decrease noted in 1996.

    The dollar showed greater strength in 1996, when compared to the two earlier years during which the dollar had weakened. This dollar strength caused the Fund to record a loss of $108,000 in 1996 on currencies held by the Fund in other than U.S. Dollars, when 1995 and 1994 had shown gains of $190,000 and $127,000 respectively.

INFLATION

    Inflation does have an effect on commodity prices and the volatility of commodity markets; however, continued inflation is not expected to have a material adverse effect on the Fund's operations or assets.

                              CHARGES TO THE FUND

    The charges to the Fund are summarized in tabular form beginning on page 15 of this Prospectus. Investors should review the following narrative, which provides more information about the fees and expenses payable by the Fund, in conjunction with that summary.

    The estimate of the Fund's "Break-even" Point is shown on page 9 of this Prospectus.

    The General Partners will furnish each Limited Partner with a monthly account statement describing the performance of the Fund and setting forth aggregate management and advisory fees, brokerage commissions, and other expenses incurred or accrued by the Fund, as well as such other information as is required by CFTC regulations to be reported to Limited Partners. See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT--REPORTS AND ACCOUNTING."

DESCRIPTION OF CHARGES TO THE FUND

    ADVISORY FEES. JWH receives a monthly management fee of 1/3 of 1%, Welton receives a monthly management fee of 1/4 of 1% and Sabre receives a monthly management fee of 1/4 of 1%, in each case, of the Fund's Net Asset Value subject to its management at month-end. In addition, JWH receives a quarterly incentive fee equal to 15% of Trading Profits, if any, attributable to trading directed by it and Welton and Sabre receive a quarterly incentive fee equal to 18% of Trading Profits, if any, attributable to trading directed by it. See "RISK FACTORS--Distortions Produced by Incentive Fee Arrangement." Management fees are paid monthly and deducted prior to the calculation of the quarterly incentive fees. "TRADING PROFITS" (for purposes of calculating each Trading Advisor's incentive fee only) is defined as the excess (if any) of (A) the Net Asset Value of the Fund's assets under management of the Trading Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Fund's assets under the management of the Trading Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Trading Advisor's allocable share of Fund assets subject to the Trading Advisor's management between the dates referred to in (A) and (B), and (ii) increased by the Trading Advisor's allocable share of any distributions or redemptions paid or payable by the Fund as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Trading Advisor's allocable share of any additional allocations or negative reallocations of Fund assets from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. See "RISK FACTORS--Distortions Produced by Incentive Fee Arrangement." Incentive fees and management fees paid or payable by the Fund to a Trading Advisor shall only be charged against the assets managed by the Trading Advisor receiving or to receive such fees. Similarly, brokerage commissions shall be allocated against the assets under the management of the Trading Advisor whose trading decisions generated those brokerage commissions.

    Incentive fees to a Trading Advisor shall be paid within 10 business days after the end of the quarter for which they are earned. For purposes of determining whether an incentive fee is payable by Units which are redeemed other than at quarter end, the dates of such redemptions shall be considered as if they were the last day of the quarter.

    If an incentive fee shall have been paid by the Fund to a Trading Advisor in respect of any calendar quarter and the Trading Advisor shall incur subsequent losses on the Fund's assets subject to its management, the Trading Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of Trading Profits. Management fees shall be payable regardless of trading performance.

    Incentive fees shall not be payable on interest earned on Fund assets. The incentive fees payable to a Trading Advisor are based upon Trading Profits, if any, as of the end of each quarter, including any unrealized gains or losses in open positions in commodity interests. Unrealized gains attributable to appreciation in open positions may never be realized by the Fund when those positions are closed. Upon the expiration or termination of a Trading Advisor's Advisory Contract, the Fund will be charged an incentive fee as though such expiration or termination date were the end of a quarter.

    SAMPLE ADVISORY FEE CALCULATION. Assume, for example, that JWH was allocated one million dollars at the beginning of the quarter and that the advisor makes profits of $500,000 during the first quarter. Using the incentive fee percentage of 15%, as will be paid to JWH, the fees paid would be $75,000 (15% of

$500,000). The new value of the fund would be $1,425,000, after deducting the incentive fee paid. This would be the "new trading high" that would have to be exceeded prior to JWH receiving another incentive fee. If in the following quarter, the account realizes a loss of $250,000 pursuant to trading directed by JWH, no incentive fee would be paid. The value of the account would be $1,175,000 and the level to be exceeded before the next incentive fee payment would be required would be $1,425,000. If in the following quarter, the advisor earns profits of $400,000, it would be paid fees of $22,500, ($1,175,000 + $400,000 - $1,425,000) x .15). The value and the new high value to exceed before any further incentive fees are earned would then be $1,552,500.

                                                                 ACCOUNT
TO RECAP:                                                         VALUE       PRIOR HIGH     FEES PAID
-------------------------------------------------------------  ------------  -------------  -----------
Inception....................................................  $  1,000,000   $ 1,000,000
Quarter 1 profit.............................................       500,000       500,000    $  75,000
Incentive fees...............................................       (75,000)      (75,000)
                                                               ------------  -------------
End Quarter 1................................................  $  1,425,000   $ 1,425,000
Quarter 2 loss...............................................      (250,000)
Incentive fees...............................................             0             0
                                                               ------------  -------------
End Quarter 2................................................  $  1,175,000   $ 1,425,000
Quarter 3 profit.............................................       400,000       150,000       22,500
Incentive fees...............................................       (22,500)      (22,500)
                                                               ------------  -------------
End Quarter 3................................................  $  1,552,500   $ 1,552,500    $  97,500

    BROKERAGE EXPENSES. Cargill Investors Services, Inc. acts as the Fund's Clearing Broker. Effective September 1, 1995, the Fund pays a brokerage commission of $35 (plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable) per round turn trade (and any permitted future increase in such rate). From its inception until September 1, 1995, the Fund paid brokerage commissions at a rate of $50 per round turn trade. With respect to any trading conducted by the Fund on a foreign exchange, the Fund pays the equivalent in foreign funds to $35 per trade plus any differential associated with execution costs on non-U.S. exchanges. The Fund may be required to pay brokerage commissions in excess of $35 for each round turn trade on certain non-U.S. exchanges, and any such additional amounts would be direct costs associated with the execution of trades on such non-U.S. exchanges. The Fund is required to pay, in addition to the brokerage charge described above, the NFA per trade transaction fee (which is currently assessed at a rate of 14 CENTS per round turn futures transaction and 7 CENTS per options trade) and exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable. Exchange fees range from $0 to $2 per trade plus any differential for non-U.S. exchanges, if applicable, depending on the exchange where a trade is executed; clearing fees range from $0 to $1.70 per trade plus any differential for non-U.S. exchanges, if applicable, also depending on the exchange where a trade is executed; give-up and electronic trading fees range from $2 to $4 per trade, if applicable depending on the exchange where a trade is executed.

    In addition to the brokerage commission described in the preceding paragraph, the Clearing Broker receives and retains as part of its compensation for providing brokerage services to the Fund a portion of the interest earned on the assets of the Fund on deposit with the Clearing Broker. As described below under "CHARGES TO THE FUND--INTEREST ALLOCATION," the Clearing Broker will credit the Fund with interest on 100% of the Fund's average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount it credits to the Fund under this arrangement. Historically, since the inception of trading by the Fund, the incremental interest retained by the Clearing Broker has annually ranged between 0.4% and 1.7% of the Fund's average Net Asset Value.

    The Fund also reimburses the Clearing Broker for all delivery, insurance, storage, service and other charges that it incurs and pays to third parties in connection with the Fund's trading.

    The Fund pays $35 commission per round turn trade to the Clearing Broker, which in turn pays $20 per round turn trade to American Express Financial Advisors Inc. in its capacity as Introducing Broker for the Fund. American Express Financial Advisors Inc. receives its portion of such commissions for its ongoing services to the Fund and the Limited Partners. Such services include:

        1. Responding to inquiries from Limited Partners from time to time as to the Net Asset Value of the Fund's Units;

        2. Providing information to the Limited Partners concerning the futures markets and the Fund's activities;

        3. Responding to inquiries of Limited Partners related to the Fund's monthly account statements, annual reports, financial statements, and annual tax information provided periodically to the Limited Partners;

        4. Providing information to Limited Partners regarding redemptions of Units;

        5.  Assisting Limited Partners in redeeming Units; and

        6. Providing other services requested from time to time by Limited Partners.

    The allocation of the total per trade rate of brokerage commissions ($35) to be paid by the Fund between the Clearing Broker ($15) and the Introducing Broker ($20) was determined by the General Partners after their evaluation of the respective services of the Clearing Broker and the Introducing Broker to the Fund. This allocation could change in the future if the General Partners determine that a change in the allocation formula is warranted by a change in the respective services provided by the Clearing Broker and the Introducing Broker. Prospective investors should be aware that because American Express Financial Advisors Inc. receives a portion of the commodity brokerage commissions generated by the Fund and allocable to outstanding Units, American Express Financial Advisors Inc. has a conflict of interest in performing certain services for the Limited Partners as to whether or not they should redeem Units. See "CONFLICTS OF INTEREST."

    COMPETITIVENESS OF BROKERAGE EXPENSES. Because the Clearing Broker for the Fund is affiliated with one of the Fund's General Partners, Guidelines promulgated by the North American Securities Administration Association, Inc. ("NASAA") and various states require that the brokerage transactions executed for the Fund by the Clearing Broker be effected at competitive rates. In evaluating the reasonableness of the brokerage expenses of the Fund and the competitiveness of such expenses with those paid by other public commodity funds, the General Partners believe an investor should focus, among other factors, on the brokerage commission charged by the Clearing Broker, the portion of interest earned on the Fund's assets that is retained by the Clearing Broker, the ratio of total brokerage expenses to the Fund's Net Asset Value and the nature and quality of the brokerage services rendered by the Clearing Broker and the Introducing Broker.

    Guidelines promulgated by NASAA provide that brokerage commission charges will be presumptively reasonable if they satisfy either of the following maximum rates:

        1. 80% of the Clearing Broker's published retail rate plus pit brokerage fees, or

        2. 14% annually of the Fund's average net assets excluding assets not directly related to trading activity.

    The NASAA guidelines also provide that any interest income earned on the Fund's assets which is retained by the Clearing Broker must be included with the amounts of brokerage commissions the Clearing Broker receives in determining whether such maximum rate limitations are satisfied.

    The rate of $35 per round turn trade (plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable) is approximately two-thirds of the Clearing Broker's regular retail rate per round turn trade. The Fund's commission rate is not the lowest rate which the Clearing Broker charges to any account, including commodity pools, nor is it as low as the rate which might be charged by other commodity brokerage firms for similar trades. Further since the Clearing Broker is affiliated with one of the General Partners and the Introducing Broker is affiliated with the other General Partner, there has been no arm's-length negotiation of brokerage commissions applicable to the Fund's trades, and a conflict of interest exists between the General Partners' duty to the Fund to limit or reduce the cost of brokerage commissions and the interest of the General Partners in the generation of brokerage commissions which would benefit the Clearing Broker and the Introducing Broker as the Fund's commodity brokers. See "CONFLICTS OF INTEREST" and "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS." The General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Fund so long as the brokerage agreement with the Clearing Broker and Introducing Broker is in effect.

    Although the $35 round turn trade commission rate charged to the Fund by the Clearing Broker is not the lowest rate charged by the Clearing Broker to any account, including commodity pools, nor is it as low as rates which might be charged by other commodity brokerage firms for similar trades, the General Partners believe that the overall brokerage expenses of the Fund, (which includes the $35 per round turn commission rate and the portion of interest earned on Fund assets which is retained by the Clearing Broker), are very competitive with the brokerage expenses charged to public commodity funds of comparable size and structure in view of the nature and quality of the services rendered by the Clearing Broker, the Introducing Broker and their affiliates and the frequency of trades made by the Trading Advisors. Historically, since the inception of trading by the Fund, the annual brokerage expenses (including the previous round turn commission rate of $50 and interest income retained by the Clearing Broker) of the Fund have ranged between 2.5% and 6.2% of the Fund's average daily Net Asset Value, well below the 14% limit on presumptively reasonable brokerage expenses as outlined in the NASAA Guidelines.

    The General Partners will annually review the brokerage commission charges paid by the Fund in combination with administrative fees, periodic operating expenses, transaction fees and costs, the Trading Advisors' management fees, and any financial benefit from interest earned on Fund assets in excess of the interest paid to the Fund to assure that the Fund does not pay such charges in excess of 12% of the Fund's average Net Asset Value (based on Net Asset Value on the first day of each month) on a fiscal year basis-- a level 2% below the limits specified in the NASAA Guidelines for brokerage commission charges and to assure that the brokerage charges for the Fund are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services being rendered. In determining annually whether such charges paid by the Fund are within the NASAA Guidelines as described above, the General Partners will include within the calculation of such charges all interest income earned on the Fund's assets which is retained by the Clearing Broker.

    Historically the Fund's annual brokerage expenses have ranged from approximately 2.5% to 6.2% of the Fund's Net Asset Value. Based on currently anticipated commission rates and information provided by Trading Advisors as to the frequency of their past trades, the General Partners estimate that, at the reduced $35 per round turn rate charged to the Fund, annual brokerage expenses payable by the Fund will be toward the lower end of the historical range. Actual future charges may differ substantially from this historical range since the actual amounts paid by the Fund will depend on the volume and frequency of trading directed by the Trading Advisors and the brokerage commission rates applicable to the Fund's trading.

    From the $35 per round turn commission for foreign exchange transactions, the Fund pays a brokerage commission of $35 per round turn trade to CISFS. CISFS acts as the Fund's forward contract broker for transactions effected by the Trading Advisors for the future delivery of a specified lot of a particular currency. CISFS reallocates $20 to American Express Financial Advisors in its capacity as Introducing Broker.

    ADMINISTRATIVE FEES. Each of the General Partners receives an annual administrative fee based on the Fund's Net Asset Value (as defined in "CERTAIN DEFINITIONS," below) on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of the Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year.

    INTEREST ALLOCATION. The Fund receives interest from the Clearing Broker on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate of interest equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount paid to the Fund. The amount of interest income which will be retained by the Clearing Broker under this arrangement will vary over time, depending on applicable interest rates and the Net Asset Value of the Fund. From 1987 to 1996 this amount ranged from $37,083 to $175,094, or between .41% and 1.66% of the Fund's Net Asset Value. The General Partners anticipate future percentages to remain at the lower end of this range due to an increase in the rate of interest credited by the Clearing Broker from 80% to 90% of such average 90-day Treasury bill rate in July of 1993.

    OFFERING EXPENSE. The General Partners have agreed to advance the expenses of this offering, which include legal, auditing, accounting, marketing, filing, registration and recording fees plus printing expenses and escrow charges. The General Partners will receive the Offering Expense charge to defray the amounts of offering expenses that they have advanced. If the total Offering Expense Charge received by the General Partners exceeds the actual offering expenses incurred by them, the excess shall be retained by the General Partners. If actual offering expenses exceed the total Offering Expense Charge, the General partners shall pay, without reimbursement from the Fund, such excess.

    SALES CHARGE. The Selling Agent will receive the Sales Charge from the proceeds of the offering with respect to Units sold to investors other than Affiliated Purchasers. This Sales Charge will consist of 6% of the first $50,000 subscribed, 4% of the second $50,000, 2% of the subsequent $400,000, and 1% of any amount of the subscription exceeding $500,000. The maximum amount of such payments to the Selling Agent will be $2,795,856.72 if all of the Units offered hereby are sold to non-Affiliated Purchasers and $46,597,612 in new capital is raised in this offering and no single purchaser subscribes for more than $50,000.

    OTHER PERIODIC EXPENSES. The Fund pays periodic legal, accounting, auditing, printing, recording and filing fees, and postage charges, all of which are currently estimated at approximately 1% of the Fund's Net Asset Value annually, and extraordinary expenses, which could include expenses such as the cost of litigation to which the Fund might become a party. All periodic expenses shall be billed directly to the Fund.

CERTAIN DEFINITIONS

    (1) NET ASSET VALUE. Net Asset Value means the Fund's total assets less total liabilities, including any liability for organization and offering expenses to be determined on the basis of generally accepted accounting principles, consistently applied, except as set forth below. For purposes of this calculation:

        (a) Net Asset Value shall include any unrealized profit or loss on securities and open commodity positions and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

        (b) All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the

    Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of the daily price fluctuation limits (see "GLOSSARY") or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair value as determined by the General Partners. Interest, if any, shall accrue monthly.

        (c) Brokerage commissions on open positions shall be accrued in full upon the initiation of such open positions as a liability of the Fund. Management fees shall be paid monthly and deducted prior to the calculation of the quarterly incentive fee.

    (2) NET ASSET VALUE PER UNIT. Net Asset Value per Unit means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

    (3) TRADING PROFITS. Trading Profits (for purposes of calculating a Trading Advisor's incentive fees only) is defined as the excess (if any) of (A) the Net Asset Value of the Fund's assets under management of the Trading Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Fund's assets under the management of the Trading Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Trading Advisor's allocable share of Fund assets subject to the Trading Advisor's management between the dates referred to in (A) and (B), and (ii) increased by the Trading Advisor's allocable share of any distributions or redemptions paid or payable by the Fund as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Trading Advisor's allocable share of any additional allocations or negative reallocations of Fund assets from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. The incentive fee shall not be payable on interest earned on Fund assets. For purposes of calculating Trading Profits attributable to the assets under the management of a Trading Advisor only, the definition of Net Asset Value shall be modified, insofar as it takes into consideration the amount of incentive and management fees payable by and brokerage commissions accrued by the Fund, to provide for the allocation of such incentive and management fees and brokerage commissions specifically to the assets under the management of the Trading Advisor which is entitled to such fees or whose trading decisions generated those brokerage commissions.

                                 CAPITALIZATION

    The table below shows the capitalization of the Fund as of June 30, 1997.

TITLE OF CLASS                                                                OUTSTANDING(1)(2)
----------------------------------------------------------------------------  ----------------
Units of General Partnership Interest(3)....................................         2,619.16
Units of Limited Partnership Interest.......................................       132,732.62
Total Partners' Contributions (including General Partners' capital
  contributions)............................................................   $   36,845,292

------------------------

(1) As of June 30, 1997, 132,732.62 Units of Limited Partnership Interest and 2,619.16 Units of General Partnership Interest have been issued and are outstanding under the Delaware Revised Uniform Limited Partnership Act. The Units of General Partnership Interest shown as outstanding represent capital contributions to the Fund by the General Partners. The General Partners have agreed to make such additional capital contributions on an equal basis as are necessary to maintain an investment in an amount equal to the lesser of 3% of the aggregate capital contributions of all Partners or $100,000, but in no event less than 1% of such contributions. As of June 30, 1997, $42,867,212 remained available for sale pursuant to the Fund's registration statement declared effective June 26, 1995.

(2) Because the price of the Units cannot be determined in advance, the table cannot present the possible number of Units sold or the amounts of capital contributions that may be received for Units.

(3) No Sales Charge will be charged to the General Partners for any Units they purchase in connection with this offering; therefore, such interest will be purchased at a price of Net Asset Value per Unit plus the Offering Expense Charge per Unit.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

    In evaluating the conflicts of interest described under "CONFLICTS OF INTEREST," an investor should be aware that the General Partners have a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. Their fiduciary duties extend to the responsibility for safekeeping and use of all funds and assets of the Fund, although by law the Fund's assets will not be in their actual custody. Except as provided herein, the General Partners shall not employ or permit others to employ such funds and assets in any manner except for the exclusive benefit of the Fund. Other duties and obligations of the General Partners are set forth in the Amended and Restated Limited Partnership Agreement. See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT" and Exhibit A. In this regard, it should be noted that, although the General Partners may terminate the advisory contracts with the Trading Advisors under certain circumstances, the General Partners may not direct any part of the Fund's trading. After the expiration or termination of an advisory contract with a Trading Advisor, the General Partners either will continue to retain the same Trading Advisors or will retain new or additional commodity trading advisor(s) to direct trading. See "CONFLICTS OF INTEREST."

    Cases have been decided under the common law or statutory law of partnerships in certain jurisdictions to the effect that a limited partner may institute legal action on behalf of himself/herself and all other similarly situated limited partners (a "CLASS ACTION") to recover damages from the General Partners for violations of fiduciary duties, or on behalf of a partnership (a partnership "DERIVATIVE ACTION") to recover damages from a third party where the General Partners have failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of their interest in a limited partnership may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the anti-fraud provisions of the federal securities laws.

    Under certain circumstances, limited partners also have the right to institute a reparations proceeding before the CFTC against the General Partners (registered commodity pool operators), Cargill Investor Services, Inc. (a registered futures commission merchant), American Express Financial Advisors Inc. (a registered introducing broker), and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered, under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. In addition, arbitration proceedings may be brought before the NFA against persons who are members of that organization. The General Partners, the Clearing Broker, the Introducing Broker, and the Trading Advisors are members of the NFA. The Futures Trading Act of 1982 created a private right of action under the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation. See "DESCRIPTION OF COMMODITY TRADING--REGULATION."

    LIMITED PARTNERS SHOULD, HOWEVER, BE AWARE THAT IN ENDEAVORING TO RECOVER DAMAGES IN SUCH ACTIONS, IT WOULD GENERALLY BE DIFFICULT TO ESTABLISH AS A BASIS FOR LIABILITY THAT COMMODITY TRADING HAS BEEN EXCESSIVE. THIS IS DUE TO THE BROAD DISCRETION GIVEN TO THE TRADING ADVISORS IN THE ADVISORY CONTRACTS, THE EXCULPATORY PROVISIONS CONTAINED IN SUCH CONTRACTS AND THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (SEE "THE TRADING ADVISORS--THE ADVISORY CONTRACTS") AND THE VAGUENESS OF STANDARDS DEFINING EXCESSIVE TRADING.

    The foregoing summary describing in general terms the remedies available to limited partners under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Limited Partners who believe that the General Partners may have violated the law should consult their own counsel as to their evaluation of the status of the applicable law at such time.

    The Amended and Restated Limited Partnership Agreement provides that the General Partners shall not be liable to the Fund or to the Limited Partners for any loss suffered by the Fund that arises out of any action or inaction of the General Partners, if such action or inaction did not constitute negligence or misconduct of the General Partners and if the General Partners, in good faith, determined that their action or inaction was in the best interest of the Fund. In addition, the Fund may indemnify the General Partners against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partners in connection with the Fund, PROVIDED that the expenses for which indemnification is sought were not the result of negligence or misconduct by the General Partners. Under certain circumstances, as described in the Fund's Amended and Restated Limited Partnership Agreement, affiliates of the General Partners may also be granted exculpation or indemnification.

    The Fund has also agreed to indemnify the Trading Advisors and their affiliates under certain conditions. (See "RISK FACTORS--TRADING ADVISORS--LIMITATION OF LIABILITY AND INDEMNIFICATION FOR TRADING ADVISORS" and "THE TRADING ADVISORS--THE ADVISORY CONTRACTS.") Under certain circumstances, the Fund may also be subject to indemnification obligations with respect to the Selling Agent, the Clearing Broker, the Escrow Agent and related parties.

    The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as Cargill Investor Services, Inc.) and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the Commodity Exchange Act, as amended, will be determined by the CFTC on a case-by-case basis.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partners, their principals, or persons controlling the Fund pursuant to the foregoing provisions, the Fund has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

    The Amended and Restated Limited Partnership Agreement prohibits the Fund from making any loans to the General Partners or to anyone else.

                              THE GENERAL PARTNERS

    The General Partners of the Fund are IDS Futures Corporation ("IDS FUTURES"), a wholly-owned subsidiary of IDS Management Corporation, which is itself a wholly-owned subsidiary of American Express Financial Corporation, the corporate parent of the Fund's Selling Agent/Introducing Broker, and CIS Investments, Inc. ("CISI"), a wholly-owned subsidiary of the Fund's Clearing Broker. They are responsible for administering the Fund's affairs. The General Partners are registered under the Commodity Exchange Act, as amended, as commodity pool operators (and are currently acting as the Fund's commodity pool operators) and are members of the NFA. The principal offices of CISI are located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. The records of the Fund are kept at CISI's principal offices in Chicago. The principal offices of IDS Futures are located at IDS Tower 10, Minneapolis, Minnesota 55440. The principal offices of the Fund are located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, and its telephone number is (312) 460-4000. CISI and IDS Futures have limited prior experience in operating commodity pools. In addition to operating the Fund since June 16, 1987, CISI operated one private commodity pool and currently jointly operates another public commodity pool with IDS Futures.

    None of the principals of CISI has any beneficial ownership in the Fund. None of the principals of IDS Futures has any beneficial ownership in the Fund, except for Lori J. Larson who as of June 30, 1997, owned 19.06056 Units in the Fund. The performance history of the General Partners with respect to the Fund is presented on page 68. See "PAST PERFORMANCE OF THE FUND."

CISI

    CISI was incorporated in Delaware in 1983. CISI is a wholly-owned subsidiary of Cargill Investor Services, Inc. CISI is registered under the Commodity Exchange Act, as amended, as a commodity pool operator and is a member of NFA. The officers and directors of CISI do not receive any compensation directly from CISI.

    The directors and officers of CISI are as follows:

    Hal T. Hansen (born in November 1936), President and Director. Mr. Hansen has been President of Cargill Investor Services, Inc. since November 1978. He serves on the Executive Committees of the Board of Directors of NFA and the Futures Industry Association ("FIA") and is the Chairman of the NFA. Mr. Hansen graduated from the University of Kansas in 1958. He started work at Cargill, Incorporated in 1958, and was employed by Cargill S.A.C.I. in Argentina from 1965 to 1969. Mr. Hansen has been employed by Cargill Investor Services, Inc. since 1974.

    L. Carlton Anderson (born in August 1937), Vice President and Director. Mr. Anderson is a graduate of Northwestern University, Evanston, Illinois. He started work at Cargill, Incorporated in 1959, in the Commodity Marketing Division. He served as President of Stevens Industries Inc., Cargill's peanut shelling subsidiary from 1979 to 1981. He has been employed by Cargill Investor Services, Inc. since 1981, and is currently the Director in charge of the Portfolio Diversification Group. Mr. Anderson has recently served on the Board of Directors of the Managed Futures Association.

    Richard A. Driver (born in September 1947), Vice President and Director of CISI. Mr. Driver became a Vice President and Director of CISI on June 29, 1993. Mr. Driver graduated from the University of North Carolina in 1969 and he received a Masters Degree from the American Graduate School of International Management in 1973. Mr. Driver began working for Cargill, Incorporated in 1973 and joined Cargill Investor Services, Inc. in 1977 as Vice President of Operations.

    Jan R. Waye (born June 1948), Senior Vice President. Mr. Waye assumed his position with Cargill Investor Services, Inc. in mid-September, 1996, after returning from London where he held various management positions for Cargill Investor Services, Inc. including most recently Managing Director for CIS Europe. He was appointed Senior Vice President with CISI on June 24, 1997. Mr. Waye joined Cargill in 1970 and served in various commodity trading and management position in Chesapeake, VA; Winnipeg, Manitoba; and Vancouver, BC. In 1978 he moved to New York and shortly thereafter Minneapolis as head of Foreign Exchange for Cargill's metals trading business. This unit formed the nucleus of Cargill's Financial Markets Group as it started operations in 1983. Mr. Waye served in various management positions in the Financial Markets Group until 1988 when he assisted in the management and sale of Cargill's life insurance business in Akron, Ohio. He moved to London in late 1988. Mr. Waye has served as a member of the Board of LIFFE, the London International Financial Futures and Options Exchange, and as Vice Chairman of its Membership and Rules Committee. He also served on the Board of the London Commodity Exchange up to its merger with LIFFE. Mr. Waye graduated from Concordia College, Moorhead, MN, with a BA degree in Communications and Economics in 1970.

    Christopher Malo (born in August 1956), Vice President. Mr. Malo graduated from Indiana University in 1976. He started work at Cargill, Incorporated in June 1978 as an internal auditor. He transferred to Cargill Investor Services, Inc. in August 1979, and served as Secretary/Treasurer from November 1983 until July 1991. He was elected Vice President and Secretary in July 1991. He is a member of the FIA Operations Division and serves as Chairman of the FIA Finance Committee.

    Barbara A. Pfendler (born in May 1953), Vice President. Ms. Pfendler is a graduate of the University of Colorado, Boulder. She started work at Cargill, Incorporated in 1975 as a meal merchant and regional sales manager for the Flax and Sunflower Department in Minneapolis. In 1979, she was named senior merchant for the Domestic Soybean Processing Division ("DSP") in Cedar Rapids, Iowa and later was an account manager for DSP facilities in Savage, Minnesota and Sidney, Ohio. She joined CIS in 1986 as the Sales Manager for the Portfolio Diversification Group in Chicago.

    Donald Zyck (born in October 1961), Secretary and Treasurer. Mr. Zyck graduated from Northern Illinois University, DeKalb, Illinois in 1983. He began working at Cargill Investor Services, Inc. in April 1985 as a Staff Accountant. From January 1988 to October 1994 he was Manager of Treasury Operations at CIS. He was elected Controller, Secretary and Treasurer of CIS in October 1994.

    Bruce H. Barnett (born in June 1947), Assistant Secretary. Mr. Barnett graduated in 1968 from Southern Connecticut State College. New York University Law School awarded Mr. Barnett a J.D. in 1971 and an LL.M. in 1973. He started work at Cargill, Incorporated in 1990 as Vice President, Taxes. From 1987 to 1990, Mr. Barnett was employed in various positions held at Unilever, a European based multi-national corporation.

    Henry W. Gjersdal, Jr. (born in May 1954), Assistant Secretary. Mr. Gjersdal received a bachelor of arts degree from Gustavus Adolphus College in 1976 and a J.D. degree from the University of Michigan in 1979. He is a member of the American Bar Association and the Tax Executives Institute. He joined the Law Department of Cargill, Incorporated in April 1981. He had previously been an associate with Doherty, Rumble and Butler, Minneapolis, Minnesota. In June 1985, he was named European Tax Manager for Cargill International, Geneva, and in 1987 was named Senior Tax Attorney for the Law Department. He became Assistant Tax Director in the Tax Department in December 1990. Mr. Gjersdal was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994 with responsibility for the audit and international groups in Cargill's Tax Department.

    Patrice H. Halbach (born in August 1953), Assistant Secretary. Ms. Halbach graduated phi beta kappa from the University of Minnesota with a bachelor of arts degree in history. In 1980 she received a J.D. degree cum laude. She is a member of the Tax Executives Institute, the American Bar Association and the Minnesota Bar Association. Ms. Halbach joined the Law Department of Cargill, Incorporated in February 1983. She had previously been an attorney with Fredrikson & Byron, Minneapolis, Minnesota. In December 1990, she as named Senior Tax Manager for Cargill, Incorporated's Tax Department and became Assistant Tax Director in March 1993. She was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994. In her current position as Assistant Tax Director, Ms. Halbach oversees federal audits and international compliance for Cargill and its affiliates.

IDS FUTURES

    IDS Futures was established in 1986 to act as a general partner and commodity pool operator in connection with commodity pool offerings. It is registered as a commodity pool operator under the Commodity Exchange Act, as amended, and is a member of NFA. The directors and officers of IDS Futures do not receive any compensation directly from IDS Futures.

    The directors and officers of IDS Futures are as follows:

    Lori J. Larson (born in August 1958), President and Director. Ms. Larson was elected President and Director of IDS Futures effective November 14, 1996, replacing Wendell L. Halvorson who retired. She has been employed by American Express Financial Corporation since 1981 and currently holds the title of Vice President. Since August 1988, she has been responsible for day-to-day management of vendor relationships, due diligence review, and operational aspects for the limited partnerships distributed by American Express Financial Advisors Inc. In addition, she has responsibility for the product development of the publicly offered mutual funds in the IDS Mutual Fund Group. Ms. Larson has held a variety of management positions with American Express Financial Corporation throughout her career. She is a graduate of, and has an M.B.A. from, the University of Minnesota.

    Michael L. Weiner (born in July 1946), Vice President, Secretary and Treasurer. Mr. Weiner is the Vice President--Corporate Tax Operations of American Express Financial Corp. He has been employed by American Express Financial Corporation since 1975. His responsibilities include research, planning and compliance for the American Express Financial Corporation corporate tax group. Mr. Weiner graduated from the University of Minnesota Law School in 1974 and completed the Masters of Business Administration program at St. Thomas College of Minnesota in 1979. Mr. Weiner is also an officer of American Express Financial Advisors Inc.

    John M. Knight (born in February 1952), Vice President. Mr. Knight has been employed by American Express Financial Corporation since July 1975. He is currently Controller-Variable Assets, thus charged with overall finance responsibilities for Mutual Funds, Limited Partnerships, Variable Annuities and Wealth Management Services. From 1981 to March 1984, he held a number of positions in the IDS Certificate Company, including Controller of that organization. Mr. Knight is a graduate of the University of Wisconsin-Eau Claire and a FLMI.

    Peter J. Anderson (born in March 1942), Director. Mr. Anderson is Chairman and Chief Investment Officer of IDS Advisory Group Inc., as well as Senior Vice President--Investments, and a member of the board of directors, American Express Financial Advisors Inc. Mr. Anderson joined IDS Advisory Group, Inc. in April 1982 as Senior Vice President--IDS Equity Advisors, a division of IDS Advisory Group Inc. He became President of IDS Advisory Group in January 1985. In July 1987, Mr. Anderson was named Senior Vice President of American Express Financial Advisors Inc. and at that point assumed responsibility for common stock mutual funds. In January 1993, Mr. Anderson assumed responsibility for the portfolio management, research and economic functions of American Express Financial Advisors Inc. Mr. Anderson has a B.A. from Yale University and an M.B.A. with a major in finance from Wharton Graduate School.

    MINIMUM INVESTMENT AND NET WORTH. The Amended and Restated Limited Partnership Agreement of the Fund provides that the General Partners will contribute to the Fund in an amount equal to the lesser of 3% of the aggregate capital contributions to the Fund or $100,000, but in no event less than 1% of such contributions. In return, the General Partners will receive Units of General Partnership Interest. As of June 30, 1997, the General Partners had contributed $460,110 in satisfaction of the foregoing capital requirements and held 2,619.16 Units of General Partnership Interest. It is the intention of the General Partners to contribute capital in equal amounts to satisfy the foregoing minimum investment requirement.

    The General Partners will participate in profits and losses with the Limited Partners PRO RATA to the extent of their respective investments. The General Partners may not redeem or transfer their minimum interest so long as they are the Fund's general partners. Any Units purchased by the General Partners and their affiliates will be purchased to satisfy the minimum investment requirement described above, or for investment purposes, and not for resale. The General Partners will receive the administrative fees described under "CHARGES TO THE FUND."

    The Amended and Restated Limited Partnership Agreement also provides that the General Partners shall, for as long as they continue as General Partners of the Partnership, maintain together a net worth of not less than (i) the lesser of $250,000 or 15% of the aggregate capital contributions to each partnership for which they act as General Partners capitalized at $2.5 million or less; and
(ii) 10% of the aggregate capital contributions to each partnership for which they act as General Partners capitalized at greater than $2.5 million. The General Partners have agreed that they will together satisfy the net worth applicable to them as General Partners. For these purposes, "net worth" shall reflect the carrying of all assets at fair market value and shall exclude capital contributions of the General Partners to the Fund or to any other limited partnership of which they may be general partners. Net worth will be calculated in accordance with generally accepted accounting principles PROVIDED that all current assets shall be based on then current market value, and may include any notes receivable or stock subscriptions from an adequately capitalized affiliate of the General Partners or a letter of credit. The General Partners satisfy the net worth requirement applicable to them as the result of their acting as the Fund's General Partners in the case of IDS Futures, by means of a demand note payable to it from IDS Financial Corporation (now named American Express Financial Corporation), and in the case of CISI, a subscription agreement from Cargill Investor Services, Inc.

    OTHER MATTERS. There have been no material administrative, civil or criminal actions against the General Partners or their individual principals pending, concluded or on appeal within the five years preceding the date of this Prospectus. Neither the General Partners nor their individual principals trade or intend to trade commodity interests for their own accounts.

    Under the Amended and Restated Limited Partnership Agreement, the General Partners may not (except in certain limited, and essentially emergency, situations) direct the Fund's futures trading, but must select an advisor to direct that trading. Various principals of the General Partners are responsible for the selection of trading advisors for the Fund. At the inception of the Fund, the General Partners initially selected, and caused the Fund to enter into an advisory contract with, JWH and Sabre and, effective July 8, 1997, added Welton as a Trading Advisor.

    The General Partners are responsible for the preparation of monthly and annual reports to the Limited Partners; the filing of reports required by the CFTC, the SEC and any other federal or state agencies requiring reports; and the calculation of Net Asset Value and advisory fees. The General Partners will provide suitable facilities and procedures for handling redemptions, transfers, distributions of profits (if any) and orderly liquidation of the Fund. The General Partners are also responsible for engaging a futures commission merchant to execute the Fund's futures trades. The General Partners have chosen the Clearing Broker to act in this capacity. The General Partners have selected the Introducing Broker to introduce trades for the Fund's account. The General Partners will be reimbursed for the portion of offering expenses they have incurred in connection with this offering by the Fund, through an Offering Expense Charge of 3% of the gross per Unit price, as described under "CHARGES TO THE FUND." If the total charge received by the General Partners exceeds actual offering costs incurred, the excess will be retained by the General Partners.

    DUTIES. The duties of the General Partners include retaining or replacing any commodity trading advisor to the Fund, determining the amounts and timing of capital contributions to the Fund by the General Partners, making all expenditures for or on behalf of the Fund, selling or disposing of Fund property, if any, retaining or replacing any futures commission merchant or introducing broker (commodity broker) for the Fund, appointing persons to act for the Fund in the distribution of Units, retaining attorneys and accountants to assist in the organization and operation of the Fund, settling any claims made against the Fund, determining the amounts and frequency of distributions by the Fund and administering and maintaining records for the Fund. These actions and decisions are not an exclusive or comprehensive statement of the powers of the General Partners which extend to all actions which they believe to be in the best interests of the Fund and in furtherance of the purposes for which the Fund was formed. See "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT" and Exhibit A.

                          PAST PERFORMANCE OF THE FUND

    The following table presents the performance history of the Fund for the most recent five years and year to date. Beginning on page 69, supplemental past performance is presented which shows the entire performance history of the Fund since its inception. The information in the following tables has not been audited. In the opinion of the General Partners the information therein presents fairly the performance of the Fund.

    INVESTORS SHOULD BE AWARE THAT THE PERFORMANCE HISTORY OF THE FUND DISPLAYED REPRESENTS PERFORMANCE RESULTS OF THE FUND OBTAINED UNDER THE MANAGEMENT OF THE ORIGINAL TRADING ADVISORS, JWH AND SABRE. EFFECTIVE JULY 8, 1997, WELTON WAS ADDED AS A TRADING ADVISOR FOR THE FUND, AND THE ASSETS OF THE FUND WERE REALLOCATED AMONG THE THREE TRADING ADVISORS. THERE IS NO GUARANTEE THAT THE THREE TRADING ADVISORS WILL BE ABLE TO OBTAIN PERFORMANCE RESULTS FOR THE PORTION OF THE FUND'S ASSETS UNDER THEIR MANAGEMENT WHICH WILL BE EQUAL TO THOSE OBTAINED IN THE PAST. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           IDS MANAGED FUTURES, L.P.
                                PAST PERFORMANCE
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                                             RATE OF RETURN (1)
                                                                                  -----------------------------------------
MONTH                                                                             1997   1996   1995   1994   1993    1992
--------------------------------------------------------------------------------  -----  -----  -----  -----  -----  ------
JANUARY.........................................................................   3.68%  4.07% (3.05%) (4.48%)  1.19% (13.95%)
FEBRUARY........................................................................   0.08% (3.48%)  8.41% (3.29%) 10.80%  (9.43%)
MARCH...........................................................................  (0.18%) (0.16%)  7.90%  5.76% (0.82%)   0.69%
APRIL...........................................................................  (2.00%)  3.50%  4.71% (0.67%)  6.54%  (6.30%)
MAY.............................................................................  (5.51%) (2.44%)  1.86%  3.98%  1.34%  (1.74%)
JUNE............................................................................   2.74%  0.51% (2.84%)  2.72%  1.44%  15.58%
JULY............................................................................         (1.09%)  0.27% (2.87%)  8.35%  18.09%
AUGUST..........................................................................          0.47% (0.05%) (2.15%)  3.09%   7.92%
SEPTEMBER.......................................................................          3.34% (1.14%) (0.45%) (0.29%)  (3.29%)
OCTOBER.........................................................................          9.26% (0.26%)  0.03% (0.04%)  (3.60%)
NOVEMBER........................................................................          6.71%  2.43% (3.51%) (0.03%)  (2.02%)
DECEMBER........................................................................         (1.48%)  3.42% (1.68%)  2.03%  (0.64%)
                                                                                  -----  -----  -----  -----  -----  ------
  YEAR..........................................................................  (1.46%) 20.08% 23.03% (6.93%) 38.32%  (3.43%)
                                                                                  -----  -----  -----  -----  -----  ------
                                                                                  -----  -----  -----  -----  -----  ------

------------------------------

Name of Pool: IDS Managed Futures, L.P.

Type of Pool: Publicly offered

Inception of Trading: June 16, 1987

Aggregate Subscriptions: $44,505,048

Current Net Asset Value: $43,172,357

Worst Monthly Percentage Draw-down: January 1992: (13.95%) (2)

Worst Peak to Valley Draw-down: January 1992 through May 1992 (27.75%) (3)

Recovery Period: June 1992 through August 1992 (4)

(1) Refer to the footnotes to the Supplemental Past Performance of IDS Managed Futures, L.P. beginning on p. 74, for a detailed analysis of the the calculation of past performance and particularly footnote 13 for an explanation of how Rate of Return is calculated.

(2) Draw-down means losses experienced by the Fund over a specified period.

(3) Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Fund during any period in which the initial month-end net asset value for the period is not equaled or exceeded by a subsequent month-end net asset value. Worst peak-to-valley draw-down was calculated by comparing the initial month-end net asset value to each subsequent month-end net asset value. Each time the month-end net asset value exceeds all prior month-end net asset values a new net trading "peak" is established. Where a subsequent month-end net asset value does not equal or exceed the prior trading peak, the decline is calculated as a percentage of the prior trading peak. The greatest of such percentage declines during the period of time presented in the performance table is the "worst peak-to-valley draw-down."

(4) Recovery Period means the period of time necessary for the Fund to recoup all trading losses experienced by the Fund during the worst peak-to-valley draw-down and achieve a new net trading "peak".

                           IDS MANAGED FUTURES, L.P.

                 SUPPLEMENTAL PAST PERFORMANCE SINCE INCEPTION

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                        RATE OF RETURN (1)
                                          -------------------------------------------------------------------------------
MONTH                                     1997   1996   1995   1994   1993    1992    1991    1990   1989    1988   1987
----------------------------------------  -----  -----  -----  -----  -----  ------  ------  ------  -----  ------  -----
JANUARY.................................   3.68%  4.07% (3.05%) (4.48%)  1.19% (13.95%)  (1.55%)  24.84%  3.35%  (4.36%)
FEBRUARY................................   0.08% (3.48%)  8.41% (3.29%) 10.80%  (9.43%)   1.76%  12.64% (5.06%)   1.28%
MARCH...................................  (0.18%) (0.16%)  7.90%  5.76% (0.82%)   0.69%   0.59%   3.61%  2.98%  (7.93%)
APRIL...................................  (2.00%)  3.50%  4.71% (0.67%)  6.54%  (6.30%)  (1.85%)   5.79% (3.83%)  (3.28%)
MAY.....................................  (5.51%) (2.44%)  1.86%  3.98%  1.34%  (1.74%)  (2.03%) (16.81%) 19.24%  (0.34%)
JUNE....................................   2.74%  0.51% (2.84%)  2.72%  1.44%  15.58%   3.60%   2.69% (5.20%)  11.61% (8.74%)
JULY....................................         (1.09%)  0.27% (2.87%)  8.35%  18.09% (11.27%)   8.95%  6.00%  (9.41%)  0.84%
AUGUST..................................          0.47% (0.05%) (2.15%)  3.09%   7.92%   4.12%   9.90% (7.67%)  (1.76%)  0.09%
SEPTEMBER...............................          3.34% (1.14%) (0.45%) (0.29%)  (3.29%)  13.37%   5.64% (6.55%)   3.66% (2.35%)
OCTOBER.................................          9.26% (0.26%)  0.03% (0.04%)  (3.60%)  (3.94%)  (2.42%) (5.97%)   0.20% 15.50%
NOVEMBER................................          6.71%  2.43% (3.51%) (0.03%)  (2.02%)   3.51%   0.49% 12.57%  (0.12%)  8.53%
DECEMBER................................         (1.48%)  3.42% (1.68%)  2.03%  (0.64%)  20.71%  (1.62%) (0.70%)  (3.99%)  4.31%
                                          -----  -----  -----  -----  -----  ------  ------  ------  -----  ------  -----
  YEAR..................................  (1.46%) 20.08% 23.03% (6.93%) 38.32%  (3.43%)  26.22%  60.65%  5.61% (14.96%) 28.78%
                                          -----  -----  -----  -----  -----  ------  ------  ------  -----  ------  -----
                                          -----  -----  -----  -----  -----  ------  ------  ------  -----  ------  -----

------------------------------

Name of Pool: IDS Managed Futures, L.P.

Type of Pool: Publicly offered

Inception of Trading: June 16, 1987

Aggregate Subscriptions: $44,505,048

Current Net Asset Value: $43,172,357

Worst Monthly Percentage Draw-down: May 1990 (16.81%) (2)

Worst Peak to Valley Draw-down: January 1992 through May 1992 (27.75%) (3)

Recovery Period: June 1992 through August 1992 (4)

(1) Refer to the footnotes to the Supplemental Past Performance of IDS Managed Futures, L.P. beginning on p. 74, for a detailed analysis of the the calculation of past performance and particularly footnote 13 for an explanation of how Rate of Return is calculated.

(2) Draw-down means losses experienced by the Fund over a specified period.

(3) Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Fund during any period in which the initial month-end net asset value for the period is not equaled or exceeded by a subsequent month-end net asset value. Worst peak-to-valley draw-down was calculated by comparing the initial month-end net asset value to each subsequent month-end net asset value. Each time the month-end net asset value exceeds all prior month-end net asset values a new net trading "peak" is established. Where a subsequent month-end net asset value does not equal or exceed the prior trading peak, the decline is calculated as a percentage of the prior trading peak. The greatest of such percentage declines during the period of time presented in the performance table is the "worst peak-to-valley draw-down."

(4) Recovery Period means the period of time necessary for the Fund to recoup all trading losses experienced by the Fund during the worst peak-to-valley draw-down and achieve a new net trading "peak".

                            IDS MANAGED FUTURES, LP
                 SUPPLEMENTAL PAST PERFORMANCE SINCE INCEPTION
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                                  GROSS                         NET
                                                                                REALIZED                     REALIZED
                                   BEGINNING                                     PROFIT       BROKERAGE       PROFIT
                                     EQUITY      ADDITIONS      WITHDRAWALS      (LOSS)       COMMISSION      (LOSS)
MONTH                                 (1)           (2)             (3)            (4)           (5)            (6)
--------------------------------  ------------  ------------  ---------------  -----------  --------------  -----------
1987
JUNE............................   $        0    $7,372,260     $         0    $     7,153    $   18,736    $   (11,583)
JULY............................    6,727,952             0               0       (150,999)       28,463       (179,462)
AUGUST..........................    6,784,137             0               0       (208,132)       26,979       (235,111)
SEPTEMBER.......................    6,790,470             0               0        (99,469)       31,549       (131,017)
OCTOBER.........................    6,630,971             0               0        763,056        31,218        731,838
NOVEMBER........................    7,658,858             0               0        221,973        21,061        200,913
DECEMBER........................    8,312,270             0          52,554        676,065        24,480        651,585

                                                                                                            GROSS RATE
                                                                                                            OF
                                                                                                            RETURN.....
                                                                                                            RATE OF
                                                                                                            RETURN NET
                                                                                                            OF INTEREST
                                                                                                            INCOME.....
                                                                                                            VALUE OF A
                                                                                                            UNIT
                                                                                                            INVESTMENT
                                                                                                            NET OF
                                                                                                            INTEREST
                                                                                                            INCOME.....

1988
JANUARY.........................    8,618,111             0          83,585       (254,695)       26,664       (281,358)
FEBRUARY........................    8,158,762             0         119,444        997,014        20,149        976,865
MARCH...........................    8,143,657             0         156,346       (574,273)       36,048       (610,321)
APRIL...........................    7,341,253             0          50,328       (310,888)       16,846       (327,734)
MAY.............................    7,050,166             0          86,840       (204,734)       27,283       (232,016)
JUNE............................    6,939,362             0         132,297       (199,143)       27,267       (226,411)
JULY............................    7,612,813             0         149,296        331,753        16,705        315,048
AUGUST..........................    6,747,516             0         168,311       (279,662)       22,625       (302,287)
SEPTEMBER.......................    6,460,395             0          79,394        450,564        12,310        438,254
OCTOBER.........................    6,617,181             0         188,976       (381,605)       29,037       (410,642)
NOVEMBER........................    6,441,442             0         157,884        475,668        27,761        447,908
DECEMBER........................    6,275,595             0         154,612       (344,080)       34,860       (378,940)

                                                                                                            GROSS RATE
                                                                                                            OF
                                                                                                            RETURN.....
                                                                                                            RATE OF
                                                                                                            RETURN NET
                                                                                                            OF INTEREST
                                                                                                            INCOME.....
                                                                                                            VALUE OF A
                                                                                                            UNIT
                                                                                                            INVESTMENT
                                                                                                            NET OF
                                                                                                            INTEREST
                                                                                                            INCOME.....

1989
JANUARY.........................    5,870,391             0         153,600        140,199        43,805         96,394
FEBRUARY........................    5,913,639             0         143,891        (78,517)       16,525        (95,042)
MARCH...........................    5,470,620             0         169,127        280,283        25,043        255,241
APRIL...........................    5,464,295             0         101,234       (310,171)       18,597       (328,768)
MAY.............................    5,153,663             0         231,536        (61,447)       18,916        (80,364)
JUNE............................    5,913,914             0         221,825      1,167,026        37,132      1,129,894
JULY............................    5,384,539             0         122,312       (639,001)       17,883       (656,885)
AUGUST..........................    5,585,550             0         119,353        109,469        21,861         87,608
SEPTEMBER.......................    5,037,914             0         118,846       (263,300)       37,258       (300,558)
OCTOBER.........................    4,588,880             0          89,556         20,206        26,402         (6,196)
NOVEMBER........................    4,225,289             0          72,257        361,114        25,969        335,145
DECEMBER........................    4,684,303             0         155,383        253,520        31,133        222,386

                                                                                                            GROSS RATE
                                                                                                            OF
                                                                                                            RETURN.....
                                                                                                            RATE OF
                                                                                                            RETURN NET
                                                                                                            OF INTEREST
                                                                                                            INCOME.....
                                                                                                            VALUE OF A
                                                                                                            UNIT
                                                                                                            INVESTMENT
                                                                                                            NET OF
                                                                                                            INTEREST
                                                                                                            INCOME.....


                                    CHANGE IN
                                    UNREALIZED     INTEREST    MANAGEMENT AND      OTHER                         ENDING
                                  PROFIT (LOSS)     INCOME     INCENTIVE FEES    EXPENSES    NET PERFORMANCE     EQUITY
MONTH                                  (7)            (8)            (9)           (10)            (11)           (12)
--------------------------------  --------------  -----------  ---------------  -----------  ----------------  ----------
1987
JUNE............................   $     11,965    $  12,667     $     6,456     $ 650,901     $   (644,308)    6,727,952
JULY............................        258,084       26,285          36,052        12,671           56,185     6,784,137
AUGUST..........................        222,925       27,525           2,856         6,151            6,333     6,790,470
SEPTEMBER.......................        (19,285)      28,439          25,106        12,530         (159,498)    6,630,971
OCTOBER.........................        449,234       30,848         181,918         2,116        1,027,886     7,658,858
NOVEMBER........................        570,280       30,268         158,370       (10,321)         653,413     8,312,270
DECEMBER........................       (190,284)      33,352          94,008        42,260          358,386     8,618,111

1988
JANUARY.........................        (70,372)      32,149          20,658        35,526         (375,764)    8,158,762
FEBRUARY........................       (868,290)      29,358          20,709        12,985          104,238     8,143,557
MARCH...........................        (52,149)      30,136          18,791        (5,167)        (645,958)    7,341,253
APRIL...........................         94,712       27,793          17,796        17,734         (240,758)    7,050,166
MAY.............................        223,965       29,844          17,610        28,147          (23,964)    6,939,362
JUNE............................      1,082,477       30,129          22,303        58,144          805,748     7,612,813
JULY............................     (1,028,276)      32,377          19,441        15,708         (716,001)    6,747,516
AUGUST..........................        193,940       31,811          14,462        27,813         (118,811)    6,460,395
SEPTEMBER.......................       (200,312)      30,904          19,450        13,216          236,180     6,617,818
OCTOBER.........................        410,958       32,596          30,986       (11,311)          13,238     6,441,442
NOVEMBER........................       (469,262)      32,491          12,874         6,226           (7,964)    6,275,595
DECEMBER........................        143,665       35,774          28,038        23,051         (250,591)    5,870,391

1989
JANUARY.........................        108,821       31,472          15,206        24,634          196,848     5,913,639
FEBRUARY........................       (216,077)      30,626          14,071         4,564         (299,128)    5,470,620
MARCH...........................        (84,791)      35,271          14,119        28,800          162,802     5,464,295
APRIL...........................        115,565       27,895          13,170        10,920         (209,399)    5,153,663
MAY.............................      1,113,633       32,570          15,402        58,550          991,787     5,913,914
JUNE............................     (1,449,641)      33,541          14,051         7,294         (307,550)    5,384,539
JULY............................        940,812       26,547          14,305       (27,155)         323,324     5,585,550
AUGUST..........................       (484,820)      28,151          12,925        46,297         (428,284)    5,037,914
SEPTEMBER.......................        (89,357)      25,528          11,799       (45,998)        (330,188)    4,588,880
OCTOBER.........................       (260,457)      22,030          10,093        19,318         (274,034)    4,225,289
NOVEMBER........................        181,198       23,198          10,703        (2,432)         531,271     4,684,303
DECEMBER........................       (320,573)      24,846          10,461       (51,126)         (32,676)    4,496,244


                                    RATE OF    VALUE OF A UNIT  NUMBER OF
                                    RETURN       INVESTMENT       UNITS
MONTH                                (13)           (14)           (15)
--------------------------------  -----------  ---------------  ----------
1987
JUNE............................       (8.74%)       225.26      29,868.00
JULY............................        0.84%        227.14      29,868.00
AUGUST..........................        0.09%        227.35      29,868.00
SEPTEMBER.......................       (2.35%)       222.01      29,868.00
OCTOBER.........................       15.50%        256.42      29,868.00
NOVEMBER........................        8.53%        278.30      29,868.00
DECEMBER........................        4.31%        290.30      29,687.00

                                       28.78%

                                       25.95%

                                      283.92
1988
JANUARY.........................       (4.36%)       277.64      29,385.94
FEBRUARY........................        1.28%        281.19      28,961.16
MARCH...........................       (7.93%)       258.88      28,357.23
APRIL...........................       (3.28%)       250.39      28,156.23
MAY.............................       (0.34%)       249.54      27,808.23
JUNE............................       11.61%        278.52      27,333.23
JULY............................       (9.41%)       252.32      26,741.54
AUGUST..........................       (1.76%)       247.88      26,062.54
SEPTEMBER.......................        3.66%        256.94      25,753.54
OCTOBER.........................        0.20%        257.46      25,019.54
NOVEMBER........................       (0.12%)       257.14      24,405.54
DECEMBER........................       (3.99%)       246.87      23,779.24

                                      (14.96%)

                                      (21.41%)

                                      223.12
1989
JANUARY.........................        3.35%        255.15      23,177.24
FEBRUARY........................       (5.06%)       242.24      22,583.24
MARCH...........................        2.98%        249.45      21,905.24
APRIL...........................       (3.83%)       239.89      21,483.24
MAY.............................       19.24%        286.06      20,673.85
JUNE............................       (5.20%)       271.18      19,855.85
JULY............................        6.00%        287.46      19,430.37
AUGUST..........................       (7.67%)       265.42      18,980.69
SEPTEMBER.......................       (6.55%)       248.03      18,501.53
OCTOBER.........................       (5.97%)       233.22      18,117.53
NOVEMBER........................       12.57%        262.54      17,842.31
DECEMBER........................       (0.70%)       260.71      17,246.31


                                   PROFIT       BROKERAGE       PROFIT
                                   EQUITY      ADDITIONS      WITHDRAWALS      (LOSS)       COMMISSION      (LOSS)
MONTH                               (1)           (2)             (3)            (4)           (5)            (6)
------------------------------  ------------  ------------  ---------------  -----------  --------------  -----------
1990
1990
JANUARY.......................    4,496,244             0         129,859       (168,008)       14,557       (182,585)
FEBRUARY......................    5,483,114             0         230,344      1,222,532        17,076      1,205,456
MARCH.........................    5,945,905             0         197,035        588,666        18,803        569,863
APRIL.........................    5,963,388             0         119,344        (85,298)       19,864       (105,162)
MAY...........................    6,189,544             0          50,389        174,898        20,567        154,330
JUNE..........................    5,098,710             0          43,252          1,736        15,776        (14,040)
JULY..........................    5,192,457             0          34,032        (31,542)       14,428        (45,971)
AUGUST........................    5,623,014             0          57,950        685,605        16,928        668,677
SEPTEMBER.....................    6,121,562             0          19,972        714,535        13,560        700,975
OCTOBER.......................    6,446,804             0         167,614       (185,502)       13,983       (199,485)
NOVEMBER......................    6,123,072             0          61,126         64,260        13,186         51,074
DECEMBER......................    6,091,988             0          89,675          4,932         6,385         (1,452)

                                                                                                          GROSS RATE
                                                                                                          OF
                                                                                                          RETURN.....
                                                                                                          RATE OF
                                                                                                          RETURN NET
                                                                                                          OF INTEREST
                                                                                                          INCOME.....
                                                                                                          VALUE OF A
                                                                                                          UNIT
                                                                                                          INVESTMENT
                                                                                                          NET OF
                                                                                                          INTEREST
                                                                                                          INCOME.....

1991
JANUARY.......................    5,903,376             0          86,179        (55,836)       10,291        (66,127)
FEBRUARY......................    5,725,883             0          37,836         66,629        12,018         54,612
MARCH.........................    5,788,827             0          48,960        103,021        10,831         92,190
APRIL.........................    5,773,955             0          41,731        (75,919)       12,391        (88,309)
MAY...........................    5,625,587             0          30,163       (219,809)       18,548       (238,358)
JUNE..........................    5,481,114             0          64,413        328,317        42,652        285,665
JULY..........................    5,614,098             0          32,833       (462,492)       20,967       (483,459)
AUGUST........................    4,948,695             0          42,345       (134,205)       31,857       (166,062)
SEPTEMBER.....................    5,110,441             0          24,224         39,656        16,195         23,461
OCTOBER.......................    5,769,542             0          54,156        (56,540)       10,972        (67,513)
NOVEMBER......................    6,488,231             0          23,211        577,462        48,463        528,999
DECEMBER......................    5,657,620             0         124,757        650,811        10,034        640,777

                                                                                                          GROSS RATE
                                                                                                          OF
                                                                                                          RETURN.....
                                                                                                          RATE OF
                                                                                                          RETURN NET
                                                                                                          OF INTEREST
                                                                                                          INCOME.....
                                                                                                          VALUE OF A
                                                                                                          UNIT
                                                                                                          INVESTMENT
                                                                                                          NET OF
                                                                                                          INTEREST
                                                                                                          INCOME.....

1992
JANUARY.......................    6,704,441             0          59,133       (282,279)       12,616       (294,894)
FEBRUARY......................    5,709,834             0          29,600        385,072        22,448        362,624
MARCH.........................    5,141,991             0          56,758          2,540        19,265        (16,725)
APRIL.........................    5,120,703             0          17,879       (459,518)       17,769       (477,287)
MAY...........................    4,780,055             0          76,766       (266,497)       18,312       (284,809)
JUNE..........................    4,620,080             0          35,313        392,168        26,785        365,382
JULY..........................    5,304,490             0          97,635        (21,412)       16,383        (37,795)
AUGUST........................    6,166,230             0          28,126        819,593        13,419        806,174
SEPTEMBER.....................    6,626,216             0          76,532        852,784        19,686        833,098
OCTOBER.......................    6,331,987             0          17,098       (183,338)       12,600       (195,938)


                                  CHANGE IN
                                  UNREALIZED     INTEREST    MANAGEMENT AND      OTHER                         ENDING      RATE OF
                                PROFIT (LOSS)     INCOME     INCENTIVE FEES    EXPENSES    NET PERFORMANCE     EQUITY      RETURN
MONTH                                (7)            (8)            (9)           (10)            (11)           (12)        (13)
------------------------------  --------------  -----------  ---------------  -----------  ----------------  ----------  -----------
1990
JANUARY.......................      1,288,029       26,048          13,809           973         1,116,729    5,483,114       24.84%
FEBRUARY......................       (384,079)      29,016         110,319        46,940           693,134    5,945,905       12.64%
MARCH.........................       (292,185)      34,644          59,680        38,123           214,519    5,963,388        3.61%
APRIL.........................        494,973       29,772          62,757        11,326           345,500    6,189,544        5.79%
MAY...........................     (1,248,208)      29,163         (33,091)        8,821        (1,040,445)   5,098,710      (16.81%
)
JUNE..........................        108,417       27,294          13,122       (28,449)          136,999    5,192,457        2.69%
JULY..........................        487,023       26,820          14,178       (10,894)          464,589    5,623,014        8.95%
AUGUST........................        (87,112)      33,701          56,144         2,625           556,498    6,121,562        9.90%
SEPTEMBER.....................       (341,602)      27,912          66,364       (24,292)          345,213    6,446,804        5.64%
OCTOBER.......................          9,779       31,054          15,766       (18,302)         (156,117)   6,123,072       (2.42%
)
NOVEMBER......................        (26,662)      31,003          17,056         8,316            30,043    6,091,988        0.49%
DECEMBER......................        (99,777)      27,363          13,415        11,657           (98,938)   5,903,376       (1.62%
)

                                                                                                                              60.65%

                                                                                                                              58.26%

                                                                                                                             329.42
1991
JANUARY.......................        (30,747)      23,906          14,567         3,779           (91,314)   5,725,883       (1.55%
)
FEBRUARY......................         71,943       21,367          14,603        32,539           100,779    5,788,827        1.76%
MARCH.........................         (2,678)      23,280          23,796        54,908            34,088    5,773,955        0.59%
APRIL.........................        (16,753)      20,929          14,204         8,299          (106,637)   5,625,587       (1.85%
)
MAY...........................        112,901       21,800          13,813        (3,160)         (114,310)   5,481,114       (2.03%
)
JUNE..........................        (79,849)      19,153          14,232        13,340           197,397    5,614,098        3.60%
JULY..........................       (171,200)      19,985          12,485       (14,590)         (632,570)   4,948,695      (11.27%
)
AUGUST........................        375,859       19,567          12,914        12,358           204,091    5,110,441        4.12%
SEPTEMBER.....................        628,041       17,604          41,603       (55,821)          683,324    5,769,542       13.37%
OCTOBER.......................       (168,168)      19,371          13,891        (3,045)         (227,155)   5,488,231       (3.94%
)
NOVEMBER......................       (320,009)      17,964          28,634         5,718           192,601    5,657,620        3.51%
DECEMBER......................        757,205       17,820         259,654       (15,430)        1,171,577    6,704,441       20.71%

                                                                                                                              26.22%

                                                                                                                              24.50%

                                                                                                                             410.12
1992
JANUARY.......................       (585,841)      16,872          11,394        60,217          (935,474)   5,709,834      (13.95%
)
FEBRUARY......................       (875,039)      12,241          10,069        28,000          (538,243)   5,141,991       (9.43%
)
MARCH.........................         61,769       14,299          10,145        13,727            35,469    5,120,703        0.69%
APRIL.........................        162,659       11,884           9,248        10,776          (322,768)   4,780,055       (6.30%
)
MAY...........................        186,705       11,282           9,011       (12,623)          (83,210)   4,620,080       (1.74%
)
JUNE..........................        343,118       11,686          10,548       (10,084)          719,722    5,304,490       15.58%
JULY..........................      1,011,461       13,630          16,129        11,790           959,375    6,166,230       18.09%
AUGUST........................       (283,343)      12,660          69,920       (22,540)          486,111    6,626,216        7.92%
SEPTEMBER.....................     (1,039,969)      12,413         (24,435)       47,674          (217,696)   6,331,987       (3.29%
)
OCTOBER.......................         15,112       12,432          15,522        44,196          (228,113)   6,066,776       (3.60%
)

                                VALUE OF A UNIT  NUMBER OF
                                  INVESTMENT       UNITS
MONTH                                (14)           (15)
------------------------------  ---------------  ----------
1990
JANUARY.......................        325.46      16,847.31
FEBRUARY......................        366.60      16,218.99
MARCH.........................        379.83      15,700.24
APRIL.........................        401.83      15,403.24
MAY...........................        334.29      15,252.51
JUNE..........................        343.27      15,126.51
JULY..........................        373.98      15,035.51
AUGUST........................        410.99      14,894.51
SEPTEMBER.....................        434.17      14,848.51
OCTOBER.......................        423.66      14,452.87
NOVEMBER......................        425.74      14,309.29
DECEMBER......................        418.62      14,095.18

1991
JANUARY.......................        412.34      13,886.18
FEBRUARY......................        419.60      13,796.01
MARCH.........................        422.07      13,680.01
APRIL.........................        414.28      13,579.28
MAY...........................        405.66      13,504.96
JUNE..........................        420.48      13,351.77
JULY..........................        373.10      13,263.77
AUGUST........................        388.49      13,154.77
SEPTEMBER.....................        440.43      13,099.77
OCTOBER.......................        423.09      12,971.77
NOVEMBER......................        437.94      12,918.77
DECEMBER......................        528.63      12,682.77

1992
JANUARY.......................        454.87      12,552.77
FEBRUARY......................        411.99      12,480.93
MARCH.........................        414.83      12,344.11
APRIL.........................        388.68      12,298.11
MAY...........................        381.92      12,097.11
JUNE..........................        441.41      12,017.11
JULY..........................        521.25      11,829.80
AUGUST........................        562.51      11,779.80
SEPTEMBER.....................        544.03      11,639.12
OCTOBER.......................        524.43      11,606.52

                            IDS MANAGED FUTURES, LP
                 SUPPLEMENTAL PAST PERFORMANCE SINCE INCEPTION
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           BEGINNING
                             EQUITY    ADDITIONS   WITHDRAWALS
MONTH                         (1)         (2)          (3)
-------------------------  ----------  ----------  -----------
NOVEMBER.................  6,068,777           0      21,580
DECEMBER.................  5,941,995           0      10,210

1993
JANUARY..................  5,893,506           0       7,232
FEBRUARY.................  5,956,270           0       4,579
MARCH....................  6,594,957           0           0
APRIL....................  6,541,136           0      43,242
MAY......................  6,925,981           0      12,452
JUNE.....................  7,006,469           0       4,974
JULY.....................  7,102,642     598,214      41,365
AUGUST...................  8,252,806   1,430,318           0
SEPTEMBER................  9.938,302   1,230,783      58,310
OCTOBER..................  11,081,528  1,166,055           0
NOVEMBER.................  12,233,520    988,074       5,537
DECEMBER.................  13,212,536  1,295,090      11,298

1994
JANUARY..................  14,765,001  1,280,394       7,327
FEBRUARY.................  15,376,565    696,782       5,871
MARCH....................  15,560,947          0      19,317
APRIL....................  16,438,555  1,678,846      19,122
MAY......................  17,987,950  1,673,130      32,856
JUNE.....................  20,344,467    860,448      44,647
JULY.....................  21,713,376  1,035,371      11,490
AUGUST...................  22,113,907    578,468      27,176
SEPTEMBER................  22,190,564    938,788      39,862
OCTOBER..................  22,990,574    822,271     127,874
NOVEMBER.................  23,691,780    807,434      10,250
DECEMBER.................  23,657,531    615,634      99,551

1995
JANUARY..................  23,777,198    620,648      25,852
*FEBRUARY................  23,646,279          0     101,905
MARCH....................  25,532,275          0      40,299
APRIL....................  27,508,945          0     135,467

                             GROSS                     NET       CHANGE IN              MANAGEMENT
                            REALIZED                 REALIZED   UNREALIZED                 AND
                             PROFIT    BROKERAGE      PROFIT      PROFIT     INTEREST   INCENTIVE     OTHER        NET
                             (LOSS)    COMMISSION     (LOSS)      (LOSS)      INCOME       FEES      EXPENSES  PERFORMANCE
MONTH                         (4)         (5)          (6)          (7)        (8)         (9)         (10)       (11)
-------------------------  ----------  ----------   ----------  -----------  --------   ----------   --------  -----------
NOVEMBER.................     103,287     29,920        73,367    (190,902 )  11,956       15,263      2,360     (123,202)
DECEMBER.................     (35,280)    29,388       (64,668)     47,658    14,068       15,023     20,314      (38,279)
                                                    GROSS RATE OF RETURN..................................................
                                                    RATE OF RETURN NET OF INTEREST INCOME.................................
                                                    VALUE OF A UNIT INVESTMENT OF INTEREST INCOME.........................
1993
JANUARY..................    (156,688)    30,971      (186,659)    270,731    11,039       15,348      9,767       69,996
FEBRUARY.................     702,629     32,677       669,952      13,009    11,183       69,042    (18,164 )    643,266
MARCH....................     205,702     29,520       176,182    (240,727 )  13,340       13,237    (10,621 )    (53,821)
APRIL....................     (46,669)    19,894       (66,563)    553,215    13,855       81,686     (9,266 )    428,087
MAY......................     293,082     31,293       261,789    (137,327 )  13,147       41,962      2,707       92,940
JUNE.....................     443,457     45,979       397,478    (240,990 )  13,971       12,658     56,654      101,147
JULY.....................      53,619     30,098        23,521     662,433    15,736       96,027     12,348      593,315
AUGUST...................     570,558     27,655       542,903    (236,072 )  16,146       49,715     18,084      255,178
SEPTEMBER................     675,473     25,130       650,343    (669,795 )  18,854       22,227      6,422      (29,247)
OCTOBER..................    (133,638)    12,807      (146,445)    173,358    29,899       40,419     20,456       (4,063)
NOVEMBER.................      53,234     40,673        12,561      25,093    27,851       44,128     24,898       (3,521)
DECEMBER.................     150,041     50,022       100,019     238,839    33,391       65,255     38,321      268,673
                                                    GROSS RATE OF RETURN..................................................
                                                    RATE OF RETURN NET OF INTEREST INCOME.................................
                                                    VALUE OF A UNIT INVESTMENT NET OF INTEREST INCOME.....................
1994
JANUARY..................    (268,193)    43,967      (312,160)   (327,405 )  29,813       42,248      9,503     (661,503)
FEBRUARY.................    (407,918)    77,970      (485,888)     (1,613 )  32,368       44,665      6,731     (506,529)
MARCH....................     234,499     41,142       193,357     764,886    42,489      114,996    (11,190 )    896,925
APRIL....................    (177,335)    28,857      (206,192)    118,099    44,456       61,080      5,612     (110,329)
MAY......................     828,216     42,202       786,013      (4,511 )  54,149       74,627     44,780      716,244
JUNE.....................     464,404     45,606       418,798     202,034    61,089      154,511    (26,696 )    553,106
JULY.....................     (15,068)    21,877       (36,954)   (584,599 )  69,880       62,890      8,788     (623,351)
AUGUST...................         890     49,592       (48,602)   (403,790 )  73,967       64,331     31,878     (474,634)
SEPTEMBER................     159,498     82,581        76,917    (197,738 )  80,140       65,887     (7,453 )    (99,115)
OCTOBER..................    (760,513)    68,953      (829,466)    814,000    79,567       68,710    (11,417 )      6,809
NOVEMBER.................    (706,579)   111,416      (817,995)     36,284    88,654       68,129     70,248     (831,433)
DECEMBER.................    (652,247)    40,732      (692,978)    275,892   103,677       69,060     13,946     (396,416)
                                                    GROSS RATE OF RETURN..................................................
                                                    RATE OF RETURN NET OF INTEREST INCOME.................................
                                                    VALUE OF A UNIT INVESTMENT NET OF INTEREST INCOME.....................
1995
JANUARY..................    (197,438)    70,420      (267,858)   (460,486 )  96,401       68,414     25,358     (725,716)
*FEBRUARY................   1,810,348     73,078     1,737,271     247,943    94,367       76,794     14,887    1,987,801
MARCH....................      65,020    109,391       (44,371)  2,226,282   124,537      386,870    (97,300 )  2,016,969
APRIL....................   2,789,714     29,525     2,770,188  (1,323,604 ) 113,091      222,380     40,920    1,296,375


                                        RATE   VALUE OF A
                             ENDING      OF       UNIT      NUMBER OF
                             EQUITY    RETURN  INVESTMENT     UNITS
MONTH                         (12)      (13)      (14)         (15)
-------------------------  ----------  ------  ----------   ----------
NOVEMBER.................   5,941,995  (2.02 %)   513.91     11,564.52
DECEMBER.................   5,893,506  (0.64 %)   510.50     11,544.52
                                       (3.43 %)
                                       (9.74 %)
                                       370.18
1993
JANUARY..................   5,956,270   1.19 %   516.57      11,530.52
FEBRUARY.................   6,594.957  10.80 %   572.35      11,522.52
MARCH....................   6,541,136  (0.82 %)   567.68     11,622.52
APRIL....................   6,925,981   6.54 %   604.83      11,451.03
MAY......................   7,006,469   1.34 %   612.95      11,430.71
JUNE.....................   7,102,642   1.44 %   621.80      11,422.71
JULY.....................   8,252,806   8.35 %   673.74      12,249.22
AUGUST...................   9,938,302   3.09 %   694.57      14,308.50
SEPTEMBER................  11,081,528  (0.29 %)   692.53     16,001.53
OCTOBER..................  12,233,520  (0.04 %)   692.28     17,671.45
NOVEMBER.................  13,212,536  (0.03 %)   692.08     19,091.14
DECEMBER.................  14,765,001   2.03 %   706.15      20,909.16
                                       38.32 %
                                       67.01 %
                                       618.23
1994
JANUARY..................  15,376,565  (4.48 %)   674.51     22,796.56
FEBRUARY.................  15,560,947  (3.29 %)   652.29     23,855.77
MARCH....................  16,438,555   5.76 %   689.89      23,827.77
APRIL....................  17,987,950  (0.67 %)   685.26     26,249.80
MAY......................  20,344,468   3.98 %   712.55      28,551.78
JUNE.....................  21,713,374   2.72 %   731.92      29,666.38
JULY.....................  22,113,906  (2.87 %)   710.91     31,106.63
AUGUST...................  22,190,565  (2.15 %)   695.65     31,899.11
SEPTEMBER................  22,990,575  (0.45 %)   692.54     33,197.41
OCTOBER..................  23,691,780   0.03 %   692.75      34,199.79
NOVEMBER.................  23,657,531  (3.51 %)   668.44     35,392.36
DECEMBER.................  23,777,198  (1.68 %)   657.24     36,177.59
                                       (6.93 %)
                                       (5.31 %)
                                       585.41
1995
JANUARY..................  23,646,279  (3.05 %)   637.18     37,111.07
*FEBRUARY................  25,532,275   8.41 %   230.25     110,890.64
MARCH....................  27,508,945   7.90 %   248.44     110,728.43
APRIL....................  28,669,853   4.71 %   260.14     110,207.69

                            IDS MANAGED FUTURES, LP
                 SUPPLEMENTAL PAST PERFORMANCE SINCE INCEPTION
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                   GROSS
                                                                  REALIZED
                           BEGINNING                               PROFIT    BROKERAGE
                             EQUITY    ADDITIONS   WITHDRAWALS     (LOSS)    COMMISSION
MONTH                         (1)         (2)          (3)          (4)         (5)
-------------------------  ----------  ----------  -----------   ----------  ----------
MAY......................  28,669,853           0    487,128      1,450,172     45,042
JUNE.....................  28,715,673           0    181,463        494,982     51,497
JULY.....................  27,719,054           0     69,531       (280,227)    46,115
AUGUST...................  27,723,992   1,282,909    113,582       (832,677)    72,668
SEPTEMBER................  28,880.699   1,336,699    330,711        770,986     42,970
OCTOBER..................  29,558,043     922,833    179,178       (776,322)    38,900
NOVEMBER.................  30,226,752     602,276    296,524        394,773     83,806
DECEMBER.................  31,267,489     548,179    370,419        775,332     56,626

1996
JANUARY..................  32,513,952     722,279    391,797        741,794     58,766
FEBRUARY.................  34,169,242     201,747    194,396        674,826     66,855
MARCH....................  32,987,871     362,908    167,359       (790,189)    71,361
APRIL....................  33,131,903     292,292    149,813        145,646     68,573
MAY......................  34,435,478     258,984    355,949        486,627     81,545
JUNE.....................  33,498,135     514,086    256,756      1,186,987     97,060
JULY.....................  33,927,520     743,931    252,857     (2,334,023)    92,553
AUGUST...................  34,049,090     315,815    386,451        (29,203)    47,875
SEPTEMBER................  34,139,642     445,837    757,056      1,238,677    114,475
OCTOBER..................  34,967,560     271,471    418,466       (462,731)    59,575
NOVEMBER.................  38,058,631     357,639    537,006      2,283,119     63,629
DECEMBER.................  40,431,466     592,799    132,361      6,417,809     59,814

1997
JANUARY..................  40,294,948     825,552    155,419        277,875     88,613
FEBRUARY.................  42,449,772     964,022    618,387        219,377     57,350
MARCH....................  42,829,219   1,285,468    200,520      1,520,953     72,902
APRIL....................  43,837,771   1,200,330    116,829       (506,372)   105,763
MAY......................  44,044,592     926,206    308,922     (2,647,588)   113,784
JUNE.....................  42,235,995           0    219,169         (6,404)   128,354

                              NET       CHANGE IN              MANAGEMENT
                            REALIZED   UNREALIZED                 AND                                           RATE   VALUE OF A
                             PROFIT      PROFIT     INTEREST   INCENTIVE     OTHER        NET        ENDING      OF       UNIT
                             (LOSS)      (LOSS)      INCOME       FEES      EXPENSES  PERFORMANCE    EQUITY    RETURN  INVESTMENT
MONTH                         (6)          (7)        (8)         (9)         (10)       (11)         (12)      (13)      (14)
-------------------------  ----------  -----------  --------   ----------   --------  -----------  ----------  ------  ----------
MAY......................   1,405,131     (824,022)  127,257     121,353      54,065      532,948  28,715,673    1.86%   264.98
JUNE.....................     443,484   (1,345,291)  124,032      32,548       4,834     (815,156) 27,719,054   (2.84%)   257.46
JULY.....................    (326,342)     375,934   107,402      84,177      (1,162)      74,469  27,723,992    0.27%   258.15
AUGUST...................    (905,345)     960,475   116,573      84,199     100,124      (12,620) 28,880,699   (0.05%)   258.03
SEPTEMBER................     728,016   (1,095,327)  119,108      86,537      (6,095)    (328,644) 29,558,043   (1.14%)   225.10
OCTOBER..................    (815,222)     736,752   116,797      89,345      23,928      (75,946) 30,225,752   (0.26%)   254.44
NOVEMBER.................     310,967      473,957   120,771      93,737      75,973      735,965  31,267,489    2.43%   260.54
DECEMBER.................     718,706      392,936   130,183     130,848      42,274    1,068,703  32,813,952    3.42%   269.54
                           GROSS RATE OF RETURN..............................................................   23.03%
                           RATE OF RETURN NET OF INTEREST INCOME.............................................   21.19%
                           VALUE OF A UNIT INVESTMENT NET OF INTEREST INCOME.................................  236.48
1996
JANUARY..................     683,028      917,354   122,757     266,619     131,712    1,324,808  34,169,242    4.07%   280.53
FEBRUARY.................     607,970   (2,068,943)  113,888     (94,633)    (63,730)  (1,188,721) 32,987,871   (3.48%)   270.77
MARCH....................    (861,650)     819,346   122,950      83,171      49,092      (51,617) 33,131,903   (0.16%)   270.34
APRIL....................      77,073    1,159,669   124,516     120,136      80,027    1,161,096  34,435,478    3.50%   279.82
MAY......................     405,083   (1,307,233)  137,897      50,307      25,818     (840,378) 33,498,135   (2.44%)   272.99
JUNE.....................   1,089,928     (864,484)  119,103     115,538      56,954      172,055  33,927,520    0.51%   274.39
JULY.....................  (2,426,576)   2,000,165   130,753      84,863     (11,027)    (369,504) 34,049,090   (1.09%)   271.40
AUGUST...................     (77,078)     249,557   136,679      86,726      61,143      161,189  34,139,642    0.47%   272.69
SEPTEMBER................   1,124,202      163,964   124,093     167,034     106,089    1,139,137  34,967,560    3.34%   281.79
OCTOBER..................    (522,306)   4,299,639   138,557     592,220      85,605    3,238,065  38,058,631    9.26%   307.88
NOVEMBER.................   2,219,490      795,619   152,349     538,353      76,903    2,552,202  40,431,466    6.71%   328.53
DECEMBER.................   6,357,995   (7,002,144)  152,401      56,223      48,986     (596,956) 40,294,948   (1.48%)   323.68
                           GROSS RATE OF RETURN..............................................................   20.08%
                           RATE OF RETURN NET OF INTEREST INCOME.............................................   17.97%
                           VALUE OF A UNIT INVESTMENT NET OF INTEREST INCOME.................................  278.98
1997
JANUARY..................     189,262    1,726,481   166,145     297,104     300,093    1,484,691  42,449,772    3.68%   335.60
FEBRUARY.................     162,026     (185,888)  147,129      33,596      55,858       33,813  42,829,219    0.08%   335.87
MARCH....................   1,448,051   (1,536,932)  157,963     103,439      42,039      (76,396) 43,837,771   -0.18%   335.27
APRIL....................    (612,135)    (186,232)  164,849     130,698     112,465     (876,681) 44,044,592   -2.00%   328.57
MAY......................  (2,761,371)     190,161   166,749     125,740    (104,321)  (2,425,881) 42,235,995   -5.51%   310.47
JUNE.....................    (134,758)   1,316,785   150,398     131,221      45,673    1,155,531  43,172,357    2.74%   318.96
                           GROSS RATE OF RETURN..............................................................   -1.46%
                           RATE OF RETURN NET OF INTEREST INCOME.............................................   -2.93%
                           VALUE OF A UNIT INVESTMENT NET OF INTEREST INCOME.................................  270.81


                           NUMBER OF
                             UNITS
MONTH                         (15)
-------------------------  ----------
MAY......................  108,369.33
JUNE.....................  107,664.51
JULY.....................  107,395.17
AUGUST...................  111,926.92
SEPTEMBER................  115,870.42
OCTOBER..................  118,793.13
NOVEMBER.................  119,966.22
DECEMBER.................  120,625.71

1996
JANUARY..................  121,803.77
FEBRUARY.................  121,830.92
MARCH....................  122,554.27
APRIL....................  123,063.45
MAY......................  122,708.25
JUNE.....................  123,646.08
JULY.....................  125,455.48
AUGUST...................  125,196.45
SEPTEMBER................  124,092.01
OCTOBER..................  123,614.57
NOVEMBER.................  123,068.50
DECEMBER.................  124,491.12

1997
JANUARY..................  126,487.94
FEBRUARY.................  127,517.01
MARCH....................  130,753.06
APRIL....................  134,050.68
MAY......................  136,038.90
JUNE.....................  135,351.77


------------------------

 (1) Beginning Equity is the capital committed to trading as of the beginning of the period.

 (2) Additions represents all capital additions made after the close of business on the day of the month. Commencing July 1993, additions are net of selling commissions and organization and offering expenses.

 (3) Withdrawals represents all partial or complete withdrawals and redemptions made after the close of business on the last day of the month. As of June 30, 1997 IDS Managed Futures, LP has not made any distributions of capital to its limited partners.

 (4) Gross Realized Profit (Loss) represents gross realized profit or loss on all trades closed out during the period.

 (5) Brokerage Commissions represents the total amount of all brokerage commissions and clearing fees paid on all trades liquidated during the period or accrued on open positions at the end of the period.

 (6) Net Realized Profit (Loss) equals the sum of Gross Realized Profit (Loss) minus Brokerage Commissions.

 (7) Changes in Unrealized Profit (Loss) represents the change in unrealized profits or losses on the quoted market value of unliquidated positions at the end of each period. A negative number signifies either a decrease in unrealized profits or an increase in unrealized losses; a positive number signifies either an increase in unrealized profits or a decrease in unrealized losses.

 (8) Interest income represents interest received and accrued during the month.

 (9) Management Fees represents a charge of 1/4 of 1% of the net asset value per month for management services. The Management Fees are paid regardless of performance. Incentive Fees represents a charge of 18% of the trading profits as of the end of each quarter. If trading profits for a quarter are negative it constitutes a carryforward loss for the beginning of the next fiscal quarter. No Incentive Fees are payable until future trading profits for the ensuing quarter exceed carryforward loss. Effective January 1, 1992, the management fee paid to Sabre was reduced to 1/8 of 1% per month. It stayed at this level until such time as cumulative trading performance reached a level as specified in the advisory contract in effect between the Fund and Sabre at that time. Effective July 1, 1993, the management fee paid to Sabre was increased back to the original 1/4 of 1%. Once again, the Sabre management fee was reduced to 1/8 of 1% on January 1, 1996 until such time as cumulative trading performance reached a predetermined performance level. This level was reached on February 1, 1997. Effective July 1, 1992, the management fee due to JWH was changed to 1/3 of 1% of the assets allocated to it, and the incentive fee was changed to 15%. The General Partners, acting on the recommendation of Sabre, increased the leverage on the assets managed by Sabre by 50%. This change was effective September 14, 1992 and was done in an effort to enhance their performance. This increase in leverage, however, did not cause a comparable increase in their management fees.

(10) Other Expenses represents Operating Expenses other than Management Fees and Incentive Fees. Included in the Other Expenses for March 1988 are selling commissions and organization and offering expenses of $639,102.

(11) Net Performance equals Net Realized Profit (Loss) plus change in Unrealized Profit (Loss) plus Interest Income, minus Management Fees, Incentive Fees and Other Expenses.

(12) Ending Equity represents Beginning Equity plus Additions minus Withdrawals plus or minus Net Performance.

(13) Rate of Return is calculated by dividing Net Performance by Beginning Equity, except for the first period where Net Performance is divided by Additions.

(14) The Value of a Unit Investment is calculated by dividing the Ending Equity by the number of Units outstanding at the end of the month. At the end of each month the amount shown in this column is equal to the net asset value per unit at month end. The first amount shown in this column includes reductions for selling commissions and organization and offering expenses as well as an adjustment for trading results in that month.

(15) This represents the number of units outstanding at the end of each month. On February 28, 1995, the Fund had a 3-for-1 unit split.

(16) Gross Rate of Return is calculated by taking the difference in Net Asset Value per unit for the year and dividing by the beginning of the year Net Asset Value per unit.

(17) Rate of Return Net of Interest Income is calculated in the same manner as Gross Rate of Return, except the calculation is based on the Net Asset Value per Unit Net of Interest Income in a carry forward calculation, assuming the fund earns no interest income.

(18) Net Asset Value per Unit Net of Interest Income is calculated in the same manner as this table, except it is assumed that the fund has no interest income for the entire life of the fund in a carry forward calculation.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                             BROKERAGE ARRANGEMENTS

THE CLEARING BROKER

    The Clearing Broker, Cargill Investor Services, Inc., executes and clears the Fund's futures transactions and provides other brokerage-related services. The Clearing Broker is a Delaware corporation. Its principal office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. It has offices and affiliated offices at numerous other locations in the United States as well as in England, France, Switzerland, Australia and the Far East. The clients of the Clearing Broker include commercial and financial institutions that use the futures markets for risk management purposes as well as private investors. The Clearing Broker has more than 550 employees. The Clearing Broker is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned international merchant, warehouser, processor and transporter of agricultural and other bulk commodities that was founded in 1865.

    The Clearing Broker is a clearing member of all of the principal futures exchanges in the United States and is a clearing broker or has clearing relationships on all major world futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of NFA. Certain employees of the Clearing Broker are members of U.S. futures exchanges and may serve on the governing bodies and standing committees of those exchanges and their clearing houses. In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Fund.

    Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges. If the Fund makes or accepts delivery of grain or soybean products pursuant to a futures contract, it is possible that, under exchange rules governing settlement of the contract, the Fund may tender or receive negotiable warehouse receipts issued by Cargill, Incorporated.

    Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes. Such hedging transactions are generally implemented by employees of Cargill, Incorporated and the Clearing Broker generally executes or clears those transactions. The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Fund for futures market positions. Thus, in certain instances, the Clearing Broker may have orders for trades from the Fund and from Cargill, Incorporated or its affiliates, and the Clearing Broker might be deemed to have a conflict of interest between the sequence in which such orders will be transmitted to the trading floors of futures exchanges. In order to assure impartial treatment for such orders, the Clearing Broker has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order. The Fund might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates. It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Fund. Records of such trading will not be made available to Limited Partners. It is possible that these entities may take positions either similar or opposite to positions taken by the Fund and that the Fund and these entities may compete for similar positions in the futures markets. No officers, directors or employees of the Clearing Broker or its affiliates will trade futures speculatively for their own accounts.

    In the ordinary course of its business, the Clearing Broker is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Fund. Neither the Clearing Broker nor any of its principals have been the subject of any material administrative, civil or criminal action within the five years preceding the date of this Prospectus.

    The Fund and the Clearing Broker have entered into a Commodity Brokerage Agreement that provides that, for as long as the Fund maintains an account with the Clearing Broker, the Clearing Broker will execute trades for the Fund upon instructions of the Trading Advisors and, will receive a brokerage commission rate equal to $35 (plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable, and any differential for non-U.S. exchanges, if applicable) per round turn trade. The Clearing Broker will reallocate $20 of each round turn trade commission to American Express Financial Advisors Inc. in its capacity as Introducing Broker for the Fund, as described below under the heading "THE INTRODUCING BROKER." If in the future the Fund pays less than $35 for each round trade, the Clearing Broker and the Introducing Broker may receive amounts in proportions that differ from the current allocation. The Commodity Brokerage Agreement is terminable on 60 days notice by either party. Should the Fund choose not to renew this agreement with the Clearing Broker, no assurance may be given that the Fund will be able to retain the brokerage services of another clearing broker at the same commission rate. Further, no assurance is given that the Clearing Broker or the Fund will continue the agreement at the same commission rate. In addition, under the Amended and Restated Limited Partnership Agreement, Limited Partners owning more than 50% of the outstanding Units may cause the Fund to terminate the Commodity Brokerage Agreement. The Clearing Broker is responsible for transaction execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as recordkeeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Fund's account. That agreement provides that the Clearing Broker will not be liable to the Fund except for bad faith or negligence.

    The Fund's assets are and will continue to be deposited with Cargill Investor Services, Inc. in its capacity as the Fund's Clearing Broker. The Clearing Broker pays monthly to the Fund interest on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average 90 day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount paid to the Fund.

THE INTRODUCING BROKER

    A summary of the operations of American Express Financial Advisors Inc. is set forth under the caption "PLAN OF DISTRIBUTION." American Express Financial Advisors Inc. is compensated, in its capacity as Introducing Broker, at a rate of $20 per round turn, which amount it receives from the Clearing Broker as a reallowance of a portion of brokerage commissions which are paid by the Fund to the Clearing Broker for executing trades for the Fund. See "THE CLEARING BROKER." American Express Financial Advisors Inc. receives such commissions for its ongoing services to the Fund and to the Limited Partners. Such services include (1) responding to inquiries from Limited Partners from time to time as to the Net Asset Value of the Fund's Units; (2) providing information to the Limited Partners concerning the futures markets and the Fund's activities; (3) responding to inquiries of Limited Partners related to the Fund's monthly account statements, annual reports, financial statements, and annual tax information provided periodically to the Limited Partners; (4) providing information to Limited Partners regarding redemptions of Units; (5) assisting Limited Partners in redeeming Units; and (6) providing other services requested from time to time by Limited Partners. Prospective investors should be aware that, in receiving a portion of the commodity brokerage commissions generated by the Fund and allocable to outstanding Units, American Express Financial Advisors Inc. has a conflict in performing certain services to the Limited Partners, particularly as to whether or not they should redeem Units. See "CONFLICTS OF INTEREST." A description of proceedings involving the Introducing Broker and its principals appears under "PLAN OF DISTRIBUTION."

THE FOREIGN CURRENCY BROKER

    CIS Financial Services, Inc. ("CISFS") will act as the Fund's forward contract broker and in that capacity will arrange for the Fund to contract directly for forward transactions in foreign currencies. CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc. CISFS is a direct participant in the interbank market for foreign currencies. In that capacity it buys and sells foreign currencies for its customers through direct counterparty transactions with other participants in the interbank market. CISFS has established substantial lines of credit with banks participating in the interbank market, and CISFS will make those lines of credit available to the Fund for its own currency transactions. In these transactions, the Fund will act as a principal in each transaction entered into with a bank, and CISFS will act only as the Fund's agent in brokering these transactions. To date, the Fund has not yet engaged in forward currency transactions. In the event that the Fund begins to trade forward contracts, sufficient cash will be transferred from the Fund's commodity account with the Clearing Broker to CISFS. As of the date of this Prospectus, the Fund had no assets on deposit with CISFS.

                                    GLOSSARY

    The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are made on or through a commodity exchange, and provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments as well as for cash settlement for certain contracts. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely, a contract to make delivery (sell) is referred to as a "short" contract. A long contract may generally be satisfied either by taking delivery of the commodity and paying the entire purchase price therefor or by offsetting the contractual obligation prior to delivery through the acquisition of a corresponding short contract on the same exchange. Likewise, a short contract may generally be satisfied either by making delivery of the commodity (usually by tendering warehouse receipts, shipping certificates or similar documents of title) or by acquiring a corresponding long contract on the same exchange. However, certain contracts must be settled in cash by holders of both long and short contracts if they are not closed out by acquisition of an offsetting contract prior to expiration of the contract. Contracts based on stock indexes, for example, are settled in cash rather than by delivery. Commodity exchanges provide a clearing mechanism to facilitate the matching of offsetting trades. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

    Commodity futures contracts are but one category of commodity trading as it currently exists in the United States. Two other categories of commodity transactions are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specified actual physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash commodity contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. Spot contracts are generally cash commodity contracts for the purchase and sale of a specific physical commodity for immediate delivery. Forward contracts are cash commodity contracts for the purchase and sale of a specific physical commodity for delivery at some future time under terms and conditions specifically negotiated by the parties. Cash commodity transactions may arise in conjunction with commodity futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts, or delivered in satisfaction of a commodity futures contract. Other terms used herein include the following:

    AFFILIATED PURCHASER. A representative or employee of the Selling Agent or certain of its corporate affiliates who purchase Units.

    AFFILIATE. A person that directly or indirectly controls, or is controlled by, or is under common control with another person; a person that directly or indirectly owns, controls or holds power to vote 10% or more of the outstanding voting securities of another person; a person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another person; any officer, director or partner of another person; or if a person is an officer, director or partner, any second person for which the first person acts in such capacity. The affiliates of the General Partners include American Express Financial Advisors Inc., the Fund's Selling Agent and Introducing Broker, and Cargill Investor Services, Inc., the Fund's Clearing Broker, as well as their respective directors and officers.

    CAPITAL CONTRIBUTION. The payment by a Limited Partner of the purchase price for Units of Limited Partnership Interest or the payment by the General Partners for Units of General Partnership Interest.

    CLEARING BROKER. A member of various organized commodity exchanges and of related clearing houses of such exchanges. Services performed by a clearing broker include the clearance and settlement of transactions, ordering executions on the floor and various back-office type functions. Cargill Investor

Services, Inc. will act as the clearing broker for the Fund on exchanges of which it is a member and, on exchanges of which it is not a member, will cause the Fund's commodity transactions to be executed and cleared by clearing brokers of such exchanges.

    COMMISSION. The fee charged by a broker for executing and clearing a trade for a customer. Effective the first business day of the month beginning after the initial closing of this offering, the Fund pays a $35 commission (plus NFA, exchange and clearing fees and give-up, electronic trading and EFP fees, if applicable) for each transaction executed for the Fund. Commissions are charged to the Fund on a "round turn" basis, I.E., only upon the closing of an open position. The Clearing Broker receives $15 (44%), and the Introducing Broker $20 (56%), of each $35 round turn commission paid by the Fund. For purposes of calculating the Fund's Net Asset Value, the full "round turn" commission will be recognized at the time an open position is established.

    COMMODITY. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subjects of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include grains such as wheat and corn; soybeans and soybean products (meal and oil); foods such as livestock and meat, frozen concentrated orange juice, sugar, cocoa and coffee; fibers such as cotton and lumber; metals such as copper, silver, gold, and platinum; financial instruments such as Eurodollars, United States Treasury bills and corporate commercial paper; stock index contracts; foreign currencies such as British pounds, Canadian dollars, Deutsche marks, Japanese yen, and Swiss francs; and energy supplies such as petroleum and petroleum products (heating oil).

    COMMODITY FUTURES TRADING COMMISSION ("CFTC"). An independent regulatory agency of the United States Government empowered to regulate accounts, agreements and transactions relating to commodity futures contracts and other commodity interests under the Commodity Exchange Act, as amended.

    COMMODITY POOL OPERATOR. The sponsor or promoter of a commodity pool such as the Fund. The General Partners are commodity pool operators registered under the Commodity Exchange Act, as amended.

    COMMODITY TRADING ADVISOR. One who for compensation analyzes or makes recommendations with respect to commodities and commodity trading, or manages commodity trading for others. The Trading Advisors are commodity trading advisors registered under the Commodity Exchange Act, as amended.

    DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange.

    DELIVERY. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof or, in the case of futures contracts on stock indices, by cash payment.

    ELECTRONIC TRADING. Computer trading of registered futures contracts off the floor of the exchange.

    EXCHANGE FOR PHYSICAL. An exchange for physical ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

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    FORWARD CONTRACT.  See "DESCRIPTION OF COMMODITY TRADING--COMMODITY
MARKETS."

    FUTURES CONTRACT.  See "DESCRIPTION OF COMMODITY TRADING--COMMODITY
MARKETS."

    GIVE-UP TRADES. Trades executed on an exchange by a firm other than the Clearing Broker as selected by the Trading Advisors, with the trades being "given-up" to the Clearing Broker for clearing with the exchange.

    HEDGING.  See "DESCRIPTION OF COMMODITY TRADING--HEDGERS AND SPECULATORS."

    LIMIT ORDER. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

    MARKET ORDER. A trading order to execute a trade at the most favorable available price as soon as possible.

    MARGIN. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. See "DESCRIPTION OF COMMODITY TRADING--MARGINS."

    MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    NATIONAL FUTURES ASSOCIATION ("NFA"). The self-regulatory body of the futures industry, established pursuant to the Commodity Exchange Act, as amended. The NFA's functions include registration of futures industry professionals, rule making, arbitration of certain types of disputes and membership audits. The Clearing Broker, the Introducing Broker, the Trading Advisors and the General Partners are members of the NFA. See "DESCRIPTION OF COMMODITY TRADING--REGULATION."

    NET ASSET VALUE.  See "CHARGES TO THE FUND--CERTAIN DEFINITIONS."

    OPEN POSITION. A contractual commitment arising under a long contract or short contract that has not been extinguished by an offsetting trade or delivery.

    OFFERING EXPENSE CHARGE. Reimbursement for offering expenses (not including selling commissions) paid to the General Partners out of the proceeds of the offering.

    POSITION LIMIT. The maximum number of commodity futures contracts in one commodity (or one contract month of a commodity) that can be held or controlled on a contract market at one time by one person or a group of persons acting together. Position limits are imposed by the CFTC or the various commodity exchanges.

    PYRAMIDING. As commonly used in the commodity futures industry, the use of unrealized profits in an existing position to provide margin for the acquisition of additional commodity futures contracts in the same or a related commodity. The Fund will not employ pyramiding as a trading technique. See "TRADING POLICIES."

    ROUND TURN OR ROUND TURN TRADE. A term used in expressing brokerage commission rates and indicating that a particular quoted rate applies to the sale and offsetting purchase of a futures contract, or to the purchase and offsetting sale of a futures contract.

    SALES CHARGE. Selling fee paid to American Express Financial Advisors Inc., the Selling Agent, for the sale of Units out of the proceeds of the offering.

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    SETTLEMENT PRICE.  The price for commodity futures contracts in a particular commodity established by a clearing house or exchange after the close of each day's trading.

    SPREAD.  See Paragraph 9 under "TRADING POLICIES."

    STOP ORDER. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized in an attempt to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

    UNITS OF GENERAL PARTNERSHIP INTEREST. Units representing the capital contribution, or a portion thereof, of the General Partners to the Fund.

    UNITS OF LIMITED PARTNERSHIP INTEREST. Units representing the interest of a Limited Partner in the Fund. The General Partners, the Trading Advisors, the Clearing Broker, the Selling Agent and Introducing Broker and their directors, officers, shareholders and employees may purchase such Units.

    UNREALIZED PROFIT OR LOSS. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

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                        DESCRIPTION OF COMMODITY TRADING
               (TO BE READ IN CONJUNCTION WITH "GLOSSARY," ABOVE)

    The following general description of commodity trading does not purport to be a complete explanation of the commodity markets or commodity regulation. Because commodity trading is a rapidly developing economic activity, a potential investor should consult with independent qualified sources of investment advice before determining to invest in the Units.

COMMODITY MARKETS

    Commodity futures contracts are but one category of commodity trading as it currently exists in the United States. It is important to note that trading in commodity futures contracts involves trading in standardized contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. Futures contracts should be distinguished from two other categories of commodity transactions: "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specific actual physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash commodity contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. Spot contracts are generally cash commodity contracts for the purchase and sale of a specific physical commodity for immediately delivery. Forward contracts are cash commodity contracts for the purchase and sale of a specific physical commodity for delivery at some future time under the terms and conditions specifically negotiated by the parties. For example, forward contracts on foreign currencies may be purchased or sold for future delivery through banks. In such instances, the bank generally acts as a principal in the transaction and includes its anticipated profit and costs of the transaction in the price it quotes for such forward contracts on foreign currencies.

    Cash commodity transactions may arise in conjunction with commodity futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts, or delivered in satisfaction of a commodity futures contract.

    In addition, options on futures contracts are traded on commodity exchanges. An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying futures contract. A "call" option gives the purchaser the right to take a long position in the underlying futures contract, and the purchaser of a "put" option acquires the right to take a short position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price if the option is exercised. In the case of a call option, the seller must stand ready to take a short position in the underlying futures contract at the striking price if the option is exercised. A seller of a put option, on the other hand, stands ready to take a long position in the underlying futures contract at the striking price if the option is exercised.

    A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels and "out-of-the-money" if such price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels and to be "out-of-the-money" if the striking price is below current market levels.

    Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. An option that is "out-of-the-money" and not offset by the time it expires becomes worthless. On certain exchanges, "in-the-money" options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (the difference between the market price for the underlying futures contract and the striking

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price). As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and its market value is referred to as the "time value" of the option.

    The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value through purchasing an option permitting the offsetting of such position at a pre-established price.

HEDGERS AND SPECULATORS

    Two broad classifications of persons who trade in commodity futures contracts are "hedgers" and "speculators." Hedgers use the futures markets for protection against certain risks of price variation and include commercial interests who market or process commodities as well as entities who manage other risks, such as risks relating to interest rate fluctuation. For example, a seller or processor is subject to the risk of market price fluctuations between the time it contracts to sell or process a commodity and the time it must perform on the contract. In such cases, at the time of the contract, it may simultaneously buy futures contracts for the necessary equivalent quantity of the commodity it needs or sell a futures contract for the equivalent commodity it intends to market at some later date. For example, a cattle feeder may buy a corn contract for delivery as much as several months ahead and simultaneously sell a cattle contract that could be satisfied by the delivery of its herd, with the objective of relieving itself of exposure to price variations in either its raw material or ultimate market product. Similarly, a farmer may hedge against price fluctuations between the day he plants his crop and the day it is ready for delivery. If the futures price quoted for its anticipated date of delivery is sufficient to cover its costs and leave it a profit it deems adequate, he can sell the futures contract, and deliver the crop in the local market and close out the futures position by purchasing a futures contract. In these examples, the hedger may either make or take delivery in satisfaction of its futures contract, or else close the position prior to delivery and buy or sell the necessary equivalent amount of the physical commodity. (Certain futures contracts, such as stock index futures contracts, are settled in cash rather than by actual physical delivery of any underlying commodity). In either case, the price of the commodity is established at the time the hedger initiates his futures position. Thus, the commodity futures markets enable the hedger to shift certain risks of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which it expects to earn from its farming, merchandising or processing operations, rather than to profit from its futures trading.

    The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead the speculator risks its capital with the hope of making profits from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer and assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but close out their futures positions by entering into offsetting purchases or sales of futures contracts. Because the speculator may take either a long or short position in the commodity futures market, it is possible for it to make profits or incur losses regardless of the direction of price trends. Futures trades made by the Fund will be speculative, rather than for hedging purposes. Prospective investors should note that there are always two parties to a commodity futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Thus, at most, only fifty percent of open futures contracts can experience gain at any one time, without reference to the commissions and other costs of trading which may reduce or eliminate such a gain.

COMMODITY PRICES

    The prices of commodities fluctuate rapidly and over wide ranges, and are listed in major daily newspapers and financial journals. Except for the effect of government policies and programs, commodity prices are generally determined by the interaction of supply and demand. The market is subject to the

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many psychological factors working on each buyer and seller, as well as to crop conditions, deflation or inflation, strikes (especially in the transportation and commodity storage industries), world conditions, war or threats of war, interest rates and other factors. Any prediction of commodity prices is necessarily subject to all of these and other factors, any one of which can change at any time. Notwithstanding that current and correct information as to substantially all factors is known, prices still may not react as predicted. Some of the other factors which affect commodity prices include a country's balance of payments (surplus or deficit), political stability, treaties, government policies, international monetary agreements and exchange controls. Under past federal economic stabilization programs, maximum prices at which commodities could be traded were imposed. Although no such regulations are currently in effect, no assurance can be given that price restrictions will not be imposed again.

COMPETITION

    Both the rules of the various exchanges and those of the CFTC are designed to promote free competition and to restrict manipulative and distortive pricing practices in the purchase and sale of commodities for future delivery. Countless hedgers and speculators, many of whom have assets greatly in excess of the assets of the Fund should the maximum amount of this offering be subscribed, offer and bid for the available supply of traded commodities. Since the Trading Advisors manage accounts other than the Fund's, those accounts will compete with the Fund for the same contracts. See "RISK FACTORS-- RELIANCE ON TRADING ADVISORS." Thus, were market volume or liquidity to remain static or be reduced, the Fund may experience greater difficulty in executing trades at a favorable price or in executing all the contracts called for in an order. See "CONFLICTS OF INTEREST."

REGULATION

    Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade and the Chicago Mercantile Exchange (including the International Monetary Market Division). Among the principal foreign commodity exchanges are the London Metal Exchange and the London International Financial Futures Exchange. In the trading of forward contracts on foreign currencies with banks, the banks act as principals and may cover their net long or short positions by trading with other banks in the interbank market.

    Congress has enacted legislation regulating commodity trading, commodity exchanges, individual brokers who are members of such exchanges, and market professionals and commodity brokerage houses engaged in commodity trading. The controlling legislation, known as the Commodity Exchange Act, as amended ("ACT"), is generally designed to promote the orderly and systematic marketing of commodities and commodity futures contracts and to prevent fraud, speculative excess and price manipulation. The Commodity Futures Trading Commission Act of 1974 amended the Act by making numerous changes in the law relating to commodity futures contract trading and increasing the scope of governmental regulation thereof. Under the 1974 amendments to the Act, the CFTC is the governmental agency having responsibility for implementing the objectives of the Act and for regulating commodity exchanges and commodity futures trading thereon.

    The NFA is a non-governmental, self-regulatory body for the futures industry. The objective of the NFA is to implement a comprehensive regulatory program for the commodities industry, with special attention devoted to the uniform regulation of the retail activities of its members. The NFA is generally responsible for the registration of futures commission merchants, floor brokers, introducing brokers, associated persons, commodity trading advisors and commodity pool operators. Pursuant to a provision of the Commodity Exchange Act permitting a registered futures association to require membership of CFTC registrants in one such association, the by-laws of the NFA prohibit certain members of the NFA from accepting futures orders from another person required to be registered with the CFTC (except a direct customer) unless such other person belongs to either the NFA or another registered futures association.

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
The Clearing Broker, the Introducing Broker, the General Partners and the Trading Advisors are members of the NFA.

    Under the Act, futures trading in all commodities traded on United States exchanges is regulated. The Act provides that domestic commodity futures exchanges must be designated as "contract markets" by the CFTC. Transactions in spot or forward contracts or on foreign exchanges may not be within the jurisdiction of the CFTC and to the extent the Fund engages in such transactions it may be dealing in "unregulated" commodities. Forward contracts on foreign currencies are traded through banks, which are regulated in various ways by federal banking agencies, such as the Federal Reserve Board and the Comptroller of the Currency, and state banking authorities.

    The Act is implemented by rules and regulations promulgated by the CFTC and NFA providing for, among other things: (i) the designation of contract markets;
(ii) the monitoring of commodity exchange rules; (iii) speculative position limits (see "GLOSSARY"); (iv) segregation of customers' funds; (v) minimum financial requirements; (vi) recordkeeping and reporting requirements; and (vii) registration and periodic audits of commodity market professionals, including floor brokers, brokerage houses ("FUTURES COMMISSION MERCHANTS"), introducing brokers, commodity trading advisors, commodity pool operators and their associated persons. In addition, the CFTC has administrative authority to: (i) hear and adjudicate customer complaints against all individuals and firms registered or subject to registration under the Act in "reparations proceedings;" (ii) seek injunctions and restraining orders; (iii) issue orders to cease and desist; (iv) initiate disciplinary proceedings; (v) revoke or suspend registrations; (vi) levy fines; and (vii) require exchange action in the event of market emergencies.

    The Act makes unlawful any device, scheme or artifice to defraud any current or prospective client or participant in a commodity pool and prohibits any transaction, practice or course of business which operates as a fraud or deceit upon any current or prospective client or pool participant. The CFTC and NFA have extensive jurisdiction to regulate commodity trading advisors and commodity pool operators, and have adopted a comprehensive scheme for the regulation of their activities. In accordance with the Act, the Trading Advisors are registered as commodity trading advisors and the General Partners are registered as commodity pool operators. SUCH REGISTRATIONS IN NO WAY IMPLY THAT THE CFTC OR NFA HAS APPROVED THE QUALIFICATIONS OF SUCH ENTITIES TO ACT AS DESCRIBED IN THIS PROSPECTUS OR THE BUSINESS ACTIVITIES ENGAGED IN BY SUCH ENTITIES. The CFTC requires registered commodity trading advisors and commodity pool operators to make filings with the CFTC setting forth their form of organization and the identity of their management and controlling persons. The Act authorizes the CFTC and NFA to require and review books, records and documents prepared by commodity trading advisors and commodity pool operators. The CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The Act authorizes the NFA to deny, suspend or revoke the registration of a commodity trading advisor or a commodity pool operator if it finds that such person's trading practices tend to disrupt orderly market conditions, that such person or any controlling person thereof has been subject to certain sanctions or is subject to an order denying such person trading privileges on any exchange and in certain other circumstances. If the registration of both General Partners were to be suspended or terminated, the Fund would no longer be able to trade until a substitute general partner or partners could be duly elected and registered as a commodity pool operator(s). If the registration of a Trading Advisor were similarly suspended or terminated, that Trading Advisor would no longer be permitted by the General Partners to advise the Fund.

    Under currently effective CFTC rules, the General Partners are obligated to make specific disclosures to prospective investors, including disclosures concerning the risks involved in investing in the Fund and concerning the past trading performance of the Fund; to segregate the Fund's monies and assets in a separate account or accounts; to maintain certain books and records; and to render monthly account statements and an annual report to the Limited Partners. Upon request by the CFTC, the names and addresses of the Limited Partners in the Fund would be required to be furnished to the CFTC, along with copies of all transactions with, and reports and other communications to, the Limited Partners.

    Cargill Investor Services, Inc., the Fund's commodity broker, is subject to regulation by and registration with the CFTC as a "futures commission merchant." The CFTC requires all futures commission merchants to meet and maintain specified fitness and financial requirements, comply with certain trading requirements, account separately for all customers' funds and positions and maintain specified books and records on customer transactions open to inspection by the representatives of the CFTC. Should the registration of Cargill Investor Services, Inc. as a futures commission merchant be suspended or terminated, the Fund would no longer be able to maintain its account with Cargill Investor Services, Inc. and a new clearing broker would be retained by the General Partners.

    Limited Partners are afforded certain rights to institute reparations proceedings under the Act. The CFTC has adopted rules implementing the reparation provisions of the Act which provide that any person may file a reparation claim with the CFTC for violation of the Act, or rules, regulations and orders promulgated thereunder, against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. Limited Partners are also afforded certain rights under the rules of the NFA concerning arbitration of complaints or grievances against NFA members.

    Commodity exchanges have promulgated rules and regulations to control and regulate their members and clearing houses as well as the trading conducted on their floors. Examples of exchange regulations include establishment of initial and maintenance margins, speculative position limits, limits on daily price fluctuations and contract specifications. Such rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements, other than the setting of margins, must be approved by the CFTC and, under certain circumstances, may be required by the CFTC to be amended or modified.

    Most United States commodity exchanges (but currently not certain non-U.S. exchanges, or banks in the case of forward contracts on foreign currencies) limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days. See "RISK FACTORS--COMMODITY FUTURES MARKETS MAY BE ILLIQUID."

    The CFTC and domestic exchanges have established speculative position limits, often referred to as "position limits," on the maximum net long or net short position which any person, or group of persons acting in concert, may hold or control in commodity futures contracts. See "GLOSSARY." Speculative position limits are designed to prevent excessive speculation and attempted manipulation of a market. If the CFTC determines that a market emergency exists, it is authorized, among other things, to set retroactively speculation position limits that apply to a position acquired prior to the date of that action. These limits are subject to certain exemptions, such as bona fide hedging transactions. The position limits currently established by the CFTC include those applicable to grains, soybeans, and cotton. In addition, domestic exchanges have established position limits with respect to other commodities traded on those exchanges. Certain New York exchanges set limits on the total net position that may be held by a clearing broker. Under the Act, the CFTC has jurisdiction to establish position limits with respect to all commodities traded on commodity futures exchanges located in the United States. The CFTC adopted a rule which requires commodity exchanges to impose position limits on all commodities traded on the exchange (other than commodities subject to federally established speculative limits). All commodity accounts, including that of the Fund, controlled by a Trading Advisor and its affiliates are combined for speculative position limit purposes. It is possible that the Fund's account might be aggregated with other accounts that might hereafter be managed by the General Partners or their officers, directors, affiliates or shareholders for purposes of determining speculative position limits. If required or effected, such aggregation of commodity futures positions could adversely affect the operations and profitability of the Fund. See "RISK FACTORS--EFFECTS OF SPECULATIVE POSITION LIMITS."

    Although the CFTC is prohibited by statute from regulating trading on foreign commodity markets, the CFTC has adopted rules with respect to the regulation of persons outside the U.S. engaging in foreign futures and options transactions (I.E., transactions in futures and options on non-U.S. exchanges) with persons in the United States and has also published a statement concerning its jurisdiction in the foreign currency forward market. Previously, the marketing of foreign futures in the United States was substantially unregulated while the sale of foreign options was prohibited. These relatively new rules permit, for the first time since 1978, foreign options to be offered and sold in the United States, subject to prior CFTC approval. Notwithstanding the foregoing, the CFTC does not regulate the activities of foreign exchanges or the cash forward market. See "RISK FACTORS" for the risks associated with the foregoing transactions.

    The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations. For example, given the growing proliferation of stock index products, there is a tendency for stock index trading to affect the stock market itself. As a result, it has been suggested that various commodities and securities exchanges amend their contracts to try and cut down on stock index-related price movements, particularly when various stock index contracts expire simultaneously. Exchanges also may be required to lower their speculative positions limits during the trading days immediately prior to contract expirations, and also may be required to alter their price settlement procedures. It is also possible that additional regulatory controls will be imposed in the future by the CFTC and/or the SEC. The Act also gives the various states powers to enforce its provisions and the regulations of the CFTC.

    The CFTC by law must be reauthorized periodically by Congress or lapse. On April 21, 1995, a new appropriations bills was enacted which authorized the CFTC through fiscal year 2000.

    The CFTC does not regulate futures trading on exchanges outside of the United States (see "COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT"), forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates. Moreover, neither foreign commodity exchanges nor foreign banks currently are subject to regulation by the CFTC or any other United States governmental agency, and may not be subject to any regulation. Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to the United States exchanges on which the exchange or an affiliated clearing corporation assumes the opposite side of each transaction, certain foreign exchanges are "principal" markets where trades remain the liability only of the traders involved.

    Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that the Fund will engage in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged by the Fund) and the possibility that exchange controls could be imposed in the future. For example, trading in stock index contracts on the Hong Kong Exchange was suspended for a considerable period as a result of the market turbulence of October 1987 (considerably longer than the suspensions experienced in the United States stock index trading). There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign

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exchanges, the Fund may be subject to daily margin calls in foreign markets. The
Fund may in the future engage in option transactions on foreign exchanges.

    The Fund, under current law, is not subject to registration as an investment company with the SEC under the Investment Company Act of 1940. See "RISK FACTORS--ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS." Generally, that law and the regulations promulgated pursuant to it apply to "mutual funds" and comparable investment vehicles which trade and invest in securities, E.G., stocks and bonds. Because the trading activities of the Fund will be restricted, pursuant to its trading policies, to commodity interests, it is not subject to regulation as an investment company. See "TRADING POLICIES." However, the Fund is subject to regulation under the Securities Exchange Act of 1934, and regulations promulgated thereunder, which are administered by the SEC. The Fund is subject to certain continuing disclosure and periodic reporting requirements that provide for the preparation of quarterly and annual reports, as well as reports dealing with any material modifications in or development related to the Fund's organization or activities. All of these reports required to be filed with the SEC are publicly available and may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies thereof may be obtained from the SEC at its office in Washington, D.C. upon payment of the prescribed fees.

MARGINS

    Margins are good faith deposits which must be deposited with a broker in order to initiate or maintain an open position in a commodity futures contract. When commodity futures contracts are traded, both buyer and seller are required to post margins with the brokers handling their trades as security for the performance of their buying and selling undertakings and to offset losses in their trades due to daily fluctuations in the markets. Minimum margins are set by commodity exchanges and generally range from less than 1% to 20% of the value of the commodity underlying the contract. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation.

    Margins with respect to transactions on certain foreign exchanges generally are established by member firms rather than by the exchanges themselves. However, in the case of International Commodity Clearing House Limited ("ICCH") cleared transactions, ICCH (as the independent clearing house) requires margins and deposits from its members and such members generally require their clients to put up amounts at least equal to the ICCH charges.

    Brokerage firms, including the Clearing Broker, carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to accord further protection for themselves. Margin requirements may be altered from time to time by the Clearing Broker and can be made to apply retroactively at the discretion of the Clearing Broker. In addition, applicable margin requirements are modified from time to time by commodity exchanges.

    If the Fund trades forward contracts on foreign currencies through banks, the Foreign Currency Broker will require margin from the Fund with respect to such trading. The margin (or collateral) levels established by CISFS are higher than those required for foreign currency futures contracts on the International Monetary Market of the Chicago Mercantile Exchange. This is because the risk is different for forward contracts.

    Unlike futures trading, there are no clearing houses which guarantee the performance of each trade. There is a one to one counterparty risk between the contracting parties. Further, the market risk in an unregulated market is different from that in a regulated, standard contract market.

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                                TRADING POLICIES

    The objective of the Fund is to achieve substantial appreciation of its assets through speculative trading in commodity interests, including futures contracts, forward contracts, physical commodities and related options thereon on major United States and certain foreign commodity exchanges and in the interbank forward markets. Commodity interests may include any instruments and items which are now, or may hereafter be, the subject of futures trading, such as physical commodities, Treasury bills, mortgage-backed securities, foreign currencies, options and indexes on securities. The Fund will attempt to accomplish its objective by following the Trading Policies set forth below:

        (i) Fund assets will be invested only in futures contracts which are traded in sufficient volume to permit, in the independent opinions of each Trading Advisor, ease of taking and liquidating positions. Each Trading Advisor may at any time independently determine to expand or reduce the number of commodity interests traded by that portion of the Fund's assets under its control.

        (ii) No Trading Advisor will acquire on behalf of the Fund additional positions in any commodity if such additional positions, when added to the existing open positions initiated by the Trading Advisor, would result in a net long or short position for that commodity requiring as margin or premiums more than 15% of the Fund's assets allocated to that Trading Advisor's management. For purposes of implementing this policy, soybeans will be treated as one commodity and soybean oil and soybean meal will be treated together as one commodity.

       (iii) The Fund will not normally be as highly leveraged as permitted in the case of an investment by an individual. On the basis of information supplied by the Trading Advisors, the General Partners estimate that between 20% and 60% of the Fund's assets will normally be committed as initial margin (although the percentage may be more or less than such range from time to time). This requirement may be changed and, to reduce the Clearing Broker's risk, additional restrictions on the leverage of the Fund may be imposed by the Clearing Broker without notice at any time.

        (iv) No Trading Advisor will acquire on behalf of the Fund additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the Trading Advisor, would result in aggregate net long or short positions (including any forward contracts) for all commodities requiring as margin or premiums more than 66 2/3% of the Fund's assets allocated to that Trading Advisor's management.

        (v) The Fund will not generally enter into an open position for a particular commodity during a delivery month for that commodity. However, the Fund may occasionally make or accept delivery of a commodity. This may occur because a Trading Advisor's trading strategies may, from time to time, identify certain trends which occur in delivery months which can be taken advantage of by the Fund. The Fund may take delivery of a commodity and take a corresponding short position in the commodity by selling futures contracts for the commodity. The Fund will not engage in cash commodity transactions, except as indicated above, unless the cash position is hedged.

        (vi) The Fund will not employ the trading technique, commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or a related commodity. However, a Trading Advisor may take into account the Fund's open trade equity in assets of the Fund in determining whether to acquire additional commodity futures contracts on behalf of the Fund.

       (vii) The Fund will not purchase, sell or trade in securities or write, purchase, sell or trade in options to purchase or sell securities, commodity futures contracts or physical commodities unless such options have been approved for trading on a designated contract market by the CFTC. The Fund may trade in foreign options if permitted under the Commodity Exchange Act, as amended, and CFTC regulations, but only when and to the extent authorized in writing by the General Partners to the Trading Advisors. The Fund may trade in futures contracts on securities.

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
      (viii) The Fund will not generally utilize borrowings, except for short-term borrowings where the Fund takes delivery of any cash commodity or to the extent that the Fund's Clearing Broker obtains lines of credit for the trading of forward contracts with banks. The Fund will not make any loans.

        (ix) A Trading Advisor may, from time to time, employ trading techniques such as spreads or straddles on behalf of the Fund. The term "spread" or "straddle" describes a transaction involving the simultaneous buying and selling of commodity interests dealing with the same or a different commodity interest but involving different delivery dates or markets, and in which the trader expects to earn profits from a widening or narrowing movement of the two prices of the commodity interests. See "FEDERAL INCOME TAX CONSIDERATIONS--PARTNERSHIP TAXATION: ALLOCATION OF FUND PROFITS AND LOSSES" for a discussion of the tax effects of such trading.

        (x) The Fund may trade in futures contracts on foreign currencies through foreign and domestic commodity exchanges, including the International Monetary Market Division of the Chicago Mercantile Exchange. The Fund may also establish positions in foreign currencies through banks or in the interbank market. Forward contracts on foreign currencies will be transacted only with banks having in excess of $100,000,000 in combined capital and surplus. No specific limitation on the percentage or amount of forward contracts, if any, engaged in by the Fund has been imposed.

        (xi) The Fund's assets will not be commingled with the assets of any other person; funds used to satisfy margin requirements will not be considered commingled for this purpose.

       (xii) No Trading Advisor to the Fund will be permitted to engage in churning the Fund's assets (I.E., direct excessive trading for the purpose of generating brokerage commissions without regard for the best interests of the Fund).

      (xiii) No rebates or give ups may be paid to or received by the General Partners, nor may the General Partners participate in any reciprocal business arrangements which could circumvent this prohibition, but retention of Cargill Investor Services, Inc. to act as the Fund's clearing broker and the retention of American Express Financial Advisors Inc. to act as the Fund's introducing broker shall not be deemed to violate this prohibition.

    If Net Asset Value per Unit (as defined under "CHARGES TO THE FUND--CERTAIN DEFINITIONS") declines to less than $125 (after adding back any distributions made previously by the Fund to the Limited Partners), at the close of business on any trading day, the Fund will attempt to close out all open positions as expeditiously as possible and suspend trading. No assurance can be or is given that the Fund would be able to close out all open positions without incurring substantial additional losses.

    Within ten business days after the date of suspension of trading due to a decrease in Net Asset Value per Unit below $125 (after adding back any distributions), the General Partners must either give notice to the Limited Partners of their intention to withdraw from the Fund, or declare a business day within 30 business days from the date of suspension of trading to be a special redemption date. Notice of a special redemption date must be sent to each Limited Partner at least ten business days before such date. Any Limited Partner who elects to have his or her Units redeemed on a special redemption date will receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on the special redemption date. See "REDEMPTIONS." If after the special redemption date the Fund's Net Asset Value is at least $500,000, it will resume trading, unless the General Partners elect to withdraw from the Fund. Notwithstanding the foregoing, the Fund will terminate in the event of a decline of the Fund's Net Asset Value to less than $500,000 as of the close of business on any trading day. In addition, each Limited Partner will be notified within seven business days from the date of any decline in the Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the last preceding business day on which the Fund's Net Asset Value was calculated, and shall at that time be provided with a description of Limited Partners' voting rights.

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
    Material changes in the Trading Policies described above must be approved by a vote of a majority of the outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates but not including Units held by the General Partners or their corporate affiliates). A change in commodities traded, however, will not be deemed to be a material change in the Trading Policies. In the event the General Partners shall, in their sole discretion, using their prudent business judgment, determine that any trading instructions issued by a Trading Advisor violate the Trading Policies of the Fund, then the General Partners may negate such trading instructions.

    The Fund will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed. Neither the Chicago Board of Trade nor any other commodity exchange will endorse or approve any program, practice or offering of the Fund, or of any other commodity pool. Trading may take place on any United States commodity exchange which has received designation as a contract market by the CFTC. It is currently anticipated that a substantial portion of the Fund's trading will take place on the Chicago Board of Trade, the Chicago Mercantile Exchange, Commodity Exchange, Inc., the New York Mercantile Exchange, the New York Coffee, Sugar & Cocoa Exchange, Inc., New York Futures Exchange and the New York Cotton Exchange. In addition, trading may take place on foreign commodity exchanges which have not received designation as contract markets by the CFTC.

                              THE TRADING ADVISORS

    Two firms acted as the Fund's only commodity trading advisors since the Fund began trading until July 8, 1997: John W. Henry & Company, Inc. and Sabre Fund Management Limited (JWH-Registered Trademark- and Sabre are hereinafter sometimes referred to as the "ORIGINAL TRADING ADVISORS"). On July 8, 1997, Welton became a Trading Advisor. The Trading Advisors were selected by the General Partners on the basis of their review of the past performance of each of the Trading Advisors and their respective trading methods. Each Original Trading Advisor was initially allocated one half of the Fund's assets to manage. On February 7, 1991, the Fund's assets were reallocated in order to adjust the then-current allocation so that each Original Trading Advisor had an equal portion of the Fund's assets to manage. As of the date of this Prospectus JWH managed approximately 65% of the Fund's assets, Welton managed approximately 30% of the Fund's assets and Sabre managed approximately 5% of the Fund's assets. The General Partners currently intend that 65%, 30% and 5% of the Fund's assets raised in connection with this offering will be allocated to JWH, Welton and Sabre respectively.

    Each Trading Advisor is an independent commodity trading advisor and is not affiliated with, either General Partner, the Clearing Broker, the Introducing Broker or the Fund. Each Trading Advisor will direct trading for the Fund completely independently of the other Trading Advisors, and will have no knowledge of trading decisions being made by the other Trading Advisors. Each Trading Advisor is registered under the Commodity Exchange Act, as amended, as a commodity trading advisor, and is a member in good standing of the NFA. Although a Trading Advisor or its principals may purchase Units in the Fund, there are no arrangements or commitments for any of them to purchase Units.

    The Trading Advisors are described in the following sections of the Prospectus. Following the description of JWH and Welton is a summary of the trading methods employed by them. These summaries have been developed by JWH and Welton, respectively, and accordingly represent only those aspects of the JWH and Welton trading methodology deemed by JWH and Welton to be worthy of emphasis. The trading methods of the Trading Advisors are proprietary and confidential, and therefore the summaries presented hereafter are general and do not include specific details about them. In addition, the Trading Advisors engage in ongoing research concerning the commodity interests markets and may modify and refine their trading methods from time to time. As a result of such modifications, the trading methods that might be used by the Trading Advisors in the future in directing trading for the Fund might differ from those presently used by them. Investors in the Fund will not be advised of such changes in trading methods.

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
    Trading methods require the exercise of judgment by each Trading Advisor. Judgment is required in the evaluation of the trading methods used by each Trading Advisor, in the evaluation and consideration of modifications of the trading methods from time to time, and in the implementation of the trading methods. The decision not to trade certain commodity interests or not to make certain trades may at times result in missing price moves and, therefore, profits of great magnitude, which other trading managers who are willing to trade those commodity interests may be able to capture. There can be no assurance that the trading methods employed by the Trading Advisors will result in profitable trading for the Fund.

THE ADVISORY CONTRACTS

    The Fund has entered into advisory contracts with the Trading Advisors (the "Advisory Contracts"). The contracts provide that the Trading Advisors will have responsibility for determining transactions in commodity interests with respect to Fund assets. The General Partners currently intend that JWH, Welton and Sabre will be allocated 65%, 30% and 5% respectively of the Fund's assets raised in connection with this offering, but at any time thereafter the General Partners, in their sole discretion, may reallocate assets among the Trading Advisors or among other trading advisors which may be appointed by them. The Fund's advisory contract with JWH and Sabre was entered into on March 27, 1987 and has been renewed each year since then (the "JWH/SABRE CONTRACT"). On January 23, 1992, and again on April 30, 1996, the JWH/ Sabre Advisory Contract was amended to provide for the continuation of JWH's and Sabre's services to the Fund. The JWH/Sabre advisory contract extends to December 31, 1997, and may be renewed by the Fund for two additional one-year terms. The Fund's advisory contract with Welton was entered into on July 2, 1997 and extends to December 31, 1998, and may be renewed by the Fund for three additional one-year terms. The Advisory Contracts may also be terminated by the General Partners upon notice for cause in certain circumstances or if specified events occur. Each Trading Advisor may terminate the advisory contract with respect to itself if certain specified events occur. In addition, JWH may terminate its advisory contract at any time upon 60 days' written notice to the General Partners. Both Advisory Contracts will terminate automatically if the Fund is terminated.

    No assurance is given that, after the expiration or termination of the Advisory Contracts, the Fund will be able to retain the advisory services of JWH, Welton or Sabre, or that if such services are available they will be on the same terms as those of the initial Advisory Contracts. The General Partners may, in their sole discretion, employ additional trading advisors or replace existing trading advisors. Upon termination or expiration of the Advisory Contracts, the Fund may retain other advisors whose compensation may be determined without regard to the previous performance of the Fund, or it may renew the contract with the Trading Advisors on the same or different terms. The compensation payable by the Fund to the Trading Advisors for their services under the Advisory Contracts is described under the caption "CHARGES TO THE FUND."

    A Trading Advisor, its principals and employees will not be liable to the Fund, its partners, any of its successors or assigns or the General Partners except by reason of acts or omissions due to bad faith, misconduct, negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund. The Fund will indemnify a Trading Advisor, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions related to such Trading Advisor's management of its allocable share of Fund assets, PROVIDED that there has been no judicial determination that such liability was the result of negligence, misconduct or bad faith nor any judicial determination that the conduct which was the basis for such liability was not done in a good faith belief that it was in, or not opposed to, the best interests of the Fund. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Fund only upon the opinion of independent legal counsel that the Trading Advisor has met the applicable standard of conduct described above. A Trading Advisor could be liable to the Fund for any excessive trading directed by it for the Fund if one of the above standards for liability were violated. However, it may be difficult to establish as a basis for liability that trading has been excessive due to the

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
vagueness of the standards defining excessive trading; most cases that have addressed the issue of excessive trading have dealt with cases in which the party with discretionary trading authority over an account also was compensated (at least in part) for such service by receipt of a portion of commodity brokerage commissions payable by that account, so that the trader had a direct financial incentive to engage in heavy trading. In contrast, the Trading Advisors are not affiliated with the Clearing Broker and will not receive any compensation based on or related to the brokerage commissions payable by the Fund. In addition, it may also be difficult to establish that trading directed for the Fund has been excessive due to the broad trading discretion granted to the Trading Advisors by the Fund.

    The Advisory Contracts prohibit the Trading Advisors from receiving any commission, compensation, remuneration or payment whatever from any broker with whom the Fund carries any account by reason of the Fund's transactions. The Fund will pay the Trading Advisors a quarterly incentive fee and a monthly management fee as described under "CHARGES TO THE FUND."

    Each Trading Advisor and its principals, affiliates and employees shall be free to trade for their own accounts and to manage other commodity accounts and to use the same information and trading strategy which the Trading Advisor obtains, produces or utilizes in the performance of services for the Fund. See "RISK FACTORS--RELIANCE ON TRADING ADVISORS" and "CONFLICTS OF INTEREST--OTHER COMMODITY POOLS AND ACCOUNTS." Limited Partners will not be allowed to inspect the records of such accounts in light of the confidential nature of such records. However, the Advisory Contracts currently provide that the General Partners may inspect all the records of the Trading Advisors related to commodity trading to determine whether the Fund has been treated equitably with other accounts of the Trading Advisors. The General Partners shall have the right to receive from the Trading Advisors pertinent information on the overall performance of all of the Trading Advisors' accounts for the purpose of confirming that the Fund has been treated equitably in light of the Trading Advisors' trading for other accounts during the term of the Advisory Contracts, including information as to priorities of order entry assigned by the Trading Advisors to all their accounts and any modifications which might have to be made to the Trading Advisors' respective trading decisions as a result of the application of speculative position limits to its accounts. See "RISK FACTORS--RELIANCE ON TRADING ADVISORS" and "DESCRIPTION OF COMMODITY
TRADING--REGULATION."

COMMODITY TRADING METHODS IN GENERAL

    This section contains a general description of commodity trading methods to assist the reader in understanding the subsequent discussions of the trading methods used by JWH and Welton as the principal trading advisors for the Fund. Because of the general nature of this section, it should not be inferred that any element of a trading system described here will necessarily be followed either by JWH or Welton or any trading advisor selected by the General Partners.

    Commodity futures traders basically rely on one of two types of analysis--"technical" or "fundamental"--for their trading decisions. Technical analysis is based on the theory that a study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. On the other hand, fundamental analysis relies on a study of those external factors. As an example with respect to an agricultural commodity, some of the fundamental factors that affect the supply of soybeans include the acreage planted, crop conditions (drought, flood, disease, etc.), labor disputes affecting planting, harvesting, and distribution, and the previous year's crop carryover. The demand for soybeans consists of domestic usage and exports, which are affected by general world economic conditions and the cost of soybeans in relation to the cost of competing food products. As an example with respect to currency, some of the fundamental factors that affect the demand for a currency, E.G., British pounds, include the inflation and interest rates of the currency's domestic market, exchange controls, and that country's balance of trade, business, and political stability. The supply of a currency can be determined by, among other things, government spending, credit controls, domestic money supply and prior years' trade balances.

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
    Technical analysis of the markets generally includes a study of, among other things, the actual daily, weekly and monthly price fluctuations, volume variations, or changes in open interest, utilizing charts, computers, or a combination of the two for analysis of these items. Such approaches to the commodity futures markets may use a series of mathematical measurements and calculations designed to monitor market activity for the particular strategies used. Trading recommendations are based on signals generated by charts, manual calculations or computers. As an example with respect to a financial commodity, one set of procedures might evaluate the following factors, among others, on a daily basis: (1) the price trends of a financial commodity and the levels at which to initiate new positions and terminate old positions; (2) the volatility that the particular financial commodity has displayed in the past; (3) the condition of the market of the financial commodity being traded in terms of whether it is a trending market or an erratic and non-trending market; and (4) the state of the financial commodity markets in terms of determining the proper points for initiating new positions and allowing increases in existing commitments.

    At the end of each trading day, a trader using a technical trading system generally obtains settlement and other price information for each commodity which its system follows. This price information is used to generate a series of trading signals. If a trading system is maintained on a computer, the prices will be entered into the computer and a program, which consists of a series of mathematical calculations. If the trading system does not operate on a computer, the trader will manually apply such information to a series of rules or equations which constitute its trading system. Certain trading systems signal the trend in each commodity followed and indicate any changes in such trend, thus permitting the trader to adjust his or her positions accordingly. In other types of trading systems, the trading system will indicate an exact price at which to open and close positions for each commodity followed and the trader will attempt to enter or exit positions in accordance with such prices.

                         JOHN W. HENRY & COMPANY, INC.

    John W. Henry & Company, Inc. ("JWH-REGISTERED TRADEMARK-"), is a United States based global investment management firm. JWH is an established leader in the managed futures industry and as of June 30, 1997 managed approximately $1.9 billion in client assets. JWH's asset management services utilize global foreign exchange, financial futures and commodities markets. Assets are managed by JWH for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks, and family offices spanning the Americas, Europe and Asia. Funds for which JWH acts as manager or co-manager regularly have appeared on industry lists of top-performing futures funds.

    John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in the state of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor ("CTA") and a commodity pool operator ("CPO") with the Commodity Futures Trading Commission ("CFTC"), is a member of the National Futures Association ("NFA") and the Futures Industry Association ("FIA"), and is a sustaining member of the Managed Futures Association ("MFA"). In addition, JWH's affiliates Westport Capital Management Corporation and Global Capital Management Limited are CPOs, JWH Risk Management, Inc. is a CTA and CPO, JWH Asset Management, Inc. is a CTA, and JWH Financial Products, Inc. is a CTA and CPO. "JWH" is the registered trademark of John W. Henry & Company, Inc.

THE JWH INVESTMENT PHILOSOPHY

    The basis of the JWH investment philosophy is that prices for all financial instruments reflect human reactions to external events. Accordingly, it can be expected that a series of political, economic, social or environmental events will create patterns of price movements, or trends. When a sequence of similar events is repeated at a later time, the price trends often reoccur. JWH programs attempt to capture the profit opportunities created by sustained market movements.

    By conducting analysis on historic price data for commodity markets, the firm's founder, John W. Henry, developed proprietary systems designed to identify important price trends and determine optimal entry and exit points. JWH's comprehensive research has also led to the development of quantitative models which suggest the appropriate content and weighting for each position in a global portfolio.

    The investment philosophy of JWH is supported by intensive risk management and continuing research to enhance the application of the underlying methodologies. Risk is measured and managed in a variety of ways. Within client portfolios, individual positions are monitored on a stand-alone and portfolio-weighted basis. Positions are matched with stop-loss provisions which are altered regularly to reflect changing market conditions.

    For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. Many of the JWH investment programs maintain positions in a variety of worldwide markets in seeking to achieve material benefits from the opportunities presented.

    Although price trends are the ultimate product of markets, there are procedures built into JWH's programs that have been designed to affect trading efficiency and preserve client capital. JWH's research on these and other issues has materially improved risk-adjusted performance for clients over the past few years.

PRINCIPALS OF JWH

    Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.

    Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors (NAFTA), and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. He currently serves on the Board of Directors of the Futures Industry Association and is Chairman of the FIA Task Force on Derivatives for Investment. Mr. Henry also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Risk Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses unrelated to JWH and its affiliates.

    Mr. Mark H. Mitchell is Vice Chairman, General Counsel and a member of the JWH Board of Directors. He is also Vice Chairman and a Director of JWH Risk Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to

                                       96
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NFA Rules, both of the National Futures Association. In addition, he has served as a member of the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

    Mr. David R. Bailin is Executive Vice President and is chairman of the Operating Committee of JWH. Mr. Bailin is also President of JWH Risk Management, Inc., President and Director of Westport Capital Management Corporation, and President and Chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director--Development since April 1994 for Global Asset Management ("GAM"), a Bermuda-based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin currently serves on the Board of Directors of the Futures Industry Institute. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

    Ms. Elizabeth A.M. Kenton is a Senior Vice President, Director of Compliance and vice chairman of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Director of Westport Capital Management Corporation, Vice President of JWH Asset Management, Inc., and JWH Financial Products, Inc., a Senior Vice President of JWH Risk Management, Inc., and a Director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and treasury options trading. Ms. Kenton is a member of the MFA Trading and Markets Committee. She received a B.S. in Finance from Ithaca College.

    Mr. David M. Kozak is Counsel to the Firm, Secretary, and a Vice President of JWH. He is also Secretary of JWH Risk Management, Inc., JWH Asset Management, Inc., JWH Financial Products, Inc., and Assistant Secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed by Chapman and Cutler, he served as outside counsel to the NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

    Mr. Kevin S. Koshi is a Senior Vice President, Chief Trader and a member of the Operating and Investment Policy Committees of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 he has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach in 1988.

    Mr. Barry S. Fox is the Director of Research and is a member of the Operating and Investment Policy Committees of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He

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also supports and maintains the proprietary systems used to generate JWH trades.
Mr. Fox joined JWH in 1991 and since that time has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

    Mr. Michael J. Scoyni is a Managing Director of JWH and a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (the predecessor of JWH) from November 1981 to December 1982 and has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

    Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. He is also a Director of JWH Risk Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assisting with the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

    Ms. Eilene Nicoll is the vice president of trading administration of JWH and a member of the investment committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly organized corporation which has not yet begun operations. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc. Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, Inc., she was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president--futures, and subsequently from January 1991 to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing, and allocation of proprietary capital. From 1984 through 1986 she was an independent discretionary trader. Ms. Nicoll was employed at Commodities Corporation (USA) N.V. from 1978 to 1984 where she was an assistant vice president. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

    Mr. Julius A. Staniewicz is Senior Strategist in JWH's Research and Product Development Department and a member of Operating and Investment Policy Committees of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

    The additional principals of JWH are:

    Mr. John A.F. Ford--Director of Marketing and a member of the Operating Committee of JWH.

    Mr. Michael D. Gould--Director of Investor Services and a member of the Operating Committee of JWH.

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    Mr. Jack M. Ryng, C.P.A.--Controller and a member of the Operating Committee of JWH.

    Mr. Christopher E. Deakins--Vice President.

    Mr. Chris J. Lautenslager--Vice President.

    Ms. Nancy O. Fox, C.P.A.--Vice President, Director of Investment Support, and a member of the Operating Committee of JWH.

    Ms. Wendy B. Goodyear--Director of the Office of the Chairman of JWH.

    Ms. Melanie A. Caldwell--Human Resources and Administrative Director and a member of the Operating Committee of JWH.

    Mr. Andrew D. Willard--Director of Technology and a member of the Operating Committee of JWH.

    Mr. Mark W. Sprankel--Assistant Vice President.

    Mr. Matthew J. Driscoll--Assistant Vice President.

LEGAL AND ETHICAL CONCERNS

    There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September, 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November, JWH was named as a co-defendant in a class action complaint filed in Superior Court of the State of Delaware for Newcastle County that contained the same allegations as the New York and California complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously.

    JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion orders may receive better fills than client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts also will not be made available to clients.

THE OPERATING COMMITTEE

    The Operating Committee is the senior management group at JWH and is responsible for the development and implementation of the firm's long-term strategies and objectives. The Operating Committee, which is composed of key managers from each department of JWH, also coordinates and oversees the firm's daily operations.

THE INVESTMENT POLICY COMMITTEE

    The JWH Investment Policy Committee ("IPC") is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members may vary from time to time. The IPC is an interdepartmental advisor body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new

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markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.

THE JWH TRADING METHOD

    JWH employs several trading methods in directing trading for clients' accounts. All of these methods are technical in nature, and generally operate in the manner described for technical trading methods under "COMMODITY TRADING METHODS IN GENERAL," above.

    All of the trading methods employed by JWH are operated as completely separate and independent trading systems. In directing trading for the Fund, JWH will employ, and has employed, the Financial and Metals Portfolio. See "PAST PERFORMANCE OF JWH AND WELTON."

JWH TRADING POLICIES

A DISCIPLINED INVESTMENT PROCESS

    Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

    The first step in the JWH investment process is the identification of sustained price movements--or trends--in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

    JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others--those where a profitable trend continues--are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

    To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

    Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the

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JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

    JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PROGRAM MODIFICATIONS

    In an effort to maintain and improve performance, JWH has engaged, and continues to engage in extensive research. While the basic philosophy underlying the firm's investment methodology have remained intact throughout its history, the potential benefits of employing more than one investment methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

    As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Limited Partners will not be informed of such changes.

PHYSICAL AND CASH COMMODITIES

    JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on daily price movements of cash or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure or inability or refusal to perform with respect to such contracts.

LEVERAGE

    Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire trading programs. Leverage adjustments may be made at certain times for some trading programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent or larger margin calls, and greater brokerage expense. No assurance is given that such actions will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

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    As a result of the factors mentioned above, on several occasions, JWH has decreased leverage over the last five years, in certain markets and entire trading programs. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

ADDITIONS, REDEMPTIONS AND REALLOCATION OF CAPITAL FOR COMMODITY POOL ACCOUNTS

    JWH has developed the following procedures for trading pool accounts, such as the Fund, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit ("NAV") on the close of business on the last business day of the month or quarter. Further, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the JWH account on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at an NAV per unit that will be the same for each of these transactions and to eliminate possible variation in NAVs that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or, at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

OTHER JWH PROGRAMS

    In addition to the Financial and Metals Portfolio, JWH currently operates ten other trading programs for U.S. and foreign investors, none of which will be utilized by the Fund.

                         WELTON INVESTMENT CORPORATION

    Welton Investment Corporation ("WELTON") is a Delaware corporation merged from a California corporation originally formed in November 1988. Its business is providing professional investment management services specializing in futures and foreign exchange markets worldwide. Welton was formed to offer proprietary investment and portfolio management techniques to qualified individual, institutional, and corporate investors. Welton is registered beginning January 4, 1989, as a commodity trading advisor and commodity pool operator with the Commodity Futures Trading Commission, is a trading advisor and commodity pool operator member of the National Futures Association, the futures industry self-regulatory organization, and is also a member of the Managed Futures Association.

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WELTON INVESTMENT PHILOSOPHY AND TECHNOLOGY

    Welton is committed to achieving attractive rates of return while successfully managing risk. This is accomplished through the consistent application of the firm's primary trading principles:

    - Market diversification

    - Methodological diversification

    - Portfolio allocation and management

    - Transaction cost management and market participant structure analysis

    - Monitoring and review systems to the above points

These principles are the basis to pursue strong rates of return with controlled volatility and with low correlation to other managed futures programs as well as to traditional fixed income and equity investment classes.

    Welton considers its portfolios and programs to be in a constant cycle of review and improvement centered on a stable process for improving their long term success. This paradigm for performance improvement involves all divisions of the firm. The continuous process involves regular review and analysis of all actual trading activity; of all new and existing global markets with the goal of increasing market diversification; of all potential strategic approaches to various market conditions with the goal of increasing strategic diversification, and hence, effective diversification; of trading costs and execution methods; and of portfolio management models and techniques to best integrate all of the above. This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.

    To implement models, Welton has developed an advanced decision support platform capable of real-time analyzation of markets and combinations of markets around the world. This tool allows the implementation of Welton trading strategies independently or in complementary combinations across a tremendous diversity of global markets. Ongoing research and development continues to be Welton's largest single commitment of resources and is conducted within its performance improvement paradigm to improve the level, consistency, and quality of performance in its offered portfolios and programs.

    Although the trading of Welton portfolios is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of Welton. These include but are not limited to contract month selection, analysis of portfolio balance, and capital requirements. In addition, Welton may at its sole discretion choose not to implement certain trades if they are judged to carry unusual risk to an account. Welton will reinvest trading profits unless withdrawn by the client. Welton may also stop trading certain markets should they become, in Welton's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements. Assets committed to meet minimum exchange margin for all positions usually remain between 5-35% of total account equity. These levels may from time to time be greater or less than this range. All investments including Welton managed portfolios and programs involve the risk of loss.

WELTON INVESTMENT PORTFOLIOS AND PROGRAMS

    Welton offers two distinct categories of investment products to institutional, corporate, and qualified individual clients. The first category is a select group of diversified investment portfolios each utilizing a managed futures structure trading in the global futures, options, and currency markets and designed to achieve attractive absolute rates of return. The second category includes two inherently customized investment programs designed to improve returns relative to accepted global investment performance benchmarks such as a client's portfolio return, an equity index or a fixed income index or note. In directing trading for the Fund, Welton will employ the Diversified Portfolio.

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DIVERSIFIED PORTFOLIO

    The Diversified Portfolio manages investors assets through exposure to the widest spectrum of futures markets spanning all major market sectors including interest rates, currencies stock indices, precious and industrial metals, energy, meats, grains and soft commodities. Multiple trading strategies are employed in an attempt to profitably participate in a variety of market conditions. This emphasis on market and methodological diversification epitomizes Welton's core principles in advising on investor assets in the global marketplace.

PRINCIPALS OF WELTON

    Patrick L. Welton is the Chief Executive Officer, and Chairman of Welton Investment Corporation. Dr. Welton developed the mathematical analysis techniques and software employed by Welton in its trading and portfolio management. From 1978 to 1982, Dr. Welton earned Bachelor's Degrees from the University of Wisconsin, completing a portion of his undergraduate studies at Harvard University. From 1982 to 1986, he attended the UCLA School of Medicine where he completed graduate biophysics and medical studies and earned an MD degree. From 1986 to 1990, he was a postgraduate physician at the Stanford University Medical Center. In addition to his full-time management of Welton, Dr. Welton is a Principal to Welton Global Funds Management Corporation, a Director of Axios Data Analysis Corporation, a non-practicing shareholder in Peninsula Radiation Oncology Specialists, Inc. and a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981 and has traded futures for his own account since 1983. During the past five years, Dr. Welton has spoken at domestic and international conferences, authored articles, participated in panel presentations on numerous trading and risk management issues, and served on committees for the Managed Funds Association and National Futures Association. He is currently serving on the Board of Directors of the National Futures Association.

    Annette L. Welton is a Cofounder of Welton Investment Corporation, a Director, Chief Operational and Chief Financial Officer. Ms Welton participated in the early development of the software employed by Welton in its trading and portfolio management methods and since 1988, Ms. Welton has continued to participate in the research committee in the review process and the monitoring of trading for the company's clients. She also serves as a Principal to Welton Global Funds Management Corporation, a Commodity Pool Operation (CPO) affiliate. Ms. Welton earned a Bachelor of Science Degree in 1984 from the University of California at Los Angeles (UCLA). From 1984 to 1988, she practiced a health career in the areas of neonatal and pediatric intensive care at UCLA, San Diego Children's and Stanford University Medical Centers. Over a four-year period from 1992 to 1996, Ms. Welton has participated in the Managed Funds Association's
(MFA) Public Relations and Trading and Markets Committees. She has served on the National Futures Association's Nominating Committee in the Commodity Trading Advisory category and has authored and co-authored several articles published in various alternative investment trade publications.

    Jerry M. Harris is the Senior Vice President of Welton. He received a Bachelor of Science Degree in 1973 in Aerospace Engineering at the University of Virginia. In May of 1983, he earned a Masters Degree in Information from the University of Southern California. From 1984 through 1988, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. Since November 1988, he has been a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for WIC. Mr. Harris is a member of the Alternative Investments Management Association and serves on its International Development Committee. He frequently is a featured speaker to institutional and private investor groups on the topic of integrating skill-based alternative investment strategies to diversify investment portfolios. He has been associated with Welton since 1993.

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LEGAL CONCERNS AND CONFLICTS OF INTEREST

    There have never been any administrative, civil, or criminal proceedings against Welton or its principals.

    Welton and its principals trade futures for their own accounts and provide management services to other clients. Investments made on behalf of Welton, its principals, and its clients as well as any policies related thereto will remain confidential. In the course of such trading, Welton or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In the case that Welton or its principals place the same trade orders for their accounts as they do for their clients in a single block order with the brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of Welton or its principals receiving a superior or inferior price compared to any of their clients or in the case of a partial fill of a block order, equalizes the likelihood of Welton or its principals receiving a trade that some customers will not receive or vice versa.

OTHER WELTON PROGRAMS

    In addition to the Diversified Program, Welton currently operates six other trading programs, none of which will be utilized by the Fund.

                           SABRE FUND MANAGEMENT LTD.

    Sabre Fund Management Limited ("SABRE"), a company established under the laws of England in 1982, has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator and a member of the NFA since September, 1984. Sabre has also been a member of the Association of Futures Brokers and Dealers (the "AFBD") and was regulated by the AFBD until the merger of that organization in April, 1991 with another self-regulatory organization to form the Securities and Futures Authority which now regulates Sabre's UK business.

THE SABRE TRADING METHOD

    The Sabre Pattern Recognition System ("PRS System") is a technical, trend-following system, trading since January, 1981 in a wide range of derivative instruments including agricultural commodities, equity, bond, interest-rate and currency-related futures and options contracts primarily in the United States, Europe and Japan.

    The PRS System is designed to capture medium term trends and relies on technical analysis (based primarily on chart analysis) and statistical evaluation of a proprietary database. The PRS System seeks to take positions in markets in which a major change in prices is perceived to be imminent.

    The PRS System involves ongoing analysis of periodic price movements in approximately 60 different futures and forward contracts which are continuously updated by Sabre using a chart graphics system which it developed for such purposes. In addition, overall risks across sectors are limited to a predetermined level. As a result, overall leverage is variable and may vary between 100% and 600% of the funds in question.

                       PAST PERFORMANCE OF JWH AND WELTON

    The results set forth in the following tables for accounts managed by JWH and Welton are not indicative of the results which may be achieved by JWH, Welton or the Fund in the future. Past results are not indicative of future results. No representation is made that the Fund will or is likely to achieve profits or incur losses comparable to those shown. The following performance results are presented on a composite basis rather than for each account managed by JWH and Welton. The experience of individual accounts, including Fund accounts, have differed and will differ from the composite results shown. Since

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JWH and Welton have modified and will continue to modify their respective trading methods from time to time, the results shown in the tables do not necessarily reflect the precise trading methods to be used by JWH or Welton on behalf of the Fund. In addition, the markets in which performance records were achieved have been and are changing. A trading method that was successful in a particular set of market conditions might not be successful in other market conditions. The performance of particular accounts managed by JWH or Welton may vary also from the performance of other accounts managed by JWH or Welton due to such factors, among others, as account size, brokerage commissions and advisory fees payable by an account, degree of diversification, the particular commodity interests traded, and the times when accounts began trading, as well as the period during which accounts are active, leverage employed, the amount of interest income earned by an account (which will depend on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills), the timing of orders to open or close positions and trading instructions/restrictions of the client.

    PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE AND NO REPRESENTATION IS, OR COULD BE, MADE THAT AN ACCOUNT IS LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN IN THE FOLLOWING PERFORMANCE TABLES.

    INVESTORS SHOULD NOTE THAT THE PERFORMANCE TABLES PRESENTED FOR JWH OR WELTON ARE COMPOSITE OF INDIVIDUAL ACCOUNTS WHICH VARY AS TO SIZE, TRADING LEVERAGE, FEES AND TRADING OBJECTIVES. THESE ACCOUNTS ARE NEGOTIATED ON A CLIENT BY CLIENT BASIS AND THE TRADING FEES AND LEVERAGE AS WELL AS ACCOUNT SIZE FOR EACH INDIVIDUAL ACCOUNT MAY BE MORE OR LESS THAN THAT OF THE FUND. CONSEQUENTLY, THE FOLLOWING PERFORMANCE TABLES MAY NOT PRESENT AS MEANINGFUL INFORMATION TO INVESTORS AS THE ACTUAL PERFORMANCE RECORD FOR THE FUND AND INVESTORS ARE URGED TO REVIEW CAREFULLY THE PERFORMANCE HISTORY OF THE FUND BEGINNING ON PAGE 67 OF THE PROSPECTUS. PAST RESULTS ARE NOT INDICATIVE OF FUTURE PERFORMANCE.

                                      JWH
                         FINANCIAL AND METALS PORTFOLIO
                               FINANCIAL PROGRAM

                  GLOBAL INTEREST
COMPOSITION:                RATES  FOREIGN EXCHANGE
                     GLOBAL STOCK
                          INDICES  PRECIOUS METALS

    JWH'S most widely recognized program, the Financial and Metal Portfolio, attempts to deliver attractive risk-adjusted returns in global financial and precious metals markets. Currency positions are held both as outrights--trading positions taken in foreign currencies versus the U.S. dollar--and cross-rates-- trading foreign currencies against each other--in the interbank market and occasionally futures exchanges. This program is designed to identify and capitalize on intermediate and long-term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidated open positions. This program began trading client capital in October 1984.

                         JOHN W. HENRY & COMPANY, INC.
                         FINANCIAL AND METALS PORTFOLIO
                              AS OF JUNE 30, 1997
                      RATES OF RETURN: ANNUAL AND MONTHLY

                     ANNUAL        JAN        FEB        MAR        APR        MAY       JUNE       JULY        AUG       SEPT
                   -----------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
1997.............       -6.0%        4.4%      -2.2%      -0.7%      -2.9%      -8.3%       4.1%
1996.............       29.7%        6.0%      -5.5%       0.7%       2.3%      -1.7%       2.2%      -1.1%      -0.8%       3.2%
1995.............       38.5%       -3.8%      15.7%      15.3%       6.1%       1.2%      -1.7%      -2.3%       2.1%      -2.1%
1994.............       -5.3%       -2.9%      -0.6%       7.2%       0.9%       1.3%       4.5%      -6.1%      -4.1%       1.5%
1993.............       46.8%        3.3%      13.9%      -0.3%       9.3%       3.3%       0.1%       9.7%      -0.8%       0.2%
1992.............      -10.9%      -18.0%     -13.5%       3.0%     -12.2%      -5.7%      21.9%      25.5%      10.2%      -5.2%

                      OCT        NOV        DEC
                   ---------  ---------  ---------
1997.............
1996.............      14.3%      10.9%      -2.6%
1995.............       0.3%       2.6%       1.7%
1994.............       1.7%      -4.4%      -3.5%
1993.............      -1.1%      -0.3%       2.9%
1992.............      -4.5%      -0.8%      -2.6%

                         FINANCIAL AND METALS PORTFOLIO
                           CAPSULE PERFORMANCE RECORD
                JWH BEGAN TRADING CLIENT CAPITAL IN OCTOBER 1982

                                                                                 FINANCIAL AND METALS PORTFOLIO
                                                                                ---------------------------------
JWH began trading client capital in program...................................            October 1984
Open Accounts.................................................................            36 profitable
                                                                                         1 unprofitable
Closed Accounts...............................................................           288 profitable
                                                                                         37 unprofitable
Assets Excluding Notional Funds Under Management..............................            $1.9 billion
Assets Excluding Notional Funds Under Management in the Program...............            $1.1 billion
Largest Monthly Drawdown for an Individual Account............................               -27.7%
                                                                                             (1/92)
Largest Peak-to-Valley Draw-down for an Individual Account....................               -58.8%
                                                                                          (1/92 - 5/92)
1997 Rate of Return (6 mos)...................................................                -6.0%
Annual Rates of Return:1996...................................................                29.7%
                      1995....................................................                38.5%
                      1994....................................................                -5.3%
                      1993....................................................                46.8%
                      1992....................................................               -10.9%

                      NOTES ON PERFORMANCE RECORDS OF JWH

    An investor should note that the composite capsule performance presentation includes individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

    For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points of less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i)-(iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could produce misleading composite performance results after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis that the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

    During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased leverage in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs. In general, before 1993, JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed in the "A Disciplined Investment Process" section on page 103 have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. Additionally, the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH), may have an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.

    The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records are not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. JWH has decreased leverage in certain markets and entire programs on several occasions over the last five years. These actions have reduced the volatility of certain programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

    Prior to December 1991, JWH's capsule performance records are presented on a cash basis except as otherwise stated in the footnotes to the records. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented. Beginning with the change to the accrual basis of accounting for incentive fees in December 1991, the net effect to monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio Composite Capsule Performance Record, in January 1993 for the International Currency and Bond Portfolio Composite Capsule Performance Record and in July 1996 for the Worldwide Bond Program and Dollar Program.

    Due to the commencement of trading in July 1996 by a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have had an impact on actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material, i.e., greater that 10%, impact on the rate of return that would otherwise have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

    The following notes are an integral part of the capsule performance records.

                NOTES TO THE JWH FINANCIAL AND METALS PORTFOLIO
                          CAPSULE PERFORMANCE RECORDS

    Number of open accounts is the number of accounts directed by JWH pursuant to the investment program shown as of June 30, 1997.

    Assets under management in a program is the aggregate amount of total equity, excluding "notional" equity under management, unless otherwise noted, of JWH in the investment program shown as of June 30, 1997.

    Largest monthly drawdown within the past five years is the largest monthly loss experienced by any single account in the investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Largest monthly drawdown information includes the month and year of such drawdown.

    Largest peak-to-valley drawdown is the largest percentage decline by any single account in the investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account.

    Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

    Monthly Rates of Return are calculated by dividing net performance by the sum of the beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month, even if, in fact, they occurred later.

Beginning in December 1991, if additions and withdrawals are material to the program's performance, they are time weighted. If time weighting is materially misleading, then the only accounts traded method is utilized.

    In May 1991, one proprietary account and in March 1992 a second proprietary account began trading in the Financial and Metals Portfolio. Both accounts are included in the performance information from their inception until August, 1995. The maximum percentage of proprietary funds during this time frame was less than 0.5% and had no material impact on the rate of return.

    In May 1992, 35 percent of the assets in the Financial and Metals Portfolio was deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of the return in JWH's performance records. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Capsule Performance Record was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio Composite Performance Record, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

    Additionally, the Financial and Metals Portfolio Capsule Composite Performance Record includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio Composite Capsule Performance Record.

                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO
                              AS OF JUNE 30, 1997

    February,  Date advisor began trading client accounts
         1989
  April, 1992  Date advisor began trading client funds pursuant to the trading program

  $59,866,289  Total assets under management by the advisor representing actual funds
  $78,325,114  Total assets under management by the advisor representing nominal funds

  $45,522,688  Total assets under management pursuant to the trading program representing actual funds
  $63,771,803  Total assets under management pursuant to the trading program representing nominal funds

    (-15.94)%  Largest single monthly "draw-down" for the trading program(1)
February 1996  Date of largest single monthly "draw-down" for the trading program
    (-25.96)%  Largest "peak-to-valley draw-down" for the trading program(2)
 January 1996  Duration of largest "peak-to-valley draw-down" for the trading program
  August 1996

           20  Number of accounts directed by the advisor pursuant to the trading program
           17  Number of accounts closed at a profit for the trading program
           16  Number of accounts closed at a loss for the trading program

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           RATES OF RETURN(3) FOR THE
                             DIVERSIFIED PORTFOLIO
                             THROUGH JUNE 30, 1997

MONTH                            1997 TO DATE     1996        1995        1994        1993        1992
-------------------------------  ------------  ----------  ----------  ----------  ----------  ----------
January........................         2.42%        5.94%      (3.94)%      (4.74)%      (0.12)%
February.......................         6.21%      (15.94)%       8.90%      (6.67)%      15.85%
March..........................        (1.57)%      (1.86)%      10.11%       0.69%      (0.09)%
April..........................         0.28%        4.66%       3.57%      (5.32)%       7.04%      (0.48)%
May............................         3.78%       (7.71)%      11.71%       5.77%      (6.61)%      (7.47)%
June...........................         6.10%       (1.72)%      (1.38)%       5.72%      (1.89)%       9.32%
July...........................                     (2.83)%      (2.57)%      (4.04)%      11.40%      12.72%
August.........................                     (2.70)%      (1.25)%      (6.40)%      (4.45)%      (1.77)%
September......................                      7.48%       1.55%       3.18%       0.66%      (6.89)%
October........................                     13.16%      (7.39)%       0.48%       4.90%      (0.86)%
November.......................                      9.97%       4.77%      14.60%       5.05%      (2.10)%
December.......................                      2.15%       9.44%       1.23%      10.48%      (4.98)%

Year-to-Date...................        18.23%        7.17%      36.35%       2.38%      47.90%      (4.28)%

       THE NOTES BELOW ARE AN INTEGRAL PART OF THIS PERFORMANCE CAPSULE.

(1) "Draw-down" means losses experienced by the trading program over a specified period. "Largest Single Monthly Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month exclusive of additions and withdrawals.

(2) "Largest Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program exclusive of additions and withdrawals.

(3) "Rates of Return" presented in the composite performance capsules are calculated based on the "Fully-Funded Subset" method as prescribed by the CFTC. These rates of return are derived by dividing the sum of the net performance, i.e. the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based BNAVs for the Fully-Funded Subset. Monthly returns are then compounded to arrive at the year-to-date rate of return.

                              DESCRIPTION OF UNITS

    A purchaser of Units of the Fund will be a Limited Partner of the Fund. Units will be fully paid and nonassessable when purchased and paid for pursuant to this offering. Capital contributions of Limited Partners are subject to the risks of the Fund's business. See "RISK FACTORS." However, a Limited Partner will not be personally liable for any debts, losses or obligations of the Fund beyond the amount of his or her capital contribution and profits attributable to it, if any. Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of distribution, after giving effect to the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. A Limited Partner who receives a distribution in violation of this law and who knew at the time of the distribution that the distribution violated the law will be liable to the Fund for three years for the amount of the distribution. A Limited Partner who receives a distribution and who did not know at the time of the distribution that the distribution violated applicable law will not be liable for the amount of the distribution. Limited Partners will not participate in the management of the Fund as a consequence of its organization in the form of a limited partnership and the desirability of maintaining limited liability for the Limited Partners. Limited Partners may have the opportunity to vote on certain significant matters affecting the organization, operation or continuation of the Fund (see Exhibit A--Amended and Restated Limited Partnership Agreement). Limited Partners will be provided with periodic reports and statements by the Fund, as required by applicable CFTC regulations.

    The General Partners determined that it was in the best interests of the Fund that outstanding Units be split on a 3-for-1 basis as of the close of business on February 28, 1995, and that the Net Asset Value per Unit be adjusted accordingly. The Fund's records, and subsequent communications with Limited Partners, reflect the fact that Limited Partners holding Units before that date thereafter hold three Units for each previously outstanding Unit continuing to be held by Limited Partners. Such Limited Partners' allocations and voting participation were not altered on a PRO RATA basis.

    Because of the significant appreciation that has occurred in the Net Asset Value of Units since their initial issuance, the General Partners believe that the 3:1 split of Units will also enable Limited Partners to adjust the amounts of any redemptions they wish to make more accurately in relation to the level of Net Asset Value per Unit.

                              PLAN OF DISTRIBUTION

    The offering of Units will be made by the Fund through American Express Financial Advisors Inc. on a best efforts basis without any firm underwriting commitment. The offering of Units will be made pursuant to a Selling Agreement (the "SELLING AGREEMENT") among the Fund, the Selling Agent and the General Partners. The Fund will pay the Selling Agent the Sales Charge for each Unit sold to an investor other than an Affiliated Purchaser. Purchasers of Units who are Affiliated Purchasers will pay no Sales Charge in connection with their purchase. The General Partners will receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to an investor.

    American Express Financial Advisors Inc., a Delaware corporation organized in 1894, is a wholly-owned subsidiary of American Express Financial Corporation. American Express Financial Corporation is a wholly-owned subsidiary of American Express Company. American Express Financial Advisors Inc. is registered as a broker-dealer and investment adviser with the SEC, and is a member of the National Association of Securities Dealers, Inc. American Express Financial Advisors Inc. does business as a broker-dealer in 51 jurisdictions. As of March 31, 1997, American Express Financial Advisors Inc. had 8,559 employees and in addition maintained a nationwide financial planning force of 8,426 persons. American Express Financial Advisors Inc. was named and did business as IDS Financial Services Inc. until January 1, 1995. IDS Futures Corporation, a Minnesota corporation organized in December of 1986, is a wholly-owned subsidiary of IDS Management Corporation, a Minnesota corporation organized in December 1986. IDS Management Corporation is a wholly-owned subsidiary of American Express Financial Corporation, which was named IDS Financial Corporation until January 1, 1995. Other subsidiaries of IDS Management Corporation are engaged in the organization and management of limited partnerships investing in assets other than commodity interests. American Express Financial Advisors Inc. and its affiliates are engaged in providing a variety of financial products and services to individuals, businesses and institutions. These products and services include life insurance and annuities, face amount certificates, mutual funds, client paid financial planning services, investment advisory services, limited partnership interests and brokerage services. During the ordinary course of its business, American Express Financial Advisors Inc. is engaged in civil litigation and subject to administrative proceedings, which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Fund. Neither American Express Financial Advisors Inc. nor any of its principals have been the subject of any material administrative, civil or criminal action pending, completed or on appeal within the five years preceding the date of this Prospectus.

    During the Offering Period, the minimum subscription (including subscriptions for certain retirement plans) is $1,000; any greater subscription amount must be in increments of $100. Purchasers must subscribe for at least the minimum purchase amount. Subscription checks must be made out to First Trust National Association, St. Paul, Minnesota, as Escrow Agent for IDS Managed Futures, L.P. All subscription checks will be forwarded by the Selling Agent to the Escrow Agent by noon of the next business day after receipt of such subscriptions.

    The Units are being sold by the Fund when, as and if subscriptions therefor are accepted by the General Partners, subject to the satisfaction of certain conditions set forth in the Selling Agreement. In the Selling Agreement, the Fund and the General Partners have agreed to indemnify the Selling Agent against certain liabilities incurred in connection with the issuance and sale of the Units. Under the Securities Act of 1933, as amended, such indemnification may be contrary to public policy and, therefore, unenforceable.

THE OFFERING PERIOD

    The Units will be offered until July 31, 1999, unless all of the Units are sold prior to that date or the General Partners decide to extend the Current Offering beyond such date. Any such determination will be based upon the number of Units unsold at that time. Units will continue to be offered to Affiliated Purchasers at a price per Unit equal to Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Offering Expense Charge on a per Unit basis. Units will be offered to non-Affiliated Purchasers at a price per Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amounts of the Sales Charge and the Offering Expense Charge on a per Unit basis. Purchasers are likely to receive fractional Units. Subscriptions for Units which are received after the tenth calendar day of a calendar month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscribers will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. See "FREE LOOK ALTERNATIVE." Additional Limited Partners will be admitted to the Fund on the last business day of each full calendar month during the Offering Period, if such proceeds were received by the tenth calendar day of that month. All subscription funds will be held in escrow in interest-bearing instruments by First Trust National Association, St. Paul, Minnesota, as Escrow Agent, until such subscriptions have been accepted by the General Partners. All Funds held in the escrow account will earn interest during that time. Subscribers will receive interest on funds deposited with the Escrow Agent within 30 days after the date on which they are admitted to the Fund, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not the subscriber. The Selling Agent shall receive from the proceeds of the offering the Sales Charge for each Unit sold to investors other than Affiliated Purchasers. The General Partners shall receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to investors.

FREE LOOK ALTERNATIVE

    CFTC Rule 4.26(b) requires that, in connection with soliciting investors for the Fund, the General Partners must attach to this Disclosure Document copies of the Fund's most recent Account Statement. However, the General Partners requested, and were granted, an exemption from this rule by the CFTC in return for providing investors with a "Free-Look Alternative."

    Under the Free-Look Alternative, prospective investors will sign the appropriate subscription documents and will forward these documents along with their subscription check to the home office of the Selling Agent. The Selling Agent will then send by mail a confirmation of the subscription and a copy of the Fund's most recent Account Statement to the prospective investor on the next business day. The mailing of the confirmation and the Account Statement by the Selling Agent marks the beginning of the "Free-Look" period.

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
    The Free-Look period is 16 days. During this time, prospective investors will have the opportunity to review the Fund's most recent Account Statement and to determine whether they wish their subscription to be retained by the Fund. Prospective investors may rescind their subscriptions during the Free-Look period for any reason.

    Prospective investors may notify the Selling Agent of their decision to withdraw their subscriptions from the Fund either by mail or by telephone pursuant to instructions received from the Selling Agent in the confirmation.

    The Selling Agent must receive the subscription by the tenth calendar day of the month in order for the General Partner to accept the subscription as of the close of business on the last day of the month. Subscriptions received after the tenth calendar day of the month will be eligible for acceptance by the General Partner on the last business day of the following month.

THE REPRESENTATION AGREEMENTS

    The Fund, the Selling Agent, the General Partners, the Clearing Broker and the Original Trading Advisors have entered into a Representation Agreement dated June 26, 1995 concerning the Registration Statement and Prospectus. The Fund, the Selling Agent, the General Partners, the Clearing Broker and Welton will enter into a Representation Agreement concerning the Registration Statement and Prospectus. In these agreements, the various parties set forth their various duties and obligations to one another with respect to the Fund's Registration Statement filed with the SEC and the Prospectus. The Representation Agreement consists generally of representations between and among the parties related to the accuracy and completeness of statements contained in the Registration Statement and Prospectus concerning them, the parties' respective authority to enter into the Representation Agreements and to perform their obligations under that agreement and any other agreements concerning the Fund to which they are parties, their legal organization, and their possession of necessary licenses or registrations. The Representation Agreements also establish the ongoing obligations of the parties with respect to any necessary modification of the Registration Statement and the Prospectus during the course of the offering of Units. In addition, the Representation Agreements specify the obligations of the parties to deliver and exchange certain certificates at the monthly closings of the offering. In the Representation Agreements, there are also certain indemnification provisions. The Trading Advisors agree to indemnify and hold harmless the other parties and their controlling persons and employees against losses or damages incurred by any of them due to (i) a misrepresentation, alleged misrepresentation, breach of warranty, covenant or agreement (or alleged breach thereof) of the Trading Advisors in the Representation Agreements, or
(ii) an untrue statement or alleged untrue statement of a material fact in the Registration Statement or Prospectus or an omission or alleged omission of a material fact required to be included in the Registration Statement or the Prospectus or necessary to make the statements therein not misleading, to the extent that such an untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with information furnished by a Trading Advisor related to that Trading Advisor. In a similar manner, each General Partner agrees to indemnify and hold harmless the Trading Advisors and the Clearing Broker and their controlling persons and employees against losses or damages incurred by any of them due to (i) a misrepresentation, alleged misrepresentation, breach of warranty, covenant or agreement (or alleged breach thereof) of the Fund or that General Partner in the Representation Agreements, or (ii) an untrue statement or alleged untrue statement of a material fact in the Registration Statement or Prospectus or an omission or alleged omission of a material fact required to be included in the Registration Statement or the Prospectus or necessary to make the statements therein not misleading except to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by the Clearing Broker or the Trading Advisors. Unlike other agreements to which the Fund is a party and which provide the specific terms upon which the Fund will receive brokerage, advisory or selling agent services, the Representation Agreements do not establish the terms upon which a service is to be rendered. Instead, in it all of the parties to the offering exchange representations and/or covenants concerning the Registration Statement and the Prospectus to the extent that such representations and/or covenants are not otherwise provided for in the specific service-related agreements concerning the Fund or the offering.

OFFERING EXPENSE CHARGE

    The General Partners have agreed to advance the expenses of the offering which include legal, auditing, accounting, marketing, filing, registration and recording fees plus printing expenses and escrow charges. All Limited Partners investing in the Fund will be charged the Offering Expense Charge of 3% of the gross per Unit price, and the General Partners shall be responsible for any expenses in excess of the Offering Expense Charge. However, if this charge exceeds the actual expenses incurred, the excess shall be retained by the General Partners.

                             SUBSCRIPTION PROCEDURE

    In order to purchase Units, an investor must (a) receive the Fund's current monthly and annual reports, (b) complete and execute a copy of the Subscription Agreement and Power of Attorney attached hereto as Exhibit C and (c) deliver or mail the Subscription Agreement and Power of Attorney and a check for the full purchase price of the Units subscribed for to American Express Financial Advisors Inc. Additional copies of the Subscription Agreement and Power of Attorney will be furnished upon request to the Selling Agent.

    Checks should be made out to First Trust National Association, as escrow agent for IDS Managed Futures, L.P. The documents and checks will be promptly forwarded through American Express Financial Advisors Inc. to the Escrow Agent by noon of the next business day after receipt of such subscriptions, with copies to the General Partners for determination of whether to accept the subscription. If the subscription is rejected, in whole or in part for any reason (which is in the sole discretion of the General Partners), the subscription funds or the rejected portion thereof will be promptly returned to the subscriber without interest. The minimum subscription (including subscriptions for Keogh, self-directed IRA plans and Employee Benefit Plans) is $1,000; any greater subscription amount to be in increments of $100. Purchasers must subscribe for at least the minimum purchase amount. Each subscriber must represent and warrant in the Subscription Agreement that, among other things, he or she can afford the risks of an investment in the Fund, including the risk of losing his or her entire investment, and that he has (a) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and a minimum annual gross income in the most recent tax year of at least $45,000 (see Subscription Requirements, attached as Exhibit B; certain states have higher suitability requirements). Subscriptions will be held in escrow by First Trust National Association, St. Paul, Minnesota until the funds so deposited are returned to prospective subscribers or are deposited with the Fund's Clearing Broker. Assets attributable to such accepted subscriptions will be deposited with the Clearing Broker on the first trading day of the month after the subscribers are admitted to the Fund. See "PLAN OF DISTRIBUTION." Any interest earned by a subscriber on subscriptions from the time of deposit with the Escrow Agent to the time the funds are released by the Escrow Agent will be distributed to the subscriber within 30 days after the date on which the subscriber is admitted to the Fund as a Limited Partner, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not the subscriber.

    A Limited Partner of the Fund may contribute additional capital to the Fund. The minimum subscription requirement for such investment is $100. In order to subscribe for additional Units an investor must complete the Subscription Agreement and Power of Attorney (Exhibit C) and deliver or mail it with a check for the full purchase price of additional Units to the Selling Agent. Checks should be made payable to First Trust National Association, as escrow agent for IDS Managed Futures, L.P.

    UNITS MAY NOT BE PURCHASED BY ERISA-COVERED PLANS IF THE GENERAL PARTNERS, SELLING AGENT OR THEIR AFFILIATES (A) HAVE INVESTMENT DISCRETION WITH RESPECT TO THAT PORTION OF THE ASSETS OF THE PLAN TO BE INVESTED IN UNITS OR (B) REGULARLY GIVE INDIVIDUALIZED INVESTMENT ADVICE WHICH SERVES AS A PRIMARY BASIS FOR THE INVESTMENT DECISIONS MADE WITH RESPECT TO SUCH ASSETS. THIS PROHIBITION IS DESIGNED TO PREVENT POTENTIAL VIOLATIONS OF CERTAIN PROVISIONS OF ERISA.

    All subscription documents from a potential investor must be received by American Express Financial Advisors Inc. by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. American Express Financial Advisors Inc. will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The investor will then have sixteen days from the date of the confirmation from American Express Financial Advisors Inc. to determine and confirm to American Express Financial Advisors Inc. whether he or she

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
wishes his or her subscription to be retained by the Fund. The potential investor must notify American Express Financial Advisors Inc. by mail or telephone (pursuant to instructions in the notice from American Express Financial Advisors Inc.) of his or her decision not to invest. No further action is required in response to the notification from American Express Financial Advisors Inc. if the investor elects to subscribe. The investor's negative response must be received by American Express Financial Advisors Inc. not later than sixteen days from the date of the confirmation from American Express Financial Advisors Inc. Investors electing to withdraw their subscription pursuant to the above alternative will receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during this review period. All subscriptions are subject to acceptance by the General Partner. See "PLAN OF DISTRIBUTION--FREE LOOK ALTERNATIVE."

                                  REDEMPTIONS

    No redemptions are permitted by a subscriber during the first six months after he or she has been admitted to the Fund. Thereafter, a Limited Partner may cause any or all of his or her Units to be redeemed by the Fund effective as of the last trading day of any month of the Fund based on the Net Asset Value per Unit (as defined under "CHARGES TO THE FUND--CERTAIN DEFINITIONS") on ten days written notice to the General Partners. Requests for redemption (Exhibit D) should be sent to American Express Financial Advisors Inc., c/o Unit 580, P.O. Box 534, Minneapolis, Minnesota 55440 at least 10 business days prior to the last trading day of the month in order for the effective date of redemption to be the last trading day of the month in which a Request for Redemption is made. In the event that a Request for Redemption is received later than 10 business days prior to the last trading day of a month, the General Partners will hold such Redemption Request until the next month. Such Redemption Requests will have an effective date of redemption of the last trading day of the subsequent month. The General Partners may declare additional redemption dates upon notice to the Limited Partners.

    All requests for redemption in proper form will be honored and payment will be made within 10 business days of the effective date of redemption, except as described below. The profits and losses of the Fund shall be allocated to the partners in proportion to their respective Units and to their respective dates of redemption. The Fund's commodity positions will be liquidated to the extent necessary to effect redemptions. The right to obtain redemption is contingent on receipt by the General Partners of a Request for Redemption in the form attached hereto as Exhibit D (or any other form approved by the General Partners) ten days prior to the last trading day of the month in which redemption is requested. It is also contingent upon the Fund having property sufficient to discharge its liabilities (contingent or otherwise) on the effective date of redemption. The request for redemption must specify either the number of Units to be redeemed or the dollar amount of the requested redemption. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his or her entire interest in the Fund. Under special circumstances, including but not limited to inability to liquidate commodity positions or default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to partners requesting redemption of Units of the proportionate part of net assets represented by the sums which are the subject of such default or delay. See "RISK FACTORS--LIMITED ABILITY TO LIQUIDATE INVESTMENT IN UNITS."

    Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. A Limited Partner who receives a distribution in violation of this law and who knew at the time of the distribution that the distribution violated the law will be liable to the Fund for three years for the amount of the distribution. A Limited Partner who receives such a distribution and who did not know at the time of the distribution that the distribution violated applicable law will not be liable for the amount of the distribution.

    If the Net Asset Value per Unit decreases, after the 3-for-1 split, below $150 at the close of business on any trading day (after adding back any distributions from the Fund to the Limited Partners), the Fund will attempt to close out all open positions as expeditiously as possible and suspend trading. No assurance can be or is given that the Fund will be able to close out all open positions without incurring substantial additional losses. Unless the General Partners then elect to withdraw, a special redemption date will be declared. The rights of a Limited Partner to redeem Units held by him on a special redemption date are described in detail under "TRADING POLICIES" and in the Fund's Amended and Restated Limited Partnership Agreement. In general, Limited Partners who elect to redeem Units on such a special redemption date will receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on such special redemption date. If after a special redemption date the Fund's Net Asset Value is at least $500,000 the Fund will resume trading unless the General Partners then elect to withdraw.

    The federal income tax aspects of redemptions are described under "FEDERAL INCOME TAX CONSIDERATIONS--RECOGNITION OF GAIN ON REDEMPTIONS, DISTRIBUTIONS AND SALE OF UNITS."

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

    The rights and duties of the General Partners and the Limited Partners are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Amended and Restated Limited Partnership Agreement (the "AGREEMENT") which is attached hereto as Exhibit A. Certain features of this Agreement are explained below, but reference should be made to the Agreement for complete details of its terms and conditions.

NATURE OF THE FUND

    The Fund was organized on December 16, 1986, pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware. Interests in the Fund, other than the general partnership interests of the General Partners, are Units of Limited Partnership Interest, which when purchased and paid for pursuant to this offering will be fully paid and nonassessable. A Limited Partner's capital contribution is subject to the risks of the Fund's business. However, a Limited Partner will not be personally liable for any debts or losses of the Fund beyond the amount of his or her capital contribution and profits attributable thereto (if any). Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. The General Partners will be liable for all obligations of the Fund to the extent that assets of the Fund and amounts which may be claimed against Limited Partners, as described above, are insufficient to discharge such obligations. After the commencement of commodity trading, no interest will be paid by the Fund on any capital contribution. The Agreement provides that the death of a Limited Partner will not terminate or dissolve the Fund and that the legal representatives of such Limited Partner have no right to withdraw or demand an accounting of the value of his or her interest except by redemption of Units. In addition, each Limited Partner waives on behalf of himself and his or her estate the filing of any inventory, audit, accounting or appraisal of the Fund's assets.

MANAGEMENT OF THE FUND

    Under the Agreement, the General Partners shall have the exclusive management and control of all aspects of the business of the Fund. Management responsibility must be vested solely in the General Partners in order to limit the liability of the Limited Partners. If by the exercise of the voting rights under the Agreement (see "AMENDMENTS AND MEETINGS" below) Limited Partners participate in the management of the Fund's affairs, such Limited Partners may lose their limited liability for the obligations of the Fund. In the course of their management the General Partners may, in their discretion, retain such persons, including affiliates of the General Partners, as they deem necessary for the efficient operation of

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
the Fund, except that no affiliate of the General Partners may act as a commodity trading advisor to the Fund. The Fund shall not enter into any contract with the General Partners, any of their affiliates or any commodity trading advisor which has a term of more than one year and which does not provide that it may be cancelled by the Fund without penalty upon 60 days notice. Limited Partners holding more than 50% of the then outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including Units held by the General Partners or their corporate affiliates), however, (i) may terminate any agreement with an affiliate of either General Partner on 60 days notice without penalty, (ii) may remove the General Partners and elect successors and (iii) may terminate the Fund. For a description of the obligations imposed upon the General Partners with respect to maintaining a minimum net worth and a minimum investment in the Fund, see "THE GENERAL PARTNERS."

    The Agreement requires the General Partners to retain commodity trading advisors not affiliated with the General Partners and delegate the management of the Fund's commodity accounts to such advisors. Pursuant to the Agreement, only JWH and Sabre have had responsibility to manage the Fund's commodity accounts since the Fund's inception until July 8, 1997, the effective date of the addition of Welton as a Trading Advisor. The Agreement prohibits any person who shares or participates in commodity brokerage commissions paid by the Fund from receiving, directly or indirectly, any management or incentive fees for trading advice or trading management. The Agreement also prohibits any broker retained by the Fund from paying, directly or indirectly, rebates or give-ups to any commodity trading advisor of the Fund or the General Partners. In the event the General Partners shall, in their sole discretion, determine that any trading instructions issued by a Trading Advisor violate the Fund's established trading policies (see "TRADING POLICIES"), then the General Partners may negate such trading instructions. The General Partners have the right to terminate the contract with a Trading Advisor for cause or upon a determination that such termination is necessary for the protection of the Fund upon written notice to the Trading Advisor. See "THE TRADING ADVISORS--THE ADVISORY CONTRACTS."

    The responsibilities of the General Partners include, but are not limited to, the following: determining whether the Fund will make distributions of profits to partners; administering transfers and redemptions of Units; preparing monthly and annual reports to the Limited Partners; filing reports required by the CFTC, the SEC and any other federal or state agencies; calculating the Net Asset Value and applicable management and incentive fees; executing various documents on behalf of the Fund and the Limited Partners pursuant to powers of attorney; and supervising the liquidation of the Fund if an event causing termination of the Fund occurs. The General Partners will also keep all records of the Fund's activities; the General Partners will keep copies of all subscription agreements (including suitability records) signed by Limited Partners in connection with public offerings of Units for a period of six years. To facilitate the execution of various documents by the General Partners on behalf of the Fund and the Limited Partners, the Limited Partners will appoint the General Partners their attorneys-in-fact with power of substitution by executing a copy of the Subscription Agreement and Power of Attorney which is attached hereto as Exhibit C. Such documents include, without limitation, amendments to the Agreement, the Certificate of Limited Partnership of the Fund and customer agreements with commodity brokers. All operating and administrative expenses attributable to the Fund will be paid by the Fund, and include brokerage commissions, the General Partners' administrative fees, the Trading Advisors' management and incentive fees, and other charges incidental to trading, advisory fees, legal, accounting, auditing, printing, recording and filing fees, and extraordinary expenses. See "CHARGES TO THE FUND." For a discussion of the General Partners' legal duties and obligations as fiduciaries of the Fund, see "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS."

DISTRIBUTIONS BY THE FUND

    The Agreement does not provide for regular or periodic cash distributions, but gives the General Partners sole discretion in determining what distributions, if any, the Fund will make to its partners. The

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
General Partners do not currently intend to declare such distributions, and it is possible that no distributions will be made in some years in which profits are achieved. However, a Limited Partner has the right to redeem a portion or all of his or her Units in accordance with the redemption procedures set forth under "REDEMPTIONS." Any distribution shall become a liability of the Fund for purposes of calculating Net Asset Value as of the date of its declaration. The allocation of the Fund's net profit or loss for federal income tax purposes is discussed under "FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Limited Partners." Upon liquidation of the Fund, the assets of the Fund will be distributed to each partner in the ratio that his or her capital account bears to the accounts of all partners. To date, the Fund has not made any distributions.

REDEMPTIONS

    The Agreement sets forth certain restrictive redemption provisions. No redemptions are permitted by a subscriber during the first six months after such subscriber has been admitted to the Fund. A special redemption date shall be declared by the General Partners in the event of a decline in the Net Asset Value per Unit below $125 (after adding back any distributions) at the close of business on any trading day. See "REDEMPTIONS."

ADDITIONAL PARTNERS

    The General Partners have the sole discretion to admit additional limited partners. Subsequent to this offering the Fund may offer and sell additional Units, and there is no limitation on the total number of Units which may be outstanding. Net proceeds per Unit to the Fund from any Units subsequently offered must equal at least the Fund's then current Net Asset Value per Unit.

TRANSFERS OF UNITS

    Subject to compliance with suitability requirements of the Fund, federal and state securities laws and rules of other governmental authorities, a Limited Partner may assign his or her Units upon notice to the General Partners as described in the Agreement. No assignment of Units will be effective against the Fund or the General Partners until the General Partners receive such notice. No assignee, except with the consent of the General Partners (which consent may be withheld at their sole and absolute discretion), may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of the assigning limited partner. An assignee who does not become a substituted limited partner will have none of the rights of a limited partner except the right to receive distributions and to redeem Units to the extent to which the assigning limited partner would have otherwise been entitled. Under the Delaware Revised Uniform Limited Partnership Act, an assigning limited partner remains liable to the Fund for any amounts for which he or she may be liable under such Act regardless of whether any assignee to whom he or she has assigned Units becomes a substituted limited partner. There is not now a public market for the Units and it is unlikely that one will develop in the future. The General Partners may not permit a transfer of Units if, in their judgment, such assignment may cause the Fund to be taxable as a corporation or as an association, rather than as a partnership under the Internal Revenue Code.

INDEMNIFICATION

    The Agreement provides that the General Partners and their affiliates shall not be liable to the Fund or to the Limited Partners for any loss suffered by the Fund that arises out of any action or inaction of the General Partners, if such action or inaction did not constitute negligence or misconduct of the General Partners or their affiliates and if the General Partners or their affiliates, in good faith, determined that their action or inaction was in the best interest of the Fund and within the scope of their authority. In addition, the Fund may indemnify a General Partner against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by a General Partner in connection with the Fund, PROVIDED that the expense for which indemnification is sought was not the result of negligence or misconduct by the General Partner. Notwithstanding the above, the General Partner shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. Under certain circumstances, as described in the Fund's Amended and Restated Limited Partnership Agreement, affiliates of the General Partners may also be granted indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partners, their principals or persons controlling the Fund pursuant to the foregoing provisions, the Fund has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    The Fund has also agreed to indemnify the Trading Advisors and their affiliates under certain conditions. See "THE TRADING ADVISORS--THE ADVISORY CONTRACTS."

ELECTION, REMOVAL AND WITHDRAWAL OF GENERAL PARTNERS

    The General Partners may be removed, and additional or successor general partners may be elected, by a vote of a majority of the outstanding Units (not including Units held by the General Partners or their corporate affiliates). The General Partners may not transfer or withdraw their required minimum investment in the Fund for so long as they act as General Partners of the Fund; however, a General Partner may withdraw as General Partner of the Fund upon 120 days' notice to the Limited Partners. If the Limited Partners or the remaining General Partner elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

TERMINATION OF THE FUND

    The affairs of the Fund will be wound up, its liabilities discharged, its remaining assets distributed PRO RATA to the Unit holders and the Fund liquidated as soon as practicable upon the first to occur of the following: (i) December 31, 2006; (ii) receipt by the General Partners of a notice to dissolve the Fund at a specified time by Limited Partners owning more than 50% of the Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including any Units held by the General Partners or their corporate affiliates), which notice is sent by registered mail to the General Partners not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, removal, insolvency, bankruptcy, dissolution or legal disability of the General Partners unless a new General Partner has been substituted; (iv) the insolvency or bankruptcy of the Fund; (v) a decrease in the Fund's Net Asset Value below $500,000 as of the close of business on any trading day; or (vi) the occurrence of any event which shall make it unlawful for the existence of the Fund to be continued or requiring termination of the Fund. To the extent the Fund has open commodity positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay liquidation and that further substantial losses might not be incurred. See "RISK FACTORS--COMMODITY FUTURES MARKETS MAY BE ILLIQUID." Further, if the Net Asset Value per Unit decreases below $125 at the close of business on any trading day (after adding back any distributions), after the 3-for-1 split, the Fund will close out all open positions, suspend trading and declare a special redemption date.

AMENDMENTS AND MEETINGS

    The Agreement may be amended in any respect, except to change the Fund to a general partnership, to change the liability or reduce the capital account of the General Partners or the Limited Partners, to

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extend the duration of the Fund or to modify the percentage of profits, losses or distributions to which the General Partners or the Limited Partners are entitled. Any amendment must be approved by a vote of the holders of a majority of the outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including Units held by the General Partners or their corporate affiliates), either pursuant to a written vote or at a duly called meeting of the Limited Partners. Any Limited Partner upon written request addressed to the General Partners may obtain, upon payment of the costs of reproduction and mailing, a list of the names and addresses of record of all Limited Partners and the number of Units held by each; PROVIDED, HOWEVER, that any Limited Partner requesting such list shall give written assurances that the list will not in any event be used for commercial purposes. In addition, such list will be made available at the Fund's principal office for the review of any Limited Partner or his representative at reasonable times. An amendment may be proposed or a meeting may be called by the General Partners or by the holders of at least 10% of the outstanding Units. It is not expected that the General Partners will call any annual meetings of the Limited Partners.

FISCAL YEAR

    The fiscal year of the Fund generally shall begin on January 1 of each year and end on December 31 of that year. The first fiscal year of the Fund commenced on the date the Fund's Certificate of Limited Partnership was filed, and ended on December 31, 1986.

REPORTS AND ACCOUNTING

    Books and records of the Fund required by the CFTC will be maintained at the principal offices of the Fund. Limited Partners have the right at all times during normal business hours to inspect and copy (upon payment of reasonable reproduction costs) such books and records, in person or by their authorized representative. Upon request, copies of such books and records shall be sent to any Limited Partner by mail after reasonable reproduction and distribution costs are paid by such Limited Partner. The Net Asset Value per Unit is available daily from the General Partners upon request of any Limited Partner.

    The Fund will keep its books on an accrual basis. The books of the Fund shall be audited at least annually at Fund expense by an independent public accountant to be designated by the General Partners. Each Limited Partner shall be furnished with an annual report containing audited financial statements examined by an independent public accountant and such other information as the CFTC requires. The CFTC currently requires that an annual report be provided to the Limited Partners within 90 days after the close of each fiscal year, setting forth, among other matters:

        (a) the Net Asset Value of the Fund and the Net Asset Value per Unit at the end of the fiscal year or the total value of a partner's interest in the Fund;

        (b) the total amount of (i) management, administrative and advisory fees, (ii) brokerage commissions and fees for commodity and other investment transactions during the fiscal year and (iii) all other expenses incurred or accrued by the Fund during the fiscal year;

        (c) any change in the Fund's commodity trading advisors or any material change in the management of the Fund's commodity trading advisors;

        (d) any other material business dealings between the Fund, the General Partners, its commodity trading advisors, its commodity brokers or any principal of any of the foregoing;

        (e) the actual performance of the Fund during prescribed time periods;

        (f) a statement of financial condition as of the close of the fiscal year and preceding fiscal year;

        (g) cash flow statements for the fiscal year and the previous fiscal year; and

        (h) appropriate footnote disclosures and such further material information as may be necessary to make the financial statements not misleading.

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    In addition to the annual report, CFTC rules currently require that the
General Partners furnish each Limited Partner within 30 days of the end of the month with an account statement (unaudited) covering such month, which statement shall contain generally the same type of information set forth in items (a) -
(e) above.

    Limited Partners will also be furnished with such additional information as the General Partners, in their discretion, deem appropriate, as well as any information required to be provided by any governmental authority having jurisdiction over the Fund.

    The General Partners will also furnish each Limited Partner with tax information not later than March 15 of each year in a form which may be utilized in the preparation of income tax returns.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The discussion below is necessarily general and is intended to describe the federal income tax consequences of an investment in the Fund by individuals who are citizens or residents of the U.S. The applicability or effect of matters discussed below may vary depending upon a Limited Partner's individual circumstances. Therefore, each prospective Limited Partner and any foreign, tax-exempt or corporate prospective investor must consult his own tax advisor to satisfy himself as to the federal, state, local and foreign tax consequences of an investment in the Fund.

    The following discussion of the federal income tax consequences of an investment in the Fund is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the rules and regulations promulgated thereunder, and existing court decisions. Any future legislative or regulatory changes could be retroactive with respect to transactions prior to the date of such changes and could significantly modify the statements herein.

PARTNERSHIP STATUS

    The federal income tax consequences to the Fund and its Limited Partners will depend upon whether the Fund is classified as a partnership or as an association taxable as a corporation for federal income tax purposes.

    Federal tax regulations addressing whether an entity will be taxed as a partnership or an association taxable as a corporation changed effective January 1, 1997. Prior to 1997, Chapman and Cutler had rendered its opinion to the Fund that under then existing law, assuming the Fund would be organized and operated in accordance with the provisions of the Agreement and of state law, and assuming certain representations made by the General Partners and certain factual assumptions remained true and correct, the Fund would be classified as a partnership for federal income tax purposes. Under the new regulations, the Service will not challenge this status if there was a reasonable basis for the Fund to claim it was a partnership under prior law, and the General Partners believe the Fund had such a basis for its reporting position. Commencing in 1997, the Fund will be taxed as a partnership for federal income tax purposes for 1997 and thereafter unless the Fund is required to be characterized as an association under the publicly traded partnership rules in Code Section7704 or unless the General Partners elect for the Fund to be taxed as an association taxable as a corporation. The General Partners will not make such an election.

    Code Section7704 provides that except for certain partnerships with passive-type income, publicly traded partnerships will be treated as corporations. Code Section7704 generally provides that a publicly traded partnership will not be treated as a corporation if 90% or more of the gross income of the partnership consists of certain types of income, including interest and income and gains from commodities or futures and options with respect to commodities. The General Partners expect that more than 90% of the Funds gross income will be derived from these sources so that the Fund should not be treated as a corporation even if it is a publicly traded partnership within the meaning of these provisions.

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
    If the Fund were to be classified in any given taxable year as an association taxable as a corporation, the Limited Partners would be treated for Federal income tax purposes as shareholders of a corporation. The Fund would recognize and be taxed upon its income, gain, losses, deductions, and credits at corporate tax rates, and such items would not flow through to the Limited Partners. If the Fund is classified as an association taxable as a corporation, Fund distributions would be taxable to the Limited Partners (at ordinary income tax rates to the extent of the Fund's current or accumulated earnings and profits) in the same manner that corporate dividends are generally taxed to shareholders. Accordingly, treatment of the Fund as an association taxable as a corporation would probably result in a material reduction on a Limited Partner's cash flow and after tax return.

    For purposes of the remainder of this discussion of federal income tax consequences, it has been assumed that the Fund will be classified as a partnership for federal income tax purposes.

PARTNERSHIP TAXATION

    PARTNERS, RATHER THAN FUND, SUBJECT TO FEDERAL INCOME TAX. The Fund itself will not pay any federal income tax. Instead, the Fund will report to each partner his or her distributive share of the Fund's income, gains, losses, deductions and credits. Each Limited Partner then reports on his federal income tax return such Limited Partner's share of the items of partnership income or loss for the Fund's taxable year that ends with or within the Limited Partner's taxable year. The characterization of an item of profit or loss will usually be determined at the Fund level. With certain exceptions, income tax is not imposed on or measured by cash distributions (or constructive distributions) by the Fund, but on the Fund's "taxable income." In addition, the absence of cash or constructive distributions does not, of itself, necessarily limit or affect the recognition of taxable income by the Limited Partners. See "RECOGNITION OF GAIN ON REDEMPTIONS, DISTRIBUTIONS AND SALE OF UNITS: CASH DISTRIBUTIONS" below.

    FEES AND EXPENSES. Under prior law, individual taxpayers could deduct expenses of producing income. Now, non-trade or business expenses of producing income, including investment advisory fees and other investment expenses, are to be aggregated with employee business expenses (collectively, the "INVESTMENT EXPENSES"), and the aggregate amounts of such expenses are deductible only to the extent such amounts exceed two percent of a taxpayer's adjusted gross income and satisfy any general limitations on deductibility.

    The General Partners intend to treat incentive fees, management fees and other expenses of the Fund as fully deductible expenses not subject to the two percent limitation. Such expenses would not be subject to the two percent limitation if the Fund is engaged in the trade or business of trading commodities and its expenses are directly related to its trade or business activities. Determining whether the Fund is in the trade or business of trading commodities involves legal and factual questions upon which counsel is unable to opine. Generally, relevant authorities provide that such a determination involves an analysis of trading strategies and the frequency and volume of the taxpayer's trading activity. However, these authorities do not provide any clear guidelines for determining when activities rise to the level of a trade or business. Further, this determination may depend to some extent on factors, such as future trading activity and experience, which are not known at this time. See "RISK FACTORS--(36) DEDUCTIBILITY OF PARTNERSHIP EXPENSES MAY BE LIMITED." The Service may assert that expenses of the Fund, such as incentive fees and management fees, are subject to the two percent floor.

    There can be no assurance that the Service will not attempt to reallocate Fund expenses in a manner that adversely affects the interests of the Limited Partners or recharacterize a portion or all of expenses as Investment Expenses that are subject to the two percent floor discussed above. If the Service is successful in such an attempt, Limited Partners may not be able to deduct a substantial amount of the expenses of the Fund.

    ALLOCATIONS OF FUND PROFITS AND LOSSES. For federal income tax purposes, the Fund's allocation of profits and losses to a Limited Partner will be determined by the terms of the Fund's Amended and

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
Restated Limited Partnership Agreement (see Exhibit A) unless that allocation does not have "substantial economic effect" and is not in accordance with the Limited Partner's interest in the Fund. If such an allocation does not have "substantial economic effect," then the Limited Partner's share of the Fund's profits and losses will be determined according to his or her interest in the Fund taking into consideration all relevant facts and circumstances.

    The Fund maintains an account to keep track of tax allocations to each partner as well as a capital account to keep track of each partner's interest in the Net Asset Value of the Fund. Generally, increases and decreases in the Net Asset Value of the Fund are allocated monthly to Units based on beginning of the month capital account balances, such that at the end of each month each Partner's capital account balance equals the Partner's interest in the entire Net Asset Value of the Fund. Taxable income or loss is allocated to the Partners to eliminate tax capital and book capital account differences. Special allocations are made to redeemed Units so that tax capital account balances equal both book capital account balances and amounts paid on redemption. Thus, the allocation provisions in the Fund's Amended and Restated Limited Partnership Agreement are designed to reconcile tax allocations with economic allocations. The General Partners expect that such allocations will be recognized for tax purposes. However, if the allocations provided by the Amended and Restated Limited Partnership Agreement are not recognized for federal income tax purposes, the amount of gain or loss allocated to Limited Partners for such tax purposes might be increased or decreased.

RECOGNITION OF GAIN ON REDEMPTIONS AND DISTRIBUTIONS

    In general, the Code provides that a partner's tax basis in his or her partnership interest is equal to his or her contribution, increased by the amount of taxable income and gain allocated to the partner and reduced by allocations of taxable loss and distributions to the partner. Tax basis is significant because it is the measure by which gain, income and loss are determined on distributions to partners and redemptions of interests.

    CASH DISTRIBUTIONS AND PARTIAL REDEMPTIONS. Cash received as a distribution or in redemption of less than all of the partner's interest is applied first to reduce the tax basis of a Limited Partner's Units, and any cash received in excess of such tax basis will generally be taxable as a gain from the sale of Units; e.g., capital gain. To the extent cash distributions do not exceed a Limited Partner's basis in his or her Units as adjusted for the Fund's operations for the year, the cash distributed will be treated as a return of capital resulting in no tax liability.

    COMPLETE REDEMPTIONS. A Limited Partner may realize gain or loss upon redemption for cash of all of the partner's interest in the Fund. Gain or loss will be recognized to the extent the proceeds of a complete redemption differ from such Units' basis (after allocation of income, loss and special allocations, if any, of the Fund through the month of redemption and the corresponding adjustment to basis of the redeeming partner's Units).

GAINS, LOSSES AND DEDUCTIONS

    AT-RISK RULES. A Limited Partner in the Fund can only deduct losses to the extent of the lesser of the Limited Partner's tax basis or the amount "at risk" with respect to his or her Units as of the end of the Fund's taxable year in which such loss occurs. See also "CAPITAL GAIN AND LOSS" below.

    In general, a Limited Partner will be considered to be "at risk" only with respect to the amount of the purchase price of his or her Units. A taxpayer's amount at risk is increased by any income derived from the activity, and decreased by any losses derived from the activity and any distributions from the activity. "Loss" from an activity is defined as being the excess of allowable deductions for a taxable year from that activity over the amount of income actually received or accrued by the taxpayer during such year from that activity. The amount of such loss that is disallowed in any taxable year may be carried over to the first succeeding taxable year, but may only be deducted in that year (or in years following) to the extent that the taxpayer's amount "at risk" increases in the subsequent year(s).

    FUND INCOME AND LOSSES AND THE PASSIVE LOSS RULES. The passive loss rules generally provide that certain taxpayers, including individuals, may only deduct losses from interests in passive activities to the extent of passive gains and income. In effect, passive losses may not be deducted against active income, which includes salaries, or portfolio income, which generally includes interest, dividends, and capital gains or losses on the sale of property that generates portfolio income.

    An activity of trading personal property, such as commodities and related securities, or other property of the type that is actively traded for the account of owners of interests in the activity is not a passive activity. Thus, a Limited Partner's share of income or loss of the Fund will not constitute passive income or loss.

    SYNDICATION EXPENSES. The Code provides that no deduction is allowed to a partnership or to a partner for expenses incurred to promote the sale of an interest in a partnership ("SYNDICATION EXPENSES"). Thus, to the extent the Fund pays the Sales Charge and pays the General Partners Offering Expense Charges, these expenses will not be deductible or amortizable, even though the payments of these expenses will reduce Net Asset Value of the Fund. Further, the Internal Revenue Service could take the position that brokerage commissions paid by the Fund should be characterized as non-deductible syndication expenses. If it successfully takes this position, the amount of non-deductible syndication expense could increase substantially.

    GAINS AND LOSSES ON SECTION 1256 CONTRACTS. The Code provides tax treatment for Section 1256 Contracts that differs from the tax treatment accorded other interests in property ("NON-SECTION 1256 CONTRACTS"). Section 1256 Contracts include regulated futures contracts, foreign currency contracts, nonequity options, and dealer equity options. However, not all of the forward contracts in foreign currencies traded by the Fund will necessarily be Section 1256 Contracts. See "OTHER OPTIONS AND FOREIGN CURRENCY CONTRACTS," below.

    Section 1256 Contracts held by the Fund at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year, I.E., marked to market. Generally, this will result in all realized and unrealized gains and losses on Section 1256 Contracts being recognized for federal income tax purposes. As a consequence, the Limited Partners may have tax liability for unrealized Fund profits in open positions at year-end. All gains and losses from Section 1256 Contracts will be treated as 60% long-term and 40% short-term capital gains or losses, regardless of the actual holding period of the individual contract and regardless of whether the trade constituted a "long" or "short" position. See "Taxation of Limited
Partners: CAPITAL GAIN AND LOSS," below. Each Limited Partner's distributive share of such gain or loss for a taxable year will be combined with his or her other items of capital gain or loss for such year in computing his or her federal income tax liability. Appropriate adjustment will be made to the gain or loss realized upon the Fund's ultimate disposition of Section 1256 Contracts which were previously marked to market in order to reflect the fact that unrealized gain or loss was previously reported.

    GAINS AND LOSSES ON NON-SECTION 1256 CONTRACTS. Generally, gains or losses with respect to Non-Section 1256 Contracts will be taken into account for tax purposes only when realized. Generally, such gains or losses will be short-term capital gains or losses if such contracts are held for one year or less and long-term capital gains or losses if held for more than one year.

STRADDLES

    GENERALLY. The Code contains special provisions regarding taxation of straddles. Two or more positions are treated as offsetting and therefore as a straddle if there is a substantial diminution in risk of loss from holding any position in personal property by reason of holding one or more other positions in personal property. Code Section1092(c)(3) provides a rebuttable presumption that two or more positions are offsetting in certain situations such as where the positions are marketed as offsetting positions or are in the same personal property. Any position held by the Fund could result in a Limited Partner's individually-held position (if he or she engages in trading individually) being classified as an offsetting position. In certain situations, such a classification will result in adverse tax consequences (such as the capitalization of interest under Section 263(g) of the Code) to the Limited Partner. Generally, losses with respect to straddles including Non-Section 1256 Contracts will be allowed only to the extent such losses exceed the unrecognized gains on the offsetting position at the close of the tax year. The disallowed losses are deferred until the subsequent tax year when such gains are recognized or there is no unrecognized gain. The rules governing gains and losses on straddles are technical and highly complex. Limited Partners should consult their tax advisors to determine how these rules affect them.

    MIXED STRADDLES. Temporary regulations apply the wash sale and short sale rules of the Code to straddles which cause substantially all gains and losses from Non-Section 1256 Contracts that are part of a straddle to be treated as short-term capital gains and losses (except as described below). Where the positions of a straddle are comprised of both Section 1256 Contracts and Non-Section 1256 Contracts, the Fund will be subject to the "mixed straddle" rules. The appropriate tax treatment of any gains or losses from trading in mixed straddles will depend on elections which may be made from time to time by the General Partners.

    First, the Fund may elect to treat the Section 1256 Contract as a Non-Section 1256 Contract, and the mixed straddle would be subject to the rules governing straddles comprised solely of Non-Section 1256 Contracts. Second, the Fund may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the gain or loss attributable to the offsetting positions. Third, the Fund may place the positions in a "mixed straddle account" which is marked to market daily. Under this alternative, gain or loss for positions in the "mixed straddle account" will be recognized daily. Fourth, if the Fund does not make any of the aforementioned elections, the loss on all such positions will be treated as 60% long-term and 40% short-term, while any gain would be treated as 60% long-term and 40% short-term or all short-term depending upon whether the net gain was attributable to Section 1256 Contracts or Non-Section 1256 Contracts, respectively.

    IDENTIFIED STRADDLES. Any loss incurred by the Fund with respect to an "identified straddle" involving Non-Section 1256 Contracts is treated as sustained not earlier than the day on which the Fund disposes of all positions comprising the identified straddle. Such loss is not deferred even though the Fund continues to hold other positions that offset the loss portion of the identified straddle. An "identified straddle" (for these purposes, as opposed to those described in the subparagraph concerning mixed straddles, immediately above) is one which was clearly identified as such on the Fund's records on the day on which the straddle was acquired, which is not part of a larger straddle and in which all of the original positions were acquired on the same day and were either disposed of on the same day during the taxable year or remained intact as of the close of the taxable year.

    OTHER OPTIONS AND FOREIGN CURRENCY CONTRACTS. Generally, foreign currency gain or loss realized on certain transactions denominated in foreign currencies, including transactions involving debt instruments and forwards, futures, options and similar instruments ("SECTION 988 TRANSACTIONS") is treated as ordinary income or loss for federal income tax purposes. Special rules apply to a "qualified fund," which is a partnership that has properly elected to be treated as a qualified fund and that satisfies certain ownership, activity and income requirements. The General Partners filed an election for the Fund to be treated as a qualified fund for 1992 and thereafter, and they believe the Fund will satisfy the other requirements for being a qualified fund. All gain or loss on positions held by a qualified fund that would be marked to market under Section 1256 if held at year end is capital gain or loss. See "CAPITAL GAIN OR LOSS" below. Bank forward contracts, foreign currency futures contracts traded on a foreign exchange, or to the extent provided in regulations any similar instruments, which are not otherwise Section 1256 Contracts must be treated by qualified funds and their partners as Section 1256 Contracts. Also, a qualified fund must mark to market such currency contracts and treat gain or loss on such currency contracts as short-term capital gain or loss.

    In addition, foreign currency gain or loss realized with respect to certain foreign currency "hedging" transactions will be treated as ordinary income or loss, regardless of whether they would otherwise be marked to market, to the extent provided in the Treasury Regulations.

    Each partner should discuss Code Section988 with his or her tax advisor and decide what elections, if any, should be made by the partner based on his or her individual facts and circumstances.

    CAPITAL GAIN AND LOSS. Under current law, gain or loss recognized in connection with a cash distribution or sale or redemption of Units generally will be treated as capital gain or loss if the holder of such Units is not a dealer in Units. If such Units are held for more than one year, gain or loss recognized will generally be long-term capital gain or loss. Otherwise, such gain or loss will generally be short-term gain or loss. Long-term capital gains are currently taxed at a maximum rate of 28% for individuals and 35% for corporations.

    The excess of capital losses over capital gains is deductible by an individual against ordinary income on a 1-for-1 basis, subject to an annual limitation of $3,000. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward and treated as capital losses incurred in future years. Because of the limitations imposed upon the deductibility of capital losses, a Limited Partner's share of the Fund's net capital losses, including short-term capital losses, if any, will not materially reduce the federal income tax on his or her ordinary income.

    The net loss from Section 1256 Contracts will be treated as 60% long-term capital loss and 40% short-term capital loss. Any net losses from Section 1256 Contracts can be carried back by an individual taxpayer for three years, if he or she so elects, and applied against gains from Section 1256 Contracts in those years, but not against other income. To the extent that such losses are not depleted by a carryback, they can be carried forward under existing capital loss carryforward rules, but they will retain their character as 60% long-term capital loss and 40% short-term capital loss. See "OTHER OPTIONS AND FOREIGN CURRENCY CONTRACTS," above.

    CONVERSION TRANSACTIONS. The Code includes provisions that are intended to prevent the conversion into capital gain of income from a transaction in which substantially all of the taxpayer's expected return is attributable to the time value of the taxpayer's net investment in the transaction (a "CONVERSION TRANSACTION"). Gain on a conversion transaction is recharacterized as ordinary income to the extent the gain is equal to the amount of interest that would have accrued on the taxpayer's net investment in the conversion transaction, calculated at a rate equal to 120% of the applicable federal rate. The classes of transactions subject to these provisions include certain straddles, certain hedging type transactions and any other transactions specified in regulations prescribed by the Treasury. Legislative history to the conversion provisions indicates that Congress intended to cover transactions where "the taxpayer is in the economic position of a lender--he has an expectation of a return from the transaction which in substance is in the nature of interest and he undertakes no significant risks other than those typical of a lender." The General Partners do not expect that the risks assumed by the Fund will be of the kind targeted by the conversion transaction provisions, but because of the broad authority of the Treasury to issue regulations, certain transactions entered into by the Fund may be conversion transactions, in which event a portion of any gain realized in such transactions may be recharacterized as ordinary income.

    INTEREST INCOME. The Fund will realize interest income that is taxable as ordinary income. As noted above, capital losses may only be used to offset a limited amount of ordinary income. Thus, if the Fund realizes net trading losses, a Limited Partner may still be liable for tax with respect to the partner's share of the Fund's interest income and other ordinary income because he or she may only be able to reduce his or her ordinary income by a limited amount of such capital losses.

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
    INTEREST DEDUCTION LIMITATION. Restrictions on the deductibility of "investment interest" may result in the disallowance in whole or in part of a Limited Partner's share of the Fund's deduction for interest on its obligations, or deductions for interest on any obligations incurred by the Limited Partner to finance the purchase price of his or her Unit. These restrictions are applied on a partner-by-partner basis, and each investor is advised to consult with his or her tax advisor to determine whether or not his or her becoming a Limited Partner will cause the disallowance of any portion of his or her investment interest deduction. If a partner borrows money to acquire units, interest payable on such borrowing will be investment interest subject to the investment interest limitation to the extent that it is attributable to the Fund's portfolio income (within the meaning of the passive loss rules). Income of a Limited Partner from the Fund should constitute investment income for this purpose.

OTHER INFORMATION

    ALTERNATIVE MINIMUM TAX. The alternative minimum tax is the excess of the tentative minimum tax for the year over the taxpayer's regular tax for the year. The tentative minimum tax equals the product of (i) taxpayer's "alternative minimum taxable income" reduced by an exemption amount that is phased-out for higher income taxpayers, and (ii) a progressive tax rate ranging from 26% to 28% in the case of noncorporate taxpayers. Alternative minimum taxable income is generally computed by adding the amount of tax preference items to adjusted gross income and then subtracting allowable deductions. Potential investors are urged to consult their personal tax advisors regarding the effect of the alternative minimum tax on their investment in the Fund.

    TAX RETURNS AND INFORMATION. The Fund will file its information return using the accrual method of accounting. By March 15 of each year, the Fund will furnish each Limited Partner (and any assignee of a Unit of any Limited Partner) copies of (i) the Fund's Schedule K-1 indicating the Limited Partner's distributive share of tax items, and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns. The Fund's tax returns will be prepared by independent certified public accountants selected by the General Partners.

    FUND TAX ACCOUNTING.  The Fund's taxable year will be the calendar year.

FUND TAX AUDITS

    Any tax audit of the Fund likely will take place under the unified audit ("TEFRA") rules. With limited exceptions, all partnerships are subject to the TEFRA rules. The TEFRA rules generally require that the IRS make adjustments to any partnership item by means of an audit of the partnership. If adjustments are made to partnership items as a result of an audit at the partnership level, the partners usually must take the adjustments into account on their individual returns.

    The period within which the IRS can assess taxes with respect to partnership items (or affected items) for any partnership taxable year generally expires three years from the date of filing the partnership federal income tax return. This period may be extended by agreement with any partner with respect to such partner or, for all partners, by agreement with the Fund's "tax matters partner." CISI will be the Fund's tax matters partner. CISI has the authority, as tax matters partner, to enter into a settlement with the Service on behalf of, and binding upon, Limited Partners; PROVIDED that such Limited Partners do not file a statement with the Service declaring that the tax matters partner does not have authority to settle a tax controversy on the Limited Partner's behalf.

    There can be no assurance that the Fund's tax returns will not be audited by the Service, or that no adjustments to such will be required as a result of such an audit. If the Fund's tax return were audited by the Service and any items of income or loss were adjusted as a result of such audit, such adjustments might require that each Limited Partner file an amended federal (and possibly state and/or local) income tax return. In the course of such audit, all items on such Limited Partner's returns, and not merely items of Fund income or loss, could be subject to adjustment.

    If any of the Fund's tax returns is audited, then the Fund will probably incur legal and accounting expenses in seeking to sustain the Fund's position. In addition, the Limited Partners might incur personal legal and accounting expenses in connection with any amendment or audit of their returns.

FOREIGN INVESTORS

    The federal income tax consequences to a nonresident alien individual investor will depend upon whether the Fund is engaged in a U.S. trade or business for federal income tax purposes. The Fund intends to qualify for an exemption from trade or business characterization which applies to partnerships trading only commodities of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated at such places. Certain reporting requirements apply to foreign investors, and there can be no assurance that the Treasury will not impose additional reporting requirements on such Limited Partners in the future. Each prospective Limited Partner who is a nonresident alien is advised to consult with his or her personal tax advisor regarding the impact for federal income tax purposes of an investment in the Fund.

STATE AND LOCAL TAXES

    In addition to the federal income tax consequences described herein, the Fund and Limited Partners may be subject to state and local taxes. The Fund will be subject to the Illinois Personal Property Replacement Tax to the extent net income of the Fund is attributable to Illinois. Fund income which is subject to this tax will be taxed at a rate of 1.5%. To the extent income of the Fund is derived from trade or business activities (this income may include interest received by the Fund from the Clearing Broker) and is attributable to Illinois, each Limited Partner, whether or not a resident of Illinois, is required annually to file an Illinois income tax return and pay Illinois income tax at the rate of 3.0% of his or her share of such income. To date the General Partners have treated all income of the Fund as being attributable to, and taxable by, Illinois. However, the General Partners can not determine at this time what portion, if any, of future Fund income will be attributable to Illinois because this determination is dependent upon factual issues which cannot be predicted with any level of certainty. A Limited Partner who is not an Illinois resident may be required to include his or her share of Fund income in determining his or her taxable income in the jurisdiction in which he or she is a resident. Additionally, other states or jurisdictions in which the Fund conducts business may require a Limited Partner to file tax returns and may impose a tax on his or her share of Fund income derived from activities in such other states or localities. Taxable income for state and local purposes may differ from federal taxable income, and a Limited Partner may be liable for state or local tax even though he or she has no federal income tax liability attributable to his or her investment in the Fund. To the extent a nonresident Limited Partner pays tax to Illinois or another jurisdiction due to the Fund's conduct of business there, he or she may be entitled to a deduction or credit against taxes owed to his state of residence with respect to the same income.

    Since Limited Partners may be affected in different ways by state and local law, each prospective Limited Partner is advised to consult his or her personal tax advisor regarding the state and local taxes payable in connection with an investment in the Fund

    THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF INVESTMENT IN THE FUND MAY NOT BE IDENTICAL FOR ALL PURCHASERS. THIS ANALYSIS PRIMARILY REVIEWS THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND FOR INDIVIDUALS WHO ARE U.S. CITIZENS AND WHO HOLD UNITS AS A CAPITAL ASSET. EACH PROSPECTIVE PURCHASER OF UNITS IS ENCOURAGED TO CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OR HER OWN TAX SITUATION UNDER FEDERAL, STATE AND LOCAL LAWS.

    It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which would modify the foregoing statements, which are based upon the existing provisions of the Code and the existing administrative and judicial interpretations thereof and the current information available.

                                 LEGAL MATTERS

    Legal matters in connection with the securities being offered hereby have been passed upon for the Fund and the General Partners by Chapman and Cutler, Chicago, Illinois. Chapman and Cutler has also acted as counsel for John W. Henry & Company, Inc. in prior offerings of Units but not in connection with this offering. Chapman and Cutler represents John W. Henry & Company Inc. in other matters unrelated to this offering. Chapman and Cutler may continue to represent such entities after completion of this offering, and such representation may include advice with respect to the responsibilities of such entities to the Fund. Chapman and Cutler has rendered its opinion to the General Partners to the effect that the Fund should be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. In addition, Chapman and Cutler may represent affiliates of the General Partners, including American Express Financial Advisors Inc. and Cargill Investor Services, Inc., on matters unconnected with the Fund.

                                    EXPERTS

    The financial statements of IDS Managed Futures, L.P. as of December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 included in this Prospectus have been audited by KPMG Peat Marwick LLP, certified public accountants, as set forth in their report appearing elsewhere herein. Such financial statements are included herein in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

    The balance sheet of IDS Futures Corporation as of May 31, 1997, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein. Such balance sheet is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of CISI as of May 31, 1997 and May 31, 1996 and for the years then ended have been audited by KPMG Peat Marwick LLP. Such financial statements are set forth in their respective reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports and of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    This Prospectus constitutes part of the Registration Statement on Form S-1 filed by the Fund with the Securities and Exchange Commission in Washington, D.C. Copies of the Registration Statement have also been provided to the Commodity Futures Trading Commission. This Prospectus does not contain all the information set forth in such Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Such Registration Statement and exhibits may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C., and copies of all or part thereof may be obtained from the Commission at its office in Washington, D.C. upon payment of the prescribed fees.

                             ADDITIONAL DEFINITIONS

    The following definitions have been added to this Prospectus at the request of various state securities administrators.

    ADVISOR. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

    COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

    NET ASSETS. The total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Fund.

    NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

    NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in a margin account.

    ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Fund in connection with and in preparing a Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its limited partnership interests under federal and state law, including taxes and fees, accountants' and attorneys' fees.

    PIT BROKERAGE FEE. This includes the floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

    SPONSOR. Any person directly or indirectly instrumental in organizing a fund or any person who will manage or participate in the management of a fund, including a fund who pays any portion of the organizational expenses of the fund, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the fund. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its affiliates.

    VALUATION DATE. The date as of which the Net Assets of the Fund are determined.

    VALUATION PERIOD.  A regular period time between valuation dates.

                              FINANCIAL STATEMENTS

    The following financial statements are presented for the Fund and both General Partners. Investors should note that they are purchasing an interest in the Fund and not the General Partners.

                     [LOGO]

                          INDEPENDENT AUDITORS' REPORT

The Partners
IDS Managed Futures, L.P.:

    We have audited the accompanying statements of financial condition of IDS Managed Futures, L.P. as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Managed Futures, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                             KPMG PEAT MARWICK LLP

January 24, 1997
Chicago, Illinois

                           IDS MANAGED FUTURES, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
                                                     ASSETS

Assets:
  Receivable for units sold........................................................  $     650,100       --
  Equity in commodity futures trading accounts:
    Cash on deposit with Clearing Broker...........................................     39,998,782     31,440,196
    Unrealized gain on open futures contracts......................................        868,069      1,705,569
                                                                                     -------------  -------------
                                                                                        41,516,951     33,145,765
Interest receivable................................................................        152,358        130,109
                                                                                     -------------  -------------
                                                                                     $  41,669,309     33,275,874
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Accrued commissions on open futures contracts due to AXP Advisors and CIS........         67,464         64,903
  Accrued exchange, clearing, and NFA fees.........................................          2,539          1,785
  Accrued management fees..........................................................        108,053         97,719
  Accrued incentive fees...........................................................        851,045         33,129
  Accrued operating expenses.......................................................        155,590        141,246
  Accrued selling commissions and organization and offering expenses...............         57,309         52,721
  Redemptions payable..............................................................        132,361        370,419
                                                                                     -------------  -------------
Total liabilities..................................................................      1,374,361        761,922
                                                                                     -------------  -------------
Partners capital:
  Limited partners (122,175.79 and 118,310.37 units outstanding at December 31,
    1996 and 1995, respectively) (see Note 1)......................................     39,545,527     31,889,868
  General partners (2,315.34 units outstanding at December 31, 1996 and 1995) (see
    Note 1)........................................................................        749,421        624,084
                                                                                     -------------  -------------
Total partners capital.............................................................     40,294,948     32,513,952
                                                                                     -------------  -------------
                                                                                     $  41,669,309     33,275,874
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See accompanying notes to financial statements.

                           IDS MANAGED FUTURES, L.P.

                            STATEMENTS OF OPERATIONS

                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                                            1996           1995          1994
                                                                        -------------  ------------  -------------
Revenues:
  Gain on trading of commodity futures contracts:
    Realized gain (loss) on closed positions..........................  $   9,559,339     6,474,664     (1,300,245)
    Increase (decrease) in unrealized gain on open futures
      contracts.......................................................       (837,500)      365,549        691,537
    Interest income...................................................      1,575,843     1,389,521        760,250
    Foreign currency transaction gain (loss)..........................       (108,047)      189,505        127,359
                                                                        -------------  ------------  -------------
Total revenues........................................................     10,189,635     8,419,239        278,901
                                                                        -------------  ------------  -------------
Expenses:
  Commission paid to AXP Advisors and CIS.............................        851,858       701,468        639,227
  Exchange, clearing, and NFA fees....................................         30,222        18,571         15,677
  Management fees.....................................................      1,088,343     1,027,360        704,158
  Incentive fees......................................................        978,214       449,841        186,976
  General partner fee to IDSFC and CISI...............................        447,067       326,936        203,019
  Operating expenses..................................................         92,456       139,796         60,072
                                                                        -------------  ------------  -------------
Total expenses........................................................      3,488,160     2,663,972      1,809,129
                                                                        -------------  ------------  -------------
Net profit (loss).....................................................  $   6,701,475     5,755,267     (1,530,228)
                                                                        -------------  ------------  -------------
Profit (loss) per unit of limited partnership interest (see Note 1)...  $       54.14         50.46         (16.30)
Profit (loss) per unit of general partnership interest (see Note 1)...          54.14         50.46         (16.30)
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

                See accompanying notes to financial statements.

                           IDS MANAGED FUTURES, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                                      TOTAL
                                                                            LIMITED      GENERAL    PARTNERS'
                                                               UNITS*       PARTNERS    PARTNERS     CAPITAL
                                                             -----------  ------------  ---------  ------------
Balance at December 31, 1993...............................    61,241.82  $ 14,415,300    349,700    14,765,000
Sale of partnership interests..............................    47,310.54    12,353,922    108,000    12,461,922
Selling commissions and organization and offering costs....      --         (1,464,994)    (9,360)   (1,474,354)
                                                             -----------  ------------  ---------  ------------
Net sales of partnership interests.........................    47,310.54    10,888,928     98,640    10,987,568
Net loss...................................................      --         (1,502,638)   (27,590)   (1,530,228)
Redemptions................................................    (1,940.13)     (445,141)    --          (445,141)
                                                             -----------  ------------  ---------  ------------
Balance at December 31, 1994...............................   106,612.23    23,356,449    420,750    23,777,199
Sale of partnership interests..............................    20,710.64     5,731,623    102,880     5,834,503
Selling commissions and organization offering costs........      --           (517,959)    (3,000)     (520,959)
                                                             -----------  ------------  ---------  ------------
Net sales of partnership interests.........................    20,710.64     5,213,664     99,880     5,313,544
Net profit.................................................      --          5,651,813    103,454     5,755,267
Redemptions................................................    (9,012.50)   (2,332,058)    --        (2,332,058)
                                                             -----------  ------------  ---------  ------------
Balance at December 31, 1995...............................   118,310.37    31,889,868    624,084    32,513,952
Sale of partnership interests..............................    17,812.20     5,568,008     --         5,568,008
Selling commissions and organization offering costs........      --           (488,220)    --          (488,220)
                                                             -----------  ------------  ---------  ------------
Net sales of partnership interests.........................    17,812.20     5,079,788     --         5,079,788
Net profit.................................................      --          6,576,138    125,337     6,701,475
Redemptions................................................   (13,946.78)   (4,000,267)    --        (4,000,267)
                                                             -----------  ------------  ---------  ------------
Balance at December 31, 1996...............................   122,175.79  $ 39,545,527    749,421    40,294,948
                                                             -----------  ------------  ---------  ------------
Net asset value per unit at December 31, 1996 (see Note
  1).......................................................               $     323.68     323.68
                                                             -----------  ------------  ---------  ------------
Net asset value per unit at December 31, 1995 (see Note
  1).......................................................               $     269.54     269.54
                                                             -----------  ------------  ---------  ------------
Net asset value per unit at December 31, 1994 (see Note 1)                $     219.08     219.08
                                                             -----------  ------------  ---------  ------------

------------------------

*Units of limited partnership interest; all unit amounts reflect the 3-for-1 split as described in Note 1.

                See accompanying notes to financial statements.

                           IDS MANAGED FUTURES, L.P.

                            STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Cash flows from operating activities:
  Net profit (loss).................................................  $   6,701,475      5,755,267     (1,530,228)
  Adjustments to reconcile net profit (loss) to net cash provided by
    (used in) operating activities:
    Change in assets and liabilities:
      Decrease (increase) in unrealized gain on open futures
        contracts...................................................        837,500       (365,549)      (691,537)
      Decrease (increase) in interest receivable....................        (22,249)       (26,543)       (70,759)
      Increase (decrease) in accrued liabilities....................        793,189         83,358        (50,372)
                                                                      -------------  -------------  -------------
Net cash provided by (used in) operating activities.................      8,309,915      5,446,533     (2,342,896)
                                                                      -------------  -------------  -------------
Cash flows from financing activities:
  Net proceeds from sale of units...................................      4,486,997      5,313,544     10,987,568
  Partner redemptions...............................................     (4,238,326)    (2,061,191)      (356,888)
                                                                      -------------  -------------  -------------
Net cash provided by financing activities...........................        248,671      3,252,353     10,630,680
                                                                      -------------  -------------  -------------
Net increase in cash................................................      8,558,586      8,698,886      8,287,784
Cash at beginning of year...........................................     31,440,196     22,741,310     14,453,526
                                                                      -------------  -------------  -------------
Cash at end of year.................................................  $  39,998,782     31,440,196     22,741,310
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See accompanying notes to financial statements.

                           IDS MANAGED FUTURES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

(1) GENERAL INFORMATION AND SUMMARY

    IDS Managed Futures, L.P. (the Partnership), a limited partnership organized on December 16, 1986 under the Delaware Revised Uniform Limited Partnership Act, was formed to engage in the speculative trading of commodity interests including futures contracts, forward contracts, physical commodities, and related options thereon pursuant to the trading instructions of independent trading advisors. The Partnership began trading on June 16, 1987. The general partners are IDS Futures Corporation (IDSFC) and CIS Investments, Inc. (CISI). The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), the parent company of CISI.

    Each unit of limited partnership interest was divided into three units ("3-for-1 split") at the close of business on February 28, 1995, each unit having a net asset value per unit equal to the previous net asset value per unit divided by three. Accordingly, the total number of units outstanding tripled as of that date. For comparative purposes, the respective prior years' unit amounts and net asset value per unit amounts have been restated for the 3-for-1 split.

    Units of the limited partnership representing an additional investment of $10,000,000 were offered by IDS commencing March 29, 1993. An additional investment of $20,000,000 was offered by IDS commencing January 31, 1994. Commencing June 26, 1995, American Express Financial Advisors Inc. (AXP Advisors) (effective January 1, 1995 IDS Financial Services Inc. changed its name to American Express Financial Advisors Inc.) offered an additional investment of $50,000,000. By December 31, 1996, a total of 114,594 units representing a total investment of $31,173,288 of limited partnership interest had been sold in the combined offerings. During the offerings, the general partners purchased a total of 1,037 additional units representing a total investment of $262,880. Selling commissions of $1,791,614 were paid to APX Advisors by the new limited partners. All new investors paid organization and offering expenses totaling $1,565,120. See the IDS Managed Futures, L.P. prospectus dated July 31, 1996 for further details concerning the offerings.

    The Partnership shall be terminated on December 31, 2006 if none of the following occur prior to that date: (1) investors holding more than 50% of the outstanding units notify the general partners to dissolve the Partnership as of a specific date; (2) disassociation of the general partners with the Partnership; (3) bankruptcy of the Partnership; (4) decrease in the net asset value to less than $500,000; (5) the Partnership is declared unlawful; or (6) the net asset value per unit declines to less than $125 per unit and the Partners elect to terminate the Partnership.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of the Partnership conform to generally accepted accounting principles and to general practices within the commodities industry. The following is a description of the more significant of those policies which the Partnership follows in preparing its financial statements.

    RECOGNITION

    Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are reported on an identified cost basis. Realized gains and losses are determined by comparing the purchase price to the sales price when the trades are offset. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for

                           IDS MANAGED FUTURES, L.P.

                        DECEMBER 31, 1996, 1995 AND 1994

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) futures contracts and related options and cash dealer prices at a pre-determined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

    The Partnership earns interest on 100% of the Partnership's average monthly cash balance on deposit with the clearing broker at a rate equal to 90% of the average 90-day treasury bill rate for treasury bills issued during that month.

    REDEMPTIONS

    No redemptions are permitted by a subscriber during the first six months after he or she has been admitted to the Partnership. Thereafter, a Limited Partner may cause any or all of his or her units to be redeemed by the Partnership effective as of the last trading day of any month of the Partnership based on the Net Asset Value per unit on ten days written notice to the General Partners. Payment will be made within ten business days of the effective date of the redemption. The Partnership's Limited Partnership Agreement contains a full description of redemption and distribution procedures.

    COMMISSIONS

    Brokerage commissions and National Futures Association (NFA), clearing and exchange fees are accrued on a round-turn basis on open commodity futures contracts. Prior to June 26, 1995 the Partnership paid CIS commissions on trades executed on its behalf at a rate of $50.00 per round-turn contract. With the June 26, 1995 offering, the rate was changed to $35.00 per round-turn contract. The first subscribers to the offering came into the fund at the end of August. Therefore, the new rate became applicable in September 1995. The Partnership pays this commission directly to CIS and CIS then reallocates the appropriate portion to AXP Advisors.

    FOREIGN CURRENCY TRANSACTIONS

    Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.

    STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash includes cash on deposit with Clearing Broker in commodity futures trading accounts.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.

                           IDS MANAGED FUTURES, L.P.

                        DECEMBER 31, 1996, 1995 AND 1994

(3) FEES

    Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly, and general partners' administrative fees are paid annually and amortized monthly. Trading decisions for the period of these financial statements were made by the following Commodity Trading Advisors
(CTAs): John W. Henry & Company, Inc. (Henry) and Sabre Fund Management Limited (Sabre).

    Under signed agreement for the periods presented prior to January 1, 1996, Sabre received a monthly management fee of 1/4 of 1% of the month-end net asset value of the Partnership under their management and 18% of the Partnership's net trading profits, if any, in each quarter attributable to their trading. Effective January 1, 1996, the agreement with Sabre was changed to reduce the management fees paid to them to 1/8th of 1% of the month-end net assets.

    Under signed agreement, Henry will receive a monthly management fee of 1/3 of 1% of the month-end net asset value of the Partnership under their management and 15% of the Partnership's net trading profits, if any, attributable to their management.

    The Partnership pays an annual administrative fee of 1.125% and .25% of the beginning of the year net asset value of the Partnership to IDSFC and CISI, respectively.

(4) INCOME TAXES

    No provision for Federal income taxes has been made in the accompanying financial statements as each partner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Partnership. The Partnership is responsible for the Illinois State Partnership Information and Replacement Tax based on the operating results of the Partnership. Such tax amounted to $100,027 and $86,546 for the years ended December 31, 1996 and 1995, respectively, and is included in operating expenses in the statement of operations. No such tax was incurred for the year ended December 31, 1994 as the Partnership sustained net losses.

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Partnership was formed to speculatively trade commodity interests. The Partnership's commodity interest transactions and its related cash balance are on deposit with the Clearing Broker at all times. In the event that volatility of trading of other customers of the Clearing Broker impaired the ability of the Clearing Broker to satisfy its obligations to the Partnership, the Partnership would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 (SFAS 105) as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures contracts in regulated commodities in separate bank accounts which are designated as segregated customers' accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commission's Uniform Net Capital Rule which requires the maintenance of minimum net capital at least equal to 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker has controls in place to make certain that all customers maintain adequate margin deposits for the positions which they maintain at the Clearing Broker. Such procedures should protect the Partnership from the off-balance sheet risk as

                           IDS MANAGED FUTURES, L.P.

                        DECEMBER 31, 1996, 1995 AND 1994

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED) mentioned earlier. The Clearing Broker does not engage in proprietary trading and thus has no direct market exposure.

    The contractual amounts of commitments to purchase and sell exchange traded futures contracts was $154,754,517 and $243,080,588, respectively, on December 31, 1996, and $284,240,048 and $225,727,635, respectively, on December 31, 1995.
The contractual amounts of these instruments reflect the extent of the Partnership's involvement in the related futures contracts and do not reflect the risk of loss due to counterparty performance. Such risk is defined by SFAS 105 as credit risk. The counterparty of the Partnership for futures contracts traded in the United States and most non-U.S. exchanges on which the fund trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by the membership and will act in the event of non-performance by one of its members or one of the members' customers and as such should significantly reduce this credit risk. In the cases where the Partnership trades on exchanges on which the Clearing House is not backed by the membership, the sole recourse of the Partnership for nonperformance will be the Clearing House.

    The average fair value of commodity interests was $2,610,468 and $1,168,519 during 1996 and 1995, respectively. Fair value as of December 31, 1996 and 1995 was $868,069 and $1,705,569, respectively. The net gains or losses arising from the trading of commodity interests are presented in the statement of operations.

    The Partnership holds futures and futures options positions on the various exchanges throughout the world. The Partnership does not trade over the counter contracts. As defined by SFAS 105, futures positions are classified as financial instruments. SFAS 105 requires that the Partnership disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures positions held by the Partnership at the same time, and if the markets moved such that the CTAs were unable to offset the futures positions of the Partnership, the Partnership could lose all of its assets and the partners would realize a 100% loss. The Partnership has contracts with two CTAs who make the trading decisions. One of the CTAs trades a program diversified among all commodity groups, while the other is diversified among the various futures contracts in the financial and metals group. Both CTAs trade on U.S. and non-U.S. exchanges. Such diversification should greatly reduce this market risk.

    At December 31, 1996, the cash requirement of the commodity interests of the Partnership was $2,645,728. This cash requirement is met by $36,476,241 held in segregated funds and $4,390,609 held in secured funds. At December 31, 1995, the cash requirement of the commodity interests of the Partnership of $3,655,729 was met by $30,204,044 being held in segregated funds and $2,941,721 being held in secured funds. At December 31, 1996 and 1995, cash was on deposit with the Clearing Broker which exceeded the cash requirement amount.

                           IDS MANAGED FUTURES, L.P.

                        DECEMBER 31, 1996, 1995 AND 1994

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    The following chart discloses the dollar amount of the unrealized gain or loss on open contracts related to exchange traded contracts for the Partnership at December 31, 1996 and 1995:

COMMODITY GROUP                                                         1996          1995
-------------------------------------------------------------------  -----------  ------------
Agricultural.......................................................  $    51,555  $    212,081
Currency...........................................................      654,101        51,557
Stock Indices......................................................      119,401       220,579
Energies...........................................................       30,565       425,780
Metals.............................................................      210,043       (49,905)
Interest...........................................................     (197,596)      845,477
                                                                     -----------  ------------
Total..............................................................  $   868,069  $  1,705,569
                                                                     -----------  ------------
                                                                     -----------  ------------

    The range of maturity dates of these exchange traded open contracts is January 1997 to December 1997.

ACKNOWLEDGMENT

    To the best of my knowledge and belief, the information contained herein is accurate and complete.

/s/ DONALD J. ZYCK
--------------------------------------------
Donald J. Zyck
Treasurer, CIS Investments, Inc.,
one of the General Partners and Commodity
Pool
Operators of IDS Managed Futures, L.P.

                           IDS MANAGED FUTURES, L.P.
                       STATEMENTS OF FINANCIAL CONDITION
                                   UNAUDITED

                                                                                        JUN 30,        DEC 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                     ASSETS

Cash at Escrow Agent...............................................................  $           0  $     650,100
Equity in commodity futures trading accounts:
  Account balance..................................................................     41,079,067     39,998,782
  Unrealized gain on open futures contracts........................................      2,192,445        868,069
                                                                                     -------------  -------------
                                                                                        43,271,512     41,516,951
Interest receivable................................................................        150,326        152,358
Prepaid G.P. fee...................................................................        277,052              0
                                                                                     -------------  -------------
    Total assets...................................................................  $  43,698,890  $  41,669,309
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Accrued commissions on open futures contracts due to AXP Advisors and CIS........  $     150,430  $      70,003
  Accrued management fee...........................................................        131,221        108,053
  Accrued incentive fee............................................................              0        851,045
  Accrued operating expenses.......................................................         25,713        155,590
  Redemptions payable..............................................................        219,170        132,361
  Selling and Offering Expenses Payable............................................              0         57,309
                                                                                     -------------  -------------
    Total liabilities..............................................................        526,534      1,374,361
Partners' Capital:
  Limited partners (132,732.61 units outstanding at 6/30/97, 122,175.79 units
    outstanding at 12/31/96) (see Note 1)..........................................     42,336,938     39,545,527
  General partners (2,619.16 units outstanding at 6/30/97 and 2,315.34 at 12/31/96)
    (see Note 1)...................................................................        835,418        749,421
                                                                                     -------------  -------------
    Total partners' capital........................................................     43,172,356     40,294,948
                                                                                     -------------  -------------
    Total liabilities and partners' capital........................................  $  43,698,890  $  41,669,309
                                                                                     -------------  -------------
                                                                                     -------------  -------------

In the opinion of management, these statements reflect all adjustments necessary to fairly state the financial condition of IDS Managed Futures, L.P. (See Note
6)

                           IDS MANAGED FUTURES, L.P.
                            STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                         APR 1, 1997    JAN 1, 1997    APR 1, 1996    JAN 1, 1996
                                                         THROUGH JUN    THROUGH JUN    THROUGH JUN    THROUGH JUN
                                                          30, 1997       30, 1997       30, 1996       30, 1996
                                                        -------------  -------------  -------------  -------------
REVENUES

Gains on trading of commodity futures and forwards
  contracts, physical commodities and related options:
  Realized gain (loss) on closed positions............  $  (3,160,364) $  (1,142,159) $   1,819,261  $   2,445,690
  Change in unrealized gain (loss) on open
    positions.........................................      1,320,714      1,324,376     (1,012,048)    (1,344,290)
Interest income.......................................        481,996        953,233        381,516        741,111
Foreign currency transaction gain (loss)..............         78,094       (203,518)       (39,555)       (85,958)
                                                        -------------  -------------  -------------  -------------
    Total revenues....................................     (1,279,560)       931,932      1,149,174      1,756,553

EXPENSES
  Commissions paid to AXP Advisors and CIS............        338,645        549,435        240,327        431,462
  Exchange fees.......................................          9,256         17,332          6,850         12,697
  Management fees.....................................        387,659        759,408        255,768        508,843
  Incentive fees......................................              0         62,390         30,212         32,294
  General Partner fee to IDS Futures Corp. and CIS....        138,502        277,004        111,767        223,533
  Operating expenses..................................         (6,591)       (28,714)        11,478        (29,619)
                                                        -------------  -------------  -------------  -------------
    Total expenses....................................        867,471      1,636,855        656,401      1,179,210
                                                        -------------  -------------  -------------  -------------
    Net profit (loss).................................  $  (2,147,031) $    (704,923) $     492,773  $     577,343
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

PROFIT (LOSS) PER UNIT OF PARTNERSHIP INTEREST........  $      (16.31) $       (4.72) $        4.05  $        4.85
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
                                          (see Note    (see Note    (see Note    (see Note
                                                 1)           1)           1)           1)

This Statement of Operations, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of IDS Managed Futures, L. P. (See Note 6)

                           IDS MANAGED FUTURES, L.P.
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE PERIOD JANUARY 1, 1997 THROUGH JUNE 30, 1997
                                   UNAUDITED

                                                                        LIMITED        GENERAL
                                                          UNITS        PARTNERS       PARTNERS         TOTAL
                                                      -------------  -------------  -------------  --------------
Partners' capital at January 1, 1997................     122,175.79  $  39,545,527  $     749,421  $   40,294,948
Net profit (loss)...................................                      (693,921)       (11,003)       (704,924)
Additional Units Sold (see Note 1)..................      15,496.89      5,596,800        100,000       5,696,800
Less Selling and Organizational Costs...............                      (492,222)        (3,000)       (495,222)
Redemptions (see Note 1)............................      (4,940.06)    (1,619,246)                    (1,619,246)
Partners' capital at June 30, 1997..................     132,732.62  $  42,336,938  $     835,418  $   43,172,356
                                                      -------------  -------------  -------------  --------------
Net asset value per unit January 1, 1997 (see Note
  1)................................................                        323.68         323.68
Net profit (loss) per unit (see Note 1).............                         (4.72)         (4.72)
                                                                     -------------  -------------
Net asset value per unit June 30, 1997..............                 $      318.96  $      318.96

* Units of Limited Partnership interest.

This Statement of Changes in Partners' Capital, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of IDS Managed Futures, L. P. (See Note 6)

                           IDS MANAGED FUTURES, L.P.
                            STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                                      JAN 1, 1997    JAN 1, 1996
                                                                                     THROUGH JUNE   THROUGH JUNE
                                                                                       30, 1997        30,1996
                                                                                     -------------  -------------
Cash flows from operating activities:
  Net profit (loss)................................................................  $    (704,923) $     577,343
  Adjustments to reconcile net profit (loss) to net cash provided by (used in)
    operating activities:
  Change in assets and liabilities:
    Unrealized gain (loss) on open futures contracts...............................     (1,324,376)     1,344,291
    Interest receivable............................................................          2,032         11,050
    Prepaid general partner fee....................................................       (277,052)      (223,534)
    Accrued liabilities............................................................       (877,327)       (95,443)
    Redemptions payable............................................................         86,809       (113,663)
    Selling and Offering Expenses Payable..........................................        (57,309)        (2,207)
                                                                                     -------------  -------------
    Net cash provided by (used in) operating activities............................     (3,152,147)     1,497,837

Cash flows from financing activities:
  Additional Units Sold............................................................      5,696,800      2,583,600
  Selling and Offering Expenses....................................................       (495,222)      (231,304)
  Partner redemptions..............................................................     (1,619,246)    (1,516,071)
                                                                                     -------------  -------------
  Net cash provided by (used in) financing activities..............................      3,582,332        836,225
                                                                                     -------------  -------------
Net increase (decrease) in cash....................................................        430,185      2,334,062
Cash at beginning of period........................................................     40,648,882     31,440,196
Cash at end of period..............................................................  $  41,079,067  $  33,774,258
                                                                                     -------------  -------------
                                                                                     -------------  -------------

This Statement of Cash Flows, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of IDS Managed Futures, L. P. (See Note 6)

                           IDS MANAGED FUTURES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

(1) GENERAL INFORMATION AND SUMMARY

    IDS Managed Futures, L.P. (the "Partnership") is a limited partnership organized on December 16, 1986 under the Delaware Revised Uniform Limited Partnership Act. The Partnership was formed to speculatively trade commodity interests, including futures contracts, forward contracts, physical commodities, and related options thereon pursuant to the trading instructions of independent trading advisors. The General Partners of the Partnership are CIS Investments, Inc. ("CISI") and IDS Futures Corporation ("IDS Futures") (collectively, the "General Partners"). The General Partners are registered commodity pool operators under the Commodity Exchange Act, as amended (the "CE Act") and are responsible for administering the business and affairs of the Partnership exclusive of trading decisions. CISI is an affiliate of Cargill Investor Services, Inc. ("CIS"), the clearing broker for the Partnership. IDS Futures is an affiliate of American Express Financial Advisors Inc. ("AXP Advisors"), formerly IDS Financial Services Inc., which acts as the Partnership's introducing broker and selling agent. Trading decisions for the Partnership were made by two independent commodity trading advisors, John W. Henry & Company, Inc. and Sabre Fund Management Limited, until July 7, 1997. Effective July 8, 1997 the General Partners added Welton Investment Corporation as an additional independent commodity trading advisor for the Partnership.

    Units of limited partnership interest ("Units") were offered initially by AXP Advisors commencing March 27, 1987 and concluding June 16, 1987. Subsequent offerings commenced March 29, 1993, January 31, 1994, June 26, 1995 and July 31, 1996. The total amount of the initial offering was $7,500,000 and the total amount of the combined reopenings was $80,000,000. Investors purchase Units at the then current net asset value per Unit; investors affiliated with the selling agent of the Partnership are not required to pay selling commissions, and the current offering has varied selling commission rates depending on the total dollar amount of the investment. Therefore, the total number of Units authorized for the Partnership is not determinable and therefore is not disclosed in the financial statements.

    On June 26, 1995, a registration statement on Form S-1 was declared effective with the SEC to register $50,000,000 of Units in addition to the unsold portion of the $20,000,000 offered pursuant to the Prospectus dated January 31, 1994. On July 12, 1996 a post-effective amendment was declared effective with the SEC to update the information in the Prospectus dated June 26, 1995. The Units were offered pursuant to a Prospectus dated July 31, 1996 until April 30, 1997, when the offering was temporarily suspended due to the expiration of the current Prospectus. A post-effective amendment was filed on July 31, 1997 to update the information in the Prospectus dated July 31, 1996 and to add disclosure regarding the Partnership's new trading advisor, Welton Investment Corporation. The minimum subscription size for the offering is $1,000 for investors not affiliated with AXP Advisors. By June 30, 1997, a total of 51,796.14 Units representing a total investment of $16,397,909 of limited partnership interest had been sold in the offering period commencing June 26, 1995. During the quarter ended June 30, 1997, selling commissions of $129,296 were paid to AXP Advisors by the new limited partners and all new investors paid organization and offering expenses totaling $69,678.

    The Offering Expense charged pursuant to the registration statement effective June 26, 1995 was reduced to 3% from the 6% which had been charged in the previous two offerings.

    No redemptions are permitted by a subscriber during the first six months after he or she has been admitted to the Partnership. Thereafter, a Limited Partner may cause any or all of his or her Units to be redeemed by the Partnership effective as of the last trading day of any month of the Partnership based on

                           IDS MANAGED FUTURES, L.P.

                                 JUNE 30, 1997

                                  (UNAUDITED)

(1) GENERAL INFORMATION AND SUMMARY (CONTINUED) the Net Asset Value per Unit on ten days written notice to the General Partners. There are no additional charges to the investors at redemption. The General Partners may declare additional redemption dates upon notice to the Limited Partners. Payment will be made within ten business days of the effective date of the redemption. The Partnership's Restated and Amended Limited Partnership Agreement contains a full description of redemption and distribution procedures.

    The Partnership shall be terminated on Dec. 31, 2006 if none of the following occur prior to that date: (1) investors holding more than 50 percent of the outstanding Units notify the General Partners to dissolve the Partnership as of a specific date; (2) withdrawal, removal, insolvency, bankruptcy, legal disability or dissolution of the General Partners of the Partnership; (3) bankruptcy or insolvency of the Partnership; (4) decrease in the net asset value to less than $500,000; (5) the Partnership is declared unlawful; or (6) the net asset value per Unit declines to less than $125 per Unit and the General Partners elect to withdraw from the Partnership.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of the Partnership conform to generally accepted accounting principles and to general practices within the commodities industry. The following is a description of the more significant of those policies which the Partnership follows in preparing its financial statements.

    FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") INTERPRETATION NO. 39
     REPORTING

    Reporting in accordance with FASB Interpretation No. 39 ("FIN 39") is not applicable to the Partnership and the provisions of FIN 39 do not have any effect on the Partnership's financial statements.

    REVENUE RECOGNITION

    Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are reported on an identified cost basis. Realized gains and losses are determined by comparing the purchase price to the sales price when the trades are offset. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities and their related options) as of the last business day of the quarter end.

    The Partnership earns interest on 100 percent of the Partnership's average monthly cash balance on deposit with the Clearing Broker at a rate equal to 90 percent of the average 90-day Treasury bill rate for U.S. Treasury bills issued during that month.

    COMMISSIONS

    Brokerage commissions, National Futures Association fees, and clearing and exchange fees are accrued on a round-turn basis on open commodity futures contracts. The Partnership pays commissions on trades executed on its behalf at a rate of $35 per round turn contract to CIS which in turn reallocates $20 per round turn contract to AXP Advisors, an affiliate of IDS Futures.

                           IDS MANAGED FUTURES, L.P.

                                 JUNE 30, 1997

                                  (UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FOREIGN CURRENCY TRANSACTIONS

    Trading accounts on foreign currency denominations are susceptible to both movements on underlying contract markets as well as fluctuation in currency rates. Foreign currencies are translated into U.S. dollars for closed positions at an average exchange rate for the quarter while quarter-end balances are translated at the quarter-end currency rates. The impact of the translation is reflected in the statement of operations.

    STATEMENTS OF CASH FLOWS

    For purposes of the statements of cash flows, cash represents cash on deposit with the Clearing Broker in commodity futures trading accounts.

(3) FEES

    Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly and General Partners' administrative fees are paid annually and amortized monthly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. ("JWH") and Sabre Fund Management Limited ("Sabre"), the Partnership's Commodity Trading Advisors ("CTAs"). Pursuant to an agreement between the Partnership and JWH, JWH receives 1/3 of 1% of the month-end net asset value of the Partnership under its management. Pursuant to an agreement between the Partnership and Sabre dated December 26, 1995 and effective January 1, 1996, Sabre's monthly management fee was reduced from 1/4 of 1% to 1/8 of 1% of the Partnership's Net Asset Value subject to Sabre's trading performance. This reduction in management fees will continue until such time that the cumulative trading performance of Sabre reaches 40%, which was reached at the end of January 1997. Therefore, the management fee was adjusted back to 1/4 of 1% effective February 1, 1997. The Partnership pays JWH a quarterly incentive fee of 15% and pays Sabre a quarterly incentive fee of 18% of trading profits achieved on the NAV of the Partnership allocated by the General Partners to such Advisor's management.

    The Partnership pays an annual administrative fee of 1.125% and 0.25% of the beginning of the year net asset value of the Partnership to IDS Futures and CISI, respectively.

(4) INCOME TAXES

    No provision for Federal Income Taxes has been made in the accompanying financial statements as each partner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Partnership. The Partnership is responsible for the Illinois Personal Property and Income Tax based on the operating results of the Partnership. Such tax amounted to $0 and $8,684 for the periods ended June 30, 1997 and June 30, 1996, respectively, and is included in operating expenses in the Statement of Operations.

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Partnership was formed to speculatively trade Commodity Interests. It has commodity transactions and all of its cash on deposit at its Clearing Broker at all times. In the event that volatility of trading of other customers of the Clearing Broker impaired the ability of the Clearing Broker to satisfy its

                           IDS MANAGED FUTURES, L.P.

                                 JUNE 30, 1997

                                  (UNAUDITED)

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED) obligations to the Partnership, the Partnership would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 ("SFAS 105") as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures contracts in regulated commodities in separate bank accounts which are designated as segregated customers' accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commission's Uniform Net Capital Rule which requires the maintenance of minimum net capital of at least 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker has controls in place to make certain that all customers maintain adequate margin deposits for the positions which they maintain at the Clearing Broker. Such procedures should protect the Partnership from the off-balance sheet risk as mentioned earlier. The Clearing Broker does not engage in proprietary trading and thus has no direct market exposure.

    The counterparty of the Partnership for futures contracts traded in the United States and most non-U.S. exchanges on which the Partnership trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by the membership and will act in the event of non-performance by one of its members or one of the members' customers and as such should significantly reduce this credit risk. In the cases where the Partnership trades on exchanges on which the Clearing House is not backed by the membership, the sole recourse of the Partnership for nonperformance will be the Clearing House.

    The Partnership holds futures and futures options positions on the various exchanges throughout the world. The Partnership does not trade over the counter contracts. As defined by SFAS 105, futures positions are classified as financial instruments. SFAS 105 requires that the Partnership disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures positions held by the Partnership at the same time, and if the markets moved such that the Trading Advisors were unable to offset the futures positions of the Partnership, the Partnership could lose all of its assets and the partners would realize a 100% loss. As of June 30, 1997, the Partnership had contracts with two CTAs who make the trading decisions. One of the CTAs trades a program diversified among all commodity groups, while the other is diversified among the various futures contracts in the financials and metals group. Both CTAs trade on U.S. and non-U.S. exchanges. Such diversification should greatly reduce this market risk. Cash was on deposit with the Clearing Broker in each time period of the financial statements which exceeded the cash requirements of the Commodity Interests of the Partnership.

    The following chart discloses the dollar amount of the unrealized gain or loss on open contracts related to exchange traded contracts for the Partnership as of June 30, 1997:

                                                                                               UNREALIZED GAIN/
COMMODITY GROUP                                                                                     (LOSS)
-------------------------------------------------------------------------------------------  ---------------------
AGRICULTURAL COMMODITIES...................................................................           305,728
FOREIGN CURRENCIES.........................................................................           489,152
STOCK INDICES..............................................................................            87,037
ENERGIES...................................................................................            (6,480)
METALS.....................................................................................           488,406
INTEREST RATE INSTRUMENTS..................................................................           828,602
                                                                                                   ----------
TOTAL......................................................................................         2,192,445

                           IDS MANAGED FUTURES, L.P.

                                 JUNE 30, 1997

                                  (UNAUDITED)

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
    The range of maturity dates of these exchange traded open contracts is July of 1997 to June of 1998. The average open trade equity for the period of January 1, 1997 to June 30, 1997 was $1,499,516.

    The margin requirement at June 30, 1997 was $5,373,464. To meet this requirement, the Partnership had on deposit with the Clearing Broker $37,655,279 in segregated funds and $5,616,233 in secured funds.

(6) FINANCIAL STATEMENT PREPARATION

    The interim financial statements are unaudited but reflect all adjustments that are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. These adjustments consist primarily of normal recurring accruals.

    The results of operations for interim periods are not necessarily indicative of the operating results to be expected for the fiscal year.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CIS Investments, Inc.:

We have audited the accompanying statements of financial condition of CIS Investments, Inc. (a wholly owned subsidiary of Cargill Investor Services, Inc.) (the Company) as of May 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Investments, Inc. as of May 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP
                                          Chicago, IL

July 17, 1997

                             CIS INVESTMENTS, INC.
                       STATEMENTS OF FINANCIAL CONDITION
                             MAY 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                        ------------  ------------

                                                      ASSETS

Assets:
  Receivable from JWH Global Trust (note 6)...........................................  $    515,506       --
  Accrued taxes receivable (note 1)...................................................        78,630       --
  Investments.........................................................................       981,038       572,721
                                                                                        ------------  ------------
    Total assets......................................................................  $  1,575,174       572,721
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Accounts payable (note 6)...........................................................       400,033       --
  Accrued taxes payable (note 1)......................................................       --              3,347
  Deferred management fees............................................................        58,763        47,665
  Due to Parent.......................................................................       618,012       161,955
                                                                                        ------------  ------------
    Total liabilities.................................................................     1,076,808       212,967
                                                                                        ------------  ------------
Stockholder's equity:
  Common stock, $100 par value. Authorized 30,000 shares; issued 10 shares............         1,000         1,000
  Common stock subscribed, 29,990 and 27,437 shares at the years ended 1997 and 1996,
    respectively......................................................................     2,999,000     2,743,700
  Less subscriptions receivable (note 4)..............................................    (2,999,000)   (2,743,700)
  Paid-in capital.....................................................................       250,000       250,000
  Retained earnings...................................................................       247,366       108,754
                                                                                        ------------  ------------
    Total stockholder's equity........................................................       498,366       359,754
                                                                                        ------------  ------------
                                                                                        $  1,575,174       572,721
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See accompanying notes to financial statements.

                             CIS INVESTMENTS, INC.
                              STATEMENTS OF INCOME
                       YEARS ENDED MAY 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                        ------------  ------------

Revenues:
  Management fees.....................................................................  $    156,501        74,472
  Unrealized gain on investments......................................................        59,675        14,345
                                                                                        ------------  ------------
Total revenues........................................................................       216,176        88,817
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Expenses - operating..................................................................         5,780         5,674
                                                                                        ------------  ------------
Income before income taxes............................................................       210,396        83,143
Income tax expense (note 1)...........................................................        71,784        29,747
                                                                                        ------------  ------------
Net income............................................................................  $    138,612        53,396
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See accompanying notes to financial statements.

                             CIS INVESTMENTS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                       YEARS ENDED MAY 31, 1997 AND 1996

                                                                    COMMON
                                            COMMON      PAID-IN     STOCK      RETAINED     SUBSCRIPTIONS
                                             STOCK      CAPITAL   SUBSCRIBED   EARNINGS      RECEIVABLE       TOTAL
                                          -----------  ---------  ----------  -----------  ---------------  ---------

Balance at May 31, 1995.................   $   1,000     250,000   1,743,700      55,358        (1,743,700)   306,358

Common stock subscription...............      --          --       1,000,000      --            (1,000,000)    --

Net income..............................      --          --          --          53,396         --            53,396
                                          -----------  ---------  ----------  -----------  ---------------  ---------

Balance at May 31, 1996.................       1,000     250,000   2,743,700     108,754        (2,743,700)   359,754
Common stock subscription...............      --          --         255,300      --              (255,300)    --
Net income                                    --          --          --         138,612         --           138,612
                                          -----------  ---------  ----------  -----------  ---------------  ---------
Balance at May 31, 1997.................   $   1,000     250,000   2,999,000     247,366        (2,999,000)   498,366

                See accompanying notes to financial statements.

                             CIS INVESTMENTS, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED MAY 31, 1997 AND 1996

                                                                                             1997         1996
                                                                                         ------------  -----------
Cash flows from operating activities:
  Net income...........................................................................  $    138,612       53,396
  Adjustments to reconcile net income to net cash provided by operating activities:....
    Unrealized gain on investments.....................................................       (59,675)     (14,345)
    Increase in assets:................................................................
      Accrued taxes receivable.........................................................       (78,630)     --
    Increase (decrease) in liabilities:................................................
      Deferred management fees.........................................................        11,098       12,741
      Accounts payable.................................................................       400,033
      Due to Parent....................................................................       456,057
      Accrued taxes payable............................................................        (3,347)      (7,456)
                                                                                         ------------  -----------
Net cash provided by operating activities..............................................       864,148       44,336
                                                                                         ------------  -----------
Cash flows from investing activities:
  Organizational and offering costs of JWH Global Trust................................      (515,506)     --
  Purchase of investments..............................................................      (348,642)    (148,500)
                                                                                         ------------  -----------
Net cash used in investing activities:.................................................      (864,148)    (148,500)
                                                                                         ------------  -----------
Net cash provided by financing activities--capital provided by Parent..................       --           104,164
                                                                                         ------------  -----------
Net change in cash.....................................................................       --           --
Cash at beginning of year..............................................................       --           --
                                                                                         ------------  -----------
Cash at end of year....................................................................  $    --           --
                                                                                         ------------  -----------
                                                                                         ------------  -----------
Supplemental disclosures of cash flow information--cash paid during the year for income
  taxes................................................................................  $    153,761       37,202
                                                                                         ------------  -----------
                                                                                         ------------  -----------

                See accompanying notes to financial statements.

                             CIS INVESTMENTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             MAY 31, 1997 AND 1996

(1) GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

    NATURE OF BUSINESS

    CIS Investments, Inc. (the Company), a wholly owned subsidiary of Cargill Investor Services, Inc. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. The Company is the general partner or managing owner in various limited partnerships or trusts (Funds) organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

    MANAGEMENT FEES

    Unearned management fees are amortized over one year using the straight-line method.

    INVESTMENTS

    Investments in Funds are recorded at a value which approximates the Company's proportionate share of each Fund's net asset value.

    INCOME TAXES

    The Company is included in the consolidated Federal income tax return of the Parent. Income tax expense is calculated as if the Company would file a separate return. Accrued taxes represents the remaining balance due to/from the Parent for the current year taxes including the impact of deferred taxes.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    EXPENSES

    General and administrative overhead costs of the Company are expensed and paid by the Parent.

    USE OF ESTIMATES

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

                             CIS INVESTMENTS, INC.

                             MAY 31, 1997 AND 1996

(2) INVESTMENTS IN FUNDS

    Investment in IDS Managed Futures, L.P. and IDS Managed Futures II, L.P. is approximately 0.5% of the total interest. Investment in Everest Futures Fund II, L.P. and JWH Global Trust is approximately 1.0% of the total interest. Investments in the Funds at May 31, 1997 and 1996 are as follows:

                                                                                  1997                   1996
                                                                          ---------------------  ---------------------
                                                                            UNITS      AMOUNT      UNITS      AMOUNT
                                                                          ---------  ----------  ---------  ----------
IDS Managed Futures, L.P................................................      1,299  $  403,149      1,151  $  314,053
IDS Managed Futures II, L.P.............................................        322     182,228        322     157,974
Everest Futures Fund II, L.P............................................        217     245,661        100     100,694
JWH Global Trust........................................................      1,500     150,000     --          --
                                                                          ---------  ----------  ---------  ----------
                                                                                     $  981,038             $  572,721
                                                                                     ----------             ----------
                                                                                     ----------             ----------

    The following represents condensed combined financial information of the Funds as of May 31, 1997 and 1996 (in thousands).

                                                                                                1997       1996
                                                                                              ---------  ---------
Assets......................................................................................  $  89,327  $  51,347
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Liabilities.................................................................................        550        372
Capital.....................................................................................     88,777     50,975
                                                                                              ---------  ---------
Total.......................................................................................  $  89,327  $  51,347
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The Funds trade in various futures, futures options and forward contracts. The risks to the Funds arise from the possible adverse changes in the market value of such contracts and the potential inability of the counterparties to perform under the terms of the contracts.

(3) NET WORTH REQUIREMENTS

    The Company is required to maintain a net worth as defined in each Fund's agreement. At May 31, 1997, the Company is in compliance with its net worth requirements.

(4) COMMON STOCK SUBSCRIPTIONS

    The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 29,990 shares of the Company's stock at $100 per share in order to ensure the Company's continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder's equity.

(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Funds hold futures contracts and options. A futures contract is defined as an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date. If the markets should move against all of the futures positions held by the Funds at the same time, and if the Funds are unable to offset the futures positions of the Funds, the Funds could lose all of their assets and the investors, including the Company, would realize a 100% loss of their investment.

                             CIS INVESTMENTS, INC.

                             MAY 31, 1997 AND 1996

(6) RECEIVABLE FROM JWH GLOBAL TRUST

    The Company has assumed the liability for the initial organizational and offering costs of JWH Global Trust (the Trust). These costs are to be reimbursed currently by the Trust.

    The Trust is amortizing organizational and offering costs over five years based upon the monthly net assets of the Trust. The monthly amortization cannot exceed 1/60th of 2% of the net assets of the Trust. If at the end of the amortization period there is any remaining cost, the Company is obligated to reimburse the Trust for that amount. At May 31, 1997 it does not appear that any amount will remain at the end of the amortization period; however, any liability, if any, that might exist at that future date is indeterminable.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

IDS Futures Corporation

    We have audited the accompanying balance sheet of IDS Futures Corporation (wholly owned indirectly by American Express Company) as of May 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IDS Futures Corporation at May 31, 1997, in conformity with generally accepted accounting principles.

                                                             [SIG]

June 24, 1997

                            IDS FUTURES CORPORATION
                                 BALANCE SHEET
                                  MAY 31, 1997

                                     ASSETS
--------------------------------------------------------------------------------
Cash............................................................................  $     993
Interest-bearing deposits with affiliate........................................    912,295
Accounts receivable.............................................................      1,315
Due from affiliate (NOTE 5).....................................................     35,320
Investment in Limited Partnerships (fair value -- $589,540).....................    304,500
Deferred income taxes (NOTE 4)                                                      206,123
                                                                                  ---------
Total assets....................................................................  $1,460,546
                                                                                  ---------
                                                                                  ---------
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned income...............................................................  $ 264,436
  Other liabilities.............................................................     77,843
                                                                                  ---------
Total liabilities...............................................................    342,279

Stockholder's equity:
  Common Stock, $1 par value:...................................................
    Authorized and issued shares -- 100                                                 100
    Additional paid-in capital..................................................  1,974,900
  Retained earnings.............................................................    768,267
                                                                                  ---------
                                                                                  2,743,267
  Less notes receivable from affiliate (NOTE 3)                                   (1,625,000)
                                                                                  ---------
Net stockholder's equity                                                          1,118,267
                                                                                  ---------
Total liabilities and stockholder's equity......................................  $1,460,546
                                                                                  ---------
                                                                                  ---------
Commitments (NOTE 2)

SEE ACCOMPANYING NOTES.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

                            IDS FUTURES CORPORATION
                             NOTES TO BALANCE SHEET
                                  MAY 31, 1997

1.  ORGANIZATION, PURPOSE AND ACCOUNTING POLICIES

    IDS Futures Corporation (the Company) is a wholly-owned subsidiary of IDS Management Corporation, which is a wholly-owned subsidiary of American Express Financial Corporation (AEFC), which is a wholly-owned subsidiary of American Express Company. The Company was organized on December 12, 1986 and is registered under the Commodity Exchange Act. The Company acts as a general partner in limited partnerships.

    The preparation of the balance sheet requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

INTEREST-BEARING DEPOSITS WITH AFFILIATES

    The Company's interest-bearing deposit with affiliate represents short-term funds deposited with AEFC. These funds earn interest based upon short-term published indices. Fair value of this deposit approximates the carrying value.

INVESTMENTS IN LIMITED PARTNERSHIPS

    The investments in Limited Partnerships, which consist of interests in IDS Managed Futures, L.P. and IDS Managed Futures II, L.P., are accounted for at the lower of cost or fair value. Fair value has been estimated by management as the Company's proportionate share of the limited partnerships' net asset value as set forth in the audited financial statements of the Limited Partnerships.

UNEARNED INCOME

    Unearned income consists of management fees received at the beginning of 1997 which are recognized over the course of the year as services are provided.

INCOME TAXES

    The Company's taxable income is included in the consolidated federal tax return of the Company's parent. Each eligible subsidiary of the Company's parent provides for income taxes on a separate return basis. Under an agreement with the parent, the Company receives income tax benefits for net operating losses and future tax deductions that are recognizable on the parent's consolidated federal tax return.

2.  PARTNERSHIP PARTICIPATION

    The Company, as a General Partner, has entered into Amended and Restated Limited Partnership Agreements whereby the general partners have agreed that they will contribute to the capital of each Managed Futures Partnership (Partnership) an amount which will make its total contributions to each Partnership equal to the greater of (i) 3% of the aggregate capital contributions of the Partnerships or $100,000, whichever is less, or (ii) 1% of the aggregate capital contributions of the Partnership. Each partner of the Partnership will share in profits and losses of the Partnership in proportion to the amount of the interest in the partnership owned by each. The Agreements of Limited Partnership also require that, at all times after the admission of limited partners to the Partnership, the general partners together maintain

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

                            IDS FUTURES CORPORATION
                             NOTES TO BALANCE SHEET
                                  MAY 31, 1997

2.  PARTNERSHIP PARTICIPATION (CONTINUED)
net worth at least equal to (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships for which they shall act as general partners and which are capitalized at less than or equal to $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships for which they shall act as general partners and which are capitalized at greater than $2,500,000. For this purpose, net worth shall reflect the carrying of all assets at fair market value and shall exclude capital contributions by it to any limited partnership of which it may be a general partner. The Company meets its net worth requirement through promissory notes from AEFC.

3.  NOTES RECEIVABLE FROM AFFILIATE

    On April 7, 1987, AEFC issued a $375,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

    On February 22, 1988, AEFC issued an additional $750,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

    On June 23, 1988, AEFC issued an additional $500,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

    These notes have been reported as a reduction in capital. All accrued interest on the above notes has been waived by the parties to the notes.

4.  INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences are comprised of annual management fees received which are deferred and accreted for financial reporting purposes but recognized upon receipt for tax purposes, and the difference in the tax basis and financial reporting basis of the investments in limited partnerships.

5.  AFFILIATE TRANSACTIONS

    The Company is allocated various expenses from AEFC, such as programming, data processing, legal, taxes and other administrative costs. The receivable balance at May 31, 1997 represents adjustments to those allocations that are due from AEFC.

6.  CONTINGENCIES

    According to the Prospectus of IDS Managed Futures, L.P., "The General Partners will receive from the proceeds of the offering, the Offering Expense Charge (OEC) for each unit sold to an investor. The OEC includes fees for legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses and escrow charges." The General Partners will pay all offering expenses and are liable for any expenses in excess of the Offering Expense Charge.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

                                                                       EXHIBIT A

                           IDS MANAGED FUTURES, L.P.
                              AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

    CIS Investments, Inc. and IDS Futures Corporation (hereinafter referred to collectively as the "GENERAL PARTNERS" and individually referred to as a "GENERAL PARTNER") in their capacities as general partners and as attorneys-in-fact for those who hereafter execute this agreement, as amended or by separate instrument, and for the limited partners of IDS Managed Futures, L.P. (the "PARTNERSHIP") hereby agree to and adopt this Amended and Restated Limited Partnership Agreement (the "AGREEMENT") as of this day, September 30, 1994, and hereby amend and revise that certain Limited Partnership Agreement of the Partnership dated June 16, 1987 and amended on January 28, 1992, March 29, 1993, January 25, 1994, and September 30, 1994.

                          STRUCTURE OF THE PARTNERSHIP

1.  FORMATION AND NAME.

    The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on June 16, 1987 (the "ACT"). The name of the limited partnership is IDS Managed Futures, L.P. (the "PARTNERSHIP"). The General Partners shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the Act and execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable as determined by the General Partners. Each Limited Partner hereby undertakes to furnish to the General Partners a power of attorney which may be filed with the Certificate of Limited Partnership and any amendments thereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partners.

2.  PRINCIPAL OFFICES.

    The principal offices of the Partnership shall be at the offices of CIS Investments, Inc. or such other places as the General Partners may designate from time to time.

3.  BUSINESS.

    The Partnership business and purpose is to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity interests including futures contracts, forward contracts, physical commodities, and related options thereon. The objective of the Partnership business is appreciation of its assets through speculative trading in such commodity interests.

4.  TERM, DISSOLUTION AND FISCAL YEAR.

    (a) TERM. The term of the Partnership shall commence on the day on which the Certificate of Limited Partnership is filed in the Office of the Secretary of State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2006; (2) receipt by the General Partners of a notice to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest ("UNITS"), including Units held by representatives and employees of the Partnership's Selling Agent and of its corporate affiliates, but not including any Units held by the General Partners or their corporate affiliates, which notice is sent by registered mail to the General Partners not less than ninety days prior to the effective date of such dissolution; (3) withdrawal, removal, insolvency, bankruptcy, legal disability or dissolution of the General Partners unless the Partnership is continued pursuant to paragraph 22 below; (4) the insolvency or bankruptcy of the Partnership; (5) a decrease in the Net Asset Value of the Partnership to less than

$500,000 as of the close of business on any trading day; or (6) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued or requiring termination of the Partnership.

    (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership assets shall be effected as soon as practicable in accordance with the Act, and the General Partners and Limited Partners (and any assignees) shall share in the assets of the Partnership, if any, PRO RATA in accordance with their respective capital accounts, less any amount owing by such Partners (or assignees) to the Partnership.

    (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on December 31; PROVIDED, HOWEVER, that the first fiscal year of the Partnership shall commence on the date its Certificate of Limited Partnership is filed.

    (d)  CERTAIN DEFINITIONS.

    "ADVISOR" means any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

    "COMMODITY CONTRACT" means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

    "NET ASSET VALUE" of the Partnership means the total assets less total liabilities, including any liability for organization and offering expenses of the Partnership, to be determined on the basis of generally accepted accounting principles, consistently applied, unless otherwise specified below. As of the close of business on February 28, 1995, regardless of whether Units are then being offered, each Unit shall be divided into three Units, each of which shall have Net Asset Value per Unit equal to one-third the Net Asset Value per Unit on that date prior to such division. The resulting Net Asset Value per Unit will constitute the Net Asset Value per Unit thereafter.

    "NET ASSET VALUE PER UNIT" means the Net Asset Value divided by the number of Units outstanding on the date of calculation. For purposes of these calculations:

        (a) Net Asset Value shall include any unrealized profit or loss on securities and open commodity positions and any other credit or debit accruing to the Partnership but unpaid or not received by the Partnership.

        (b) All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair market value as determined by the General Partners. Interest, if any, shall accrue monthly.

        (c) Brokerage commissions on open commodity positions shall be accrued in full upon the initiation of such open positions as a liability of the Partnership. Management fees shall be paid monthly and deducted prior to the calculation of the quarterly incentive fee.

    "NET WORTH" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

    "TRADING PROFITS" means Trading Profits (for purposes of calculating each Advisor's incentive fees only) is defined as the excess (if any) of (A) the Net Asset Value of the Partnership's assets under management of an Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Partnership's assets under the management of such Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Advisor's allocable share of Partnership assets subject to such Advisor's management between the dates referred to in (A) and (B), and
(ii) increased by the Advisor's allocable share of any distributions or redemptions paid or payable by the Partnership as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Advisor's allocable share of any additional allocations or negative reallocations of Partnership assets from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. The incentive fee shall not be payable on interest earned on Partnership assets. For purposes of calculating Trading Profits attributable to the assets under the management of each Advisor only, the definition of Net Asset Value shall be modified, insofar as it takes into consideration the amount of incentive and management fees payable by and brokerage commissions accrued by the Partnership, to provide for the allocation of such incentive and management fees and brokerage commissions specifically to the assets under the management of the Advisor which is entitled to such fees or whose trading decisions generated those brokerage commissions.

    "ORGANIZATIONAL AND OFFERING EXPENSES" means all expenses incurred by the Partnership in connection with and in preparing for registration and subsequently offering and distributing units to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its limited partnership interests under federal and state law, including taxes and fees, accountants' and attorneys' fees.

    "PIT BROKERAGE FEE" means the floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

    "SPONSOR" means any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a person who pays any portion of the organizational expenses of the Partnership, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its affiliates.

    "VALUATION DATE" means the date as of which the Net Asset Value of the Partnership is determined.

    "VALUATION PERIOD" means a regular period time between valuation dates.

5.  MANAGEMENT OF THE PARTNERSHIP.

    Subject to the limitations of this Agreement, the General Partners shall have exclusive management and complete control of the management of all aspects of the Partnership's business for the purposes herein stated. The General Partners shall make all decisions affecting Partnership affairs (except that the General Partners shall not select the purchases and sales of any commodity interests for the Partnership, but shall employ non-affiliated commodity trading advisors to provide such services), and shall have the exclusive right to act for the Partnership including, inter alia, the power to enter into contracts with third parties for trading advisory services and brokerage services, which brokerage services may be performed by entities affiliated with the General Partners at rates that may exceed the lowest rates which might otherwise be available to the Partnership, with respect to the following matters:

        (a) Retaining or replacing any commodity trading advisor to the Partnership;

        (b) Retaining any futures commission merchant or introducing broker to act as the Partnership's broker, or materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

        (c) Appointing any person, including any person affiliated with the General Partners, to act as a selling agent, clearing broker, introducing broker, underwriter, or otherwise to act on behalf of the Partnership to sell or solicit the purchase of Units in the Partnership;

        (d) Determining to offer additional Units in the Partnership pursuant to its prospectus;

        (e) Settling claims against the Partnership; and

        (f) Retaining attorneys and accountants to assist in the organization and operation of the Partnership.

    The General Partners shall exercise good faith in carrying out their duties and exercising their powers in regard to, or on behalf of, the Partnership, and shall devote sufficient efforts to the furtherance of the business of the Partnership as reasonably necessary and appropriate. The General Partners shall retain commodity trading advisors not affiliated with either General Partner and will delegate the management of the Partnership's commodity accounts to such advisors.

    No Limited Partner shall take part in the management of the business or transact any business for the Partnership, and no Limited Partner shall have power to sign for or bind the Partnership. No Limited Partner shall be entitled to any salary, draw or other compensation from the Partnership on account of his investment in the Partnership. The General Partners shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners. Any distributions shall become a liability of the Partnership for purposes of calculating Net Asset Value as of the dates of their declaration.

    The General Partners may engage and compensate on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including (except as described in this Agreement) the General Partners and any affiliated person or entity, as the General Partners in their sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

    The General Partners are hereby authorized on behalf of the Partnership to enter into the advisory contract between the Partnership and John W. Henry & Company, Inc. and Sabre Fund Management Limited described in the Prospectus, pursuant to which such entities will have responsibility with respect to the determination of the Partnership's commodity trading decisions. In the event the General Partners shall, in their sole discretion, using their prudent business judgment, determine that any trading instructions issued by such entities or any other commodity trading advisor to the Partnership, violate established trading policies of the Partnership (as described in paragraph 12 below), then the General Partners may negate such trading instructions. The General Partners may, in their sole discretion, select additional commodity trading advisors to direct trading for the Partnership. The General Partners are further authorized, on behalf of the Partnership, (i) to enter into the brokerage agreement and related customer agreements with their affiliates, Cargill Investor Services, Inc. and American Express Financial Advisors Inc., described in the Prospectus, pursuant to which those firms will render brokerage services to the Partnership, (ii) to cause the Partnership to pay brokerage commissions at the rates provided for in the brokerage agreement, and National Futures Association, exchange, clearing, delivery, insurance, storage, service and other fees and charges incidental to the Partnership's trading and (iii) to receive an annual administrative fee equal, in the case of IDS Futures Corporation, to 1.125% of the Partnership's Net Asset Value on the first business day of each fiscal year and, in the case of CIS Investments, Inc., to 0.25% of the Partnership's Net Asset Value on the first business day of each fiscal year. The Partnership shall not pay brokerage commissions to Cargill Investor Services, Inc. and American Express Financial Advisors Inc. (exclusive of National Futures Association, exchange, clearing, delivery, insurance, storage, service and other fees and charges incidental to the Partnership's trading and outside the control of Cargill Investor Services, Inc. and American Express Financial Advisors Inc.) or annual administrative fees to the General

Partners at rates higher than those established in the Partnership's initial Prospectus for a period of 60 months from the date the Partnership commences trading.

    The Partnership shall not enter into any contract with the General Partners, any of their affiliates, or any commodity trading advisor which has a term of more than one year and which does not provide that it may be canceled by the Partnership without penalty upon 60 days notice. No such contract between the Partnership and the General Partners or any of their affiliates shall be canceled by the General Partners or such affiliates without 60 days prior written notice to the Limited Partners. The Partnership shall make no loans. No person who shares or participates in commodity brokerage commissions may receive, directly or indirectly, any management or incentive fees for trading advice or trading management (PROVIDED, HOWEVER, that this prohibition shall not apply to the administrative fees payable to the General Partners); no broker of the Partnership may pay, directly or indirectly, rebates or give-ups to any commodity trading advisor of the Partnership or the General Partners.

    The General Partners may take such actions on behalf of the Partnership as they deem necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts; determining the amounts and frequency of distributions to the Partners; calculating and paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership such as organization and offering expenses (including selling commissions), management, administrative and incentive fees, brokerage commissions, legal, auditing and accounting fees, printing fees, filing and recording fees, and extraordinary expenses (which expenses shall be billed directly to the Partnership); administering transfers and redemptions of Units; filing reports required by any federal or state agency; executing various documents on behalf of the Partnership and the Limited Partners pursuant to powers of attorney; supervising the liquidation of the Partnership if an event causing termination of the Partnership occurs; and investing or directing the investment of the Partnership's funds not involving the purchase or sale of commodity futures contracts or other commodity interests. The General Partners may keep the Partnership's assets on deposit with Cargill Investor Services, Inc. The Partnership will be credited by Cargill Investor Services, Inc., with interest earned on 100% of the Partnership's average monthly Net Asset Value at a rate equal to 90% of the average yield on 90-day U.S. Treasury bills issued during that month. Cargill Investor Services, Inc. may retain for its own account any incremental interest earned on the Partnership's assets in excess of the amounts so credited to the Partnership. The General Partners shall have fiduciary responsibility to the Partnership with respect to the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and they shall not employ or permit others to employ such funds and assets except as specifically provided herein in any manner other than for the exclusive benefit of the Partnership. The General Partners shall keep and retain, at the principal office of the Partnership, such books and records relating to the business of the Partnership as are required by state securities administrators and by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

    The General Partners may engage in other business activities and, subject to this paragraph 5, shall not be required to refrain from any other activity nor forego any profits from any such activity, including any activity as a commodity broker, a commodity pool operator, or a commodity trading advisor of additional commodity pools organized to trade in commodity interests.

    The General Partners shall give notice to each Limited Partner within seven business days from the effective date of: (i) any material change in contracts with commodity trading advisors, including any change in advisors or any modification in connection with the method of calculating the incentive fee;
(ii) any other material change affecting the compensation of any party. Additionally, no decision shall be made by the General Partners to materially adversely change the brokerage commission to Net Asset Value ratio until notice is given to the Limited Partners and the Limited Partners are provided the opportunity to redeem their Units in the Partnership. The General Partners shall include with each such notification a description of the Limited Partners redemption rights and voting rights, and a description of any material effect such changes may have on the interests of the Limited Partners.

    In reviewing the Partnership's brokerage arrangements, the General Partners shall insure that the brokerage commissions represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of a General Partner: (i) the size of the Partnership;
(ii) the commodity interest trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; and (v) the overall costs to the Partnership.

    No person dealing with the General Partners shall be required to determine their authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of their authority.

                   CAPITAL STRUCTURE AND PARTNERSHIP FINANCES

6.  NET WORTH OF GENERAL PARTNERS.

    The General Partners agree that at all times after the admission of Limited Partners to the Partnership pursuant to the public offering of the Partnership's Units of Limited Partnership Interest described in paragraph 17 hereof, so long as they remain General Partners of the Partnership, they will maintain together Net Worth (as defined below) at least equal to (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable) for which they shall act as general partners and which are capitalized at less than $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable) for which they shall act as general partners and which are capitalized at greater than $2,500,000. For the purposes of this paragraph 6, Net Worth shall be calculated in accordance with generally accepted accounting principles, consistently applied, with all current assets valued at then current fair market values, and may include promissory notes or stock subscriptions issued to the General Partners by their respective parent corporations and shall exclude any interest held by the General Partners in the Partnership or any other limited partnership.

    The requirements of the preceding paragraph may be modified in accordance with the voting procedures set forth in paragraph 22, PROVIDED the General Partners obtain an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes or result in a violation of the securities laws of any states in which Units of Limited Partnership Interest are sold.

7.  CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS.

    The General Partners shall purchase for their own account Units of General Partnership Interest amounting to the greater of (i) 3% of the aggregate capital contributions of the Partnership or $100,000, whichever is less, or (ii) 1% of the aggregate capital contributions of the Partnership. Capital contributions by the General Partners shall be credited to their capital accounts, when and as paid. The General Partners and their affiliates may purchase Units of Limited Partnership Interest and shall share in all Partnership income, gains, losses, deductions and credits to the extent of their interest in the Partnership. The Units of General Partnership Interest representing the minimum capital contribution of the General Partners may not be transferred or redeemed so long as they act as General Partners.

    Interests in the Partnership other than the general partnership interests of the General Partners shall be Units of Limited Partnership Interest ("UNITS" or, individually, a "UNIT"). The initial Limited Partner, Wendell Halvorson, has contributed $235 in cash to the capital of the Partnership in consideration for one Unit. In accordance with the latest Prospectus of the Partnership from time to time filed with the Securities and Exchange Commission pursuant to Rule 424 (the "PROSPECTUS"), the Partnership may issue and sell Units to other persons. The General Partners and their affiliates, including their directors, officers, shareholders and employees (including representatives of American Express Financial Advisors Inc., the Partnership's selling agent), and the Trading Advisors, may purchase Units and such Units shall be included in determining whether the initial $1,000,000 subscription requirement, as set forth in paragraph 17 below, is met. The initial purchase price of each Units shall be $250 to members of the public, and $235 for representatives and employees of American Express Financial Advisors Inc. and certain of its corporate affiliates during the offering of Units as specified in the initial Prospectus. Net proceeds per Unit to the Partnership from any Units subsequently offered must equal at least the Partnership's then current Net Asset Value per Unit (as defined in paragraph 4(d) above). The Units need not be evidenced by certificates.

8.  MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES.

    (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner and shall be maintained and adjusted in accordance with Treasury Regulation Section 1.704(b)(2)(iv). The initial balance of each Partner's capital account shall be the Partner's initial capital contribution to the Partnership.

    (b) MONTHLY ALLOCATIONS. The following determinations and allocations shall be made:

        (1) The Net Asset Value shall be determined.

        (2) Any increase or decrease in Net Asset Value as of the end of the month shall then be credited or charged to the Partners' capital accounts in the ratio that the balance of each capital account bears to the balance of all capital accounts.

        (3) The amount of any distribution to a Partner, the amount of any accrued but unpaid incentive fees attributable to redeemed Units and the amount paid to a Partner on redemption of Units shall be charged to that Partner's capital account.

    (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, Partnership profit or loss ("PROFIT" and/or "LOSS") shall be allocated for federal income tax purposes among the Partners pursuant to the following paragraphs. Allocations of Profit and Loss shall be PRO RATA from net capital gain or loss and net ordinary income or loss realized by the Partnership unless allocations of items of gain or income or loss or expense are necessary to satisfy the requirements in paragraphs (bb) and (dd) that sufficient Profit and Loss be allocated to allocation accounts such that allocation accounts attributable to redeemed Units equal distributions in redemption of such Units. Notwithstanding the foregoing requirement that annual allocations of Profit and Loss be PRO RATA from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Partners, and such periodic allocations and adjustments shall be determined in a manner that in the judgment of the General Partners is consistent with the intent of this Paragraph 8(c).

        (1) Partnership Profit and Loss shall be allocated as follows:

           (aa) For the purpose of allocating Profit or Loss among the Partners, there shall be established an allocation account with respect to each Partner. The initial balance of each allocation account shall be the amount paid to the Partnership for such Partner's Units. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner redeems any Units as follows:

               (i) Each allocation account shall be increased by the amount of Profit allocated to the Partner pursuant to paragraph (cc) below.

               (ii) Each allocation account shall be decreased by the amount of Loss allocated to the Partner pursuant to paragraph (ee) below and by the amount of any distributions the Partner has received with respect to his Units.

           (bb) Profit shall be allocated first to each Partner who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the basis over the allocation account attributable on a PRO RATA basis to the redeemed Units.

           (cc) Profit remaining after the allocation thereof pursuant to paragraph (bb) shall be allocated next among all Partners whose capital accounts are in excess of their allocation accounts (after the adjustments in paragraph (bb)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this paragraph (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

           (dd) Loss shall be allocated first to each Partner who has redeemed any Units during the fiscal year up to the excess, if any, of the allocation account attributable on a PRO RATA basis to the redeemed Units over the amount received upon redemption of the Units.

           (ee) Loss remaining after the allocation thereof pursuant to paragraph (dd) shall be allocated next among all Partners whose allocation accounts are in excess of their capital accounts (after the adjustments in paragraph (dd)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this paragraph (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital accounts bears to all Partners' capital accounts.

        (2) In the event that a Unit has been assigned, the allocations prescribed by this Paragraph (c) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Paragraph (e) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

        (3) The allocation for federal income tax purposes of Profit and Loss, as set forth herein, is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under paragraph (b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

    (d) DEFICIT BALANCES. Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year any Partner's capital account is adjusted for, or such Partner is allocated, or there is distributed to such Partner any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Partner's capital account, then such Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, each General Partner must contribute an amount equal to any deficit balance in his capital account.

    (e) REDEMPTIONS AND DISTRIBUTIONS. No Limited Partner shall have priority over any other Limited Partner either as to return of cash contributions or as to profits, losses or distributions.

    (f) JUDGMENT OF GENERAL PARTNERS. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all computations and determinations required to be made hereunder, PROVIDED, HOWEVER, that if, in the event that any computation or determination involves a choice of different alternatives, the accountants making such computations and determinations shall be permitted to rely upon the judgment of the General Partners. Notwithstanding any provision herein to the contrary, if in the judgment of the General Partners, the allocations for federal income tax purposes (i) shall not satisfy the requirements of Section 704(b) of the Code or Regulations promulgated thereunder, (ii) shall violate any other provision of the Code or Regulations or
(iii) shall not properly take into account any expenditure by, or receipt of, the Partnership, the General Partners shall adjust the allocations accordingly. No adjustment made by the General Partners pursuant to this paragraph 8(f) shall materially and adversely affect the amount of cash which would otherwise be credited to a Limited Partner, without his consent.

9.  EXPENSES AND LIMITATION THEREOF.

    IDS Financial Services Inc. (the "SELLING AGENT") was paid $15 for each Unit sold by it to members of the public in the initial offering of Units, but no selling commission shall be charged in connection with any sales of Units to representatives and employees of IDS Financial Services Inc. and certain of its corporate affiliates. The General Partners initially advanced all other organization and offering expenses of the Partnership, including legal, accounting, auditing, filing, registration and recording fees, printing expenses and escrow charges. The General Partners were subsequently reimbursed by the Partnership for advancing the Partnership's organization and offering expenses prior to the commencement of trading by the Partnership. However, the General Partners were entitled to any of the payments called for by this paragraph 9 only if subscriptions for at least $1,000,000 were received and accepted by the General Partners, subject to a maximum reimbursement of such expenses, when added to the selling commissions, equal to 15% of the value of the Units sold prior to any reduction for selling commissions. The terms and provisions of this
Section 9 that pertain to the Partnership's original offering to the public shall be superseded by the terms and provisions of the prospectus given to investors in connection with any subsequent offering.

    The Partnership's assets will be deposited in the Partnership's account with Cargill Investor Services, Inc., the Partnership's clearing broker. Cargill Investor Services, Inc. will credit the Partnership at month-end with interest income on 100% of the Partnership's average monthly Net Asset Value at a rate equal to 90% of the average yield on the 90 day U.S. Treasury Bills issued during that month.

    The General Partners shall each receive as compensation for acting as General Partners an annual administrative fee equal, in the case of IDS Futures Corporation, to 1.45% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year and, in the case of CIS Investments, Inc., to 0.3% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year.

    After December 31, 1992, the annual administrative fee payable to IDS Futures Corporation will be 1.125% of the Partnership's beginning Net Asset Value on the first business day of each Partnership fiscal year, and the annual administrative fee payable to CIS Investments, Inc. will be 0.25% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year.

    Each General Partner shall share in all Partnership income, gain, losses, deductions and credits to the extent of its interest in the Partnership. The Partnership will pay its periodic operating expenses relating to legal, accounting, auditing, printing, filing and recording fees; management and incentive fees; brokerage commissions and any incidental trading charges (including all delivery, insurance, storage, service or other charges paid to third parties in connection with the Partnership's trading); extraordinary expenses, and any items for which payment may be made by the Partnership as set forth in paragraph 21. All of such expenses shall be billed directly to the Partnership. The aggregate annual expenses of every character paid or incurred by the Partnership, including management and advisory fees based on the Partnership's Net Asset

Value but excluding commodity brokerage commissions, incentive fees, legal, audit and extraordinary expenses calculated at least quarterly on a basis consistently applied, shall be reasonable but in no event shall exceed 1/2 of 1% of Net Asset Value per month. Appropriate reserves may be created, accrued and charged against the Partnership's assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partners.

    Additionally, the summation of the Administrative Fees and Administrative Expenses, Brokerage Commissions and transaction fees and costs to be paid by the Partnership, any Management Fee, any Advisory Fee, and any financial benefit from interest income earned on Partnership assets in excess of the interest paid to the Partnership shall total no more than 14% of the Partnership's Net Asset Value available for trading and the Net Asset Value available for trading shall not exceed 100% of the Partnership's Net Asset Value. The General Partners will annually review the total of these expenses paid by the Partnership to ensure that they do not exceed 14% of the Net Asset Value available for trading. Should these expenses total more than 14% of the Net Asset Value available for trading, the General Partners will pay and will not be reimbursed by the Partnership for such excess.

10. LIMITED LIABILITY OF LIMITED PARTNERS.

    Each Unit, when purchased in accordance with this Agreement, shall be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, no Limited Partner shall be liable for the Partnership obligations in excess of the capital contributed by him and profits attributable thereto, if any, and such other amounts as he may be liable for pursuant to the Act. If the Partnership were unable otherwise to meet its obligations, the Limited Partners might be required to repay to the Partnership for a period of one year after the return of a Limited Partner's capital contribution or any part thereof such returned capital contribution, including profits, if any, any distributions and amounts received upon redemption, and interest thereon, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period such capital contribution was held by the Partnership.

11. RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION.

    Except to the extent that a Limited Partner shall have the right to withdraw capital in accordance with paragraph 16 below, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

    The General Partners shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partners) of the Partnership.

                     CONDUCT OF THE PARTNERSHIP'S BUSINESS

12. TRADING POLICIES.

    The Partnership shall adhere to the following trading policies:

        (a) Funds will be invested only in futures contracts which are traded in sufficient volume to permit, in the opinion of the Advisors to the Partnership, ease of taking and liquidating positions. The Advisors may at any time determine to expand or reduce the number of commodity interests traded by that portion of assets under their respective control.

        (b) No Advisor will acquire on behalf of the Partnership additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the

    Advisor, would result in a net long or short position for that commodity interest requiring as margin or premiums more than 15% of the Partnership assets allocated to that Advisor's management. For purposes of implementing this policy, soybeans will be treated as one commodity interest and soybean oil and soybean meal will be treated together as one commodity interest.

        (c) The Partnership will not normally be as highly leveraged as permitted in the case of an investment by an individual. On the basis of information supplied by the Advisors, the General Partners estimate that between 20% and 60% of the Partnership's assets will normally be committed as initial margin (although the percentage may be more or less than such range from time to time). To reduce the Clearing Broker's risk, additional restrictions on the leverage of the Partnership may be imposed by the Clearing Broker without notice at any time.

        (d) No Advisor will acquire on behalf of the Partnership additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the Advisor, would result in aggregate net long or short positions (including any forward contracts) for all commodity interests requiring as margin or premiums more than 66 2/3% of the Partnership's assets allocated to that Advisor's management.

        (e) The Partnership will not generally enter into an open position for a particular commodity during a delivery month for that commodity. However, the Partnership may occasionally make or accept delivery of a commodity. This may occur because an Advisor's trading strategy may, from time to time, identify certain trends which occur in delivery months which can be taken advantage of by the Partnership. The Partnership may take delivery of a commodity and take a corresponding short position in the commodity by selling futures contracts for the commodity. The Partnership will not engage in cash commodity transactions, except as indicated above, unless the cash position is hedged.

        (f) The Partnership will not employ the trading technique, commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or a related commodity interest. However, the Advisors may take into account the Partnership's open trade equity in assets of the Partnership in determining whether to acquire additional commodity futures contracts on behalf of the Partnership.

        (g) The Partnership will not purchase, sell or trade in securities or write, purchase, sell or trade in options to purchase or sell securities, commodity futures contracts or physical commodities unless such options have been approved for trading on a designated contract market by the CFTC. The Partnership may trade in foreign options if permitted under the Commodity Exchange Act, as amended, and CFTC regulations, but only when and to the extent authorized in writing by the General Partners to the Advisors. The Partnership may trade in futures contracts on securities.

        (h) The Partnership will not generally utilize borrowings, except for short-term borrowings where the Partnership takes delivery of any cash commodity or to the extent that Cargill Investor Services, Inc., as the Partnership's clearing broker, obtains lines of credit for the trading of forward contracts with banks. The Partnership will not make any loans.

        (i) The Advisors may, from time to time, employ trading techniques such as spreads or straddles on behalf of the Partnership. The term "spread" or "straddle" describes a transaction involving the simultaneous buying and selling of commodity interests dealing with the same or different commodity interests but involving different delivery dates or markets, and in which the trader expects to earn profits from a widening or narrowing movement of the two prices of the commodity interests.

        (j) The Partnership may trade in futures contracts on foreign currencies through foreign and domestic commodity exchanges, including the International Monetary Market Division of the Chicago Mercantile Exchange. The Partnership may also establish positions in foreign currencies through banks or in the interbank market. Forward contracts on foreign currencies will be transacted only with banks having in excess of $100,000,000 in combined capital and surplus. No specific limitation on the percentage or amount of forward contracts, if any, engaged in by the Partnership has been imposed.

        (k) The Partnership's assets will not be commingled with the assets of any other person; funds used to satisfy margin requirements will not be considered commingled.

        (l) No Advisor to the Partnership will be permitted to engage in churning the assets of the Partnership.

        (m) No rebates or give ups may be paid to or received by the General Partners, nor may the General Partners participate in any reciprocal business arrangements which could circumvent this prohibition, but retention of Cargill Investor Services, Inc. to act as the Partnership's clearing broker and retention of American Express Financial Advisors Inc. to act as the Partnership's introducing broker shall not be deemed to violate this prohibition. The General Partners and their affiliates shall not establish or participate in any reciprocal business arrangements which would circumvent the restrictions against dealing with affiliates or other interested parties, but this prohibition shall not be deemed to prevent the Partnership from using the services of Cargill Investor Services, Inc. as clearing broker or American Express Financial Advisors Inc. as introducing broker.

    Material changes in the trading policies described above must be approved by a vote of a majority of the outstanding Units (not including Units held by the General Partners or their corporate affiliates). A change in commodity interests traded shall not be deemed to be a material change in the trading policies. If the General Partners determine, in their sole discretion, using prudent business judgment, that any trading instructions issued by the Partnership's Advisors violate one of the Partnership's trading policies, the General Partners may negate such trading instructions.

13. REPORTS AND STATEMENTS.

    The General Partners, in their sole discretion, may cause the Partnership to make, refrain from making or, once having made, revoke, the election referred to in Section 754 of the Internal Revenue Code of 1986, as amended, and any similar election provided by state or local law or any similar provision enacted in lieu thereof. Each Limited Partner shall be furnished as of the end of each month and as of the end of each fiscal year with (i) such reports (in such detail) as are required to be given to Limited Partners by the rules of the Commodity Futures Trading Commission, (ii) any other reports (in such detail) as are required by any other governmental authority which has jurisdiction over the activities of the Partnership; and (iii) any other reports or information which the General Partners, in their discretion, determine to be necessary or appropriate. Each Limited Partner shall be furnished an annual report containing audited financial statements examined by an independent public accountant within 90 days after the close of each fiscal year, setting forth, among other matters:

        (a) The Net Asset Value of the Partnership and the Net Asset Value per Unit at the end of the fiscal year or the total value of a Partner's interest in the Partnership;

        (b) the total amount of (i) management, administrative, and advisory fees, (ii) brokerage commissions and fees for commodity and other investment transactions during the fiscal year and (iii) all other expenses incurred or accrued by the Partnership during the fiscal year;

        (c) any change in the Partnership's commodity trading advisors or any material change in the management of the Partnership's commodity trading advisors;

        (d) any other material business dealings between the Partnership, the General Partners, the commodity trading advisors, its commodity broker or any principal of any of the foregoing;

        (e) the actual performance of the Partnership during prescribed time periods;

        (f) a statement of financial condition as of the close of the fiscal year and preceding fiscal year;

        (g) statements of income (loss), changes in financial position and changes in partners' equity during the fiscal year and the previous fiscal year; and

        (h) appropriate footnote disclosures and such further material information as may be necessary to make the financial statements not misleading.

    In addition to the annual report, the General Partners will furnish each Limited Partner, within 30 days of the end of each month, with an account statement (unaudited) covering such month, which statement shall contain generally the same type of information set forth in the items (a) - (e) above. Each Limited Partner shall also be notified within seven business days from the date of any decline in the Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit since the last business day on which the Partnership's Net Asset Value was calculated, and shall at that time be provided with a description of Limited Partners' voting rights hereunder. The General Partners will also furnish each Limited Partner with tax information not later than March 15 of each year in a form which may be utilized in the preparation of income tax returns.

14. PARTNERSHIP RECORDS.

    Proper books of account and records relating to the Partnership's business shall be made and kept by the General Partners as required by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Such books and records shall be kept on an accrual basis. Limited Partners or their duly authorized representatives may inspect and copy (upon payment of reasonable reproduction costs) such books and records during normal business hours at the Partnership's principal office. Upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by such Limited Partner, or as otherwise required by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

                      ADMISSION AND WITHDRAWAL OF PARTNERS

15. TRANSFERS OF UNITS.

    Subject to compliance with the suitability standards of the Partnership, federal and state securities laws and the rules of any other applicable governmental authority, Units may be assigned, transferred or disposed of at the election of a Limited Partner upon written notice to the General Partners. No consent of the General Partners is necessary. No assignment, transfer or disposition shall be effective against the Partnership or the General Partners until the General Partners receive the written notice described below. The assignee shall become a substituted Limited Partner in the Partnership only upon the consent of the General Partners (which consent may be granted or withheld at their sole discretion). An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of the assigning limited partner. An assignment of Units will not be permitted if, in the judgment of the General Partners, such assignment may cause the partnership to be taxable under the Internal Revenue Code as a corporation or an association rather than as a partnership.

    The written notice of assignment shall specify the name and address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give written notice to the General Partners upon any subsequent assignment and shall be signed by the assignor (or his duly authorized representative) and assignee. The General Partners may, in their sole discretion, waive receipt of the above-described notice or waive any defect therein. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, written notice of such assignment may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may be reasonably requested by the General Partners. Neither the estate nor any beneficiary of a deceased Limited Partner or assignee will have any right to withdraw any capital or profits from the Partnership except by redemption of Units. A substituted Limited

Partner shall have all rights and powers and shall be subject to all the restrictions and liabilities of his assignor; PROVIDED, HOWEVER, that a substituted Limited Partner shall not be subject to those liabilities of which he was ignorant at the time he became a substituted Limited Partner and which could not be ascertained from the Certificate of Limited Partnership. Each Limited Partner agrees that with the consent of the General Partners any assignee may become a substituted Limited Partner without the further act or consent of any Limited Partner. Each Limited Partner agrees that he has no right to consent to and will not consent to any person or entity becoming a substituted Limited Partner, except as set forth in the preceding sentence. If the General Partners withhold consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his assignee becomes a substituted Limited Partner.

16. REDEMPTION OF UNITS.

    No redemptions are permitted during the first six months after an investor has been first admitted to the Partnership. Thereafter, a Limited Partner (or any assignee of Units whom the General Partners have received written notice as described in paragraph 15 above) may withdraw from the Partnership all or any part of his capital contributions and undistributed profits, if any, effective as of the last trading day of any month. Redemption amounts may be designated either in terms of a number of Units or an amount in dollars. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his entire interest in the Partnership. Redemptions may be obtained by a Limited Partner by requiring the Partnership to redeem any or all of his Units based on Net Asset Value per Unit, calculated as of the close of business (as determined by the General Partners) on the effective date of redemption; PROVIDED, that (1) there remains property of the Partnership sufficient to pay all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) and (2) the General Partners shall have timely received a Request for Redemption as hereinafter defined. As used herein, Request for Redemption shall mean a letter in the form specified by the General Partners sent by a Limited Partner (or any assignee of whom the General Partners have received written notice as described in paragraph 15 above) and received by the General Partners ten days prior to the end of the month of the requested redemption. A form of Request for Redemption may be obtained by written request to the General Partners. The General Partners may declare additional redemption dates upon notice to the Limited Partners. Upon redemption, a Partner (or any assignee of whom the General Partners have received written notice as described above) shall receive from the Partnership for each Unit redeemed an amount based on the Net Asset Value per Unit, less any amount owing by such Partner (and assignees, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Units was sold by the Partnership as well as all amounts owed by all assignees who owned such Unit shall be deducted from the amount paid to such assignee upon redemption of his Units. An assignee shall not be entitled to redemption until the General Partners have received written notice (as described in Paragraph 15 above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed and shall have no claim against the Partnership or the General Partners with respect to distributions or amounts paid on redemption of Units prior to the receipt by the General Partners or such notice. Profits and losses shall be allocated to Partners in proportion to their respective units and to their respective dates of redemption in accordance with Section 8(b) hereof. The Partnership's commodity positions will be liquidated to the extent necessary to effect redemptions. Redemptions are contingent upon the Partnership having property sufficient to discharge its liabilities (contingent or otherwise) on the effective date of redemption. If the General Partners determine that permitting the number of redemptions sought would be detrimental to the tax status of the Partnership, they may restrict the number of redemptions to be permitted, and shall select by lot so many redemptions as will not, in their judgment, impair the Partnership's tax status.

    After the 3-for-1 split of Units (as described in paragraph 17 hereof) occurs, if the Net Asset Value per Unit (as defined in paragraph 4(a) hereof) decreases below $125 (after adding back any distributions from the Partnership to the Limited Partners), at the close of business on any trading day, the Partnership will attempt to liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of any such suspension of trading, the General Partners shall either give notice to the Limited Partners of their intention to withdraw from the Partnership or shall declare a special redemption date. Such special redemption date, if declared, shall be a business day within 30 business days from the date of suspension of trading by the Partnership, and the General Partners shall mail notice of such date to each Limited Partner (and assignee of Units of whom they have notice pursuant to paragraph 15 above) by first class mail, postage prepaid, not later than ten business days prior to such special redemption date together with instructions as to the procedure such Partner or assignee must follow to have his Units redeemed on such date. Upon redemption pursuant to a special redemption date, a Partner (or any assignee of whom the General Partners have received written notice as described in paragraph 15 above) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on such special redemption date less any amount owing by such Partner (and assignees, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit was sold by the Partnership as well as all amounts owed by all assignees who owned such Unit shall be deducted from the amount paid to such assignee upon redemption of his Unit. An assignee shall not be entitled to redemption until the General Partners have received written notice (as described in paragraph 15 above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such special redemption date, the Partnership's Net Asset value is at least $500,000, the Partnership will resume trading, unless the General Partners elect to withdraw from the Partnership.

    Payment will be made within ten business days after the effective date of redemption or special date of redemption, except that under special circumstances, including but not limited to inability to liquidate commodity positions as of the effective date of redemption (including any special redemption date) or default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may in turn delay payment to Partners requesting redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay.

    The General Partners may require any subscriber which is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 to withdraw in whole or in part from the Partnership through redemption of its Units if such withdrawal, in the General Partners' sole good faith judgment, is necessary to avoid violation by the Partnership and/or Limited Partners which are employee benefit plans of applicable provisions of such statute.

17. OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

    The General Partners on behalf of the Partnership shall (i) cause to be filed a registration statement or registration statements, and such amendments thereto as the General Partners deem advisable, with the Securities and Exchange Commission for the registration and public offering of Units, (ii) qualify Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partners shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as it shall deem advisable or necessary. The expenses of the Partnership in connection with such filings, qualifications and offerings, other than selling commissions, shall be advanced by the General Partners, but the Partnership will subsequently reimburse the General Partners for such expenses out of the proceeds of the offering. The terms and provisions of this Section 17 that pertain to the Partnership's original offering to the public shall be superseded by the terms and provisions of the prospectus given to investors in connection with any subsequent offering.

    The General Partners are authorized to take such action and make such arrangements for the sale of the Units as they deem appropriate, including without limitation (i) the execution on behalf of the Partnership of a selling agreement appointing American Express Financial Advisors Inc. as agent of the Partnership for the offer and sale of the Units during the offering period as contemplated in a prospectus and appointing American Express Financial Advisors Inc. as the Fund's introducing broker, and (ii) the indemnification of American Express Financial Advisors Inc. and John W. Henry & Company, Inc. and Sabre Fund Management Limited (the Partnership's initial Advisors) and each person controlling them against certain liabilities incurred in connection with the issuance and sale of the Units. The General Partners will keep copies of all subscription agreements (including suitability records) signed by Limited Partners in connection with public offerings of Units for a period of six years.

    If the Partnership shall not have obtained during the period of its initial public offering of the Units subscriptions representing an aggregate offering price of $1,000,000 this Agreement shall terminate, and all capital contributed to the Partnership shall be promptly returned to the contributors thereof. In addition, any interest which shall have accrued (from the time of deposit of each subscription to the time such funds are released by the Escrow Agent referred to below) shall be promptly distributed to such contributors. The General Partners and officers, directors, shareholders and employees of Cargill Investor Services, Inc. and American Express Financial Advisors Inc., may subscribe for Units and any such subscriptions shall be included in determining whether the minimum subscription requirement is met. All initial subscriptions will be held in escrow by the Marquette Bank Minneapolis, N.A. (the "ESCROW AGENT"). The Partnership shall not commence trading operations unless and until the General Partners have accepted subscriptions for Units representing an aggregate offering price of $1,000,000 pursuant to the Partnership's initial public offering of Units. The allocable portion of any interest earned on each subscription shall be distributed to each subscriber. The General Partners may terminate any offering of Units at any time. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership on any such contributions after such contributions are released by the Escrow Agent.

    All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Partnership shall cancel the Units issued to such subscriber represented by such returned check or draft and the General Partners shall file an amendment, if required, to the Partnership's Certificate of Limited Partnership reflecting such cancellation. Any losses or profits sustained by the Partnership in connection with the Partnership's commodity trading allocable to such canceled Units shall be deemed an increase or decrease in Net Asset Value and allocated among the remaining partners as described in paragraph 8 above. Each subscriber agrees to reimburse the Partnership for any expenses or losses incurred in connection with any such cancellation of Units issued to him.

    As of the close of business on February 28, 1995, regardless of whether Units are then being offered, each Unit shall be divided into three Units, each of which shall have Net Asset Value per Unit equal to one-third the Net Asset Value per Unit on that date prior to such division. The resulting Net Asset Value per Unit will constitute the Net Asset Value per Unit thereafter.

18. ADMISSION OF ADDITIONAL PARTNERS.

    At any time the General Partners may, in their sole discretion and subject to applicable law, admit additional Limited Partners, each of which newly admitted Limited Partner shall contribute cash to the capital of the Partnership for each Unit of Limited Partnership Interest to be acquired in at least the minimum amount specified in paragraph 7. Pursuant to paragraph 15, the General Partners may consent to and admit any assignee of Units as a substituted Limited Partner. There is no limit on the total number of Units which may be outstanding.

19. POWER OF ATTORNEY.

    Each Limited Partner, by the execution of this Agreement, whether by counterpart or separate instrument, does irrevocably constitute and appoint the General Partners his true and lawful attorneys and agents, with full power of substitution and with full power and authority in his name, place and stead, to admit additional Limited Partners, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file and record in the appropriate public offices and publish (i) all certificates and other instruments (including counterparts of this Agreement) which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership under the laws of any jurisdiction; (ii) all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement relating to the Partnership or any amendment thereto; (iii) all conveyances and other instruments which the General Partners deem appropriate to reflect the dissolution and termination of the Partnership; and (iv) certificates of assumed name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partners and by any successor thereto, acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by the General Partners pursuant to the Power of Attorney granted in this paragraph 19, this Agreement shall control.

20. WITHDRAWAL OF A PARTNER.

    The Partnership shall terminate and be dissolved upon the withdrawal of the General Partners. A General Partner may withdraw from the Partnership at any time on 120 days' written notice by first class mail, postage prepaid to each Limited Partner. If the Limited Partners or the remaining General Partner elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. The withdrawing General Partner shall cease to be a General Partner as of the day of such withdrawal, and shall then receive a return of its capital plus any portion of compensation as a General Partner accrued and owing to it at such time.

    If any of the events specified below occurs in regard to a General Partner, the General Partner shall be considered to have submitted a notice of withdrawal from the Partnership as of the date of the occurrence of such event:

        (a) any levy or attachment by a creditor on or by any person claiming a lien on any material interest of the General Partner if such levy or attachment is not cured within 10 days;

        (b) any assignment by the General Partner of any interest for the benefit of creditors;

        (c) any voluntary filing by the General Partner, or filing by another against the General Partner, of any petition for adjudication of such General Partner as insolvent or bankrupt;

        (d) any use of any insolvency or similar act by the General Partner;

        (e) any filing by the General Partner of a petition for reorganization or arrangement under any provision of state or federal bankruptcy laws then in force and effect;

        (f) any appointment in any insolvency proceeding of any receiver or trustee for the General Partner or any material portion of the General Partner's property;

        (g) any adjudgment of bankruptcy or insolvency, or entry of an order for relief in any bankruptcy or insolvency proceeding; and

        (h) the filing of any petition for, or consent to, any of the foregoing by the General Partner or the filing of an answer or other pleading admitting or failing to contest material allegations contained in a petition filed against it in any proceeding of such nature.

    Unless written consent from all Limited Partners is obtained permitting a General Partner to continue to act in that capacity, a General Partner shall be considered to have submitted a notice of withdrawal if 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation such proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

    A Limited Partner will cease to be a Partner upon redemption or assignment of all of his Units. The death, legal disability, withdrawal, insolvency or dissolution of a Limited Partner shall not terminate or dissolve the Partnership and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in paragraph 16 above. Each Limited Partner (and any assignee of a Limited Partner's interest) expressly agrees that, in the event of his death, he waives on behalf of himself and his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit of the Partnership other than those expressly granted or established in paragraph 13.

                                INDEMNIFICATION

21. INDEMNIFICATION.

    (a) A General Partner and its Affiliates, shall bear no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if such action or inaction did not constitute negligence or misconduct of the General Partner or its Affiliate and if the General Partner or its Affiliate, in good faith, determined that its course of conduct for which exculpation is sought was in the best interest of the Partnership, and if the General Partner or its Affiliate was acting on behalf of or performing services for the Partnership and wholly within the scope of authority of the General Partner.

    (b) A General Partner and its Affiliates, may be indemnified by the Partnership, but only out of the assets of the Partnership and not from the assets of the Limited Partners, against expenses, including attorney's fees, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partner or such Affiliates in connection with the Partnership PROVIDED that such expense were not the result of negligence or misconduct on the part of the General Partner or its Affiliate, the General Partner or its Affiliate determined in good faith that its course of conduct was in the best interests of the Partnership, and the General Partner or its Affiliate was acting on behalf of or performing services for the Partnership and wholly within the scope of authority of the General Partner. The Partnership shall not advance Partnership funds to a General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action brought against the General Partner or its Affiliate.

    (c) Notwithstanding subparagraph (a) and subparagraph (b) of this paragraph 21, the General Partner and its Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or
(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

    (d) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission and the Massachusetts Securities Division, and the position of any state regulatory authority where partnership interests were offered or sold with respect to the issue of indemnification for securities law violations.

    (e) For purposes of this Paragraph 21 an Affiliate is: any person owning or controlling, directly or indirectly, either General Partner or who is under common control with a General Partner, and any officer or director of either General Partner, and each affiliate may be entitled to exculpation or indemnification under this Paragraph 21 in circumstances in which such Affiliate is being sued for an act of such General Partner solely because of its relationship to the General Partner, or in circumstances in which such person is actually performing the duties of the General Partner in regard to the Partnership.

    (f) The Partnership shall not incur the cost of that portion of any liability insurance which may insure either General Partner and its Affiliates who are performing services on behalf of the Partnership for any liability as to which such person is prohibited from being indemnified hereunder.

                         GOVERNANCE OF THE PARTNERSHIP

22. AMENDMENTS AND MEETINGS.

    (a) AMENDMENTS PROPOSED BY THE GENERAL PARTNERS. If at any time during the term of the Partnership the General Partners shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partners and by Limited Partners owning more than fifty percent (50%) of the Units then owned by the Limited Partners (not including any Units held by the General Partners or their corporate affiliates) and if made in accordance with and to the extent permissible under the Act. For purposes of obtaining a written vote, the General Partners may require response within a specified time with respect to amendments proposed by them. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; PROVIDED, HOWEVER, that no such supplemental or amendatory agreement shall change or alter this paragraph 22, extend the term of the Partnership, change the Partnership to a general partnership, change the liability or reduce the capital account of any Partner or modify the percentage or profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by amendment or supplement to this Agreement without such assignee's consent.

    The General Partners may amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any inaccuracy, ambiguity or reconcile any inconsistency; (ii) to add to the representations, duties or obligations of the General Partners or surrender any right or power of the General Partners for the benefit of the Limited Partners; (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act; (iv) change the name of the Partnership or the location of the principal place of business of the Partnership; (v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; (vi) change this Agreement in any manner that does not adversely affect the Limited Partners in any material respect or that is required or contemplated by other provisions of this Agreement; (vii) make any amendment that is appropriate or necessary, in the opinion of the General Partners, to prevent the Partnership or the General Partners or their directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under ERISA, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; or (viii) make any other amendment similar to the foregoing; PROVIDED, that no such amendment will be adverse to the interests of the Limited Partners.

    (b) MEETINGS; AMENDMENTS PROPOSED BY THE LIMITED PARTNERS. Upon payment of the costs of reproduction and mailing, any Limited Partner upon written request addressed to the General Partners shall be entitled to obtain from the General Partners a list of the names and addresses of record of all Limited Partners and the number of Units held by each; PROVIDED, HOWEVER, that any Limited Partner requesting such list shall give written assurance that the list will not in any event be used for commercial purposes. In addition, such list will be made available at the Partnership's principal office for the review of any Limited Partner or his representative at reasonable times. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partners shall, by written notice to each Limited Partner of record delivered in person or by certified mail, within fifteen days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than fifty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting. Partners may vote in person or by proxy at any such meeting. At any meeting called pursuant to this subparagraph 22(b), upon affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by the Limited Partners (not including any Units held by the General Partners or their corporate affiliates), the following actions may be taken: (i) this Amended and Restated Limited Partnership Agreement may be amended in accordance with and only to the extent permissible under the Act; PROVIDED, HOWEVER, that no amendment shall alter this paragraph 22, extend the term of the Partnership, change the Partnership to a general partnership, change the liability or reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled (in addition, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by amendment or supplement to this Agreement without such assignee's consent); (ii) the Partnership may be dissolved; (iii) the General Partners may be removed; (iv) a successor (or successors) general partner may be elected as long as the Partnership continues to have one General Partner, PROVIDED that the election of a general partner at a time when there is no remaining General Partner, after an event of withdrawal or removal of the last remaining General Partner, may only be conducted in accordance with the Act; (v) a new general partner or general partners may be elected if the General Partners elect to withdraw from the Partnership, PROVIDED, that the appointment of the new general partner(s) is effective as of the date of any such withdrawal; (vi) any contracts with the General Partners or any of their affiliates may be terminated on sixty days notice without penalty; and (vii) the sale of all the assets of the Partnership may be approved.

    (c) PROXY RULES. In the event the Partnership is required to comply with Regulation 14A under the Securities Exchange Act of 1934 (the "PROXY RULES") or any successor regulation, the foregoing time periods specified in this paragraph 22 may be altered by the General Partners so as not to conflict therewith.

23. GOVERNING LAWS.

    The validity and construction of this Agreement shall be governed by and construed by the laws of the State of Delaware without regard to principles of conflicts of law; PROVIDED, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

24. MISCELLANEOUS.

    (a) NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if mailed postage prepaid, or if telegraphed, by prepaid telegram, and addressed, if to IDS Managed Futures, L.P. c/o CIS Investments, Inc., and IDS Futures Corporation, 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, and if to a Limited Partner, to the address set forth above such Limited Partner's signature on the signature page annexed hereto. Any Limited Partner may change his address by giving notice in writing to the General Partners stating his new address, and the General Partners may change their address by giving such notice to all Partners. Commencing on the tenth day after the giving of such notice by any Limited Partner or the General Partners, such newly designated address shall be such Partner's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

    (b) BINDING EFFECT. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partners may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby.

    (c) HEADINGS. Paragraph headings in no way define, extend or describe the scope of this Agreement or the effect of any of its provisions.

    (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

CIS INVESTMENTS, INC.                                     FOR THE LIMITED PARTNERS:
  General Partner
                                                          CIS INVESTMENTS, INC.
                                                          As Attorney-in-Fact
By /s/ HAL T. HANSEN
  President
                                                          By /s/ HAL T. HANSEN
                                                          President
IDS FUTURES CORPORATION
  General Partner
                                                          IDS FUTURES CORPORATION
                                                          As Attorney-in-Fact
By /s/ JANIS E. MILLER
  President
                                                          By /s/ JANIS E. MILLER
                                                          President

                                                                       EXHIBIT B

                           IDS MANAGED FUTURES, L.P.
                           SUBSCRIPTION REQUIREMENTS

    The purchase of Units of Limited Partnership Interest in IDS Managed Futures, L.P. may be made only by persons who have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $45,000 and a minimum annual gross income of at least $45,000. Residents of certain states in which Units may be qualified for sale may be subject to greater net worth (similarly calculated), annual income and other financial requirements. See "SUITABILITY REQUIREMENTS," below.

    Purchaser represents (for Purchaser, and if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries) by executing and delivering the Partnership's Subscription Agreement and Power of Attorney, that he/she meets the financial requirements applicable to his/her state of residence and that he/she is of legal age to execute this Agreement. If Purchaser no longer meets such financial requirements, or if any other information provided in connection with this subscription becomes inaccurate, prior to his/her admission to the Partnership as a limited partner, he/she will immediately notify the General Partners. Purchaser is urged to review carefully the responses, representations and warranties he/she is making herein and in the Subscription Agreement and Power of Attorney. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by CIS Investments, Inc. and IDS Futures Corporation (the "GENERAL PARTNERS") in their sole and absolute discretion. Purchaser certifies that he/she has received a Prospectus of the Partnership dated August 26, 1997. Purchaser acknowledges that the representations and warranties herein are made through the Partnership's Subscription Agreement and Power of Attorney to, and may be relied upon by, the Partnership, the General Partners, and the Selling Agent.

    Purchaser should read the following notices: (a) he/she can lose his/her entire investment in the Partnership; (b) there is no assurance that the Partnership will have results similar to the past performance of the Partnership (see the caption "PAST PERFORMANCE OF THE FUND" in the Prospectus); (c) CIS Investments, Inc., a General Partner, is a wholly-owned subsidiary of Cargill Investor Services, Inc., the Partnership's clearing broker, and IDS Futures Corporation, a General Partner, is an affiliate of American Express Financial Advisors, Inc., the Partnership's selling agent and introducing broker, and conflicts of interest therefore exist (see the captions "CONFLICTS OF INTEREST," and "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS" in the Prospectus); (d) Cargill Investor Services, Inc., the Partnership's clearing broker, and American Express Financial Advisors Inc., the Partnership's introducing broker, will receive, pursuant to the brokerage agreement described in the Prospectus, substantial brokerage commissions from the Partnership which will exceed the lowest such rates which are otherwise available (see the caption "CONFLICTS OF INTEREST" in the Prospectus); (e) the redemption of Units is restricted (see the caption "REDEMPTIONS" in the Prospectus), he/she will have no right to demand distributions from the Partnership and the transferability of Units is also restricted; (f) investment in the Partnership and trading in commodity interests have certain special federal income tax aspects and that he/she should seek such advice from qualified sources (E.G., attorneys or accountants) as he/she deems necessary; (g) the data in the tables under "PAST PERFORMANCE OF THE FUND" and "PAST PERFORMANCE OF JWH AND WELTON" in the Prospectus should be read only in conjunction with the Notes accompanying such tables, and that such data should not be interpreted to mean that the Partnership will have performance results similar to those reported in the future or that it will realize any profits; and
(h) the Partnership has entered into advisory agreements with John W. Henry & Company, Inc., Welton Investment Corporation and Sabre Fund Management Limited as the Partnership's commodity trading advisors and with American Express Financial Advisors Inc. and Cargill Investor Services, Inc. as the Partnership's introducing and clearing brokers, respectively.

    Purchaser also agrees by delivering the Partnership's Subscription Agreement and Power of Attorney that he/she shall become a limited partner, and he/she hereby agrees to each and every term of the Limited Partnership Agreement as if his/her signature were subscribed thereto. The General Partners, as the

Purchaser's Attorneys-in-Fact, may subscribe his/her name to the Certificate of Limited Partnership and the Limited Partnership Agreement.

SPECIAL REQUIREMENTS FOR EMPLOYEE PENSION PLANS OR INDIVIDUAL RETIREMENT
  ACCOUNTS

    In addition to all of the foregoing representations, acknowledgments, and agreements, any subscriber to the Partnership which is a trust or other entity established to fund an employee benefit plan subject to the fiduciary provisions of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") or of Section 4975 of the Internal Revenue Code ("CODE") also makes through the Partnership's Subscription Agreement and Power of Attorney the representations and agreements enumerated below.

    Plans subject to ERISA generally include all funded retirement or deferred compensation plans, whether or not qualified for tax purposes (including Keogh plans and IRAs), and certain types of funded fringe benefit plans (such as VEBAs). All employee benefit plans will be assumed to be subject to ERISA unless the plan demonstrates to the satisfaction of CIS Investments, Inc. and IDS Futures Corporation, the General Partners, that it is exempt.

    For all such entities, the Subscription Agreement and Power of Attorney must be executed by a "named fiduciary" of the plan (as defined by Section 402(a)(2) of ERISA), who has the authority under the terms of the plan to authorize an investment in IDS Managed Futures, L.P. Generally, the named fiduciary must be a trustee of the trust, unless authority to direct trust investments has been delegated to another named fiduciary or to an investment manager pursuant to
Section 403(a) of ERISA. Execution of the Subscription Agreement and Power of Attorney by the employer maintaining the plan is not sufficient unless such employer is also a named fiduciary.

    The person executing the Fund's Subscription Agreement and Power of Attorney on behalf of a subscribing plan (the "PLAN"), in consideration of the Plan being permitted to acquire interests in IDS Managed Futures, L.P., a Delaware limited partnership, agrees by executing its Subscription Agreement and Power of Attorney to the following terms and conditions, which terms and conditions shall be treated as though incorporated in the Subscription Agreement and Power of Attorney of the Plan of such date herewith, and shall be in addition to and shall not supersede the terms and conditions set forth therein.

    (1) The undersigned hereby represents and warrants as follows:

        (a) The undersigned is either a named fiduciary of the Plan (as defined in Section 402 (a)(2) of ERISA) or an investment manager of the Plan (as defined in Section 3(38) of ERISA) with full authority under the terms of the Plan and full authority from all Plan beneficiaries, if required, to cause the Plan to invest in the Partnership, to execute the Subscription Agreement and Power of Attorney in favor of CIS Investments, Inc. and IDS Futures Corporation, as general partners of IDS Managed Futures, L.P. Such investment has been duly approved by all other named fiduciaries whose approval is required, if any, and is not prohibited or restricted by any provisions of the Plan or of any related instrument.

        (b) As a named fiduciary or investment manager, the undersigned has independently determined that the investment by the Plan in the Partnership satisfies all requirements of Section 404(a)(1) of ERISA, specifically including the "prudent man" standard of Section 404(a)(1)(B) and the "diversification" standard of Section 404(a)(1)(C), and will not be prohibited under any of the provisions of Section 406 of ERISA or of Section 4975(c)(1) of the Code. The undersigned has requested and received all information from the General Partners which it, after due inquiry, considered relevant to such determinations. In determining that the requirements of Section 404(a)(1) are satisfied, the undersigned has taken into account the fact that the Partnership was not specifically designed as an investment vehicle for employee benefit plans, and will not be administered with the requirements of such plans in mind. Specifically, the undersigned has taken into account the facts that (i) there is a substantial risk of a complete loss of the Plan's investment; and (ii) an investment in the Partnership will be illiquid, except for certain redemption rights, and funds so invested will not be readily available for the payment of employee benefits. Taking these factors, and all other factors relating to the Partnership into account, the undersigned has concluded that investment in the Partnership constitutes an appropriate part of the Plan's overall investment program.

    (2) The undersigned hereby agrees that he/she or it will notify the General Partners, in writing, of (a) any termination, substantial contraction, merger or consolidation of the Plan, or transfer of its assets to any other plan, (b) any amendment to the Plan or any related instrument which materially affects the investments of the Plan or the authority of any named fiduciary or investment manager to authorize Plan investments; and (c) any alteration in the identity of any named fiduciary or investment manager, including itself, who has the authority to approve Plan investments.

    (3) It is the understanding of the Plan and the undersigned that the General Partners will not, as a result of the Plan's investment in the Partnership, be considered fiduciaries of the Plan as defined in Section 3(21) of ERISA. If, however, a General Partner or any officer, employee, or agent of the General Partners is ever held to be a fiduciary, it is agreed that, in accordance with the provisions of Sections 402(c)(1), 405(b)(1), 405(c)(2), and 405(d) of ERISA, that the fiduciary responsibilities of such person shall be limited to his or its duties in administering the business of the Partnership, and he, she or it shall not be responsible for any other duties with respect to the Plan (specifically including evaluating the initial or continued appropriateness of the Plan's investment in the Partnership under Section 404(a)(1) of ERISA). The undersigned hereby further agrees that he, she or it will indemnify and hold harmless any such person against any liability asserted against such person under Section 409 of ERISA or any tax assessed against such person under Section 4975 of the Code, including costs and attorneys' fees reasonably incurred in defending against such liability, and any additional tax imposed on such person by reason of payments made pursuant to such indemnity.

    (4) It is further understood by the Plan and the undersigned that, anything else contained in the Limited Partnership Agreement to the contrary notwithstanding, if at any time the General Partners, in their sole discretion, determine that the continued participation by the Plan in the Partnership would cause a violation of any of the provisions of Section 406 of ERISA or Section 4975 of the Code, the General Partners may require the Plan to withdraw in whole or part from the Partnership in accordance with the provisions of Section 16 of the Fund's Limited Partnership Agreement. Nothing herein shall be construed to impose any responsibility on the General Partners to determine whether an investment in the Partnership satisfies the requirements of Section 404(a)(1) of ERISA, or to relieve the undersigned or any other fiduciary of responsibility for preventing the Plan from violating the provisions of Section 406 of ERISA or
Section 4975 of the Code.

    (5) CIS Investments, Inc., IDS Futures Corporation, Cargill Investor Services, Inc., American Express Financial Advisors Inc., John W. Henry & Company, Inc. and their respective affiliates do not render any investment advice on a regular basis pursuant to a mutual understanding, arrangement, or agreement, written or otherwise, between the Plan and any of such parties who will act in regard to the Partnership and none of such parties renders any investment advice to the Plan which furnishes the primary basis for investment decisions with respect to assets of the Plan.

SUITABILITY REQUIREMENTS

    The states listed below require that residents of those states must meet higher minimum suitability requirements and/or higher minimum investments than those established by the Fund of a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) plus a minimum annual gross income of at least $45,000 or, in the alternative, a net worth of $150,000 (exclusive of home, furnishings and automobiles) and a minimum investment of $1,000.

    Massachusetts, Minnesota, Missouri and North Carolina require that residents of those states must meet minimum suitability requirements of a net worth (excluding home, furnishings and automobiles) of at least $60,000 plus a gross annual income of at least $60,000 or, in the alternative, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles).

    California: Net worth of at least $100,000 (exclusive of home, furnishings and automobile) plus an annual gross income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

    Iowa: Net worth of at least $100,000 (exclusive of home, furnishings and automobile) plus an annual taxable income of at least $75,000 or, in the alternative, a net worth of at least $350,000.

    Michigan: Net worth of at least $60,000 (exclusive of home, furnishings, automobiles and investment in the Fund) plus a gross annual income of at least $60,000 or, in the alternative, a net worth (as defined above) of at least $225,000. Additionally, a subscriber's investment in the Fund may not exceed 10% of his or her net worth (exclusive of home, home furnishings, automobiles and investment in the Fund).

    Pennsylvania: Net worth of at least $275,000 (exclusive of home, furnishings and automobiles). Additionally, if subscriber's net worth, as described above, is less than $1,000,000, then subscriber's investment in the Fund may not exceed 10% of his/her net worth.

    Tennessee: A gross income of at least $65,000 in the most recent past tax year and in the current tax year and a net worth of $65,000 (exclusive of home, furnishings and automobile) or, in the alternative, a net worth (exclusive of home, furnishings and automobile) of at least $250,000.

    Oregon and Texas: Net worth of at least $60,000 (exclusive of home, home furnishings and automobiles) plus an annual taxable income of at least $60,000 or, in the alternative, a net worth of at least $225,000.

    Washington: Net worth (exclusive of home, furnishings and automobiles) or joint net worth with spouse in excess of $1,000,000 or an income in excess of $200,000 or joint income with spouse in excess of $300,000 in each of the last two tax years and reasonably expects to achieve the same level of income in the current year.

MINIMUM INVESTMENT CRITERIA

    Although the General Partners of the Fund believe that a minimum investment of $1,000 is appropriate for the Fund, the states listed below require that residents of those states must make a larger initial minimum investment in the Fund.

Iowa:                         $   3,000
Minnesota:                    $   2,500
Nebraska:                     $   5,000
North Carolina:               $   5,000
Texas:                        $   5,000

    ATTENTION CALIFORNIA RESIDENTS:

    The General Partners, pursuant to Section 260.141.11 of the California Code of Regulations, are required to deliver to each California investor a copy of the rules regarding the restriction on transferring your limited partnership units.

RULE 260.141.11. RESTRICTION ON TRANSFER

    (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

    (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

        (1) to the issuer;

        (2) pursuant to the order or process of any court;

        (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

        (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

        (5) to holders of securities of the same class of the same issuer;

        (6) by way of gift or donation inter vivos or on death;

        (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

        (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

        (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

       (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, PROVIDED that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

       (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

       (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, PROVIDED that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

       (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

       (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

       (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

       (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

       (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; PROVIDED that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

    (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

           IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OR THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                           SUBSCRIPTION INSTRUCTIONS

    Subscribers for Units of Limited Partnership Interest in IDS Managed Futures, L.P. must deliver an executed copy of the Subscription Agreement and Power of Attorney (Exhibit C) with a check for the amount of such subscription payable to First Trust National Association. The minimum subscription (including subscriptions of Individual Retirement Accounts, Keogh Plans and Employee Benefit Plans) is $1,000 (certain states have higher minimum amounts); any greater subscription amount must be in increments of $100. Each subscriber should review carefully the Subscription Requirements (Exhibit B) before completing and executing the Subscription Agreement and Power of Attorney (Exhibit C).

    The subscriber should return the completed Subscription Agreement and Power of Attorney and the check to: American Express Financial Advisors Inc., Geographic Service Team, P.O. Box 74, Minneapolis, Minnesota 55440. Subscription checks must be made payable to First Trust National Association, St. Paul, Minnesota as Escrow Agent for IDS Managed Futures, L.P.

IDS Managed Futures, L.P.

                                                                          [LOGO]
Subscription Agreement
                                                                       FINANCIAL
                                                                        ADVISORS

Complete after reading reverse side of agreement.

---------------------------------------  -------------------------------------
 Complete if Nonqualified Investment     Complete if Qualified Investment

Name in Which Units Are to Be            Name in Which IRA, Keogh or Qualified
Registered (unless form on the right is Plan Units Are to Be Registered. applicable)

                                         American Express Trust Company
---------------------------------------  -------------------------------------

Name of Subscribing Individual or        FBO
Entity

---------------------------------------  -------------------------------------

Tax Year End*    Investor's Taxpayer ID  Custodial Tax ID   Tax Year End*
                                         (for IRS
                                         Reporting)

                                         51-6041053
---------------- ----------------------  ------------------ ------------------

*If other than December 31.

-------------------------------------------  -----------------------------------
 Investor's Mailing Address                  Investment Information

Street or P.O. Box

-------------------------------------------

                                             Make Checks Payable to

                                             First Bank National Association
-------------------------------------------  -----------------------------------

City                 State       Zip         Investment Amount

                                             $
-------------------  ----------  ----------  -----------------------------------

Phone                Account Number (Corporate Office Use Only)

 (          )
-------------------  -----------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 Ownership Type

/ / Individual     / / JTRS                 / / UGMA (indicate   / / IRA            / / Pension Plan   / / Other (specify)
                                                state)

/ / Partnership    / / Tenants-in-Common                         / / Keogh          / / Profit
                                                ---------------                         Sharing Plan       ---------------

/ / Corporation    / / Community Property   / / Trust            / / Money
                                                                     Purchase Plan

----------------------------------------------------------------------------
 Acknowledgements

Subscriber acknowledges the following by initialing separately each item below: (all subscribers must initial)

                I/(We) meet the minimum income and net worth standards established for the Partnership;
------  ------

                I/(We) am (are) purchasing interests in the Partnership for my (our) own account;
------  ------

                I/(We) have received a copy of the Prospectus and the Annual Report for the Partnership.
------  ------

------------------------------------------------------------------------------
 Signatures

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of such entity, I (we) acknowledge specifically that the prospectus contains pertinent tax sections with respect to benefit plans entitled "Tax Information--Tax-Exempt Investors" and "Purchases by Employee Benefit Plans--ERISA Considerations," and in particular, the inclusion therein relating to unrelated business taxable income, and I (we) have satisfied myself (ourselves) as to the potential tax consequences of such provisions on this investment.

Signature                               Signature (if joint owner)

--------------------------------------  --------------------------------------

Date                City      State     Date                City      State

------------------  --------  --------  ------------------  --------  --------

Name of Subscribing Individual or       Name of Authorized Fiduciary, Trustee,
Entity--Printed                         Partner or Corporate Officer (if
                                        applicable)--Printed

--------------------------------------  --------------------------------------

Signature of Authorized Fiduciary, Trustee, Partner or Corporate Officer (Specify Title)

------------------------------------------------------------------------------

The trustee, corporate officer or partner whose signature appears above certifies that he/she has full power and authority from all beneficiaries, shareholders or partners of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that investment in the Partnership has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the entity.

--------------------------------------------------------------------------------
 For Use By American Express Financial Advisor

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units during the term of the Partnership and of the restrictions on the redemption of Units.

The financial advisor must sign below in order to substantiate compliance with Rule 2430 and 2440 of the NASD Conduct Rules.

Financial Advisor                                           Date

----------------------------------------------------------  --------------------

12035-7 J (8/97)
              Send all three parts to your Geographic Service Team

                                                                       EXHIBIT C

                           IDS MANAGED FUTURES, L.P.
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

    (1) SUBSCRIPTIONS. The undersigned ("Subscriber") hereby subscribes for Units of Limited Partnership Interest ("Units") in IDS Managed Futures, L.P. (the "Partnership") at a price per Unit, if an Affiliated Purchaser, equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners, plus the amount of the Offering Expense Charge on a per Unit basis, and if a non-Affiliated Purchaser, at a price per Unit equal to the Net Asset Value per Unit as of the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners, plus the amount of the Sales Charge and the Offering Expense Charge on a per Unit basis (minimum initial subscription:
$1,000 including subscriptions for Individual Retirement Accounts and Keogh Plans). Concurrently with or prior to delivery of this Subscription Agreement and Power of Attorney, the Subscriber is delivering a check payable to First Bank National Association as escrow agent for IDS Managed Futures, L.P. for the amount of his/her subscription to American Express Financial Advisors Inc., Geographic Service Team, P.O. Box 74, Minneapolis, Minnesota 55440. The General Partners may, in their sole and absolute discretion, accept or reject this subscription, and this subscription cannot be revoked, cancelled, or terminated by subscriber except as provided below. If this subscription is accepted, subscriber agrees to contribute the amount of the subscription to the Partnership and to be bound by the terms of its Amended and Restated Limited Partnership Agreement.

    All subscription documents from a potential investor must be received by American Express Financial Advisors by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. American Express Financial Advisors will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The mailing of the confirmation and the account statement marks the beginning of the "Free Look" period. The Free Look period is 16 days. During this time the prospective investor will have the opportunity to determine whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify American Express Financial Advisors by mail or telephone (pursuant to instructions in the notice from American Express Financial Advisors) of his or her decision not to invest. No further action is required in response to the notification from American Express Financial Advisors if the investor elects to subscribe. The investor's negative response must be received by American Express Financial Advisors during the Free Look period. Investors electing to withdraw their subscription pursuant to the above alternative will promptly receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during the Free Look period. All subscriptions are subject to acceptance by the General Partners.

    (2) REPRESENTATIONS AND WARRANTIES. In addition to the representations to be acknowledged in the box on the facing page, Subscriber represents that he/she has had an opportunity to ask questions relating to the Subscription Requirements or to the Prospectus.

    (3) POWER OF ATTORNEY. In connection with the interest in IDS Managed Futures, L.P. acquired or to be acquired pursuant to this subscription, Subscriber hereby irrevocably constitutes and appoints CIS Investments, Inc. and IDS Futures Corporation (the General Partners of the Partnership), with full power of substitution, his/her true and lawful attorneys-in-fact, with full power and authority in his/her name, place, and stead, to admit additional limited partners to the Partnership, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file and record on his/her behalf in the appropriate public offices and publish (i) all certificates and other instruments (including but not limited to a Certificate of Limited Partnership and a certificate of doing business under an assumed name) which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; (ii) all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of the Limited Partnership Agreement relating to the Partnership or any amendment thereto; and
(iii) all conveyances and other instruments which the General Partners deem appropriate to reflect the dissolution and termination of the Partnership. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive Subscriber's death or incapacity. Subscriber hereby agrees to be bound by any representation made by the General Partners and by any successor thereto, acting in good faith pursuant hereto.

                  LIMITED PARTNERSHIP PURCHASE PLAN AGREEMENT

    Please complete this form for each limited partnership sponsored by companies in the American Express Financial Corporation Group of companies when making purchases without a sales commission. Mail or route this form, the American Express Financial Advisors new business application, the partnership subscription agreement and a check to:

                    American Express Financial Advisors Inc.
                            Geographic Service Team
                                  P.O. Box 74
                             Minneapolis, MN 55440

    The following individuals are eligible to purchase limited partnership interests without paying a sales commission:

       Advisors, managers and employees of companies in the American Express Financial Corporation Group of Companies.

    Eligible persons may purchase limited partnership interests in partnerships sponsored by the American Express Financial Group of Companies without paying the sales charge which is the base selling commission payable to American Express Financial Advisors Inc., not including any dealer/manager fee or other similar charge.

    I UNDERSTAND THAT THE TOTAL DISCOUNT I RECEIVE WILL BE REPORTED ON MY FORM W-2 OR 1099 AS TAXABLE INCOME TO ME. (100% TO INDEPENDENT CONTRACTORS; 80% FOR EMPLOYEES).

    I REPRESENT THAT I HAVE PURCHASED THESE LIMITED PARTNERSHIP INTERESTS AS AN INVESTMENT AND NOT WITH A VIEW TOWARD THEIR RESALE.

    Please check the appropriate box and fill out your employee or advisor number below. Advisor numbers must include the check digit.

    I am an

1.                    Independent Contractor (veteran advisor, district manager)
           ----

2.
           ----       American Express Employee (first year advisors, division V.P., region
                      V.P., associate manager, training and recruiting manager, division staff, home office staff)

Advisor/Employee Number ________________________________________________________
Unit/DO Number ____________________________  Advisor/Employee Name _____________
Partnership Name ______________________________  Partnership Account Number ____

                                                 (Entered by New Business)
Investment Amount $ ________________________________
Signature _______________________________
Date _______________________________

                                                                       EXHIBIT D

                              IDS MANAGED FUTURES
                             REQUEST FOR REDEMPTION

                                                              ____________, 19__
IDS Managed Futures, L.P.
c/o American Express Financial Advisors Inc.
c/o Unit 580
P.O. Box 534
Minneapolis, Minnesota 55440

Dear Sirs:

    The undersigned hereby requests redemption of $______ or ______ Units (please designate redemption amount in terms of dollars or Units or write "all") of the partnership identified below, less any amount the undersigned owes to such Partnership. The undersigned hereby represents and warrants that he, she, or it is the true and lawful owner of the Unit or Units to which this request relates with full power and authority to request redemption of such Unit(s). The undersigned acknowledges that no redemptions are permitted during the first six months after he/she has been first admitted to the Partnership. Further, the undersigned acknowledges that if he/she redeems any of his/her Units, he/she will not be permitted to purchase any Units offered by the Partnership for six months following the date of any such redemption. In addition, the undersigned acknowledges that if he/she purchases any Units of the Partnership in connection with a public offering of Units, he/she will not be permitted to redeem such Units or any previously purchased Units of the same partnership for a period of six months from the date of the most recent purchase. Such Unit(s) are not subject to any pledge or otherwise encumbered in any fashion. Redemption shall be effective as of the last trading day of the month in which the General Partners receive this Request, PROVIDED that the General Partners receive notice ten days in advance of such date, and shall be in an amount based on Net Asset Value per Unit on such date. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the undersigned is redeeming his/her entire interest in the Partnership.

           SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF
                  LIMITED PARTNERSHIP INTEREST ARE REGISTERED

Please forward such funds by mail to the undersigned at:

------------------------------------------------------------------------------------------
Name                                          Street, City, State and Zip Code

Please forward such funds to the following IDS account:

-------------------------------------------   -------------------------------------------
                Product Name                                 Account Number

-------------------------------------------
          Subscriber Tax ID Number

          ENTITY LIMITED PARTNER:                     INDIVIDUAL LIMITED PARTNER:
                (or Assignee)                                (or Assignee)

-------------------------------------------   -------------------------------------------
              (Name of entity)

 By --------------------------------------    -------------------------------------------
        (Authorized trustee partner
           or corporate officer)

-------------------------------------------   -------------------------------------------
         (Print title of authorized                    (Signature of all partners
   trustee, partner or corporate officer)                    or assignees)

-------------------------------------------   -------------------------------------------
          Customer Account Number                         Name of Partnership

                                      D-2